     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1994

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                          TCI/LIBERTY HOLDING COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              4841                             84-1260157
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                                5619 DTC PARKWAY
                         ENGLEWOOD, COLORADO 80111-3000
                                 (303) 267-5500
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             STEPHEN M. BRETT, ESQ.
                          TCI/LIBERTY HOLDING COMPANY
                                TERRACE TOWER II
                                5619 DTC PARKWAY
                         ENGLEWOOD, COLORADO 80111-3000
                                 (303) 267-5500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                    Copy to:
                           ROBERT W. MURRAY JR., ESQ.
                             BAKER & BOTTS, L.L.P.
                                885 THIRD AVENUE
                         NEW YORK, NEW YORK 10022-4834
                                 (212) 705-5000
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the Mergers described herein.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------
                                                                              PROPOSED MAXIMUM
                                                            PROPOSED MAXIMUM      AGGREGATE         AMOUNT OF
         TITLE OF EACH CLASS OF             AMOUNT TO BE     OFFERING PRICE       OFFERING        REGISTRATION
       SECURITIES TO BE REGISTERED          REGISTERED(1)     PER SHARE(2)       PRICE(1)(2)        FEE(2)(3)
- -----------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
$1.00 per share..........................    539,941,193
Class B Common Stock, par value
  $1.00 per share........................    89,514,039           $(2)         $13,360,035,995     $4,606,909
Class B 6% Cumulative Redeemable
  Exchangeable Junior Preferred Stock,
  par value $.01 per share...............     1,675,096
- -----------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------

(1) Based upon the registrant's estimate of the maximum number of shares that may be issued in connection with the Mergers described herein. Pursuant to Rule 416(a), this Registration Statement covers such additional number of shares of Class A Common Stock as may be issued after the Effective Time in connection with the antidilution provisions of stock options or stock appreciation rights, the underlying securities of which are being registered hereby.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(f). Based upon (a) the product of (i) the average of the high and low sales prices of shares of TCI Class A Common Stock on June 21, 1994 ($20.813 per share), times (ii) 453,135,600 (which represents the sum of (x) the number of shares of TCI Class A Common Stock outstanding on June 21, 1994, plus (y) the maximum number of shares of TCI Class A Common Stock that are issuable upon exercise of TCI stock options and stock appreciation rights outstanding on June 21, 1994), plus (b) the product of
    (i) the average of the high and low sales prices of shares of Liberty Class A Common Stock on June 22, 1994 ($20.625 per share), times (ii) 89,031,378 (which represents the sum of (x) the number of shares of Liberty Class A Common Stock outstanding on June 22, 1994, plus (y) the maximum number of shares of Liberty Class A Common Stock that are issuable upon exercise of Liberty stock options and stock appreciation rights outstanding on June 22,
    1994), plus (c) the product of (i) the average of the high and low sales prices of shares of TCI Class B Common Stock on June 17, 1994 ($23.00 per share), times (ii) 47,258,787 (which represents the number of shares of TCI Class B Common Stock outstanding on 1994), plus (d) the product of (i) the average of the high and low sales prices of shares of Liberty Class B Common Stock on June 22, 1994 ($20.50 per share), times (ii) 43,338,720 (which represents the number of shares of Liberty Class B Common Stock outstanding on June 22, 1994), plus (e) the product of (i) the average of the high and low sales prices of shares of Liberty Class E Preferred Stock on June 22, 1994 ($70.00 per share), times (ii) 1,675,096 (which represents the number of shares of Liberty Class E Preferred Stock outstanding on June 22, 1994).

(3) In accordance with Rule 457(b), the total registration fee of $4,606,909 has been reduced by $2,662,335 which was previously paid, pursuant to Section 14(g) of the Securities Exchange Act of 1934, in connection with the filing by TCI and Liberty on April 13, 1994 of preliminary proxy materials in connection with the Mergers.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           TELE-COMMUNICATIONS, INC.,

         Cross Reference Sheet Between Items in Form S-4 and Prospectus
                   Pursuant to Item 501(b) of Regulation S-K

  ITEM                     FORM S-4 CAPTION                             HEADING IN PROSPECTUS
  --------   ---------------------------------------------  ---------------------------------------------
             A. INFORMATION ABOUT THE TRANSACTION
  Item 1.    Forepart of Registration Statement and
             Outside Front Cover Page of Prospectus.......  Outside Front Cover Page
  Item 2.    Inside Front and Outside Back Cover Pages of
             Prospectus...................................  Inside Front Cover Page; Available
                                                            Information; Incorporation of Certain
                                                            Documents by Reference; Table of Contents
  Item 3.    Risk Factors, Ratio of Earnings to Fixed
             Charges and Other Information................  Summary
  Item 4.    Terms of the Transaction.....................  The Mergers; Certain Federal Income Tax
                                                            Consequences; The Merger Agreement;
                                                            Description of TCI/Liberty Capital Stock;
                                                            Comparison of Stockholders' Rights
  Item 5.    Pro Forma Financial Information..............  Condensed Pro Forma Financial Statements --
                                                            Tele-Communications, Inc. and Subsidiaries;
                                                            Condensed Pro Forma Combined Financial
                                                            Statements -- Liberty Media Corporation and
                                                            Subsidiaries; Condensed Pro Forma Combined
                                                            Financial Statements -- TCI/Liberty Holding
                                                            Company and Subsidiaries
  Item 6.    Material Contacts with the Company
             Being Acquired...............................  The Merger; The Merger Agreement; Certain
                                                            Transactions Between TCI and Liberty
  Item 7.    Additional Information Required for
             Reofferring by Persons and Parties Deemed to
             be Underwriters..............................  *
  Item 8.    Interests of Named Experts and Counsel.......  Legal Matters; Experts
  Item 9.    Disclosure of Commission Position on
             Indemnification of Securities Act
             Liabilities..................................  *
             B. INFORMATION ABOUT THE REGISTRANT
  Item 10.   Information with Respect to S-3
             Registrants..................................  *
  Item 11.   Incorporation of Certain Information by
             Reference....................................  *
  Item 12.   Information with Respect to S-2 or S-3
             Registrants..................................  *
  Item 13.   Incorporation of Certain Information by
             Reference....................................  *
  Item 14.   Information with Respect to Registrants Other
             than S-3 or S-2 Registrants..................  Summary; Business of TCI/Liberty
             C. INFORMATION ABOUT THE COMPANY BEING
                ACQUIRED
  Item 15.   Information with Respect to S-3 Companies....  Incorporation of Certain Documents by
                                                            Reference
  Item 16.   Information with Respect to S-3 or S-2
             Companies....................................  *
  Item 17.   Information with Respect to Companies Other
             than S-3 or S-2 Companies....................  *
             D. VOTING AND MANAGEMENT INFORMATION
  Item 18.   Information if Proxies, Consents or
             Authorizations are to be Solicited...........  Summary; The Special Meetings; The Mergers;
                                                            Certain Transactions Between TCI and Liberty;
                                                            Management of TCI/Liberty; Ownership of TCI,
                                                            Liberty and TCI/Liberty Stock; Incorporation
                                                            of Certain Documents by Reference; Future
                                                            Stockholder Proposals
  Item 19.   Information if Proxies, Consents or
             Authorizations are not to be Solicited or in
             an Exchange Offer............................  *

- ---------------
* Omitted because inapplicable or answer is in the negative.

                           TELE-COMMUNICATIONS, INC.
                                TERRACE TOWER II
                                5619 DTC PARKWAY
                           ENGLEWOOD, COLORADO 80111
                                 (303) 267-5500

                                                                   June 23, 1994

Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders of Tele-Communications, Inc. ("TCI"), which will be held at the Sheraton Denver Tech Center Hotel, 4900 DTC Parkway, Denver, Colorado, on August 4, 1994, starting at 11:00 a.m., local time. A notice of the special meeting, a proxy card and a proxy statement/prospectus containing important information about the matters to be acted upon at the special meeting are enclosed.

     At the special meeting, holders of TCI common stock will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of January 27, 1994, as amended (the "Merger Agreement"), among TCI, Liberty Media Corporation ("Liberty"), TCI/Liberty Holding Company ("TCI/Liberty"), TCI Mergerco, Inc. and Liberty Mergerco, Inc., which provides for the business combination of TCI and Liberty. As a result of the business combination, TCI and Liberty will become wholly owned subsidiaries of TCI/Liberty (which will be renamed "Tele-Communications, Inc.").

     When the business combination is completed, (i) each outstanding share (other than any shares held by TCI in its treasury) of TCI Class A Common Stock and Class B Common Stock will be converted into the right to receive one share of TCI/Liberty Class A Common Stock and Class B Common Stock, respectively, (ii) each outstanding share (other than any shares held by Liberty in its treasury) of Liberty Class A Common Stock and Class B Common Stock will be converted into the right to receive .975 of a share of TCI/Liberty Class A Common Stock and Class B Common Stock, respectively, and (iii) each outstanding share of Liberty preferred stock (other than certain shares held by TCI or Liberty or their respective subsidiaries) will be converted into the right to receive one share of a substantially identical class of voting preferred stock of TCI/Liberty. The accompanying proxy statement/prospectus provides you with detailed information concerning the Merger Agreement (a copy of which is included therein as Appendix
I), the TCI/Liberty Class A Common Stock and Class B Common Stock, the preferences, rights, qualifications, limitations and restrictions of each class of TCI/Liberty preferred stock to be issued in connection with the business combination and other information. Please give all of this information your careful attention.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement. In addition, the Board retained CS First Boston Corporation ("CS First Boston"), which has delivered to the TCI Board a written opinion, dated the date hereof, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of TCI common stock in the proposed business combination is fair, from a financial point of view, to such stockholders (other than Liberty and its affiliates). A copy of CS First Boston's opinion, which sets forth the assumptions made, matters considered and the scope of review undertaken in connection therewith, is set forth as Appendix II to the accompanying proxy statement/prospectus and should be read carefully in its entirety. In light of, among other things, the CS First Boston opinion, your Board of Directors, by the unanimous vote of those directors who are not also directors or officers of Liberty, has determined that the terms of the Merger Agreement are fair to, and in the best interests of, the holders of TCI common stock (other than Liberty and its affiliates) and recommends that you vote FOR the proposal to approve and adopt the Merger Agreement. For a further discussion of the Board's consideration and evaluation of the Merger Agreement as well as a discussion of the interests of certain directors and executive officers of TCI in the proposed business combination contemplated by the Merger Agreement, see "THE MERGERS -- Recommendation of TCI Board; TCI's Reasons for the Mergers" and "-- Interests of Certain Persons in the Mergers" in the proxy statement/prospectus.

     At the special meeting, holders of TCI common stock will also be asked to consider and approve the adoption of a stock incentive plan for TCI/Liberty, the terms of which are described in the proxy statement/prospectus. Consummation of the business combination contemplated by the Merger Agreement is not conditioned on approval of the stock incentive plan.

     Whether or not you are personally able to attend the special meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you wish to attend the special meeting and vote personally.

                                          Sincerely yours,

                                          Bob Magness
                                          Chairman of the Board

             PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR COMMON
                              STOCK AT THIS TIME.

                           TELE-COMMUNICATIONS, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON AUGUST 4, 1994

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders (together with any adjournment or postponement thereof, the "Special Meeting") of Tele-Communications, Inc., a Delaware corporation ("TCI"), will be held at the Sheraton Denver Tech Center Hotel, 4900 DTC Parkway, Denver, Colorado, starting at 11:00 a.m., local time, on Thursday, August 4, 1994, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of January 27, 1994, as amended (the "Merger Agreement"), among TCI, Liberty Media Corporation, a Delaware corporation ("Liberty"), TCI/Liberty Holding Company, a Delaware corporation ("TCI/Liberty"), TCI Mergerco, Inc., a Delaware corporation ("TCI Mergerco"), and Liberty Mergerco, Inc., a Delaware corporation ("Liberty Mergerco"). Pursuant to the Merger Agreement, among other things,
     (a) TCI Mergerco and Liberty Mergerco will be merged (the "Mergers") with and into TCI and Liberty, respectively, with the result that TCI and Liberty will become wholly owned subsidiaries of TCI/Liberty and (b) each outstanding share (other than any shares held directly by TCI in its treasury) of (i) TCI Class A Common Stock, par value $1.00 per share (the "TCI Class A Common Stock"), will be converted into the right to receive one share of TCI/Liberty Class A Common Stock, par value $1.00 per share (the "TCI/Liberty Class A Common Stock") and, (ii) TCI Class B Common Stock, par value $1.00 per share (the "TCI Class B Common Stock" and together with the TCI Class A Common Stock, the "TCI Common Stock"), will be converted into the right to receive one share of TCI/Liberty Class B Common Stock, par value $1.00 per share (the "TCI/Liberty Class B Common Stock" and together with the TCI/Liberty Class A Common Stock, the "TCI/Liberty Common Stock"). The terms of the Merger Agreement and the TCI/Liberty Common Stock are described in detail in the accompanying Proxy Statement/Prospectus, and the full text of the Merger Agreement (exclusive of Exhibits and Schedules) is included as Appendix I thereto.

          2. To consider and vote upon a proposal to approve the adoption of the TCI/Liberty Holding Company 1994 Stock Incentive Plan (the "TCI/Liberty Stock Incentive Plan"), the terms of which are described in the accompanying Proxy Statement/Prospectus. The full text of the TCI/Liberty Stock Incentive Plan is included as Appendix IV to the Proxy
     Statement/Prospectus.

          3. To transact such other business as may properly come before the Special Meeting.

     Holders of record of shares of TCI Common Stock at the close of business on June 15, 1994, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting.

     To assure that your interests will be represented at the Special Meeting, regardless of whether you plan to attend in person, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. This action will not limit your right to vote in person if you wish to attend the Special Meeting and vote personally.

                                          By Order of the Board of Directors

                                          Stephen M. Brett
                                          Secretary

Englewood, Colorado
June 23, 1994

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING.

                           LIBERTY MEDIA CORPORATION
                           8101 EAST PRENTICE AVENUE
                                   SUITE 500
                           ENGLEWOOD, COLORADO 80111
                                 (303) 721-5400

                                                                   June 23, 1994

Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders of Liberty Media Corporation ("Liberty"), which will be held at the Sheraton Denver Tech Center Hotel, 4900 DTC Parkway, Denver, Colorado, on August 4, 1994, starting at 2:00 p.m., local time. A notice of the special meeting, a proxy card and a proxy statement/prospectus containing important information about the matters to be acted upon at the special meeting are enclosed.

     At the special meeting, holders of Liberty common stock will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of January 27, 1994, as amended (the "Merger Agreement"), among Liberty, Tele-Communications, Inc. ("TCI"), TCI/Liberty Holding Company ("TCI/Liberty"), TCI Mergerco, Inc. and Liberty Mergerco, Inc., which provides for the business combination of Liberty and TCI. As a result of the business combination, Liberty and TCI will become wholly owned subsidiaries of TCI/Liberty (which will be renamed "Tele-Communications, Inc.").

     When the business combination is completed, (i) each outstanding share (other than any shares held by Liberty in its treasury) of Liberty Class A Common Stock and Class B Common Stock will be converted into the right to receive .975 of a share of TCI/Liberty Class A Common Stock and Class B Common Stock, respectively, (ii) each outstanding share (other than any shares held by TCI in its treasury) of TCI Class A Common Stock and Class B Common Stock will be converted into the right to receive one share of TCI/Liberty Class A Common Stock and Class B Common Stock, respectively, and (iii) each outstanding share of Liberty preferred stock (other than certain shares held by TCI or Liberty or their respective subsidiaries) will be converted into the right to receive one share of a substantially identical class of voting preferred stock of TCI/Liberty. Fractional shares of TCI/Liberty Common Stock will not be issued; holders of Liberty Class A Common Stock or Class B Common Stock otherwise entitled to a fractional share will be paid an amount in cash equal to the same fraction of the fair market value of a whole share of Liberty Class A Common Stock or Class B Common Stock, as the case may be, determined as set forth in the Merger Agreement. The accompanying proxy statement/prospectus provides you with detailed information concerning the Merger Agreement (a copy of which is included therein as Appendix I), the TCI/Liberty Class A Common Stock and Class B Common Stock and the preferences, rights, qualifications, limitations and restrictions of each class of TCI/Liberty preferred stock to be issued in connection with the business combination and other information. Please give all of this information your careful attention.

     A Special Committee consisting of two directors (neither of whom is an officer of Liberty or a director or officer of TCI) was established by the Board of Directors to consider the fairness of the terms of the Merger Agreement to the holders of Liberty Class A and Class B Common Stock. The Special Committee retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), which has delivered to the Special Committee a written opinion, dated the date hereof, to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, the respective exchange ratios in the proposed business combination of TCI and Liberty, taken together, are fair, from a financial point of view, to the holders of Liberty common stock (other than TCI and its affiliates). A copy of Merrill Lynch's opinion, which sets forth the matters considered and the scope of review undertaken in connection therewith, is set forth as Appendix III to the accompanying proxy statement/prospectus and should be read carefully in its entirety. In light of, among other things, the Merrill Lynch opinion and the determination of the Special Committee that the terms of the Merger Agreement are fair to the holders of Liberty common stock, your Board of Directors, by the unanimous vote of those directors who are not also directors or officers of TCI, has determined that the terms of the Merger Agreement are fair to, and in the best interests of, the holders of Liberty common stock (other than TCI and its affiliates), and recommends that you vote FOR the proposal to approve and adopt the Merger Agreement. For a further discussion of the Board's consideration and evaluation of the Merger Agreement as well as a discussion of the interests of certain directors and executive officers of Liberty in the proposed business combination contemplated by the Merger Agreement, see "THE MERGERS -- Recommendation of Liberty Board; Liberty's Reasons for the Mergers" and "-- Interests of Certain Persons in the Mergers" in the proxy statement/prospectus.

     At the special meeting, holders of Liberty common stock will also be asked to consider and approve the adoption of a stock incentive plan for TCI/Liberty, the terms of which are described in the proxy statement/prospectus. The business combination contemplated by the Merger Agreement is not conditioned on approval of the stock incentive plan.

     Whether or not you are personally able to attend the special meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you wish to attend the special meeting and vote personally.

                                          Sincerely yours,

                                          John C. Malone
                                          Chairman of the Board

             PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR COMMON
                              STOCK AT THIS TIME.

                           LIBERTY MEDIA CORPORATION

                           8101 EAST PRENTICE AVENUE
                                   SUITE 500
                           ENGLEWOOD, COLORADO 80111
                                 (303) 721-5400

                                                                   JUNE 23, 1994

Dear Holder of Liberty Class E,
  6% Cumulative Redeemable Exchangeable
  Junior Preferred Stock:

     I enclose for your information a notice of special meeting and a proxy statement/prospectus, which set forth information concerning the terms on which Liberty Media Corporation ("Liberty") and Tele-Communications, Inc. ("TCI") propose to combine their respective businesses under a new holding company.

     At a special meeting of holders of common stock of Liberty to be held on August 4, 1994, such holders will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of January 27, 1994, as amended (the "Merger Agreement"), among Liberty, TCI, TCI/Liberty Holding Company ("TCI/Liberty"), Liberty Mergerco, Inc. ("Liberty Mergerco") and TCI Mergerco, Inc. ("TCI Mergerco"). The Merger Agreement provides, among other things, for the mergers (the "Mergers") of Liberty Mergerco and TCI Mergerco with and into Liberty and TCI, respectively, with the result that each of Liberty and TCI will become a wholly owned subsidiary of TCI/Liberty (which will change its name to "Tele-Communications, Inc."). Stockholders of Liberty and TCI will become stockholders of TCI/Liberty on the terms described in the accompanying proxy statement/prospectus.

     Upon the consummation of the Mergers, (i) each outstanding share (other than any shares held by Liberty in its treasury) of Liberty Class A Common Stock and Class B Common Stock will be converted into the right to receive .975 of a share of TCI/Liberty Class A Common Stock and Class B Common Stock, respectively, (ii) each outstanding share (other than any shares held by TCI in its treasury) of TCI Class A Common Stock and Class B Common Stock will be converted into the right to receive one share of TCI/Liberty Class A Common Stock and Class B Common Stock, respectively, (iii) each outstanding share of Liberty Class B Redeemable Exchangeable Preferred Stock and Liberty Class D Redeemable Preferred Stock (all of which are owned by an indirect, wholly owned subsidiary of TCI) will be converted into the right to receive that number of shares (and/or fraction of a share) of TCI/Liberty Class A Preferred Stock having a substantially equivalent value (all of which will be owned by an indirect, wholly owned subsidiary of TCI/Liberty after the Mergers) and (iv) each outstanding share of Liberty Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock (the "Liberty Class E Preferred Stock") will be converted into the right to receive one share of TCI/Liberty Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock (the "TCI/Liberty Class B Preferred Stock"), having designations, preferences, rights and qualifications, limitations and restrictions that are substantially identical to those of the Liberty Class E Preferred Stock, except that the holders of TCI/Liberty Class B Preferred Stock will have one vote per share, voting together with the holders of TCI/Liberty Common Stock and any other class or series of voting preferred stock of TCI/Liberty, in any general election of directors. As a result of the conversion of the Liberty Class E Preferred Stock into a voting preferred stock of TCI/Liberty, holders of 5% or more of the outstanding shares of the Liberty Class E Preferred Stock may have reporting obligations under the federal securities laws arising at the time of the Mergers. If you hold 5% or more of the outstanding shares of the Liberty Class E Preferred Stock, please consult your counsel with respect to your reporting obligations.

     The accompanying proxy statement/prospectus provides you with detailed information concerning the Merger Agreement (a copy of which is included therein as Appendix I), the TCI/Liberty Class A Common Stock and Class B Common Stock, the preferences, rights, qualifications, limitations and restrictions of the TCI/Liberty Class A Preferred Stock and TCI/Liberty Class B Preferred Stock and other information.

     Under Liberty's Restated Certificate of Incorporation, the holders of Liberty Class E Preferred Stock are not entitled to vote at the special meeting or any adjournment thereof. Accordingly, proxies are not being solicited from such holders, and the enclosed notice of special meeting and proxy statement/prospectus are being delivered to you for informational purposes only.

                                          Sincerely yours,

                                          John C. Malone
                                          Chairman of the Board

           PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR PREFERRED
                              STOCK AT THIS TIME.

                           LIBERTY MEDIA CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON AUGUST 4, 1994

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders (together with any adjournment or postponement thereof, the "Special Meeting") of Liberty Media Corporation, a Delaware corporation ("Liberty"), will be held at the Sheraton Denver Tech Center Hotel, 4900 DTC Parkway, Denver, Colorado, starting at 2:00 p.m., local time, on Thursday, August 4, 1994, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of January 27, 1994, as amended (the "Merger Agreement"), among Liberty, Tele-Communications, Inc., a Delaware corporation ("TCI"), TCI/Liberty Holding Company, a Delaware corporation ("TCI/Liberty"), Liberty Mergerco, Inc., a Delaware corporation ("Liberty Mergerco"), and TCI Mergerco, Inc., a Delaware corporation ("TCI Mergerco"). Pursuant to the Merger Agreement, among other things, (a) Liberty Mergerco and TCI Mergerco will be merged (the "Mergers") with and into Liberty and TCI, respectively, with the result that Liberty and TCI will become wholly owned subsidiaries of TCI/Liberty and (b) each outstanding share (other than any shares held directly by Liberty in its treasury) of (i) Liberty Class A Common Stock, par value $1.00 per share (the "Liberty Class A Common Stock"), will be converted into the right to receive .975 of one share of TCI/Liberty Class A Common Stock, par value $1.00 per share (the "TCI/Liberty Class A Common Stock"), (ii) Liberty Class B Common Stock, par value $1.00 per share (the "Liberty Class B Common Stock" and together with the Liberty Class A Common Stock, the "Liberty Common Stock"), will be converted into the right to receive .975 of one share of TCI/Liberty Class B Common Stock, par value $1.00 per share (the "TCI/Liberty Class B Common Stock" and together with the TCI/Liberty Class A Common Stock, the "TCI/Liberty Common Stock"), (iii) Liberty Class B Redeemable Exchangeable Preferred Stock, par value $.01 per share (the "Liberty Class B Preferred Stock"), and Liberty Class D Redeemable Voting Preferred Stock, par value $.01 per share (the "Liberty Class D Preferred Stock") (which shares are owned by an indirect wholly owned subsidiary of
     TCI), will be converted into the right to receive that number of shares (and/or fraction of a share) of TCI/Liberty Class A Preferred Stock, par value $.01 per share (the "TCI/Liberty Class A Preferred Stock"), having a substantially equivalent fair market value (which shares will be held by an indirect, wholly owned subsidiary of TCI/Liberty after the Mergers) and
     (iv) Liberty Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Liberty Class E Preferred Stock"), will be converted into the right to receive one share of TCI/Liberty Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "TCI/Liberty Class B Preferred Stock"). The terms of the Merger Agreement, the TCI/Liberty Common Stock, the TCI/Liberty Class A Preferred Stock and the TCI/Liberty Class B Preferred Stock are described in detail in the accompanying Proxy Statement/Prospectus, and the full text of the Merger Agreement (exclusive of Exhibits and Schedules) is included as Appendix I thereto.

          2. To consider and vote upon a proposal to approve the adoption of the TCI/Liberty Holding Company 1994 Stock Incentive Plan (the "TCI/Liberty Stock Incentive Plan"), the terms of which are described in the accompanying Proxy Statement/Prospectus. The full text of the TCI/Liberty Stock Incentive Plan is included as Appendix IV to the Proxy
     Statement/Prospectus.

          3. To transact such other business as may properly come before the Special Meeting.

     Holders of record of shares of Liberty Common Stock, at the close of business on June 15, 1994, the record date (the "Record Date") for the Special Meeting, are entitled to notice of and to vote at the Special Meeting. Holders of record of shares of Liberty Class B Preferred Stock and Liberty Class D Preferred Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting on the proposal to approve and adopt the Merger Agreement, but are not entitled to vote on the proposal to approve the adoption of the Stock Incentive Plan. While holders of Liberty Class E Preferred Stock on the Record

Date are being mailed a copy of this Notice of Special Meeting and the accompanying Proxy Statement/Prospectus, they are not entitled to receive notice of or to vote at the Special Meeting.

     To assure that your interests will be represented at the Special Meeting, regardless of whether you plan to attend in person, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. This action will not limit your right to vote in person if you wish to attend the Special Meeting and vote personally.

                                          By Order of the Board of Directors

                                          Robert R. Bennett
                                          Secretary

Englewood, Colorado
June 23, 1994

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING.

             LIBERTY MEDIA CORPORATION                          TELE-COMMUNICATIONS, INC.
             8101 EAST PRENTICE AVENUE                              TERRACE TOWER II
                     SUITE 500                                      5619 DTC PARKWAY
             ENGLEWOOD, COLORADO 80111                          ENGLEWOOD, COLORADO 80111

                                PROXY STATEMENT
                      FOR SPECIAL MEETINGS OF STOCKHOLDERS
                           TO BE HELD AUGUST 4, 1994
                            ------------------------

                          TCI/LIBERTY HOLDING COMPANY
                                TERRACE TOWER II
                                5619 DTC PARKWAY
                           ENGLEWOOD, COLORADO 80111

                                   PROSPECTUS

    This Proxy Statement/Prospectus is being furnished to holders of common stock of Tele-Communications, Inc., a Delaware corporation ("TCI"), and holders of common stock of Liberty Media Corporation, a Delaware corporation ("Liberty"), in connection with the solicitation of proxies by the respective Boards of Directors of TCI and Liberty for use at the respective special meetings of the stockholders of TCI and the stockholders of Liberty, or any adjournment or postponement thereof (together, the "Special Meetings"), called to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of January 27, 1994, as amended (the "Merger Agreement"), by and among TCI, Liberty, TCI/Liberty Holding Company, a Delaware corporation ("TCI/Liberty"), TCI Mergerco, Inc., a Delaware corporation ("TCI Mergerco"), and Liberty Mergerco, Inc., a Delaware corporation ("Liberty Mergerco"). Stockholders at the Special Meetings will also be asked to consider and vote upon a separate proposal to approve the adoption of the TCI/Liberty Holding Company 1994 Stock Incentive Plan (the "TCI/Liberty Stock Incentive Plan"). Copies of this Proxy Statement/Prospectus are also being furnished to holders of Liberty Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share ("Liberty Class E Preferred Stock"), but proxies are not being solicited from such holders and such holders are not entitled to vote upon either the proposal to approve and adopt the Merger Agreement or the proposal to approve the adoption of the TCI/Liberty Stock Incentive Plan.

    The Merger Agreement provides, among other things, for (a) the merger of TCI Mergerco with and into TCI (the "TCI Merger") and (b) the merger of Liberty Mergerco with and into Liberty (the "Liberty Merger") (the TCI Merger and the Liberty Merger are referred to collectively in this Proxy Statement/Prospectus as the "Mergers"). As a result of the Mergers, each of TCI and Liberty will become a wholly owned subsidiary of TCI/Liberty, and stockholders of TCI and Liberty will become stockholders of TCI/Liberty, on the terms described in this Proxy Statement/Prospectus. The Mergers will become effective upon the filing of Certificates of Merger with the Secretary of State of the State of Delaware (the "Effective Time"), which is currently expected to occur shortly after the Special Meetings if the Merger Agreement is approved and adopted by the requisite vote of the respective stockholders of TCI and Liberty. See "THE MERGER AGREEMENT."

    TCI/Liberty has filed a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to (i) 539,941,193 shares of TCI/Liberty Class A Common Stock, par value $1.00 per share (the "TCI/Liberty Class A Common Stock"), that are proposed to be issued, in connection with the Mergers, to holders of outstanding (x) shares of TCI Class A Common Stock, par value $1.00 per share (the "TCI Class A Common Stock"), (y) shares of Liberty Class A Common Stock, par value $1.00 per share (the "Liberty Class A Common Stock"), and (z) stock options and stock appreciation rights with respect to shares of TCI Class A Common Stock or Liberty Class A Common Stock, upon exercise of such securities; (ii) 89,514,039 shares of TCI/Liberty Class B Common Stock, par value $1.00 per share (the "TCI/Liberty Class B Common Stock"), that are proposed to be issued, in connection with the Mergers, to holders of outstanding (x) shares of TCI Class B Common Stock, par value $1.00 per share (the "TCI Class B Common Stock"), and
(y) shares of Liberty Class B Common Stock, par value $1.00 per share (the "Liberty Class B Common Stock"); and (iii) 1,675,096 shares of TCI/Liberty Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "TCI/Liberty Class B Preferred Stock"), that are proposed to be issued, in connection with the Liberty Merger, to holders of outstanding shares of Liberty Class E Preferred Stock. This Proxy Statement/Prospectus also constitutes the Prospectus of TCI/Liberty filed as part of the Registration Statement.

    The TCI/Liberty Class A Common Stock and the TCI/Liberty Class B Common Stock (collectively, the "TCI/Liberty Common Stock") are identical, except that
(i) the TCI/Liberty Class B Common Stock is entitled to 10 votes per share and the TCI/Liberty Class A Common Stock is entitled to one vote per share and (ii) each share of TCI/Liberty Class B Common Stock is convertible into one share of TCI/Liberty Class A Common Stock at the option of the holder. The shares of TCI/Liberty Class B Preferred Stock to be issued in the Liberty Merger will have designations, preferences, rights and qualifications, limitations and restrictions that are substantially identical to those of the Liberty Class E Preferred Stock, except that the holders of TCI/Liberty Class B Preferred Stock will be entitled to one vote per share, voting together with the holders of TCI/Liberty Common Stock and any other class of voting preferred stock of TCI/Liberty, in any general election of directors of TCI/Liberty. See "DESCRIPTION OF TCI/LIBERTY CAPITAL STOCK" and "THE MERGER
AGREEMENT -- Consideration to be Received in the Mergers."

    Immediately following the Mergers, except in connection with a vote with respect to a general election of directors of TCI/Liberty, (i) former holders (other than TCI and its subsidiaries) of Liberty Class A Common Stock and Liberty Class B Common Stock (collectively, the "Liberty Common Stock") will collectively hold shares of TCI/Liberty Common Stock representing approximately 37.58% of the total voting power of the issued and outstanding shares of capital stock of TCI/Liberty and (ii) former holders (other than Liberty and its subsidiaries) of TCI Class A Common Stock and TCI Class B Common Stock (collectively, the "TCI Common Stock") will collectively hold shares of TCI/Liberty Common Stock representing approximately 62.42% of the total voting power of such shares of capital stock. In connection with any vote with respect to a general election of directors of TCI/Liberty, immediately following the Mergers, former holders of Liberty Class E Preferred Stock will hold less than 1% of the total voting power of the issued and outstanding shares of capital stock of TCI/Liberty and the foregoing percentages of the total voting power represented by the shares of TCI/Liberty Common Stock held by the former holders of TCI Common Stock and Liberty Common Stock will be reduced proportionately with respect to a general election of directors.

    This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to the respective stockholders of TCI and Liberty on or about June 29, 1994.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR
     ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE
        SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
             OF THIS PROXY STATEMENT/PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                  OFFENSE.

         The date of this Proxy Statement/Prospectus is June 23, 1994.

                             AVAILABLE INFORMATION

     TCI and Liberty are each subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

     This Proxy Statement/Prospectus does not include all of the information set forth in the Registration Statement filed by TCI/Liberty with the Commission under the Act, as permitted by the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each such statement shall be deemed qualified in its entirety by such reference.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TCI, LIBERTY OR TCI/LIBERTY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by TCI with the Commission under the Exchange Act are incorporated herein by reference:

          (a) TCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as amended by Form 10-K/A (amendment no. 1) ("TCI Form 10-K");

          (b) TCI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, as amended by Form 10-Q/A (amendment no. 1) ("TCI Form 10-Q"); and

          (c) TCI's Current Reports on Form 8-K dated February 15, 1994, February 25, 1994, April 6, 1994 and May 27, 1994, as amended by Form 8-K/A (amendment no. 1) (collectively with the TCI Form 10-K and the TCI Form 10-Q, the "TCI Reports").

     The following documents previously filed by Liberty with the Commission under the Exchange Act are incorporated herein by reference:

          (a) Liberty's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as amended by Form 10-K/A (amendment no. 1) and Form 10-K/A (amendment no. 2) ("Liberty Form 10-K");

          (b) Liberty's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 ("Liberty Form 10-Q"); and

                                       (i)

          (c) Liberty's Current Reports on Form 8-K dated February 16, 1994, February 24, 1994, March 18, 1994, April 6, 1994 and May 27, 1994, as
     amended by Form 8-K/A (amendment no. 1) (collectively with the Liberty Form 10-K and the Liberty Form 10-Q, the "Liberty Reports").

     All documents filed by TCI or Liberty pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the Special Meetings shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATED TO TCI, FROM STEPHEN M. BRETT, SENIOR VICE PRESIDENT AND GENERAL COUNSEL, TELE-COMMUNICATIONS, INC., TERRACE TOWER II, 5619 DTC PARKWAY, ENGLEWOOD, COLORADO 80111 (TELEPHONE 303-267-5500) AND, IN THE CASE OF DOCUMENTS RELATING TO LIBERTY, FROM JOHN M. DRAPER, SENIOR VICE PRESIDENT AND GENERAL COUNSEL, LIBERTY MEDIA CORPORATION, 8101 EAST PRENTICE AVENUE, SUITE 500, ENGLEWOOD, COLORADO 80111 (TELEPHONE 303-721-5400). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY JULY 28, 1994.
                            ------------------------

                                      (ii)

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                       ------
AVAILABLE INFORMATION................................................................     (i)
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................................     (i)
INDEX OF CERTAIN DEFINED TERMS.......................................................     (v)
SUMMARY..............................................................................       1
  The Companies......................................................................       1
  The Special Meetings...............................................................       1
  The Mergers........................................................................       3
  Opinions of Financial Advisors.....................................................       7
  Interest of Certain Persons in the Mergers.........................................       7
  Certain Federal Income Tax Consequences............................................       8
  Comparative Market Price Data......................................................       8
  Certain Comparative Per Share Data.................................................      10
  Selected Historical Financial Data.................................................      11
  Selected Pro Forma Financial Data for TCI/Liberty..................................      15
THE SPECIAL MEETINGS.................................................................      17
  Times and Places; Purposes.........................................................      17
  Voting Rights; Votes Required for Approval.........................................      17
  Proxies............................................................................      19
THE MERGERS..........................................................................      19
  Background.........................................................................      19
  Negotiations with Respect to the Mergers...........................................      22
  Recommendation of TCI Board; TCI's Reasons for the Mergers.........................      28
  Recommendation of Liberty Board; Liberty's Reasons for the Mergers.................      31
  Fairness Opinions..................................................................      35
  Interests of Certain Persons in the Mergers........................................      47
  Accounting Treatment...............................................................      52
  Certain Litigation.................................................................      52
  Certain Consequences of the Mergers................................................      53
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..............................................      54
  The Mergers........................................................................      54
  TCI/Liberty........................................................................      55
THE MERGER AGREEMENT.................................................................      55
  General; Effective Time............................................................      55
  Consideration to be Received in the Mergers........................................      55
  Conditions to the Mergers..........................................................      57
  Governmental Approvals.............................................................      58
  Covenants..........................................................................      60
  No Solicitation of Transactions....................................................      61
  Certain Personnel Matters..........................................................      61
  Indemnification....................................................................      61
  Termination; Amendment and Waiver..................................................      62
  Certain Restrictions on Resale of TCI/Liberty Common Stock
     and TCI/Liberty Preferred Stock.................................................      63
  Expenses...........................................................................      63
BUSINESS OF TCI......................................................................      63
  Recent Developments................................................................      63
BUSINESS OF LIBERTY..................................................................      64
BUSINESS OF TCI/LIBERTY..............................................................      64
CERTAIN TRANSACTIONS BETWEEN TCI AND LIBERTY.........................................      65
DESCRIPTION OF TCI/LIBERTY CAPITAL STOCK.............................................      70
  TCI/Liberty Common Stock...........................................................      70
  TCI/Liberty Preferred Stock........................................................      70

                                      (iii)

                                                                                        Page
                                                                                       ------
COMPARISON OF STOCKHOLDERS' RIGHTS...................................................      77
  Authorized Capital Stock...........................................................      77
  Voting.............................................................................      77
  Special Meetings of Stockholders...................................................      78
  Directors..........................................................................      78
  Removal of Directors...............................................................      79
  Vacancies on the Board of Directors................................................      80
  Mergers, Consolidations and Sales of Assets........................................      80
  Amendments to Certificate of Incorporation.........................................      81
  Amendments to Bylaws...............................................................      81
  Notice of Stockholder Nominations of Directors.....................................      82
  Delaware Anti-Takeover Statute.....................................................      82
  Differences Between Liberty Preferred Stock and TCI/Liberty Preferred Stock........      83
MANAGEMENT OF TCI/LIBERTY............................................................      84
  Directors..........................................................................      84
  Compensation of Directors..........................................................      85
  Indemnification....................................................................      85
  Committees of the Board of Directors...............................................      86
  Executive Officers.................................................................      87
  Executive Cash Compensation........................................................      87
  TCI/Liberty Stock Incentive Plan...................................................      88
  Employment Arrangements............................................................      95
  Certain Transactions with Management...............................................      98
OWNERSHIP OF TCI, LIBERTY AND TCI/LIBERTY STOCK......................................      98
  Five Percent Stockholders..........................................................      98
  Security Ownership of TCI/Liberty Directors and Officers...........................     102
  Security Ownership of Other TCI and Liberty Directors and Officers.................     105
LEGAL MATTERS........................................................................     108
EXPERTS..............................................................................     108
FUTURE STOCKHOLDER PROPOSALS.........................................................     108
INDEX TO FINANCIAL STATEMENTS........................................................     F-1


Appendix I:     Merger Agreement, as amended
Appendix II:    Opinion of CS First Boston Corporation
Appendix III:   Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Appendix IV:    TCI/Liberty 1994 Stock Incentive Plan
Appendix V:     Certain Terms of Junior Exchange Note Indenture

                                      (iv)

                         INDEX OF CERTAIN DEFINED TERMS

     The following terms used in this Proxy Statement/Prospectus are defined on the following pages:

                     TERM                                                           PAGE
                     ----                                                          ------
    Act..........................................................................   cover
    Bell Atlantic................................................................       4
    Bell Atlantic Letter of Intent...............................................       5
    Closing Date.................................................................      52
    Code.........................................................................       8
    Commission...................................................................     (i)
    Communications Act...........................................................       6
    CS First Boston..............................................................       5
    DGCL.........................................................................       1
    Effective Time...............................................................   cover
    Exchange Act.................................................................     (i)
    Exchange Agent...............................................................      55
    Exchange Offers..............................................................      20
    FCC..........................................................................       4
    Governmental Consents........................................................      56
    Governmental Filings.........................................................      56
    Hart-Scott-Rodino Act........................................................       6
    Indemnified Liabilities......................................................      60
    Indenture....................................................................      72
    Junior Exchange Notes........................................................      72
    Kearns-Tribune...............................................................       6
    Liberty......................................................................   cover
    Liberty Board................................................................       5
    Liberty Charter..............................................................      75
    Liberty Class A Common Stock.................................................   cover
    Liberty Class B Common Stock.................................................   cover
    Liberty Class B Preferred Stock..............................................       2
    Liberty Class D Preferred Stock..............................................       2
    Liberty Class E Preferred Stock..............................................   cover
    Liberty Common Stock.........................................................   cover
    Liberty Form 10-K............................................................     (i)
    Liberty Meeting..............................................................       2
    Liberty Merger...............................................................   cover
    Liberty Mergerco.............................................................   cover
    Liberty Preferred Shares.....................................................      20
    Liberty Preferred Stock......................................................       3
    Liberty Record Date..........................................................       2
    Liberty Reports..............................................................    (ii)
    Liberty SAR..................................................................      48
    Liberty Stock Option.........................................................      47
    Liberty Voting Stock.........................................................      77
    Local Authorizations.........................................................      56
    Merger Agreement.............................................................   cover
    Mergers......................................................................   cover
    Merrill Lynch................................................................       6
    1992 Cable Act...............................................................       4
    Predecessor Companies........................................................      12
    Preferred Stock Directors....................................................      77

                                       (v)

                   TERM                                                              PAGE
                   ----                                                             ------
    Prime........................................................................      62
    Put-Call Agreement...........................................................      21
    Registration Statement.......................................................   cover
    Restricted Voting Shares.....................................................       2
    Restructuring Plan...........................................................       4
    Revised FCC Rate Regulations.................................................      26
    Rule 16b-3...................................................................      49
    Service......................................................................      52
    Special Committee............................................................       6
    Special Meeting..............................................................   cover
    Superior Takeover Proposal...................................................      59
    TCI..........................................................................   cover
    TCI Board....................................................................       5
    TCI Charter..................................................................      75
    TCI Class A Common Stock.....................................................   cover
    TCI Class B Common Stock.....................................................   cover
    TCI Common Stock.............................................................   cover
    TCI ESPP.....................................................................      50
    TCI Form 10-K................................................................     (i)
    TCI Meeting..................................................................       1
    TCI Merger...................................................................   cover
    TCI Mergerco.................................................................   cover
    TCI Record Date..............................................................       1
    TCI Reports..................................................................     (i)
    TCI SAR......................................................................      46
    TCI Stock Option.............................................................      46
    TCI Voting Stock.............................................................      76
    TCI/Liberty..................................................................   cover
    TCI/Liberty Board............................................................      82
    TCI/Liberty Charter..........................................................      68
    TCI/Liberty Class A Common Stock.............................................   cover
    TCI/Liberty Class A Preferred Stock..........................................       3
    TCI/Liberty Class B Common Stock.............................................   cover
    TCI/Liberty Class B Preferred Stock..........................................   cover
    TCI/Liberty Series C Preferred Stock.........................................      62
    TCI/Liberty Common Stock.....................................................   cover
    TCI/Liberty Letter of Intent.................................................      25
    TCI/Liberty Preferred Stock..................................................       3
    TCI/Liberty Series Preferred Stock...........................................      62
    TCI/Liberty Stock Incentive Plan.............................................   cover
    TCI/Liberty Voting Stock.....................................................      77
    UACI.........................................................................      49
    UAE..........................................................................      85
    Unaffiliated Liberty Directors...............................................       5
    Unaffiliated Liberty Stockholders............................................       5
    Unaffiliated TCI Directors...................................................       5
    Unaffiliated TCI Stockholders................................................       5

                                      (vi)

                                    SUMMARY

     The following summary is intended only to highlight certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated by reference or otherwise referred to herein. Stockholders are urged to review this entire Proxy Statement/Prospectus carefully, including the Appendices hereto.

THE COMPANIES

     TCI. TCI, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems. TCI believes that, measured by the number of subscribers, it is the largest provider of basic cable television services in the United States. Immediately following the consummation of the Mergers, TCI will change its name to "TCI Communications, Inc." The mailing address and telephone number of TCI's principal executive offices are Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111, (303) 267-5500. See "BUSINESS OF TCI."

     Liberty. Liberty, through its subsidiaries and affiliates, is engaged in the cable television industry as an operator of cable television systems and as a provider of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. The mailing address and telephone number of Liberty's principal executive offices are 8101 East Prentice Avenue, Suite 500, Englewood, Colorado 80111, (303) 721-5400. See "BUSINESS OF LIBERTY."

     TCI/Liberty. TCI/Liberty is a newly formed Delaware corporation that has not, to date, conducted any significant activities other than those incident to its formation, its execution of the Merger Agreement and its participation in the preparation of this Proxy Statement/Prospectus. As a result of the Mergers, TCI and Liberty will become wholly owned subsidiaries of TCI/Liberty. Accordingly, the business of TCI/Liberty, through its wholly owned subsidiaries TCI and Liberty, will be the business currently conducted by TCI and Liberty. Immediately following the consummation of the Mergers, TCI/Liberty will change its name to "Tele-Communications, Inc." The mailing address and telephone number of TCI/Liberty's principal executive offices are Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111, (303) 267-5500. See "BUSINESS OF TCI/LIBERTY."

THE SPECIAL MEETINGS

     TCI. A special meeting of the stockholders of TCI will be held at the Sheraton Denver Tech Center Hotel, 4900 DTC Parkway, Denver, Colorado, on Thursday, August 4, 1994, starting at 11:00 a.m., local time. At the special meeting, or at any adjournment or postponement thereof (the "TCI Meeting"), holders of TCI Class A Common Stock and TCI Class B Common Stock will be asked to approve and adopt the Merger Agreement which is summarized below and described in more detail elsewhere in this Proxy Statement/Prospectus. See "THE MERGER AGREEMENT." Holders of TCI Common Stock will also be asked to approve the adoption of the TCI/Liberty Stock Incentive Plan. See "MANAGEMENT OF
TCI/LIBERTY -- TCI/Liberty Stock Incentive Plan." The consummation of the Mergers is not conditioned on approval of the TCI/Liberty Stock Incentive Plan at the TCI Meeting.

     Holders of record of TCI Common Stock at the close of business on June 15, 1994 (the "TCI Record Date") have the right to receive notice of and to vote at the TCI Meeting. Each share of TCI Class A Common Stock is entitled to one vote and each share of TCI Class B Common Stock is entitled to 10 votes on each matter that is properly presented to stockholders for a vote at the TCI Meeting. Under TCI's Restated Certificate of Incorporation and the Delaware General Corporation Law ("DGCL"), the affirmative vote of the holders of a majority of the combined voting power of the shares of TCI Class A Common Stock and TCI Class B Common Stock issued and outstanding on the TCI Record Date, voting together as a single class, is required to approve and adopt the Merger Agreement. Approval of the adoption of the TCI/Liberty Stock Incentive Plan requires that a majority in combined voting power and a majority in number of the shares of TCI Class A Common Stock and TCI Class B Common Stock, in each case represented in person or by proxy and entitled to vote at the TCI Meeting, voting as a single class, are voted for such approval. As of the TCI Record Date, TCI's directors and executive officers owned 5,598,493 outstanding shares of TCI Class A Common Stock and 28,945,290 outstanding shares of TCI Class B Common Stock, representing approximately 7.7% of the outstanding shares of TCI Common Stock and approximately 33.7% of the total voting power of the shares of TCI Common Stock outstanding on such date. TCI's directors and executive officers have informed TCI that they intend to vote all of their shares of TCI Common Stock in favor of both the Merger Agreement and the TCI/Liberty Stock Incentive Plan. As of the TCI Record Date, Liberty beneficially owned 2,988,009 outstanding shares of TCI Class A Common Stock and 3,537,712 outstanding shares of TCI Class B Common Stock, representing approximately 1.4% of the outstanding shares of TCI Common Stock and approximately 4.4% of the total voting power of the shares of TCI Common Stock outstanding on such date. Liberty has agreed in the Merger Agreement to vote (or cause to be voted) all shares of TCI Common Stock beneficially owned by it in favor of the Merger Agreement and the TCI/Liberty Stock Incentive Plan.

     Liberty. A special meeting of the stockholders of Liberty will be held at the Sheraton Denver Tech Center Hotel, 4900 DTC Parkway, Denver, Colorado, on Thursday, August 4, 1994, starting at 2:00 p.m., local time. At the special meeting, or at any adjournment or postponement thereof (the "Liberty Meeting"), holders of Liberty Class A Common Stock and Liberty Class B Common Stock, Liberty Class B Redeemable Exchangeable Preferred Stock, par value $.01 per share ("Liberty Class B Preferred Stock"), and Liberty Class D Redeemable Voting Preferred Stock, par value $.01 per share ("Liberty Class D Preferred Stock"), will be asked to approve and adopt the Merger Agreement. See "THE MERGER AGREEMENT." Holders of Liberty Common Stock will also be asked to approve the adoption of the TCI/Liberty Stock Incentive Plan. See "MANAGEMENT OF
TCI/LIBERTY -- TCI/Liberty Stock Incentive Plan." The consummation of the Mergers is not conditioned on approval of the TCI/Liberty Stock Incentive Plan at the Liberty Meeting.

     Holders of record of Liberty Common Stock at the close of business on June 15, 1994 (the "Liberty Record Date") have the right to receive notice of and to vote at the Liberty Meeting. Holders of record of shares of Liberty Class B Preferred Stock and Liberty Class D Preferred Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting on the proposal to approve and adopt the Merger Agreement, but are not entitled to vote on the proposal to approve the adoption of the TCI/Liberty Stock Incentive Plan. Each share of Liberty Class A Common Stock is entitled to one vote and each share of Liberty Class B Common Stock is entitled to 10 votes on each matter that is properly presented to stockholders for a vote at the Liberty Meeting. Under Liberty's Restated Certificate of Incorporation and the DGCL, the affirmative vote of the holders of (i) a majority of the combined voting power of the shares of Liberty Class A Common Stock and Liberty Class B Common Stock, voting together as a single class, (ii) at least 66 2/3% of the total number of shares of Liberty Class B Preferred Stock, voting as a separate class, and (iii) at least 66 2/3% of the total number of shares of Liberty Class D Preferred Stock, voting as a separate class, in each case issued and outstanding on the Liberty Record Date, is required to approve and adopt the Merger Agreement. Approval and adoption of the TCI/Liberty Stock Incentive Plan requires that a majority in combined voting power and a majority in number of the shares of Liberty Class A Common Stock and Liberty Class B Common Stock, in each case represented in person or by proxy and entitled to vote at the Liberty Meeting, voting as a single class, are voted for such approval. As of the Liberty Record Date, Liberty's directors and executive officers owned 3,389,966 outstanding shares of Liberty Class A Common Stock and 36,407,040 outstanding shares of Liberty Class B Common Stock. Of such shares, John C. Malone, the President and Chief Executive Officer of TCI and the Chairman of the Board of Liberty, owns 26,312,000 shares of Liberty Class B Common Stock, of which 6,400,000 shares (the "Restricted Voting Shares") are subject to a repurchase right by Liberty and certain voting restrictions contained in Dr. Malone's employment agreement with Liberty and, in accordance therewith, will be voted at the Liberty Meeting in the same proportions as votes represented by all other shares of Liberty Common Stock are cast with respect to the proposal to approve and adopt the Merger Agreement and the proposal to approve the adoption of the TCI/Liberty Stock Incentive Plan. (For a description of certain provisions of Dr. Malone's employment agreement relating to the Restricted Voting Shares, see "MANAGEMENT OF TCI/LIBERTY -- Employment Arrangements -- Liberty.") Liberty's directors and executive officers have informed Liberty that they intend to vote all of their shares of Liberty Common Stock (exclusive of the Restricted Voting Shares), which at the Liberty Record Date represented approximately 26.8% of the outstanding shares of Liberty Common Stock and approximately 66.4% of the total voting power of the shares of Liberty Common Stock outstanding on that date (in each case, exclusive of the Restricted Voting Shares), in favor of the Merger Agreement and the TCI/Liberty Stock Incentive Plan. As of the Liberty Record Date, TCI beneficially owned (i) 3,477,778 outstanding shares of Liberty Class A Common Stock, representing approximately 2.7% of the outstanding shares, and less than 1% of the total voting power of the shares of Liberty Common Stock outstanding on that date and (ii) no shares of Liberty Class B Common Stock. As of the Liberty Record Date, TCI also beneficially owned 100% of the outstanding shares of Liberty Class B Preferred Stock and 100% of the outstanding shares of Liberty Class D Preferred Stock. TCI has agreed in the Merger Agreement to vote (or cause to be voted) all shares of Liberty Common Stock beneficially owned by TCI in favor of the Merger Agreement and the TCI/Liberty Stock Incentive Plan, and all shares of Liberty Class B Preferred Stock and Liberty Class D Preferred Stock beneficially owned by TCI in favor of the Merger Agreement. IF LIBERTY'S DIRECTORS AND EXECUTIVE OFFICERS AND TCI VOTE THEIR SHARES AS THEY HAVE PREVIOUSLY INDICATED OR AGREED, THE MERGER AGREEMENT WILL BE APPROVED AND ADOPTED AT THE LIBERTY MEETING IRRESPECTIVE OF THE VOTE OF ANY OTHER STOCKHOLDER OF LIBERTY.

THE MERGERS

     Consideration to be Received by TCI Stockholders. Pursuant to the Merger Agreement, TCI Mergerco will be merged with and into TCI. TCI will be the surviving corporation of the TCI Merger and will become a wholly owned subsidiary of TCI/Liberty. Upon consummation of the TCI Merger, each outstanding share (other than shares held directly by TCI in its treasury, all of which will be cancelled) of (i) TCI Class A Common Stock will be converted into the right to receive one share of TCI/Liberty Class A Common Stock and (ii) TCI Class B Common Stock will be converted into the right to receive one share of TCI/Liberty Class B Common Stock. See "THE MERGER AGREEMENT -- Consideration to be Received in the Mergers." For a description of the TCI/Liberty Common Stock, see "DESCRIPTION OF TCI/LIBERTY CAPITAL STOCK." For a summary of the material differences between the rights of holders of TCI Common Stock and TCI/Liberty Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS."

     Consideration to be Received by Liberty Stockholders. Pursuant to the Merger Agreement, Liberty Mergerco will be merged with and into Liberty. Liberty will be the surviving corporation of the Liberty Merger and will become a wholly owned subsidiary of TCI/Liberty. Upon consummation of the Liberty Merger, each outstanding share (other than shares held directly by Liberty in its treasury, all of which will be cancelled) of (i) Liberty Class A Common Stock will be converted into the right to receive .975 of one share of TCI/Liberty Class A Common Stock, (ii) Liberty Class B Common Stock will be converted into the right to receive .975 of one share of TCI/Liberty Class B Common Stock, (iii) Liberty Class B Preferred Stock and Liberty Class D Preferred Stock (which are owned by an indirect wholly owned subsidiary of TCI) will be converted into the right to receive that number of shares (and/or fraction of a share) of TCI/Liberty Class A Preferred Stock, par value $.01 per share ("TCI/Liberty Class A Preferred Stock"), having a substantially equivalent fair market value (which shares will be held by an indirect, wholly owned subsidiary of TCI/Liberty after the Mergers), and (iv) Liberty Class E Preferred Stock will be converted into the right to receive one share of TCI/Liberty Class B Preferred Stock, having designations, preferences, rights and qualifications, limitations and restrictions that are substantially identical to those of the Liberty Class E Preferred Stock, except that the holders of TCI/Liberty Class B Preferred Stock will be entitled to one vote per share, voting together with the holders of TCI/Liberty Common Stock and any other class of voting preferred stock of TCI/Liberty, in any general election of directors of TCI/Liberty. (The TCI/Liberty Class A Preferred Stock and the TCI/Liberty Class B Preferred Stock are collectively referred to herein as the "TCI/Liberty Preferred Stock." The Liberty Class B Preferred Stock, Liberty Class D Preferred Stock and Liberty Class E Preferred Stock are collectively referred to herein as the "Liberty Preferred Stock.") Fractional shares of TCI/Liberty Common Stock will not be issuable in connection with the Liberty Merger. Holders of Liberty Class A Common Stock or Liberty Class B Common Stock otherwise entitled to a fractional share will be paid an amount in cash equal to the same fraction of the fair market value of a whole share of Liberty Class A Common Stock or Liberty Class B Common Stock, as the case may be, determined as set forth in the Merger Agreement. See "THE MERGER AGREEMENT -- Consideration to be Received in the Mergers." For a description of the TCI/Liberty Common Stock and the TCI/Liberty Preferred Stock, see "DESCRIPTION OF TCI/LIBERTY CAPITAL STOCK." For a summary of the material differences between the rights of holders of (x) Liberty Common Stock and TCI/Liberty Common Stock and (y) Liberty Preferred Stock and TCI/Liberty Preferred Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS."

     Shares of TCI Common Stock held by Liberty or its subsidiaries or by subsidiaries of TCI will be converted in the TCI Merger into shares of the corresponding class of TCI/Liberty Common Stock, at the same exchange ratio as that applicable to other holders of TCI Common Stock. Shares of Liberty Common Stock and Liberty Class E Preferred Stock held by subsidiaries of Liberty or TCI will be converted in the Liberty Merger into the corresponding class of TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock, respectively, at the same respective exchange ratios as those applicable to other holders of Liberty Common Stock and Liberty Class E Preferred Stock. Upon consummation of the Mergers, TCI, Liberty and each of their respective subsidiaries will become subsidiaries of TCI/Liberty.

     Background of the Mergers. In early 1991, TCI restructured its interests in certain cable programming businesses and cable television systems by contributing to Liberty certain of TCI's programming and cable television assets in exchange for several different classes and series of Liberty preferred stock (the "Restructuring Plan"). Pursuant to the Restructuring Plan, TCI stockholders were given the opportunity to invest in Liberty through an exchange offer pursuant to which those stockholders who desired to invest in Liberty were given a right to exchange a portion of their shares of TCI Common Stock for shares of the same class of Liberty Common Stock. The Restructuring Plan was undertaken in response to proposed legislation and regulations that were then being considered by Congress and the Federal Communications Commission (the "FCC") which would impose vertical limits on the ownership by cable system operators of interests in entities producing cable television programming and horizontal limits on the number of subscribers that could be served by cable systems owned by a single entity or in which such entity had an attributable ownership interest. The purposes of the Restructuring Plan were primarily (i) to enable TCI to avoid or reduce the likelihood of forced divestitures and the resulting potentially adverse consequences and (ii) to create a new public company which, because of its smaller size and the composition of its assets, could have greater freedom under future legislation or regulations to pursue growth opportunities in the areas of producing cable television programming and providing cable television service.

     During the fall of 1992, the Cable Television Consumer Protection Act of 1992 (the "1992 Cable Act") was enacted. Among its various provisions, the 1992 Cable Act directed the FCC to issue regulations that establish reasonable limits on (i) the number of channels on a cable system that can be occupied by video programmers in which the owner of such cable system has an attributable ownership interest and (ii) the number of cable subscribers that may be reached through cable systems owned by an entity or in which such entity has an attributable ownership interest. As the FCC's rulemaking process mandated by the 1992 Cable Act progressed in the spring and summer of 1993, it became apparent that ownership of Liberty's assets would be attributed to TCI for the purposes of the vertical and horizontal ownership regulations that the FCC proposed to adopt; however, a combined TCI and Liberty would fit within such proposed vertical and horizontal ownership limits. In light of these developments, the combination of Liberty and TCI became a topic of informal discussion among certain officers and directors of TCI and Liberty during August and September of 1993. Also during the summer of 1993, Bell Atlantic Corporation ("Bell Atlantic") began discussions with TCI concerning a possible acquisition of TCI by Bell Atlantic. As these discussions progressed, Bell Atlantic determined that Liberty's cable and video programming interests would be a necessary part of any such acquisition.

     In September 1993, the FCC adopted vertical and horizontal ownership regulations for the cable television industry. In general, these regulations limit the number of channels on a cable system that can be occupied by video programmers in which the operator of such system has an attributable ownership interest to 40% of the total number of channels available on such system and limit the number of homes that can be reached by cable systems owned by a single cable operator or in which such operator has an attributable ownership interest to 30% of the total number of homes passed nationwide. See "THE MERGERS -- Background -- The 1992 Cable Act." Under the new regulations, Liberty's programming and cable television interests are attributed to TCI and, after giving effect to such attribution, the size and nature of the cable systems and programming assets of TCI and Liberty fall within the limits adopted by the FCC. With the adoption of the FCC's regulations, the primary reason for the Restructuring Plan -- the legislative and regulatory uncertainty surrounding the continuing legality of TCI's ownership interests in various cable systems and programming interests (including those owned by Liberty) -- has essentially been eliminated. See "THE MERGERS -- Background."

     Negotiations between officers of TCI and Liberty looking towards a combination of those two companies began in late September and culminated on October 7, 1993, when TCI and Liberty entered into a non-binding letter of intent which contemplated the creation of TCI/Liberty and the merger of TCI and Liberty with separate, wholly owned subsidiaries of TCI/Liberty. On October 12, 1993, TCI, Liberty and Bell Atlantic entered into a non-binding letter of intent (the "Bell Atlantic Letter of Intent") which contemplated a merger of TCI/Liberty with a wholly owned subsidiary of Bell Atlantic, following the spinoff of certain cable and programming assets which Bell Atlantic would not legally be permitted to acquire. On January 27, 1994, the Merger Agreement was entered into by TCI, Liberty and TCI/Liberty. Four days later, on January 31, 1994, the Bell Atlantic Letter of Intent expired (the expiration date had previously been extended from December 15, 1993 to January 31, 1994) without a definitive agreement having been entered into. Negotiations with Bell Atlantic continued until February 23, 1994, on which date TCI, Liberty and Bell Atlantic publicly announced that they were terminating any further negotiations due to an inability to reach final agreement on the terms of their proposed merger in light of new FCC rules concerning cable rates, regulatory uncertainties and other factors.

     Recommendation of TCI's Board of Directors; TCI's Reasons for the Mergers. The Board of Directors of TCI (the "TCI Board"), by the unanimous vote of those directors who are not also directors or officers of Liberty (the "Unaffiliated TCI Directors"), has determined that the Merger Agreement is fair to and in the best interests of the holders of TCI Common Stock other than Liberty and its affiliates (the "Unaffiliated TCI Stockholders"), and recommends that holders of TCI Common Stock vote in favor of the Merger Agreement. The decision of the Unaffiliated TCI Directors to enter into the Merger Agreement and to recommend that stockholders vote in favor of its approval and adoption is based upon its evaluation of a number of factors including, among others, (i) the opinion of CS First Boston Corporation ("CS First Boston"), TCI's financial advisor, to the effect that the consideration to be received by the holders of TCI Common Stock in the TCI Merger is fair to such holders (other than Liberty and its affiliates), from a financial point of view, (ii) the promulgation by the FCC of its new vertical and horizontal ownership regulations, which attribute Liberty's cable and programming assets to TCI, and the compliance of the combined company with those new regulations, (iii) that the Mergers will permit TCI to further diversify into video programming and provide TCI with input into, and a continued supply of, quality programming for its cable television systems and
(iv) that the Mergers would eliminate potential conflicts of interests that could result from the presence of both companies in the cable television and programming industries and from having certain common directors. TCI and Liberty have investments in each other's stock primarily as a result of the transactions effected pursuant to the Restructuring Plan. Bob Magness (the Chairman of the Board of TCI) is a member of the Board of Directors of Liberty (the "Liberty Board"), having been elected to that position by TCI as the holder of the Liberty Class D Preferred Stock (the terms of which entitle TCI to elect not less than 11% of the members of the Liberty Board), and has substantial stockholdings in both TCI and Liberty. John Malone (the Chief Executive Officer and a director of TCI) is a significant stockholder of Liberty and the Chairman of the Liberty Board. In view of the fact that Mr. Magness and Dr. Malone are directors of both TCI and Liberty and may be deemed to have interests which are different from those of TCI's public stockholders, they abstained from the vote by the TCI Board approving the Merger Agreement. See "THE MERGERS -- Recommendation of TCI Board; TCI's Reasons for the Mergers"; "-- Fairness Opinions -- TCI" and "-- Interests of Certain Persons in the Mergers."

     Recommendation of Liberty's Board of Directors; Liberty's Reasons for the Mergers. The Liberty Board, by the unanimous vote of those directors who are not also directors or officers of TCI (the "Unaffiliated

Liberty Directors"), has determined that the Merger Agreement is fair to and in the best interests of the holders of Liberty Common Stock other than TCI and its affiliates (the "Unaffiliated Liberty Stockholders"), and recommends that holders of Liberty Common Stock vote in favor of the Merger Agreement. The decision of the Unaffiliated Liberty Directors to enter into the Merger Agreement and to recommend that stockholders vote in favor of its approval and adoption is based upon its evaluation of a number of factors including, among others, (i) the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Liberty's financial advisor, that the respective exchange ratios in the Liberty Merger and the TCI Merger, taken together, are fair to the holders of Liberty Common Stock (other than TCI and its affiliates), from a financial point of view, (ii) the determination of a special committee (the "Special Committee"), consisting of two directors of the Liberty Board (neither of whom is an officer of Liberty or a director or officer of TCI), that the terms of the Merger Agreement are fair to the Unaffiliated Liberty Stockholders,
(iii) that a combination with TCI would provide Liberty access to a much larger pool of capital resources and enable it to continue to grow its programming assets and build stockholder value, which Liberty stockholders would have the opportunity to participate in, indirectly, through the receipt of TCI/Liberty Common Stock in a tax-free transaction, (iv) that the Mergers would eliminate the potential conflicts of interest referred to above under "Recommendation of TCI's Board of Directors; TCI's Reasons for the Mergers", (v) that the Liberty Preferred Stock and certain promissory notes of Liberty presently held by indirect wholly owned subsidiaries of TCI, as a result of the Mergers (and the conversion of the Liberty Preferred Stock into TCI/Liberty Preferred Stock in the Liberty Merger), would be held by indirect, wholly owned subsidiaries of TCI/Liberty, with the result that the obligations under such financial instruments would be owed to members of the same consolidated group of companies and (vi) that a combination with TCI would eliminate Liberty's contingent obligations under a put-call agreement, entered into in connection with the Restructuring Plan, by Liberty with Mr. Magness, Dr. Malone and Kearns-Tribune Corporation ("Kearns-Tribune") with respect to certain of their holdings of Liberty Common Stock. In view of the fact that Mr. Magness and Dr. Malone are directors of both Liberty and TCI and may be deemed to have interests which are different from those of Liberty's public stockholders, they abstained from the vote by the Liberty Board which approved the Merger Agreement. See "THE
MERGERS -- Recommendation of Liberty Board; Liberty's Reasons for the Mergers"; "-- Fairness Opinions -- Liberty" and "-- Interests of Certain Persons in the Mergers."

     Conditions to the Mergers. The respective obligations of TCI and Liberty to consummate the Mergers are subject to the satisfaction of certain conditions, including (a) approval of the Merger Agreement by the requisite vote of the respective stockholders of both TCI and Liberty at the Special Meetings; (b) effective registration under the Act of the shares of TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock to be issued in connection with the Mergers; (c) expiration or early termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"); (d) receipt of (x) all approvals required to be received from the FCC under the Communications Act of 1934, as amended (the "Communications Act"), (y) all approvals of state and local governmental authorities that may be required under, or in connection with the transfer of control of, cable television franchises owned by TCI, Liberty or any of their respective subsidiaries and (z) other third party approvals; (e) the absence of any effective injunction or similar order preventing consummation of the transactions contemplated by the Merger Agreement as provided therein; (f) authorization of the shares of TCI/Liberty Common Stock for listing on the Nasdaq National Market; (g) receipt of certain opinions of legal counsel to the effect that the Mergers will be tax-free for Federal income tax purposes to each party to the Merger Agreement and to the respective stockholders of TCI and Liberty (other than with respect to cash received in lieu of fractional shares); and (h) neither CS First Boston nor Merrill Lynch having withdrawn its respective fairness opinion prior to the Effective Time. On April 28, 1994, TCI and Liberty received approval from the Department of Justice to consummate the Mergers by agreeing to enter into a proposed consent decree. See "THE MERGER AGREEMENT -- Conditions to the Mergers" and "-- Governmental Approvals" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

     Termination of the Merger Agreement. The Merger Agreement is subject to termination at the option of either TCI or Liberty if the Mergers are not consummated on or before September 30, 1994 (unless the absence of such occurrence is due to the failure of the party seeking to terminate the Merger Agreement to perform any of its obligations thereunder) and prior to such time upon the occurrence of certain events. See "THE MERGER AGREEMENT -- Termination; Amendment and Waiver."

     Indemnification. The Merger Agreement provides that the present and former directors, officers, employees and agents of TCI and Liberty will be indemnified by TCI/Liberty after the Effective Time against certain liabilities to the extent that (a) a corporation is permitted under Delaware law to indemnify its own directors, officers, employees or agents, as the case may be, (b) such person would be entitled to be indemnified by TCI or Liberty with respect to the liability in question under any indemnification agreement between such person and TCI or Liberty or under the charter or bylaws of TCI or Liberty, as the case may be, and (c) such indemnification otherwise is permitted by applicable law. In addition, TCI and Liberty have each entered into indemnification agreements with their respective directors. See "THE MERGER AGREEMENT -- Indemnification." TCI/Liberty will enter into indemnification agreements with each person who is a director of TCI/Liberty immediately prior to the Mergers. See "MANAGEMENT OF TCI/LIBERTY -- Indemnification."

     Accounting Treatment. The Mergers will be accounted for using predecessor cost for accounting and financial reporting purposes.

     Certain Litigation. For information regarding certain litigation relating to the Mergers and related transactions, see "THE MERGERS -- Certain Litigation."

OPINIONS OF FINANCIAL ADVISORS

     TCI. On January 24, 1994, prior to the execution of the Merger Agreement, and on June 15, 1994, CS First Boston rendered to the TCI Board oral opinions to the effect that, as of the dates of such opinions and based upon and subject to certain matters, the consideration to be received in the TCI Merger by holders of TCI Common Stock was fair, from a financial point of view, to such holders (other than Liberty and its affiliates). CS First Boston has reconfirmed such opinions by delivery to the TCI Board of a written opinion dated the date hereof.

     Liberty. On January 21, 1994, prior to the execution of the Merger Agreement, and again on June 6, 1994, Merrill Lynch made a presentation to the Special Committee and rendered its opinion to the effect that, as of each such date and based upon and subject to certain matters, the respective exchange ratios in the Liberty Merger and the TCI Merger, taken together, were fair, from a financial point of view, to the holders of Liberty Common Stock (other than TCI and its affiliates). On January 24 and June 15, 1994, Merrill Lynch made presentations to the Liberty Board and confirmed the opinions which it had previously rendered to the Special Committee on January 21 and June 6, 1994, respectively. Merrill Lynch has reconfirmed its opinions by delivery to the Special Committee of a written opinion dated the date hereof.

     TCI and Liberty stockholders are urged to read the opinions of CS First Boston and Merrill Lynch, respectively, which are set forth in their entirety as Appendices II and III to this Proxy Statement/Prospectus, carefully for a description of the procedures followed, the factors considered and the assumptions made by CS First Boston and Merrill Lynch in rendering their respective opinions. See "THE MERGERS -- Fairness Opinions."

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

     In considering the recommendations of the TCI Board and the Liberty Board with respect to the Mergers, stockholders should be aware that certain members of the TCI Board and the Liberty Board and of each of TCI's and Liberty's management have certain interests in the Mergers that are in addition to or different from the interests of the public stockholders of each of TCI and Liberty generally. See "THE MERGERS -- Interests of Certain Persons in the Mergers." Each of the TCI Board and the Liberty Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. As of the TCI Record Date, (i) Mr. Magness beneficially owned 4,626,938 shares of TCI Class A Common Stock (representing 1.14% of the shares of such class outstanding on such date) and 27,382,076 shares of TCI Class B Common Stock (representing 57.94% of the shares of such class outstanding on such date) and (ii)

Dr. Malone beneficially owned 1,165,593 shares of TCI Class A Common Stock (representing less than 1% of the shares of such class outstanding on such date) and 904,800 shares of TCI Class B Common Stock (representing 1.91% of the shares of such class outstanding on such date). As of the Liberty Record Date, (i) Mr. Magness beneficially owned 10,000,000 shares of Liberty Class B Common Stock (representing 23.07% of the shares of such class outstanding on such date) and 125,000 shares of Liberty Class E Preferred Stock (representing 7.46% of the shares of such class outstanding on such date) and (ii) Dr. Malone beneficially owned 26,312,000 shares of Liberty Class B Common Stock (representing 60.71% of the shares of such class outstanding on such date) and 320,900 shares of Liberty Class E Preferred Stock (representing 19.16% of the shares of such class outstanding on such date). See "OWNERSHIP OF TCI, LIBERTY AND TCI/LIBERTY
STOCK -- Five Percent Stockholders." For the number of shares of TCI and Liberty capital stock held by the other directors and executive officers of TCI and Liberty, see "OWNERSHIP OF TCI, LIBERTY AND TCI/LIBERTY STOCK -- Security Ownership of TCI/Liberty Directors and Officers" and "-- Security Ownership of Other TCI and Liberty Directors and Officers."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Mergers have been structured to qualify as a nontaxable exchange under the Internal Revenue Code of 1986, as amended (the "Code"). It is a condition to the Mergers that each of TCI and Liberty receives an opinion from Baker & Botts, L.L.P. to the effect that no gain or loss will be recognized by TCI or Liberty or their respective stockholders in connection with the Mergers (other than with respect to cash received in lieu of fractional shares). See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

COMPARATIVE MARKET PRICE DATA

     TCI. The TCI Class A Common Stock and TCI Class B Common Stock are traded on the Nasdaq National Market under the symbols "TCOMA" and "TCOMB." The following table sets forth the high and low sales prices of TCI Class A Common Stock and TCI Class B Common Stock for the periods indicated. The prices have been rounded up to the nearest eighth and do not include retail markups, markdowns or commissions. TCI's fiscal year ends on December 31.

                                                                    CLASS A          CLASS B
                                                                  COMMON STOCK     COMMON STOCK
                                                                  ------------     ------------
                                                                  HIGH     LOW     HIGH     LOW
                                                                  ----     ---     ----     ---
Year ended December 31, 1992
  First Quarter.................................................  18 1/8   15 3/8  17 3/4   15 1/2
  Second Quarter................................................  20       16 1/8  19 1/2   16 1/4
  Third Quarter.................................................  20 7/8   16 3/4  20 3/4   17
  Fourth Quarter................................................  22       16 1/2  21 3/4   16 1/2
Year ended December 31, 1993
  First Quarter.................................................  25 1/2   20 3/4  25 1/2   21
  Second Quarter................................................  24       17 1/2  24       18 3/8
  Third Quarter.................................................  26 3/4   21 5/8  27       22
  Fourth Quarter................................................  33 1/4   24 7/8  40       25 1/2
Year ended December 31, 1994
  First Quarter.................................................  30 1/4   20 3/8  32 3/4   22
  Second Quarter (through June 15, 1994)........................  23 3/8   18 1/4  24 3/4   21 1/4

     Liberty. The Liberty Class A Common Stock, Liberty Class B Common Stock and Liberty Class E Preferred Stock are traded on the Nasdaq National Market under the symbols "LBTYA," "LBTYB" and "LBTYP," respectively. On March 12, 1992, the stockholders of Liberty approved a plan of recapitalization (the "Recapitalization") pursuant to which, among other things, each outstanding share of Liberty Common Stock was reclassified and exchanged into and for 20 shares of the corresponding class of Liberty Common Stock and two shares of Liberty Class E Preferred Stock. Subsequently, Liberty effected the following stock splits, each in the form of a stock dividend (together with the Recapitalization, the "Stock Splits"): (i) on December 3, 1992, each holder of Liberty Common Stock received three additional shares for each share of the corresponding class they held of record on November 23, 1992 and (ii) on March 17, 1993, each holder of Liberty Common Stock received one additional share for each share of the corresponding class they held of record on March 10, 1993. The following table sets forth the range of high and low bid prices of shares of Liberty Class A Common Stock, Liberty Class B Common Stock and Liberty Class E Preferred Stock for the first quarter of 1992 as furnished by the National Association of Securities Dealers Automated Quotations System, during which period such shares traded in the over-the-counter market. For the remaining periods presented, the table sets forth the range of high and low sales prices of shares of Liberty Class A Common Stock, Liberty Class B Common Stock and Liberty Class E Preferred Stock, as furnished by the Nasdaq Stock Market, during which period such shares traded on the Nasdaq National Market. The prices have been adjusted to reflect the Stock Splits, have been rounded up to the nearest eighth and do not include retail markups, markdowns or commissions. In addition, the high and low bid prices presented in the table represent prices between dealers and do not necessarily represent actual transactions. Liberty's fiscal year ends on December 31.

                                                                CLASS A      CLASS B      CLASS E
                                                                 COMMON       COMMON     PREFERRED
                                                                 STOCK        STOCK        STOCK
                                                               ----------   ----------   ----------
                                                               HIGH       LOW     HIGH        LOW     HIGH    LOW
                                                               ----       ---     ----        ---     ----    ---
Year ended December 31, 1992
  First Quarter..............................................    5 1/8   3  3/4    5 1/4*    4  7/8*   52**    52 **
  Second Quarter.............................................    5 7/8   4  5/8    5         4  5/8    56      48
  Third Quarter..............................................    7 3/4   5  1/2    8 3/8     6  1/4    54      47
  Fourth Quarter.............................................   14 1/2   7        16         7  1/8    65      47
Year ended December 31, 1993
  First Quarter..............................................   18 3/8  12  1/2   19        16         70      58
  Second Quarter.............................................   25 3/4  14  5/8   27        15         66      62
  Third Quarter..............................................   26 3/4  20  1/2   26 1/4    23  1/2    71      62  1/2
  Fourth Quarter.............................................   32      24  1/4   33 3/4    26  7/8    97      68
Year ended December 31, 1994
  First Quarter..............................................   29 1/4  19  3/4   33        23  1/2    98 1/4  71
  Second Quarter (through June 15, 1994).....................   22 3/4  17  3/4   24 1/2    20  1/2    77      65

- ---------------

* The Class B Common Stock was thinly traded prior to the Recapitalization, and price quotes during the first two months of the first quarter of 1992 were not readily available.

** Started trading in March 1992.

     On October 7, 1993, the last trading day before TCI and Liberty publicly announced that they had agreed in principle to a combination of the two companies, the last reported sale prices for shares of TCI Class A Common Stock and TCI Class B Common Stock were $25 7/8 and $26 3/4, respectively, and the last reported sale prices for shares of Liberty Class A Common Stock, Liberty Class B Common Stock and Liberty Class E Preferred Stock were $28 1/2, $32 and $78, respectively, in each case on the Nasdaq National Market. On January 28, 1994, the last trading day before TCI and Liberty publicly announced that they had signed the Merger Agreement, the last reported sale prices for shares of TCI Class A Common Stock and TCI Class B Common Stock were $27 5/8 and $31, respectively, and the last reported sale prices for shares of Liberty Class A Common Stock, Liberty Class B Common Stock and Liberty Class E Preferred Stock were $26 3/4, $30 1/2 and $97, respectively, in each case on the Nasdaq National Market. On June 22, 1994, the last trading day before the date of this Proxy Statement/Prospectus, the last reported sale prices for shares of TCI Class A Common Stock and TCI Class B Common Stock were $20 3/4 and $23, respectively, and the last reported sale prices for shares of the Liberty Class A Common Stock, Liberty Class B Common Stock and Liberty Class E Preferred Stock were
$20 3/8, $20 1/2, and $70, respectively, in each case on the Nasdaq National Market.

     TCI/Liberty. TCI/Liberty has applied for listing of the TCI/Liberty Class A Common Stock, TCI/Liberty Class B Common Stock and TCI/Liberty Class B Preferred Stock on the Nasdaq National Market, and it is anticipated that such shares will trade on the Nasdaq National Market, upon official notice of issuance, under the symbols "TCOMA", "TCOMB" and "TCOMP", respectively.

     Dividends. Neither TCI nor Liberty pays cash dividends on its common stock and neither is permitted to do so under the Merger Agreement. Payment of cash dividends on the TCI/Liberty Common Stock after the Mergers will be determined by the Board of Directors of TCI/Liberty in light of TCI/Liberty's earnings, financial condition and other relevant considerations. It is anticipated that no cash dividends will be paid on the TCI/Liberty Common Stock for the foreseeable future. Immediately following the Mergers, TCI/Liberty will be a holding company and its ability to pay cash dividends will be dependent on its ability to receive cash dividends and advances from TCI and Liberty. Certain loan agreements to which TCI and/or certain of its subsidiaries and certain loan agreements to which certain of Liberty's subsidiaries are a party contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Payment of dividends by TCI/Liberty will also be subject to the terms of the TCI/Liberty Preferred Stock. See "DESCRIPTION OF TCI/LIBERTY CAPITAL STOCK -- TCI/Liberty Preferred Stock."

     The Liberty Class E Preferred Stock pays an annual dividend, when and as declared by the Liberty Board, of $6.00 per share which is payable, at Liberty's option, in cash, through the issuance of Liberty Class A Common Stock or in any combination of the foregoing. Liberty has paid all dividends to date on the Liberty Class E Preferred Stock in cash. The TCI/Liberty Class B Preferred Stock, which is to be issued in exchange for the Liberty Class E Preferred Stock in the Liberty Merger, will also pay an annual dividend, when and as declared by the Board of Directors of TCI/Liberty, of $6.00 per share which will be payable, at the option of TCI/Liberty, in cash, through the issuance of TCI/Liberty Class A Common Stock or in any combination of the foregoing. See "DESCRIPTION OF TCI/LIBERTY CAPITAL STOCK."

CERTAIN COMPARATIVE PER SHARE DATA

     The following table sets forth certain comparative data related to book value and earnings (loss) per common share (i) on a historical basis for TCI and Liberty and (ii) on an equivalent pro forma basis for TCI/Liberty. The pro forma information shown is derived from the pro forma financial statements presented elsewhere herein, which give effect to the Mergers as if they had occurred at the date or at the beginning of the period indicated. The information shown below should be read in conjunction with the consolidated historical financial statements of TCI and Liberty, including the respective notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus, and the pro forma financial statements of TCI, Liberty and TCI/Liberty, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INDEX TO FINANCIAL STATEMENTS -- TCI and Subsidiaries;" "-- Liberty and Subsidiaries" and
"-- TCI/Liberty and Subsidiaries." Neither TCI nor Liberty paid any cash dividends on its common stock during the year ended December 31, 1993 or during the quarter ended March 31, 1994.

                                                                                            TCI/LIBERTY
                                                                 TCI          LIBERTY       EQUIVALENT
                                                              HISTORICAL     HISTORICAL      PRO FORMA
                                                              ----------     ----------     -----------
Book value per common share
     March 31, 1994.........................................    $ 5.22          3.03            5.12(1)
Primary and fully diluted earnings (loss) attributable to
  common shareholders per common and common equivalent
  share:
     Year ended December 31, 1993...........................    $ (.02)         (.21)           (.09)(2)
     Three months ended March 31, 1994......................    $  .07           .06             .05(3)

- ---------------
(1) The equivalent book value per common share is based upon 482,721,506 shares of TCI/Liberty Class A Common Stock (after giving effect to the ratio of 0.975 per Liberty share and after elimination of shares of TCI/Liberty Class A Common Stock held by Liberty and subsidiaries of TCI) and 85,976,327 shares of TCI/Liberty Class B Common Stock (after giving effect to the ratio of 0.975 per Liberty share and after elimination of shares of TCI/Liberty Class B Common Stock held by Liberty).

(2) The equivalent pro forma loss per common share is based upon 550,232,340 weighted average shares. Such amount is calculated utilizing 432,566,150 weighted average shares of TCI Common Stock at December 31, 1993 (such amount representing TCI's weighted average shares as disclosed in its historical financial statements) reduced by 6,525,721 shares of TCI Common Stock held by Liberty prior to the Mergers and 127,582,745 weighted average shares of Liberty Common Stock at December 31, 1993 (such amount representing Liberty's weighted average shares, as disclosed in its historical financial statements, shares of Liberty Common Stock issued in the acquisition of voting control of Home Shopping Network, Inc. and Liberty Common Stock repurchased from TCI in 1993, all of which have been adjusted to give effect to the ratio of 0.975 per Liberty share reduced by 3,390,834 shares of Liberty Common Stock (as adjusted to give effect to the ratio of 0.975 per Liberty share) held by TCI prior to the Mergers.
                                          (footnotes continue on following page)

(footnotes continued from previous page)

(3) The equivalent pro forma earnings per common and common equivalent share is based upon 610,025,737 weighted average shares. Such amount is calculated utilizing 491,948,769 weighted average shares of TCI at March 31, 1994 (such amount representing TCI's weighted average shares, as disclosed in its historical financial statements) reduced by 6,525,721 shares of TCI Common Stock held by Liberty prior to the Mergers and 127,993,523 weighted average shares of Liberty at March 31, 1994 (such amount representing Liberty's weighted average shares, as disclosed in its historical financial statements, adjusted to give effect to the ratio of 0.975 per Liberty share) reduced by 3,390,834 shares of Liberty Common Stock (as adjusted to give effect to the ratio of 0.975 per Liberty share) held by TCI prior to the Mergers.

SELECTED HISTORICAL FINANCIAL DATA

     TCI. The following table sets forth selected historical financial data for TCI and subsidiaries (i) as of March 31, 1994 and as of December 31 of each of the years in the five-year period ended December 31, 1993 and (ii) for the three-month periods ended March 31, 1994 and 1993 and for each of the years in the five-years ended December 31, 1993. The following information is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements and notes thereto of TCI incorporated by reference into this Proxy Statement/Prospectus and with the condensed pro forma financial statements of TCI and subsidiaries appearing elsewhere in this Proxy Statement/Prospectus. See "INDEX TO FINANCIAL STATEMENTS - TCI and Subsidiaries."

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                        THREE MONTHS
                                           ENDED
                                         MARCH 31,                  YEAR ENDED DECEMBER 31,
                                      ----------------     ------------------------------------------
                                       1994      1993       1993     1992     1991     1990     1989
                                      -------   ------     ------   ------   ------   ------   ------
SUMMARY OF OPERATIONS DATA:
Revenue.............................  $ 1,060    1,018      4,153    3,574    3,214    2,940    2,358
Operating income....................  $   234      247        916      864      674      546      455
Earnings (loss) from:
  Continuing operations.............  $    32       53         (7)       7      (78)    (191)    (262)
  Discontinued operations...........       --       --         --      (15)     (19)     (63)      (3)
                                      -------   ------     ------   ------   ------   ------   ------
                                           32       53         (7)      (8)     (97)    (254)    (265)
Dividend requirement on redeemable
  preferred stocks..................       --       (1)        (2)     (15)      --       --       --
                                      -------   ------     ------   ------   ------   ------   ------
Net earnings (loss) attributable to
  common shareholders...............  $    32       52         (9)     (23)     (97)    (254)    (265)
                                      =======   ======     ======   ======   ======   ======   ======
Primary and fully diluted earnings
  (loss) attributable to common
  shareholders per common and common
  equivalent share:
     Continuing operations..........  $   .07      .11       (.02)    (.01)    (.22)    (.54)    (.74)
     Discontinued operations........       --       --         --     (.04)    (.05)    (.18)    (.01)
                                      -------   ------     ------   ------   ------   ------   ------
                                      $   .07      .11       (.02)    (.05)    (.27)    (.72)    (.75)
                                      =======   ======     ======   ======   ======   ======   ======
Weighted average common shares
  outstanding.......................      492      469        433      424      360      355      353

                                            MARCH 31,                     DECEMBER 31,
                                            ----------     ------------------------------------------
                                               1994         1993     1992     1991     1990     1989
                                            ----------     ------   ------   ------   ------   ------
SUMMARY BALANCE SHEET DATA:
Property and equipment, net...............   $  5,026       4,935    4,562    4,081    4,156    3,692
Franchise costs, net......................   $  9,141       9,197    9,300    8,104    7,348    6,811
Net assets of discontinued operations.....   $     --          --       --      242       54      580
Total assets..............................   $ 17,058      16,520   16,310   15,166   14,106   13,560
Debt......................................   $ 10,008       9,900   10,285    9,455    8,922    8,007
Stockholders' equity......................   $  2,354       2,112    1,726    1,570      748      840
Shares outstanding (net of treasury
  shares):
  Class A common stock....................        404         403      382      370      310      305
  Class B common stock....................         47          47       48       49       48       48
Book value per share......................   $   5.22        4.69     4.01     3.75     2.09     2.38

     Liberty. The following table sets forth selected historical financial data for (i) Liberty and subsidiaries as of March 31, 1994 and December 31, 1993, 1992 and 1991 and for the three-month periods ended March 31, 1994 and 1993 and for each of the fiscal years in the two-year period ended December 31, 1993 and the period from April 1, 1991 to December 31, 1991, and (ii) the Predecessor Companies as of December 31, 1990 and 1989 and for the period from January 1, 1991 to March 31, 1991 and for each of the fiscal years in the two-year period ended December 31, 1990. The "Predecessor Companies" consist of a combination of certain programming interests and cable television assets of TCI that were contributed by TCI to Liberty effective March 28, 1991 in exchange for preferred stock of Liberty. See "THE MERGERS -- Background -- The Restructuring Plan." The financial data for the Predecessor Companies is shown for comparative purposes only. The following information is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements and notes thereto of Liberty incorporated by reference into this Proxy Statement/Prospectus and with the condensed pro forma combined financial statements of Liberty and subsidiaries appearing elsewhere in this Proxy Statement/Prospectus. See "INDEX TO FINANCIAL STATEMENTS -- Liberty and Subsidiaries."

      LIBERTY MEDIA CORPORATION AND SUBSIDIARIES AND PREDECESSOR COMPANIES
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      LIBERTY                                     PREDECESSOR COMPANIES
                                                                                NINE          THREE
                                THREE MONTHS                                   MONTHS        MONTHS
                                   ENDED                 YEAR ENDED            ENDED          ENDED           YEAR ENDED
                                 MARCH 31,              DECEMBER 31,        DECEMBER 31,    MARCH 31,        DECEMBER 31,
                            --------------------   ----------------------   ------------    ---------    --------------------
                              1994        1993        1993         1992         1991          1991         1990        1989
                            --------    --------   ----------    --------   ------------    ---------    --------    --------
SUMMARY OF OPERATIONS DATA:
Revenue.................... $335,080     179,072    1,153,256     156,513       85,397        21,408       75,340      47,857
Operating income (loss).... $ 27,154       2,089         (903)     (3,396)         785        (8,038)     (19,523)     (6,483)
Interest expense, including
  amounts to TCI........... $ (9,090)     (4,844)     (31,080)     (7,329)      (4,687)       (1,783)     (11,179)     (8,842)
Dividend and interest
  income primarily from
  affiliates............... $  5,287       4,973       23,549      30,909       25,116         7,849       18,972       8,251
Share of earnings (losses)
  of affiliates, net....... $  9,137       7,153       34,044      17,815       13,955        (2,414)     (15,004)    (21,703)
Gain on sale of
  investment............... $     --      10,613       31,972          --           --            --           --          --
Loss on transactions with
  TCI...................... $     --          --      (30,296)    (17,826)          --            --           --          --
Minority interests in
  losses (earnings) of
  consolidated
  subsidiaries............. $ (4,033)        (35)         289       4,734        5,618         3,817       12,220       6,293
Earnings (loss) before
  extraordinary item....... $ 13,642      12,246        6,986      22,384       40,321           226       (7,227)     15,658
Extraordinary item -- loss
  on early extinguishment
  of debt, net.............       --      (1,792)      (2,191)         --           --            --           --          --
                            --------    --------   ----------    --------   ------------    ---------    --------    --------
Net earnings (loss)........   13,642      10,454        4,795      22,384       40,321           226       (7,227)     15,658
                                                                                            =========    ========    ========
Dividend requirement on
  redeemable preferred
  stocks...................   (5,803)    (10,895)     (31,972)    (41,631)     (24,499)
                            --------    --------   ----------    --------   ------------
Net earnings (loss)
  attributable to common
  shareholders............. $  7,839        (441)     (27,177)    (19,247)      15,822
                            ========    ========    =========    ========   ============
Primary and fully diluted
  earnings (loss)
  attributable to common
  shareholders per common
  and common equivalent
  share:
  Net earnings (loss)
    before extraordinary
    item................... $   0.06        0.01        (0.19)      (0.16)        0.13
  Extraordinary item,
    net....................       --       (0.01)       (0.02)         --           --
                            --------    --------   ----------    --------   ------------
  Net earnings (loss)
    attributable to common
    stockholders........... $   0.06        0.00        (0.21)      (0.16)        0.13
                            ========    ========    =========    ========   ============
Weighted average common and
  common equivalent shares
  outstanding:
  Primary..................  131,275     129,115      130,574     123,391      120,683
  Fully diluted............  131,275     129,115      130,574     123,391      120,878

                                                                                                           PREDECESSOR
                                                                    LIBERTY                                 COMPANIES
                                                MARCH 31,                DECEMBER 31,                      DECEMBER 31,
                                                ----------    ----------------------------------       --------------------
                                                   1994          1993         1992        1991           1990        1989
                                                ----------    ----------    --------    --------       --------    --------
SUMMARY BALANCE SHEET DATA:
Investment in affiliates and others...........  $  448,315       371,758     452,528     408,471        414,050     161,619
Investment in TCI common stock................  $  104,011       104,011     104,011     104,011             --          --
Property and equipment, net...................  $  251,241       255,678      35,475      26,905         31,776      27,629
Total assets..................................  $1,516,610     1,436,548     830,187     739,844        604,507     340,839
Debt, including debt to TCI...................  $  446,201       446,098     167,652      63,634         69,292      49,788
Preferred stock subject to mandatory
  redemption requirements.....................  $  158,527       155,237     155,261     142,480             --          --
Stockholders' equity..........................  $  396,926       352,497     428,751     477,713             --          --
Shares outstanding:
  Class A common stock........................      87,515        87,515      76,036      10,848
  Class B common stock........................      43,339        43,339      43,340       5,422
Book value per share(1).......................  $     3.03          2.69        3.59        3.67

- ---------------
(1) Adjusted to reflect the Stock Splits.

SELECTED PRO FORMA FINANCIAL DATA FOR TCI/LIBERTY

     The following selected pro forma balance sheet data for TCI/Liberty and subsidiaries assumes that the Mergers, the sale by Liberty of a 50% partnership interest in American Movie Classics Company ("AMC") and certain other transactions effected by Liberty had occurred as of March 31, 1994 and the selected pro forma statement of operations data for TCI/Liberty and subsidiaries assumes that the Mergers, the sale of Liberty's interest in AMC and certain other transactions effected by Liberty had occurred prior to January 1, 1993. The pro forma financial data are unaudited and are not necessarily indicative of the financial position or results of operations of TCI/Liberty and subsidiaries that would have occurred had the Mergers and such other transactions occurred as of March 31, 1994 or prior to the beginning of 1993 or of the future results of operations of TCI/Liberty and subsidiaries. The following pro forma information should be read in conjunction with the historical financial statements and notes thereto of TCI and Liberty incorporated by reference into this Proxy Statement/Prospectus and with the condensed pro forma financial statements of TCI and subsidiaries and the condensed pro forma combined financial statements of Liberty and subsidiaries and TCI/Liberty and subsidiaries appearing elsewhere in this Proxy Statement/Prospectus. See "INDEX TO FINANCIAL STATEMENTS." The net earnings of TCI/Liberty after the Mergers will not be materially different from those of TCI prior to the consummation of the Mergers as TCI has been reflecting a 100% share of Liberty's earnings and losses since the date TCI contributed certain assets to Liberty in the Restructuring Plan.

                          TCI/LIBERTY AND SUBSIDIARIES
                          YEAR ENDED DECEMBER 31, 1993
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         PRO FORMA                  PRO FORMA
                                              HISTORICAL   HISTORICAL     LIBERTY      PRO FORMA     COMBINED
                                                 TCI        LIBERTY     TRANSACTIONS    MERGERS     COMPANIES
                                              ----------   ----------   ------------   ---------    ---------
SUMMARY OF OPERATIONS DATA:
Revenue....................................   $  4,153        1,153          111           (55)        5,362
Operating, selling, general and
  administrative expenses..................   $ (2,326)      (1,105)        (108)           55        (3,484)
Depreciation and amortization..............   $   (911)         (49)         (10)           --          (970)
                                              ----------   ----------   ---------        ------       -------
Operating income (loss)....................   $    916           (1)          (7)           --           908
Interest expense...........................   $   (731)         (31)         (10)            9          (763)
Share of earnings of Liberty...............   $      4           --           --            (4)           --
Share of earnings (losses) of affiliates,
  net......................................   $    (76)          34          (25)           --           (67)
Loss on transactions with TCI..............   $     --          (30)          --            --           (30)
Earnings (loss) before extraordinary
  item.....................................   $     (7)           7          (37)           (2)          (39)
Net earnings (loss)........................   $     (7)           5          (35)           (2)          (39)
Preferred stock dividend requirements......   $     (2)         (32)           9            15           (10)
Loss attributable to common shareholders...   $     (9)         (27)         (26)           13           (49)
Loss per common share before
  extraordinary item.......................   $   (.02)        (.19)         N/A           N/A          (.09)
Net loss per common share..................   $   (.02)        (.21)         N/A           N/A          (.09)

                          TCI/LIBERTY AND SUBSIDIARIES
                       THREE MONTHS ENDED MARCH 31, 1994
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         PRO FORMA                 PRO FORMA
                                              HISTORICAL   HISTORICAL     LIBERTY      PRO FORMA   COMBINED
                                                 TCI        LIBERTY     TRANSACTIONS    MERGERS    COMPANIES
                                              ----------   ----------   ------------   ---------   ---------
SUMMARY OF OPERATIONS DATA:
Revenue.....................................   $  1,060          335           --          (15)       1,380
Operating, selling, general and
  administrative expenses...................   $   (591)        (295)          --           15         (871)
Depreciation and amortization...............   $   (235)         (13)          --           --         (248)
                                              ----------   ----------   ------------   ---------   ---------
Operating income............................   $    234           27           --           --          261
Interest expense............................   $   (178)          (9)          --            6         (181)
Share of earnings of Liberty................   $     14           --           --          (14)          --
Share of earnings (losses) of affiliates,
  net.......................................   $     (9)           9           (6)          --           (6)
Net earnings................................   $     32           14           (4)          (8)          34
Preferred stock dividend requirements.......   $     --           (6)           6           (3)          (3)
Net earnings attributable to common
  shareholders..............................   $     32            8            2          (11)          31
Primary and fully diluted earnings
  attributable to common shareholders per
  common and common equivalent share........   $    .07          .06          N/A          N/A          .05

                          TCI/LIBERTY AND SUBSIDIARIES
                                 MARCH 31, 1994
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                        PRO FORMA                  PRO FORMA
                                             HISTORICAL   HISTORICAL     LIBERTY      PRO FORMA     COMBINED
                                                TCI        LIBERTY     TRANSACTIONS    MERGERS     COMPANIES
                                             ----------   ----------   ------------   ----------   ----------
SUMMARY BALANCE SHEET DATA:
Cash, receivables and prepaids.............   $    285          296          175            --           756
Investment in and advances to Liberty......   $    507           --           --          (507)           --
Investment in and advances to affiliates
  and others...............................   $  1,479          448          318            --         2,245
Investment in TCI Common Stock.............   $     --          104           --          (104)           --
Property and equipment, net................   $  5,026          251           --            --         5,277
Franchise costs and other, net.............   $  9,761          417           --            --        10,178
Total assets...............................   $ 17,058        1,517          493          (612)       18,456
Due to TCI.................................   $     --          209           --          (209)           --
Debt.......................................   $ 10,008          260           --            --        10,268
Redeemable preferred stock.................   $     --          159           --          (159)           --
Stockholders' equity.......................   $  2,354          397          307          (148)        2,910
Book value per common share................   $   5.22         3.03          N/A           N/A          5.12

- ---------------
N/A -- not applicable

                              THE SPECIAL MEETINGS

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) from the holders of TCI Common Stock by the TCI Board for use at the TCI Meeting and (ii) from the holders of Liberty Common Stock by the Liberty Board for use at the Liberty Meeting. Copies of this Proxy Statement/Prospectus are also being furnished to holders of Liberty Class E Preferred Stock, but proxies are not being solicited from such holders nor will such holders be entitled to vote their shares at the Liberty Meeting.

TIMES AND PLACES; PURPOSES

     The TCI Meeting will be held at the Sheraton Denver Tech Center Hotel, 4900 DTC Parkway, Denver, Colorado, on Thursday, August 4, 1994, starting at 11:00 a.m., local time. The Liberty Meeting will be held at the Sheraton Denver Tech Center Hotel, 4100 DTC Parkway, Denver, Colorado, on Thursday, August 4, 1994, starting at 2:00 p.m., local time. At each of the Special Meetings, the respective stockholders of TCI and Liberty will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement, (ii) a proposal to approve the adoption of the TCI/Liberty Stock Incentive Plan and (iii) such other matters as may properly come before either Special Meeting. The consummation of the Mergers is not conditioned on approval of the adoption of the TCI/Liberty Stock Incentive Plan at either the TCI Meeting or the Liberty Meeting. A copy of the Merger Agreement and the TCI/Liberty Stock Incentive Plan is included as Appendix I and Appendix IV, respectively, to this Proxy Statement/Prospectus.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

     TCI. The TCI Board has fixed the close of business on June 15, 1994, as the date for the determination of holders of TCI Common Stock entitled to notice of and to vote at the TCI Meeting. Only holders of record of shares of TCI Class A Common Stock and TCI Class B Common Stock at the close of business on the TCI Record Date are entitled to notice of and to vote at the TCI Meeting. At the close of business on the TCI Record Date, there were 403,779,274 shares of TCI Class A Common Stock outstanding and entitled to vote at the TCI Meeting held by 8,303 stockholders of record and 47,258,787 shares of TCI Class B Common Stock outstanding and entitled to vote held by 681 stockholders of record.

     The TCI Class A Common Stock and TCI Class B Common Stock will vote together as a single class. Each holder of record, as of the TCI Record Date, of
(i) TCI Class A Common Stock is entitled to cast one vote per share and (ii) TCI Class B Common Stock is entitled to cast ten votes per share, in person or by proxy, on each proposal properly presented at the TCI Meeting. The presence, in person or by proxy, of the holders of a majority of the combined voting power of the outstanding shares of TCI Class A Common Stock and TCI Class B Common Stock entitled to vote is necessary to constitute a quorum at the TCI Meeting.

     The affirmative vote, in person or by proxy, of the holders of record of a majority of the combined voting power of the shares of TCI Class A Common Stock and TCI Class B Common Stock outstanding on the TCI Record Date, voting together as a single class, is required to approve and adopt the Merger Agreement. Approval and adoption of the TCI/Liberty Stock Incentive Plan requires that a majority in combined voting power and a majority in number of the shares of TCI Class A Common Stock and TCI Class B Common Stock represented in person or by proxy and entitled to vote at the TCI Meeting, voting as a single class, are voted for such approval.

     Liberty has agreed, pursuant to the terms of the Merger Agreement, to vote (or cause to be voted) in favor of the Merger Agreement and the TCI/Liberty Stock Incentive Plan the 2,988,009 outstanding shares of TCI Class A Common Stock and 3,537,712 outstanding shares of TCI Class B Common Stock beneficially owned by it as of the TCI Record Date, representing approximately 4.4% of the total voting power and 1.4% of the total number of the then outstanding shares of TCI Common Stock. In addition, the directors and executive officers of TCI, who as of the TCI Record Date owned 5,598,493 outstanding shares of TCI Class A Common Stock and 28,945,290 outstanding shares of TCI Class B Common Stock, representing approximately 33.7% of the total voting power and 7.7% of the total number of the then outstanding shares of TCI Common Stock, have informed TCI that they intend to vote their shares in favor of the Merger Agreement and the TCI/Liberty Stock Incentive Plan.

     Liberty. The Liberty Board has fixed the close of business on June 15, 1994, as the date for the determination of stockholders entitled to notice of and to vote at the Liberty Meeting. Only holders of record of shares of Liberty Class A Common Stock, Liberty Class B Common Stock, Liberty Class B Preferred Stock and Liberty Class D Preferred Stock at the close of business on the Liberty Record Date are entitled to notice of and to vote at the Liberty Meeting. At the close of business on the Liberty Record Date, there were (i) 87,515,378 shares of Liberty Class A Common Stock outstanding and entitled to vote at the Liberty Meeting held by 583 stockholders of record and 43,338,720 shares of Liberty Class B Common Stock outstanding and entitled to vote held by 73 stockholders of record and (ii) 105,353 shares of Liberty Class B Preferred Stock and 17,238 shares of Liberty Class D Preferred Stock outstanding and entitled to vote at the Liberty Meeting, all of which shares were held by an indirect wholly owned subsidiary of TCI.

     The Liberty Class A Common Stock and Liberty Class B Common Stock will vote together as a single class. Each holder of record, as of the Liberty Record Date, of (i) Liberty Class A Common Stock is entitled to cast one vote per share and (ii) Liberty Class B Common Stock is entitled to cast ten votes per share, in person or by proxy, on each proposal properly presented at the Liberty Meeting. The Liberty Class B Preferred Stock and the Liberty Class D Preferred Stock have only such voting rights as are set forth in Liberty's Restated Certificate of Incorporation or under the DGCL. Under Liberty's Restated Certificate of Incorporation, the holders of the Liberty Class B Preferred Stock and Liberty Class D Preferred Stock have the right, each voting as a separate class, to vote at the Liberty Meeting on the proposal to approve and adopt the Merger Agreement. Such holders will not have the right to vote on the proposal to approve the adoption of the TCI/Liberty Stock Incentive Plan. The presence, in person or by proxy, of the holders of (i) a majority of the outstanding shares of Liberty Common Stock entitled to vote, (ii) a majority of the outstanding shares of Liberty Class B Preferred Stock entitled to vote and (iii) a majority of the outstanding shares of Liberty Class D Preferred Stock entitled to vote is necessary to constitute a quorum at the Liberty Meeting. Under Liberty's Restated Certificate of Incorporation, the holders of the Liberty Class E Preferred Stock are not entitled to vote at the Special Meeting.

     The affirmative vote, in person or by proxy, of the holders of (i) a majority of the combined voting power of the shares of Liberty Class A Common Stock and Liberty Class B Common Stock outstanding on the Liberty Record Date, voting together as a single class, (ii) at least 66 2/3% of the total number of shares of Liberty Class B Preferred Stock outstanding on the Liberty Record Date, voting as a separate class and (iii) at least 66 2/3% of the total number of shares of Liberty Class D Preferred Stock outstanding on the Liberty Record Date, voting as a separate class, is required to approve and adopt the Merger Agreement. Approval and adoption of the TCI/Liberty Stock Incentive Plan requires that a majority in combined voting power and a majority in number of the shares of Liberty Class A Common Stock and Liberty Class B Common Stock represented in person or by proxy and entitled to vote at the Liberty Meeting, voting as a single class, are voted for such approval.

     TCI has agreed, pursuant to the terms of the Merger Agreement, to vote (or cause to be voted) (i) in favor of the Merger Agreement and the TCI/Liberty Stock Incentive Plan, all of the shares of Liberty Common Stock beneficially owned by it on the Liberty Record Date, which consist of 3,447,778 shares of Liberty Class A Common Stock, representing less than 1% of the total voting power and 2.7% of the total number of the then outstanding shares of Liberty Common Stock and (ii) in favor of the Merger Agreement, all of the shares of Liberty Class B Preferred Stock and Liberty Class D Preferred Stock beneficially owned by it on the Liberty Record Date, which consisted of all of the shares of each such class of Liberty Preferred Stock outstanding on that date. The directors and executive officers of Liberty, who as of the Liberty Record Date owned 3,389,966 outstanding shares of Liberty Class A Common Stock and 30,007,040 outstanding shares of Liberty Class B Common Stock (exclusive of the Restricted Voting Shares), representing approximately 66.4% of the total voting power and 26.8% of the total number of shares of Liberty Common Stock outstanding on that date (exclusive of the Restricted Voting Shares), have informed Liberty that they intend to vote such shares in favor of the Merger Agreement and the TCI/Liberty Stock Incentive Plan. IF LIBERTY'S DIRECTORS AND EXECUTIVE OFFICERS AND TCI VOTE THEIR SHARES AS THEY HAVE PREVIOUSLY INDICATED OR AGREED, THE MERGER AGREEMENT WILL BE APPROVED AND ADOPTED AT THE LIBERTY MEETING IRRESPECTIVE OF THE VOTE OF ANY OTHER STOCKHOLDER OF LIBERTY.

     As of the Liberty Record Date, Dr. Malone owned 6,400,000 Restricted Voting Shares which are subject to a repurchase right by Liberty and certain voting restrictions contained in Dr. Malone's employment agreement with Liberty. In accordance therewith, the votes represented by such shares will be cast in the same proportions as votes represented by all other shares of Liberty Common Stock are cast with respect to the proposal to approve and adopt the Merger Agreement and the proposal to approve the adoption of the TCI/Liberty Stock Incentive Plan. For a description of certain provisions of Dr. Malone's employment agreement relating to the Restricted Voting Shares, see "MANAGEMENT OF TCI/LIBERTY -- Employment Arrangements -- Liberty."

PROXIES

     All shares of TCI Common Stock and Liberty Common Stock represented by properly executed proxies received prior to or at the TCI Meeting or the Liberty Meeting, respectively, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Agreement and FOR approval of the adoption of the TCI/Liberty Stock Incentive Plan. A properly executed proxy marked "ABSTAIN", although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the applicable Special Meeting, will not be voted. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the applicable Special Meeting, but will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the applicable Special Meeting.

     A stockholder may revoke his proxy at any time prior to its use by delivering to the Secretary of TCI or Liberty, as the case may be, a signed notice of revocation or a later dated signed proxy or by attending the applicable Special Meeting and voting in person. Attendance at the TCI Meeting or the Liberty Meeting will not in itself constitute the revocation of a proxy.

     The cost of solicitation of proxies will be paid by TCI for TCI proxies and by Liberty for Liberty proxies. In addition to solicitation by mail, officers and regular employees of TCI and Liberty may solicit proxies by telephone, telegram, or by personal interviews. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses. TCI and Liberty have agreed in the Merger Agreement that if the Mergers are not consummated for any reason, the aggregate expenses incurred in connection with the printing and filing of the Registration Statement (of which this Proxy Statement/Prospectus forms a part) and the mailing of this Proxy Statement/Prospectus will be borne 80% by TCI and 20% by Liberty.

     STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                  THE MERGERS

BACKGROUND

     The Restructuring Plan. During 1989 and 1990, numerous proposals were pending before Congress and the FCC relating to increased regulation of the cable television industry. Certain of these proposals contemplated imposing horizontal limits on the number of subscribers that could be served by cable systems in which a particular entity had an attributable ownership interest. Other proposals contemplated placing vertical limits on the ownership by cable system operators of interests in entities producing cable television programming, or imposing limitations on the programming decisions that cable operators, who also owned interests in cable programming entities, could make. Because TCI at that time had substantial interests in both cable television systems and cable programming producers, management of TCI believed that enactment or adoption of certain of such proposals, or variants thereof, could require divestiture by TCI of a significant portion of such interests, as well as materially limit TCI's opportunities for growth in cable-related areas in the future. Management of TCI further believed that a forced divestiture of assets would not permit TCI to obtain full or fair value for those assets.

     Faced with these legislative and regulatory uncertainties, the TCI Board, in October 1990, adopted the Restructuring Plan. Through the Restructuring Plan, TCI hoped to avoid or reduce the likelihood of forced divestitures of assets at some unknown time in the future by contributing selected assets to a new public company, Liberty, in which TCI's stockholders would have the opportunity to participate. Because of its smaller size and the composition of its assets, Liberty might have had greater freedom than would have been available to TCI under future legislation or regulations to pursue growth opportunities in the areas of producing cable television programming and providing cable television services.

     Pursuant to the Restructuring Plan, in early 1991 TCI contributed to Liberty (which was formed for this purpose) (i) substantially all of TCI's interests in entities that produced programming for distribution on cable television (other than Turner Broadcasting System, Inc. and Discovery Communications, Inc. (formerly named Cable Educational Network, Inc.)) and (ii) TCI's interests (consisting primarily of minority interests) in certain cable television operating companies. In exchange for the assets contributed by it, TCI received, pursuant to a contribution agreement, shares of several different classes and series of Liberty's preferred stock having an aggregate issue price of approximately $625 million (the "Liberty Preferred Shares").

     As an integral part of the Restructuring Plan, Liberty effected exchange offers ("Exchange Offers") with the holders of each class of TCI Common Stock and holders of certain options and convertible debt securities that were exercisable for or convertible into TCI Common Stock. Liberty issued to such holders one transferable right for every 200 shares of TCI Class A Common Stock or TCI Class B Common Stock held by each such holder, or which such holder had the right to acquire upon exercise or conversion of options or convertible debt securities. Each right entitled the holder to exchange 16 shares of TCI Class A Common Stock or TCI Class B Common Stock for one share of the same class of Liberty Common Stock. The Exchange Offers were designed to give TCI's security holders the opportunity to continue to have an interest in any future growth of Liberty and the assets contributed to Liberty by TCI. However, unlike a conventional "spin-off" in which even TCI security holders that did not desire to invest in Liberty would receive Liberty Common Stock, the Exchange Offers allowed TCI's security holders to choose whether or not to invest in Liberty and, for those that chose to invest, the level of their investment. TCI security holders who declined to exercise their rights could sell them and continue to have an interest in the then current value of the assets contributed to Liberty by TCI through TCI's ownership of the Liberty Preferred Shares.

     After giving effect to the transactions contemplated by the Restructuring Plan, TCI held a significant investment in the equity of Liberty through its ownership of the Liberty Preferred Shares; Liberty owned a significant number of shares of TCI Common Stock that had been tendered to it in the Exchange Offers, and most of Liberty's stockholders were also stockholders of TCI. Pursuant to the terms of the four classes of the Liberty Preferred Shares issued to TCI, Liberty was given the option to redeem such shares following the expiration of a two-year or five-year period, depending on the class, and with respect to two of such classes, Liberty also had the option to exchange such shares after specified periods of time for other securities of Liberty. One class of the Liberty Preferred Shares, the Liberty Class B Preferred Stock, was initially issued in two series, of which one was exchanged at Liberty's option in accordance with its terms for a portion of the shares of TCI Common Stock held by Liberty, and the other of which continues to be exchangeable at TCI's option for a portion of such shares of TCI Common Stock. TCI also had the right to convert one class of the Liberty Preferred Shares into shares of Liberty Class A Common Stock, which conversion right TCI subsequently exercised. The transferability of the Liberty Preferred Shares was not restricted by their terms or by any agreement between TCI or Liberty; however, the right of the holders of the Liberty Class D Preferred Stock to elect 20% of the members of the Liberty Board would continue only for as long as TCI or its subsidiaries held all of such shares. During 1993, Liberty repurchased all of the shares of one class of the Liberty Preferred Shares and a portion of the shares of Liberty Class A Common Stock that TCI acquired as a result of the aforementioned conversion. Further, the terms of the Liberty Class D Preferred Stock were amended to reduce the percentage of the members of the Liberty Board that such class was entitled to elect from a minimum of 20% to a minimum of 11%.

     Prior to effecting the Exchange Offers contemplated by the Restructuring Plan, Liberty entered into an agreement (the "Put-Call Agreement") with Bob Magness (individually and as executor of the Estate of Betsy Magness), John Malone and Kearns-Tribune, each of whom was a substantial stockholder of TCI and intended to exercise a substantial portion of the rights to be issued to him or it by Liberty. The purpose of the Put-Call Agreement was to provide for the divestiture of shares of Liberty Common Stock by such stockholders if required by law or regulation or if such divestiture should become necessary or in the best interests of Liberty in order to avoid restrictions or limitations that future legislation or regulations might impose upon Liberty. The Put-Call Agreement provides Liberty the right, upon the occurrence of certain events, to require such stockholders to sell certain of their shares of Liberty Common Stock in a registered public offering undertaken by Liberty on their behalf or in a third party sale arranged by such stockholders (subject, in either case, to Liberty's right of first refusal to purchase such shares) and provides such stockholders a corresponding right upon the occurrence of certain events to obligate Liberty to arrange for the sale of certain of their shares of Liberty Common Stock in a public offering undertaken by Liberty on their behalf, or to one or more third parties selected by Liberty. In each case, Liberty would guarantee the sale price for certain of the shares to be sold. Alternatively, Liberty may elect to purchase some or all of such shares at the guaranteed price. The events that would trigger the rights and obligations of the parties under the Put-Call Agreement generally consist of governmental actions which impose material limitations or restrictions on Liberty's business or on the ownership by such stockholders of Liberty Common Stock, in each case based on the dual ownership by such stockholders of Liberty Common Stock and TCI Common Stock. The guaranteed sale price for shares sold in accordance with the Put-Call Agreement is determined on the basis of the proportionate share that such shares represent of the fair market value of Liberty on a going concern or liquidation basis (whichever yields a higher valuation) or of the average trading prices of the shares of Liberty Class A Common Stock during a specified trading period, whichever is greater, subject to an upward adjustment for taxes. As of May 2, 1994, approximately 41,162,880 shares of Liberty Common Stock were subject to the guaranteed sale price provisions of the Put-Call Agreement which represented all of the shares of Liberty Common Stock beneficially owned by Dr. Malone, Mr. Magness and Kearns-Tribune on that date, other than the shares held by Mrs. Leslie Malone of which Dr. Malone disclaims beneficial ownership. John Malone is currently the single largest stockholder of Liberty and continues to hold a significant investment in TCI Common Stock. Bob Magness is one of the largest stockholders of TCI and the third largest stockholder of Liberty. Kearns-Tribune's holdings of TCI Common Stock and Liberty Common Stock also make it one of the largest stockholders of each of such companies. See "OWNERSHIP OF TCI, LIBERTY AND TCI/LIBERTY STOCK".

     The Liberty Board was initially comprised of six directors, four of whom (including Bob Magness and John Malone) were also members of the TCI Board. A fifth member (Peter Barton, the President of Liberty) had previously been a Senior Vice President of TCI, whose primary responsibility was in the cable programming area. Mr. Barton resigned his position with TCI upon consummation of the Exchange Offers. Liberty's initial management team consisted largely of former TCI officers and employees, a number of whom, like Mr. Barton, had been actively involved in the management or operations of the assets contributed to Liberty. To ease Liberty's transition from an indirect, wholly owned subsidiary of TCI to a separate public company, TCI and Liberty entered into arrangements pursuant to the Restructuring Plan primarily with respect to the provision of facilities, services and personnel.

     The current Liberty Board is comprised of eight members, of which only two (Bob Magness and John Malone) are also directors and/or officers of TCI. Mr. Magness serves as TCI's designee to the Liberty Board pursuant to TCI's voting rights as the holder of the Liberty Class D Preferred Stock.

     Although Liberty and TCI are separate and independent public companies, many of their stockholders, including many of their respective largest stockholders, are the same; they continue to hold significant investments in each other's stock and they share a similar management philosophy. When appropriate, the two companies have pursued complementary business strategies.

     The 1992 Cable Act. On October 5, 1992, Congress enacted the 1992 Cable Act which regulates many aspects of the cable television industry. Among its various provisions, the 1992 Cable Act directed the FCC to issue regulations (i) that establish limits on the number of channels on a cable system that can be occupied by video programmers in which the owner of such cable system has an attributable ownership interest and (ii) that establish limits on the number of cable subscribers that may be reached through cable systems owned by an entity or in which such entity has an attributable ownership interest. The 1992 Cable Act also directed the FCC to consider the necessity and appropriateness of imposing limitations on the degree to which multichannel video programming distributors (including cable operators) may engage in the creation or production of video programming.

     The FCC issued regulations on September 23, 1993, in furtherance of the foregoing provisions of the 1992 Cable Act. These regulations limit the number of channels that can be occupied on a cable system by video programmers in which the operator of such system has an attributable ownership interest to 40% of the total number of channels available on such system. Vertical ownership of a video programmer will be attributed to a cable operator for these purposes if its ownership interest therein is five percent or greater or if the cable operator and such video programmer have any common directors. Carriage of additional vertically integrated video channels, beyond the forty percent limit, of up to five percent or two additional channels (whichever is greater) is permitted provided such video programming services are minority controlled. The channel occupancy limits apply to the first 75 channels on a cable system; channel capacity beyond 75 channels is not subject to the vertical ownership restrictions. In addition, the vertical limitations do not apply to local or regional programming services. The foregoing regulations are currently subject to petitions for reconsideration before the FCC.

     The FCC regulations further limit the number of homes that any one entity can reach through cable systems owned by it or in which it has an attributable interest (using the same ownership attribution standard as that adopted for its new vertical limitations) to 30% of the total number of homes passed nationwide. Additional cable systems may be owned by an entity, beyond the 30% limit, provided (i) such systems are minority controlled and (ii) all cable systems owned by such entity, or in which it has an attributable interest, do not pass more than thirty-five percent of all homes nationwide. The FCC regulations regarding horizontal ownership limits are currently subject to petitions for reconsideration before the FCC. The effectiveness of the horizontal ownership limits has been stayed by the FCC pending its appeal of a September 16, 1993 decision by the United States District Court for the District of Columbia which, among other things, found unconstitutional the provision of the 1992 Cable Act requiring the FCC to establish horizontal ownership limitations.

     As part of the rulemaking in which the FCC adopted the foregoing vertical and horizontal ownership limitations, the FCC concluded that additional restrictions on the ability of multichannel distributors to engage in the creation or production of video programming were presently unwarranted.

     As a result of the FCC's vertical and horizontal ownership regulations, Liberty's programming interests and cable operations are attributed to TCI. A combined TCI and Liberty will fit within the ownership limits established by such vertical and horizontal regulations.

NEGOTIATIONS WITH RESPECT TO THE MERGERS

     As the FCC's rulemaking mandated by the 1992 Cable Act progressed in the spring and summer of 1993, it became apparent that the ownership of Liberty's assets would be attributed to TCI for the purposes of the vertical and horizontal ownership regulations that the FCC proposed to adopt. It also became apparent that a combined TCI and Liberty would fit within such proposed vertical and horizontal ownership regulations. In light of these developments, during August and September of 1993, the combination of TCI and Liberty became a topic of informal discussion between certain officers and directors of TCI and Liberty.

     In June, 1993, Bell Atlantic expressed an interest in forming various strategic alliances with TCI, including, to the extent legally permissible, by way of a possible acquisition of TCI by Bell Atlantic. Informal discussions concerning the terms on which such an acquisition or other transaction might occur continued on and off between a few TCI and Bell Atlantic executives through the summer of 1993. During the course of these discussions, Bell Atlantic indicated that it wished to include Liberty in any proposed acquisition transaction with TCI.

     In late summer of 1993, TCI's treasury department prepared valuations of the assets of TCI for internal use in assessing the desirability of acquiring the public equity interests in Liberty. These valuations were discussed with Bob Magness, in his capacity as the Chairman of the Board of TCI, by Brendan Clouston, the Chief Operating Officer and an Executive Vice President of TCI and Donne F. Fisher, an Executive Vice President and a director of TCI. In light of the limitations the FCC was then proposing to adopt with respect to vertical and horizontal ownership, TCI's management viewed the primary purpose for the Restructuring Plan in 1991 -- to avoid or reduce the likelihood of forced divestitures of certain of TCI's cable programming or cable system interests that might result from the enactment or adoption of adverse legislation or regulations -- as essentially having been eliminated. The programming interests initially contributed to Liberty had been acquired by TCI, for the most part, to promote business efficiencies and operational synergies, whereas TCI's management viewed the separation of those interests as part of the Restructuring Plan as having created costs that would not continue if the two companies were combined. Further, an acquisition of Liberty would eliminate potential conflicts of interest and artificial operating constraints that TCI and Liberty, and their respective boards of directors, operated under due to both companies being in the same industries and Mr. Magness and Dr. Malone serving on both boards and being large holders of voting stock of both companies. TCI's management also believed that TCI's acquisition of Liberty would better position the two companies for a possible acquisition transaction with Bell Atlantic.

     On September 23, 1993, the FCC adopted its vertical and horizontal ownership regulations, thereby clearing the way for a combination of TCI and Liberty. See "-- Background -- The 1992 Cable Act" above.

     On October 1, 1993, Brendan Clouston and Donne Fisher of TCI met with Peter Barton, the President, Chief Executive Officer and a director of Liberty, and John Malone, in his capacity as Chairman of the Board of Liberty. The purpose of the meeting was to discuss the relative values of TCI and Liberty in anticipation of discussions regarding a combination of TCI and Liberty. The discussions focused on valuations of Liberty's assets prepared by Mr. Barton and valuations of TCI's and Liberty's assets prepared by Messrs. Clouston and Fisher. The valuations prepared by Messrs. Clouston and Fisher, insofar as they pertained to Liberty, were based in part on non-public information that had been supplied to Mr. Fisher by Liberty and publicly-available reports of financial analysts. (The foregoing valuations, including the non-public information provided by Liberty to TCI, were subsequently destroyed by both TCI and Liberty due to their sensitive nature.) Messrs. Clouston and Fisher were of the view that the valuations implied an exchange ratio of the Liberty Common Stock to the TCI Common Stock in the range of 0.8:1 to 1.1:1, while Mr. Barton was of the view that the valuations implied an exchange ratio in the range of 0.9:1 to 1.1:1.

     Immediately following this meeting, Messrs. Clouston and Fisher met again with Dr. Malone, in his capacity as Chairman of the Board of Liberty and the largest stockholder of Liberty, to discuss the terms of a possible combination of TCI and Liberty, including the exchange ratios for the common stock of both TCI and Liberty. Dr. Malone stated at this meeting that he would support an exchange ratio of 1:1 for the common stock of both companies. Messrs. Clouston and Fisher argued that on a per share basis, TCI's net assets were more valuable than Liberty's net assets and, as a result, the exchange ratio for the TCI Common Stock should be higher than the exchange ratio for the Liberty Common Stock.

     A special meeting of the TCI Board was held on October 1, 1993, at which the possible combination of Liberty and TCI was discussed. Messrs. Clouston and Fisher made a financial presentation to the TCI directors on the relative estimated values of Liberty's and TCI's assets. The estimated values of Liberty's assets were based in part on non-public information supplied by Liberty to Mr. Fisher and publicly-available reports of financial analysts. It was proposed that an offer be made to Liberty for the combination of the two companies by means of a merger, in which each of TCI and Liberty would become wholly owned subsidiaries of a new holding company. Dr. Malone left the meeting when the discussion turned to the proposed exchange ratios for TCI and Liberty stockholders. The remaining members of the TCI Board (other than Mr. Magness), consisting of Messrs. Fisher, John Gallivan, Kim Magness, Paul O'Brien and Robert Naify (none of whom is an officer or director of Liberty and who are referred to herein as the Unaffiliated TCI

Directors), appointed Mr. Magness, in his capacity as Chairman of the Board of TCI and as one of the largest stockholders of TCI (beneficially owning approximately 58% of the outstanding shares of TCI Class B Common Stock), to negotiate an exchange ratio with Dr. Malone, in his capacity as the Chairman of the Board of Liberty and as the largest single stockholder of Liberty (beneficially owning approximately 61% of the outstanding shares of Liberty Class B Common Stock). The Unaffiliated TCI Directors determined to have the exchange ratio negotiated with Dr. Malone because they believed that it was futile to go forward with an offer for Liberty if Dr. Malone, with his large stockholdings in Liberty, did not support the exchange ratio. Mr. Magness was selected by the Unaffiliated TCI Directors to negotiate with Dr. Malone in the belief that he would have the best negotiating posture with Dr. Malone due to Mr. Magness' extensive knowledge of both companies and his large stockholdings in TCI. Mr. Magness' stockholdings in TCI were also viewed by the Unaffiliated TCI Directors as providing Mr. Magness with an additional incentive to ensure that TCI obtained the best possible exchange ratio for the holders of TCI Common Stock and that given those stockholdings it would be futile to go forward unless Mr. Magness supported the exchange ratio. The Unaffiliated TCI Directors approved the making of an offer by TCI for Liberty on the terms outlined at the meeting, subject to an acceptable exchange ratio being reached between Mr. Magness and Dr. Malone and the subsequent approval of the exchange ratio by the Unaffiliated TCI Directors.

     The TCI Board did not consider appointing a special committee to negotiate the terms of a combination with Liberty or to make a recommendation to the TCI Board. To assist the TCI Board in its consideration of the fairness of the consideration to be received by the public stockholders of TCI in the Mergers, the TCI Board subsequently engaged CS First Boston to render an opinion as to the fairness of such consideration, from a financial point of view, to the holders of TCI Common Stock (other than Liberty and its affiliates).

     Dr. Malone agreed to negotiate the exchange ratio with Mr. Magness without first notifying the Liberty Board as he wanted to present the Liberty Board with a transaction that he could support. He further recognized that only the Liberty Board, after deliberating with its advisors with respect to any proposal made by TCI, could commit Liberty to a transaction of the nature being discussed.

     Mr. Magness, in his capacity as the Chairman of the Board of TCI and as one of the largest stockholders of TCI, subsequently met on October 1 with Dr. Malone, in his capacity as Chairman of the Board of Liberty and as the largest stockholder of Liberty, to negotiate an exchange ratio for the Liberty Common Stock to the TCI Common Stock. Mr. Magness initially proposed an exchange ratio of 0.9:1, while Dr. Malone argued that Liberty shareholders should receive an acquisition premium and proposed an exchange ratio of 1.1:1. Mr. Magness stated that he would not agree to an exchange ratio that valued Liberty on a share for share basis equal to or greater than TCI and stated his belief that the TCI Common Stock was undervalued at that time due to various of its non-cable assets not being appropriately valued by the public markets. Mr. Magness further stated his belief that the Liberty Common Stock was overvalued at that time by the public market, and that he believed the Liberty Common Stock was trading near its private market value. Dr. Malone did not disagree with Mr. Magness' assessment of the relative trading values of TCI and Liberty, and thereafter agreed with Mr. Magness to support an exchange ratio that was based on the relative trading prices of the Liberty Class A Common Stock and the TCI Class A Common Stock, which they determined was approximately .975:1 based on trading prices shown on a Quotron machine that was in the room at that time. The Unaffiliated TCI Directors subsequently approved the exchange ratio arrived at by Mr. Magness and Dr. Malone.

     On October 6, 1993, at a regularly scheduled meeting of the Liberty Board, Dr. Malone and Mr. Barton advised the Unaffiliated Liberty Directors that discussions had been held with TCI concerning a possible combination of TCI and Liberty. At this meeting, Dr. Malone and Mr. Barton also advised the full Liberty Board of the ongoing acquisition discussions between TCI and Bell Atlantic and of Bell Atlantic's desire that Liberty be part of any acquisition transaction. It was noted that the transaction with Bell Atlantic was not a prerequisite to the combination of TCI and Liberty. A summary of the proposed combination of TCI and Liberty (which included the proposed exchange ratio) and a subsequent merger of the combined TCI/Liberty entity with Bell Atlantic, was distributed and discussed. At this meeting the estimated relative values of the assets of TCI and Liberty were also discussed. No non-public information concerning TCI or its assets was used in these discussions. The Liberty Board authorized Liberty management to continue talks with TCI concerning the terms of a possible combination.

     On October 7, 1993, Mr. Barton followed up with most of the Liberty directors individually by telephone and discussed with them the proposed terms of the combination with TCI, and his views as to the long-term benefits to Liberty's stockholders from such a transaction. That evening, on October 7, 1993, a special meeting of the Liberty Board was duly convened by conference telephone call. The meeting was convened as a result of unusually heavy volume in the trading of Liberty Common Stock, which Liberty believed was due in part to speculation in the financial markets, including a report by at least one financial analyst, that a combination of TCI and Liberty was likely in light of the FCC's recent vertical and horizontal ownership regulations that would permit such a combination. Dr. Malone advised the Liberty directors that Liberty had received that day from TCI a non-binding letter of intent containing the terms discussed at their board meeting the previous day. After deliberation and discussion, the Liberty Board, with Mr. Magness and Dr. Malone abstaining, approved the execution of the letter of intent with TCI. The non-binding letter of intent (the "TCI/Liberty Letter of Intent") was executed on behalf of both companies that night.

     On October 12, 1993, TCI, Liberty and Bell Atlantic entered into the Bell Atlantic Letter of Intent, which contemplated a merger of TCI/Liberty with a wholly owned subsidiary of Bell Atlantic. The Bell Atlantic Letter of Intent contemplated such merger being preceded by a tax-free spinoff of certain cable and programming assets which Bell Atlantic would not be permitted to acquire under applicable laws, regulations and judgments. The Bell Atlantic Letter of Intent further contemplated, as a first step in a larger transaction, the combination of TCI and Liberty on the general terms described in the TCI/Liberty Letter of Intent, and added certain additional, customary terms on which the parties agreed such combination would be effected.

     TCI and Liberty thereafter negotiated the terms of a proposed merger agreement, based on the terms set forth in the TCI/Liberty Letter of Intent, as modified by the Bell Atlantic Letter of Intent (the "Draft Merger Agreement").

     On December 10, 1993, the Liberty Board appointed a special committee of directors consisting of Paul Gould and David Wargo (the "Special Committee"), neither of whom is an officer of Liberty or an officer or director of TCI. Mr. Gould is a Managing Director and Executive Vice President of Allen & Company Incorporated, which makes a market for the Liberty Common Stock, the Liberty Class E Preferred Stock and the TCI Common Stock and provided brokerage services to Liberty in fiscal 1993 for which Liberty paid market rate commissions. Allen & Company Incorporated acted as dealer manager for a tender offer made by Liberty for stock of Home Shopping Network, Inc. for which Allen & Company Incorporated received a fee of $125,000. Wargo & Company, a corporation wholly owned by David Wargo, received $90,586 during 1993 for various consulting services provided to Liberty. In addition, as of December 31, 1993, Mr. Wargo beneficially owned 1,069,706 shares of Liberty Class A Common Stock, 800 shares of Liberty Class B Common Stock and 3,370 shares of Liberty Class E Preferred Stock. As of December 31, 1993, Mr. Gould beneficially owned 18,800 shares of Liberty Class A Common Stock, 92,640 shares of Liberty Class B Common Stock, 19,158 shares of Liberty Class E Preferred Stock and 25,000 shares of TCI Class A Common Stock. The Special Committee was appointed to review the terms of the Draft Merger Agreement and its fairness to the Unaffiliated Liberty Stockholders. The Special Committee retained Merrill Lynch as its financial advisor and Schulte Roth & Zabel as its legal counsel to assist it in its evaluation.

     The members of the Special Committee spoke between themselves on several occasions, and met or participated on an informal basis in phone calls on several occasions with Merrill Lynch and Schulte Roth & Zabel. On January 17 and 21, 1994, the Special Committee held meetings with Schulte Roth & Zabel to review the fairness of the terms of the most recent Draft Merger Agreement to the Unaffiliated Liberty Stockholders. On January 17, 1994, the Special Committee had a telephone conversation with representatives of Merrill Lynch in which the Special Committee was updated by Merrill Lynch as to its progress in rendering the fairness opinion. At the meeting on January 21, Merrill Lynch delivered its written opinion to the Special Committee, as of that date, to the effect that the respective exchange ratios in the Liberty Merger and the TCI Merger, taken together, were fair to the holders of Liberty Common Stock (other than TCI and its affiliates), from a financial point of view.

     On January 24, 1994, at a regularly scheduled meeting of the Liberty Board, the Liberty Board considered, among other things, the terms of the Draft Merger Agreement. Merrill Lynch gave a presentation concerning its evaluation of the fairness of the exchange ratios to holders of Liberty Common Stock, and delivered to the Liberty Board a copy of the written opinion, dated January 21, 1994 which had previously been delivered to the Special Committee, that the respective exchange ratios in the Liberty Merger and the TCI Merger, taken together, were fair to the holders of Liberty Common Stock (other than TCI and its affiliates), from a financial point of view. The Special Committee also discussed their findings with the Liberty Board, including their determination that the terms of the Draft Merger Agreement were fair to the Unaffiliated Liberty Stockholders. The Liberty Board, after discussion and with Mr. Magness and Dr. Malone abstaining, then approved the execution by Liberty of the Merger Agreement.

     The TCI Board also met on January 24, 1994, to consider and vote on the Draft Merger Agreement. CS First Boston made a financial presentation concerning the proposed combination of TCI and Liberty, and rendered its oral opinion to the TCI Board to the effect that, as of such date and based upon and subject to certain matters, the consideration to be received by the holders of TCI Common Stock (other than Liberty and its affiliates) in the TCI Merger was fair, from a financial point of view, to such stockholders. The TCI Board, after discussion and with Mr. Magness and Dr. Malone abstaining, then approved the execution by TCI of the Merger Agreement.

     On January 27, 1994, the Merger Agreement was signed on behalf of TCI, Liberty and TCI/Liberty.

     Four days later, on January 31, 1994, the Bell Atlantic Letter of Intent expired (the expiration date had been extended once, from December 15, 1993 to January 31, 1994), without a definitive merger agreement having been entered into. Negotiations between TCI and Liberty and Bell Atlantic continued until February 23, 1994, on which date all three companies issued a joint press release announcing that they were terminating any further negotiations because of an inability to reach final agreement on the terms of their proposed merger, due to new FCC regulations concerning cable rates, regulatory uncertainties and other factors. Included among the factors that contributed to the termination of negotiations was the announcement by the FCC on February 22, 1994, that it had adopted benchmark regulations (the "Revised FCC Rate Regulations") pursuant to which those cable systems that elected not to make a cost-of-service showing would be required to set their rates for regulated cable services at levels equal to their September 30, 1992 rate minus 17 percent, which resulted in a rate reduction of up to 7 percent beyond the maximum rate reduction under the FCC's regulations that had previously been in effect.

     The negotiations related to the Merger Agreement and the negotiations related to the proposed merger agreement with Bell Atlantic were each conducted separately. The Merger Agreement is not conditioned on TCI, Liberty or TCI/Liberty entering into a merger agreement with Bell Atlantic, and the proposed merger with Bell Atlantic was not a material consideration in the decision of the TCI Board and the Liberty Board to approve the terms of the Merger Agreement.

     Subsequent to the announcement of the Revised FCC Rate Regulations and press reports that several pending transactions involving cable companies had collapsed or were foundering due in part to the potential effect of those regulations on the cash flows from the cable operations of those companies, the Liberty Board determined that it was advisable for the Special Committee to reevaluate the terms of the Merger Agreement in light of the Revised FCC Rate Regulations. Effective May 18, 1994, the Liberty Board re-formed the Special Committee by accepting the resignation of David Wargo and appointing Mr. David Rapley, another Liberty director, in Mr. Wargo's stead. Mr. Wargo tendered his resignation from the committee due to a potential conflict of interest (which had arisen following the execution of the Merger Agreement) involving certain consulting work performed by him on behalf of TCI with respect to a potential unrelated investment. Mr. Rapley is President of Rapley Engineering Services Inc. ("Rapley Engineering"), a privately held engineering consulting firm. Dr. Malone serves on the Board of Directors of Rapley Engineering. As of May 18, 1994, Mr. Rapley did not own any shares of capital stock of either Liberty or TCI. The Liberty Board authorized the Special Committee to (i) consider and make a report to the Liberty Board with respect to whether the terms of the Merger Agreement remain fair to the Unaffiliated Liberty Stockholders after giving due consideration to the effect of the Revised FCC Rate Regulations on such terms and any other factors deemed relevant by the Special Committee and (ii) cause Merrill Lynch to update its fairness opinion, based on such information as Merrill Lynch may deem appropriate, concerning the continuing fairness of the exchange ratios in the Merger Agreement to the Unaffiliated Liberty Stockholders. The Special Committee was granted plenary power and authority to act on behalf of Liberty in any negotiations which the Special Committee may deem appropriate with the other parties to the Merger Agreement regarding any of the terms or conditions thereof, including seeking to renegotiate with TCI such terms as the Special Committee may deem fair or appropriate in light of the Revised FCC Rate Regulations and such other factors as may be deemed appropriate by the Special Committee. The Liberty Board also adopted a resolution that if the Special Committee was unable to determine that the terms of the Merger Agreement (as such agreement may be modified or amended) remained fair to the Unaffiliated Liberty Stockholders, or was unable to recommend that the Liberty Board confirm its prior approval and adoption of the Merger Agreement, then such determination of the Special Committee would be final and would not be subject to review by the Liberty Board, and Liberty should thereafter have taken such steps as may have been necessary to abandon the transactions contemplated by the Merger Agreement.

     The Special Committee thereafter requested that Merrill Lynch "bring down" its fairness opinion, as required under the Merger Agreement (see "THE MERGER AGREEMENT -- Conditions to the Mergers"). During the last two weeks of May and the first week of June, 1994, the Special Committee discussed on an ongoing basis with Merrill Lynch the nature of Merrill Lynch's review of the financial fairness of the exchange ratios.

     Merrill Lynch delivered a preliminary summary of its analyses to the Special Committee and to its counsel, Schulte Roth & Zabel, during the evening of June 5, 1994. The next morning, on June 6, Merrill Lynch met with the Special Committee and Schulte Roth & Zabel to review Merrill Lynch's valuation analyses and conclusions. Mr. Gould was present in person at the meeting, and Mr. Rapley participated by telephone from Denver. Merrill Lynch reviewed and discussed with the Special Committee its updated analyses of the values of the underlying assets of TCI and Liberty, which took into account, among other things, the Revised FCC Rate Regulations. The updated analyses of Merrill Lynch are described under "-- Fairness Opinions -- Liberty" below. Based on its analyses, Merrill Lynch orally advised the Special Committee that, as of that date, the respective exchange ratios in the TCI Merger and the Liberty Merger, taken together, remained fair, from a financial point of view, to the holders of Liberty Common Stock (other than TCI and its affiliates).

     Although Merrill Lynch advised the Special Committee that the exchange ratios remained fair, the Special Committee wanted to ensure that it had made every effort to obtain the highest possible exchange ratio for the Unaffiliated Liberty Stockholders and therefore in the afternoon of June 6, the Special Committee met with Mr. Magness and Stephen Brett, the General Counsel of TCI, to discuss the financial terms of the Merger Agreement. Mr. Rapley met with Messrs. Magness and Brett in person while Mr. Gould participated by telephone from New York. The Special Committee met with Mr. Magness since he had been designated earlier by the Unaffiliated TCI Directors to negotiate the exchange ratios on behalf of TCI. Mr. Gould stated to Mr. Magness that the Special Committee wanted a higher exchange ratio for the Liberty Common Stock. Mr. Magness said that he saw no reason for increasing the exchange ratio and that he was of the view that the Revised FCC Rate Regulations had impacted the value of Liberty at least as negatively as they had impacted the value of TCI. Accordingly, Mr. Magness informed Mr. Gould that he saw no justification for increasing the exchange ratio for the Liberty Common Stock contained in the Merger Agreement. The Special Committee requested that Mr. Magness reserve any final decision until after Merrill Lynch and CS First Boston had had an opportunity to talk to each other. Mr. Magness agreed to resume discussions with the Special Committee after Merrill Lynch and CS First Boston talked.

     On June 7, 1994, Merrill Lynch contacted CS First Boston concerning the exchange ratio for the Liberty Common Stock. After discussion, Merrill Lynch and CS First Boston determined that any change to the exchange ratios should be negotiated directly between TCI and the Special Committee or Liberty.

     Between June 8 and June 10, 1994, the Special Committee and Mr. Magness discussed by phone on four separate occasions the exchange ratio for the Liberty Common Stock. Mr. Magness continued to state that he saw no basis for increasing the exchange ratio, and further stated that he believed the exchange ratio for the Liberty Common Stock constituted TCI's highest and best offer.

     On June 15, 1994, the Liberty Board met to consider the continuing fairness of the terms of the Merger Agreement to the Unaffiliated Liberty Stockholders. Merrill Lynch gave a presentation concerning its evaluation of the fairness of the exchange ratios to holders of Liberty Common Stock, and orally confirmed its opinion, given to the Special Committee on June 6, 1994, that the respective exchange ratios in the Liberty Merger and the TCI Merger, taken together, were fair, from a financial point of view, to the holders of Liberty Common Stock (other than TCI and its affiliates). The discussions then turned to the report of the Special Committee, at which time Dr. Malone and Mr. Magness excused themselves from the meeting. The Special Committee reported that since the execution of the Merger Agreement in January 1994, the Special Committee had limited its inquiry to an evaluation of the fairness of the financial terms of the Merger Agreement to the Unaffiliated Liberty Stockholders. The Special Committee then discussed with the Unaffiliated Liberty Directors their talks with Mr. Magness concerning a possible increase in the exchange ratio of 0.975:1 for the Liberty Common Stock, and its conclusion, based on those talks, that the existing exchange ratio represented TCI's best and highest offer. The Special Committee also reviewed with the Unaffiliated Liberty Directors its findings concerning the continuing fairness of the financial terms of the Merger Agreement, including its determination that such terms remained fair to the Unaffiliated Liberty Stockholders. Following deliberations, the Unaffiliated Liberty Directors confirmed their approval of the terms of the Merger Agreement based upon their determination that the financial terms of the Merger Agreement remained fair to the Unaffiliated Liberty Stockholders.

     Also on June 15, 1994, the TCI Board met to consider the continuing fairness of the terms of the Merger Agreement to the Unaffiliated TCI Stockholders. CS First Boston orally confirmed to the TCI Board that, based upon and subject to certain matters set forth in its written opinion (which is included as Appendix II hereto), the consideration to be received by the holders of TCI Common Stock (other than Liberty and its affiliates) remained fair, from a financial point of view, to such stockholders. The TCI Board, after discussion and with Mr. Magness and Dr. Malone abstaining, then confirmed its approval of the terms of the Merger Agreement based upon their determination that the financial terms of the Merger Agreement were fair to the Unaffiliated TCI Stockholders.

RECOMMENDATION OF TCI BOARD; TCI'S REASONS FOR THE MERGERS

     Recommendation. The Unaffiliated TCI Directors, consisting of Messrs. Donne Fisher, John Gallivan, Kim Magness, Robert Naify, Jerome Kern (who joined the TCI Board on December 10, 1994) and Tony Coelho (who replaced Mr. O'Brien as a director of TCI on March 23, 1994, following Mr. O'Brien's death), believe that the terms of the Merger Agreement are fair to, and in the best interests of, TCI and the TCI Unaffiliated Stockholders and unanimously recommend that holders of TCI Common Stock vote FOR approval and adoption of the Merger Agreement. Each member of the TCI Board and each executive officer of TCI who owns shares of TCI Common Stock has advised TCI that he intends to vote all of his shares FOR approval and adoption of the Merger Agreement. On the TCI Record Date, the members of the TCI Board and those executive officers owned, in the aggregate, approximately 5,598,493 outstanding shares of TCI Class A Common Stock and 28,945,290 outstanding shares of TCI Class B Common Stock, or approximately 1.4% and 61.2%, respectively, of the shares of those classes outstanding at that date, which represents 33.7% of the combined voting power of the TCI Common Stock eligible to be voted at the TCI Meeting.

     For purposes of this Proxy Statement/Prospectus, all references to the "Unaffiliated TCI Directors" are to Messrs. Fisher, Gallivan, K. Magness and Naify and (i) Mr. O'Brien until his death on February 15, 1994, (ii) Mr. Kern from December 10, 1993 (the date he joined the TCI Board) and (iii) Mr. Coelho from March 23, 1994 (the date he joined the TCI Board).

     In view of the fact that John Malone and Bob Magness, each of whom is a director and executive officer of TCI, are also directors of Liberty (Dr. Malone being Chairman of the Liberty Board and Mr. Magness being the designee of TCI on the Liberty Board under the terms of the Liberty Series D Preferred Stock held by TCI) and therefore may be deemed to have a conflict of interest with the Unaffiliated TCI Stockholders, such individuals abstained from voting on the Merger Agreement in their capacity as directors of TCI. The Unaffiliated TCI Directors, who unanimously approved the terms of the Merger Agreement, took into account the fact that, notwithstanding such potential conflict of interest, Dr. Malone and Mr. Magness negotiated the

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

exchange ratios for the Liberty Common Stock and the TCI Common Stock. The Unaffiliated TCI Directors considered the negotiation of the exchange ratios by Dr. Malone as a crucial element in structuring the Mergers, as his leadership position at Liberty and his ownership of approximately 61% of the outstanding shares of Liberty Class B Common Stock made any acquisition proposal for Liberty futile without his full participation and support. The Unaffiliated TCI Directors recognized that Dr. Malone had a personal incentive to obtain the highest possible exchange ratio for the holders of the Liberty Common Stock. The Unaffiliated TCI Directors also believed that Mr. Magness had an incentive to obtain the highest possible exchange ratio for the holders of the TCI Common Stock due to his ownership of approximately 58% of the outstanding shares of TCI Class B Common Stock. The TCI Unaffiliated Directors also considered that any exchange ratio negotiated by Dr. Malone and Mr. Magness would be subject to their prior approval before any formal acquisition proposal was made to Liberty. See "-- Negotiations with Respect to the Mergers" above and "OWNERSHIP OF TCI, LIBERTY AND TCI/LIBERTY STOCK."

     Reasons for the Mergers. The factors considered by the Unaffiliated TCI Directors in reaching their determination to approve and adopt the Merger Agreement and to recommend that holders of TCI Common Stock vote to approve and adopt the Merger Agreement included those set forth below.

     The Unaffiliated TCI Directors recognized that TCI and Liberty had been initially separated in 1991 into two public companies due to TCI management's concerns regarding legislation that was then being considered by Congress and regulations that were then being considered by the FCC which, if enacted or adopted in certain of the forms being considered or discussed, might have forced TCI to divest of certain of its cable programming or cable system interests, or both, at an unknown time in the future. The purpose for the separation was eliminated in September 1993 when the FCC adopted vertical and horizontal ownership regulations that attributed Liberty's assets and operations to TCI, and which were broad enough to permit such attribution without violation of those regulations. The operations of TCI and Liberty had frequently been viewed by regulators and the public markets as under common control, with the actions of one company being attributed to and having an impact on the other, notwithstanding the fact that TCI and Liberty are separate public companies the officers and directors of which owe fiduciary duties to separate groups of shareholders. The Unaffiliated TCI Directors believe that a combination of the two companies would permit management to operate the businesses of both companies in a complementary manner, would ensure better oversight of regulatory compliance and would allow a common strategy for accessing the public markets.

     The presence of both TCI and Liberty in the cable television and programming industries has created potential conflicts of interest due to Dr. Malone and Mr. Magness serving on the boards of directors of both companies. Mr. Magness is one of the largest single stockholders of TCI and has substantial stockholdings in Liberty, while Dr. Malone is the largest single stockholder of Liberty. In addition, TCI and Liberty have investments in each other's stock primarily as a result of the Restructuring Plan and TCI, as the largest operator of cable systems in the United States, is the largest potential customer for the programming provided by Liberty's subsidiaries and affiliates. The Unaffiliated TCI Directors recognized that these potential conflicts could artificially restrict the ability of TCI and Liberty to negotiate in their best interests with respect to business ventures that both may be pursuing, and had necessitated cumbersome procedures from time to time at the TCI and Liberty board level to ensure that all potential conflicts of interest were known to and eliminated from the deliberations of those boards. The Unaffiliated TCI Directors believe that as Liberty's business grew and there was greater potential for conflicts of interest between TCI and Liberty, Dr. Malone may have to resign from the board of directors and as an officer of either TCI or Liberty. The Unaffiliated TCI Directors further believed that Dr. Malone's large holdings of Liberty stock made it more likely that if such a choice had to be made, he would choose to remain at Liberty and resign his positions with TCI and that such a resignation would have an immediate and adverse effect on the business and prospects of TCI. The Unaffiliated TCI Directors determined that the combination of TCI and Liberty would eliminate the foregoing potential conflicts and ensure to TCI/Liberty the continued services of Dr. Malone.

     The Unaffiliated TCI Directors considered it desirable to further diversify TCI's businesses into video programming, and that, as a result, TCI would be less dependent on its cable operations where prices for its basic cable services are regulated. The ability of TCI to have more input with respect to programming decisions, to the extent permitted by the FCC's vertical integration rules, was also viewed by the Unaffiliated TCI Directors as important to the ability of TCI to ensure the continued supply of quality programming for its

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

cable systems. This diversification was also viewed as strategically important in the context of changes taking place in the telecommunications and entertainment industries, including a trend toward joint ventures among cable programmers, cable operators and other parties interested in video and information delivery to the home.

     The Unaffiliated TCI Directors considered that management anticipated that the Mergers would enable TCI/Liberty to achieve synergies in marketing programming for foreign distribution through a combination of the programming investments of TCI and Liberty. By having the ability to offer a variety of programming packages with "brand name" recognition, TCI management believes that TCI/Liberty will be in a strong position to market video programming to overseas distributors to whom the ability to offer multiple programming choices is perceived as critical. The Unaffiliated TCI Directors viewed enhancing TCI's marketing position in the foreign distribution markets as especially important in light of the relatively early stage of development of overseas cable and other video distribution mediums and the resulting opportunities for significant growth in those markets. It was also believed that the acquisition of Liberty's cable television interests would permit TCI/Liberty to recognize possible operational efficiencies and strategic opportunities where Liberty's affiliated cable systems are located in close proximity to the cable systems owned or operated by TCI. The Unaffiliated TCI Directors also considered that a combination of TCI and Liberty would provide TCI with the programming expertise of Liberty's management.

     Fairness. The Unaffiliated TCI Directors believe that the terms of the Merger Agreement are fair to, and in the best interests of, the Unaffiliated TCI Stockholders. In reaching this conclusion, the Unaffiliated TCI Directors considered the following factors, each of which was considered to bear favorably on their conclusion:

          (i) The oral opinions of CS First Boston to the TCI Board on January 24, 1994 and June 15, 1994 to the effect that, as of such respective dates, the consideration to be received by the holders of TCI Common Stock (other than Liberty and its affiliates) in the TCI Merger was fair, from a financial point of view, to such holders. The Unaffiliated TCI Directors also considered the financial presentation given by representatives of CS First Boston to the TCI Board on January 24, 1994, in connection with the delivery of its oral fairness opinion on that date, including its valuation analyses of Liberty, TCI and, assuming consummation of the Mergers, TCI/Liberty. The presentation by CS First Boston at the TCI Board meeting on June 15, 1994 in connection with its oral opinion of that date was also considered by the Unaffiliated TCI Directors.

          (ii) The confirmation by CS First Boston of the continuing validity of its fairness opinion through the delivery to the TCI Board of a written opinion, dated the date hereof, a copy of which is included in this Proxy Statement/Prospectus as Appendix II. See
     "-- Fairness Opinions -- TCI" below.

          (iii) The Unaffiliated TCI Directors also considered that the Mergers presented the Unaffiliated TCI Stockholders with the opportunity to receive common stock in the combined company in a tax-free transaction and at an exchange ratio that the Unaffiliated TCI Directors viewed as fair to such stockholders.

     The Unaffiliated TCI Directors believed the Revised FCC Rate Regulations would have a neutral or immaterial effect on the fairness of the exchange ratio for the TCI Common Stock. The Unaffiliated TCI Directors viewed any decrease in the value of TCI's cable assets due to the impact of such regulations as being offset by the effect of the Revised FCC Rate Regulations on programming services (which would have a greater impact on Liberty as a larger percentage of its assets consist of programming investments). This view was based in a belief that programming companies will be adversely affected due to an anticipated reluctance on the part of cable operators to invest in new basic cable programming due to the rate regulations limiting their ability to recoup the cost of such an investment. The Unaffiliated TCI Directors further viewed the regulations as placing new constraints on the ability of programmers to increase their rates charged to cable operators for their existing programming.

     The Unaffiliated TCI Directors also considered the presentation made to the TCI Board by Messrs. Clouston and Fisher on October 1, 1993, concerning their estimates of the value of the respective

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

assets of Liberty and TCI. The estimated values of Liberty's assets presented by Messrs. Clouston and Fisher were based in part on non-public information (consisting of valuations of Liberty's assets prepared by Liberty's management) supplied to Mr. Fisher by Liberty and publicly-available reports of financial analysts. The valuations provided by Liberty were modified to eliminate certain information viewed as duplicative by TCI, and certain estimates of value were viewed as excessive and therefore reduced by Messrs. Clouston and Fisher in preparing their valuations. The valuations prepared and discussed by Messrs. Clouston and Fisher were viewed as tentative and subject to far less rigorous analyses than the analyses prepared and presented by CS First Boston to the TCI Board on January 24, 1994. Accordingly, while the presentation to the TCI Board on October 1 was considered in the total mix of information that the Unaffiliated TCI Directors considered in reaching their conclusion that the terms of the Merger Agreement are fair to the Unaffiliated TCI Stockholders, it was not given as much weight and was not considered to be as material as the analyses presented by CS First Boston.

     No consideration was given to disclosing to the public the internally-prepared valuations provided by Liberty to TCI as those valuations were provided to TCI in confidence, were not prepared for public distribution and were viewed by TCI as part of the negotiation process with Liberty.

     The Unaffiliated TCI Directors believe that their familiarity with the assets of Liberty, based on the ongoing operational relationship between TCI and Liberty and the fact that many of such assets had been contributed by TCI to Liberty three years earlier in connection with the Restructuring Plan, was an important element in their evaluation of the fairness of the terms of the Merger Agreement due to their heightened ability to review and critically analyze any estimates of the relative worth of TCI and Liberty presented by management or CS First Boston.

     The foregoing discussion of the information and factors considered and given weight by the Unaffiliated TCI Directors is believed to include all material factors considered by the Unaffiliated TCI Directors. In reaching the determination to approve and recommend the Merger Agreement, the Unaffiliated TCI Directors did not assign any relative or specific weights to the foregoing factors which were considered (excepted to the extent noted), and individual directors may have given differing weights to different factors.

     For a discussion of the ownership interests in Liberty of the members of the TCI Board and the executive officers of TCI, see "OWNERSHIP OF TCI, LIBERTY AND TCI/LIBERTY STOCK."

RECOMMENDATION OF LIBERTY BOARD; LIBERTY'S REASONS FOR THE MERGERS

     Recommendation. The Unaffiliated Liberty Directors, consisting of Messrs. Peter Barton, Paul Gould, Robert Johnson, H.F. Lenfest, David Rapley and David Wargo, believe that the terms of the Merger Agreement are fair to, and in the best interests of, Liberty and the Unaffiliated Liberty Stockholders and unanimously recommend that holders of Liberty Common Stock vote FOR approval and adoption of the Merger Agreement. Each member of the Liberty Board and each executive officer of Liberty who owns shares of Liberty Common Stock has advised Liberty that he intends to vote all of his shares (other than, in the case of Dr. Malone, the Restricted Voting Shares, which must be voted in the same proportions as votes represented by all other shares of Liberty Common Stock are cast) FOR approval and adoption of the Merger Agreement. On the Liberty Record Date, the members of the Liberty Board and those executive officers owned, in the aggregate, approximately 3,389,966 outstanding shares of Liberty Class A Common Stock and 30,007,040 outstanding shares of Liberty Class B Common Stock or approximately 3.87% and 81.24%, respectively, of the shares of those classes outstanding at that date, which represents 66.4% of the combined voting power of the Liberty Common Stock eligible to be voted at the Liberty Meeting (each of the foregoing amounts and percentages is exclusive of the Restricted Voting Shares).

     In view of the fact that Dr. Malone and Mr. Magness, each of whom is a director of Liberty (Dr. Malone being Chairman of the Liberty Board and Mr. Magness being the designee of TCI on the Liberty Board under the terms of the Liberty Series D Preferred Stock), are also directors and executive officers of TCI and therefore may be deemed to have a conflict of interest with the Unaffiliated Liberty Stockholders, such individuals abstained from voting on the Merger Agreement in their capacity as Liberty directors. The Unaffiliated Liberty Directors, who unanimously approved the terms of the Merger Agreement, took into

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

account the fact that, notwithstanding such potential conflict of interest, Dr. Malone and Mr. Magness negotiated the exchange ratios for the Liberty Common Stock and the TCI Common Stock. The Unaffiliated Liberty Directors considered the negotiation of the exchange ratios by Dr. Malone as a benefit to Liberty, as he has the greatest knowledge on the Liberty Board (apart from Mr. Magness) of the relative values of Liberty and TCI, and his ownership of approximately 61% of the outstanding shares of Liberty Class B Common Stock provided him with additional incentive to negotiate the best possible exchange ratio for the holders of Liberty Common Stock. The Unaffiliated Liberty Directors recognized that in negotiating the exchange ratios Mr. Magness acted on behalf of TCI and not Liberty stockholders; this recognition did not adversely impact their deliberations as they further recognized that Mr. Magness was the designee of TCI on the Liberty Board. The Unaffiliated Liberty Directors also believed that Mr. Magness's ownership of approximately 58% of the outstanding shares of TCI Class B Common Stock gave him a strong incentive to favor TCI over Liberty in the negotiation of the exchange ratios. See " -- Negotiations with Respect to the Mergers" above and "OWNERSHIP OF TCI, LIBERTY AND TCI/LIBERTY STOCK."

     Reasons for the Mergers. The factors considered by the Unaffiliated Liberty Directors in reaching their determination to approve and adopt the Merger Agreement and to recommend that holders of Liberty Common Stock vote to approve and adopt the Merger Agreement included those set forth below.

     The presence of both Liberty and TCI in the cable television and programming industries has created potential conflicts of interest due to Dr. Malone and Mr. Magness serving on the boards of directors of both companies. Mr. Magness is the largest single stockholder of TCI and has substantial stock holdings in Liberty, while Dr. Malone is the largest single stockholder of Liberty. In addition, TCI and Liberty have investments in each other's stock primarily as a result of the Restructuring Plan and TCI, as the largest operator of cable systems in the United States, is the largest potential customer for the programming provided by Liberty's subsidiaries and affiliates. The Unaffiliated Liberty Directors recognized that these potential conflicts could artificially restrict the ability of Liberty and TCI to negotiate in their best interests with respect to business ventures that both may be pursuing, and had necessitated from time to time cumbersome procedures at the Liberty and TCI board level to ensure that all potential conflicts of interest were known to and eliminated from the deliberations of those boards. The Unaffiliated Liberty Directors believed that as Liberty's business grew and there was greater potential for conflicts of interest between TCI and Liberty, Dr. Malone may have to resign from the board of directors and as an officer of either TCI or Liberty. Although the Unaffiliated Liberty Directors further believed that Dr. Malone's large holdings of Liberty stock made it more likely that if such a choice had to be made he would choose to remain at Liberty and resign his positions with TCI, the possibility of Dr. Malone resigning from his positions with Liberty was a serious concern. The Unaffiliated Liberty Directors determined that the combination of Liberty and TCI would eliminate the foregoing potential conflicts and ensure to TCI/Liberty the continued services of Dr. Malone.

     The acquisition and creation of programming is becoming increasingly competitive, as various forms of media distribution (including cable television, telephony and computer hardware and software manufacturers) seek to forge strategic alliances and compete in the delivery of entertainment and information services to consumers. The Unaffiliated Liberty Directors believed that for Liberty to compete for attractive programming properties in this environment, it would need access to increasingly larger pools of capital and an alliance with a major distribution business; a combination with TCI would enable Liberty to achieve both goals. The Unaffiliated Liberty Directors also considered that, in order to continue to build stockholder value, absent the Mergers Liberty would soon need to consider various options to raise capital to invest in new ventures or to increase its ownership in certain of its current investments.

     The Unaffiliated Liberty Directors considered that management anticipated that the Mergers would enable the combined companies to achieve synergies in marketing programming for foreign distribution through a combination of the programming investments of TCI and Liberty. By having the ability to offer a variety of different video programming offerings (either individually or packaged with other programming) management believes that TCI/Liberty will be in a strong position when marketing video programming to overseas distributors where the ability to offer multiple programming choices is perceived as critical. The Unaffiliated Liberty Directors viewed the foregoing synergies as especially important in light of the relatively early stage of development of overseas cable and other video distribution mediums and the resulting opportunities for significant growth in those markets. It was also believed that the combination of Liberty's cable television interests with those of TCI would permit TCI/Liberty to recognize possible operational efficiencies and strategic opportunities where Liberty's affiliated cable systems are located in close proximity to the cable systems owned or operated by TCI. The Unaffiliated Liberty Directors also considered that a combination with TCI would enable Liberty's management to focus on programming investments, their primary area of expertise, and would relieve them of certain duties relating to the operation of a public company.

     The Unaffiliated Liberty Directors believe that the operations of Liberty and TCI are frequently viewed by regulators and the public markets as being under common control, with the actions of one company being attributed to and having an impact on the other, notwithstanding the fact that Liberty and TCI are separate public companies, the officers and directors of which owe fiduciary duties to separate groups of shareholders. The Unaffiliated Liberty Directors believe that a combination of the two companies would permit management to operate the businesses of both companies in a complementary manner, would ensure better oversight of regulatory compliance by both businesses and would allow a common strategy for accessing the public markets.

     The Unaffiliated Liberty Directors considered that the merger of Liberty and TCI would result in the Liberty Preferred Stock and certain promissory notes of Liberty presently held by indirect, wholly owned subsidiaries of TCI being held, after the Liberty Merger (and the exchange of the Liberty Preferred Stock for TCI/Liberty Preferred Stock), by indirect, wholly owned subsidiaries of TCI/Liberty, with the result that the obligations related to such financial instruments would be owed to members of the same consolidated group of corporations. As of March 31, 1994, the Liberty Preferred Stock held by subsidiaries of TCI consisted of (i) Liberty Class B Preferred Stock with a liquidation value (which includes accrued dividends) of $135,394,000, which accrete dividends at the rate of 8.5% of the liquidation value per annum, compounded semiannually, and (ii) Liberty Class D Preferred Stock with a liquidation value (which includes accrued dividends) of $23,133,000, which accrete dividends at the rate of 10% of the liquidation value per annum, compounded semiannually. The promissory notes issued by Liberty and held by subsidiaries of TCI consist of (i) notes with an aggregate principal amount of $76,952,000, which are due February 1, 1997 and bear interest at a rate of 11.6% per annum and (ii) notes with an aggregate principal amount of approximately $104,644,000, which are due the earlier of September 30, 1994 or ten days following the consummation of the Mergers and bear interest at a rate of 6% per annum. The Mergers would also eliminate the contingent obligation of Liberty under the Put-Call Agreement entered into with Mr. Magness, Dr. Malone and Kearns-Tribune in connection with the Restructuring Plan.

     Fairness. The Unaffiliated Liberty Directors believe that the terms of the Merger Agreement are fair to, and in the best interests of, the Unaffiliated Liberty Stockholders. In reaching this conclusion, the Unaffiliated Liberty Directors considered the following factors, each of which was considered to bear favorably on their conclusion:

          (i) The determination of the Special Committee that the terms of the Merger Agreement are fair to the Unaffiliated Liberty Stockholders. In reaching such determination the Special Committee considered the advice of its financial advisor, Merrill Lynch, and its legal counsel, Schulte Roth & Zabel, as well as many of the same matters as were considered by the Unaffiliated Liberty Directors in their deliberations as to fairness, as set forth in subparagraphs (ii) through (v) below.

          (ii) The oral opinion of Merrill Lynch, rendered to the Special Committee on June 6, 1994 and confirmed to the Liberty Board at a meeting of the Liberty Board on June 15, 1994, and the written opinion of Merrill Lynch, dated January 21, 1994, which was delivered to the Special Committee and a copy of which was provided to the Liberty Board on January 24, 1994 at a meeting of the Liberty Board, to the effect that the respective exchange ratios in the Liberty Merger and the TCI Merger, taken together, are fair, from a financial point of view, to the holders of Liberty Common Stock (other than TCI and its affiliates). The Unaffiliated Liberty Directors also considered the fairness presentations, including the underlying valuation methodologies and analyses, given by representatives of Merrill Lynch to the Liberty Board on January 24, 1994 and June 15, 1994. A copy of the opinion of Merrill Lynch, which is dated the date hereof, is included in this Proxy Statement/Prospectus as Appendix III. See "-- Fairness
     Opinions -- Liberty" below.

          (iii) The negotiations between the Special Committee and Bob Magness during the period June 6 through June 10, 1994, which the Unaffiliated Liberty Directors believe supports their belief that the exchange ratio for the Liberty Common Stock is the highest and best exchange ratio obtainable from TCI.

          (iv) The Unaffiliated Liberty Directors also viewed favorably the ability that the Unaffiliated Liberty Stockholders would have to indirectly participate in the future growth of Liberty's programming and cable interests through their ownership of stock in TCI/Liberty, as well as the ability that such stockholders would have to receive such stock in a tax-free transaction and at an exchange ratio that the Unaffiliated Liberty Directors view as fair to such stockholders.

          (v) The negotiation of the exchange ratio by Dr. Malone on behalf of Liberty was also viewed as a strong indicator that Liberty stockholders received the highest possible exchange ratio, due to Dr. Malone's familiarity with the respective values of TCI and Liberty and his ownership of approximately 61% of the outstanding shares of Liberty Class B Common Stock.

     The Unaffiliated Liberty Directors also considered valuations of Liberty that were prepared internally by Liberty's management, which were based on the market value of certain of Liberty's public investments and valuations prepared by Liberty management of other investments. These internal valuations were viewed as tentative and subject to far less rigorous analyses than the valuation analyses prepared and presented by Merrill Lynch to the Special Committee on January 21 and June 6, 1994 and to the Liberty Board on January 24 and June 15, 1994. Accordingly, while the internally prepared valuations were considered in the total mix of information that the Unaffiliated Liberty Directors considered in reaching their conclusion that the terms of the Merger Agreement are fair to the Unaffiliated Liberty Stockholders, it was not given as much weight or considered to be as material as the valuation analyses presented by Merrill Lynch.

     The Unaffiliated Liberty Directors believe that their familiarity with a significant portion of the assets of TCI, based in part on the ongoing operational relationship between TCI and Liberty, was an important element in their evaluation of the fairness of the terms of the Merger Agreement due to their heightened ability to review and critically analyze any estimates of the relative worth of TCI and Liberty presented by management or Merrill Lynch.

     The potential for a sale of Liberty to a third party was also considered by the Unaffiliated Liberty Directors, but such a sale was viewed as unlikely given the various complexities, tax ramifications and other issues that such a third party acquisition would create. Any such acquisition would necessitate the possible renegotiation of affiliation agreements with TCI and its affiliated cable systems that distribute programming created by Liberty's subsidiaries and affiliates. Many of Liberty's stockholders, especially those that continue to hold shares they received in the Exchange Offer, have a low basis in their Liberty stock, making a tax-free transaction important. The ability and willingness of a third party to effect a tax-free transaction would depend in large part on the treatment of the Liberty Preferred Stock held by TCI (which would have the right to veto any third party transaction under the terms of its Liberty Series B and Series D Preferred Stock). If TCI were to receive stock in such a transaction it would remain as a significant stockholder of the surviving corporation and would most likely have representation on Liberty's Board, while payment for such stock in cash (which would presumably include a control premium due to the veto rights included in the terms of such securities) would eliminate the availability of many forms of tax-free reorganizations. Further, the Unaffiliated Liberty Directors considered that TCI is also in the unique position of being able to provide Liberty with access to the largest cable television distribution network in the United States.

     The foregoing discussion of the information and factors considered and given weight by the Unaffiliated Liberty Directors is believed to include all material factors considered by the Unaffiliated Liberty Directors. In reaching the determination to approve and recommend the Merger Agreement, the Unaffiliated Liberty

Directors did not assign any relative or specific weights to the foregoing factors which were considered, and individual directors may have given differing weights to different factors.

     The Unaffiliated Liberty Directors did not analyze the fairness of the consideration to be received by holders of Liberty Class E Preferred Stock in the Liberty Merger. (All of the shares of Liberty Class B Preferred Stock and Liberty Class D Preferred Stock are held by an indirect, wholly-owned subsidiary of TCI and following the Mergers will be held by an indirect, wholly-owned subsidiary of TCI/Liberty). The Unaffiliated Liberty Directors, however, believe that the TCI/Liberty Class B Preferred Stock will have substantially the same value immediately following the Liberty Merger as the Liberty Class E Preferred Stock has immediately prior to the TCI Merger, as the financial terms of those two securities are substantially identical.

     For a discussion of the ownership interests in TCI of the members of the Liberty Board and the executive officers of Liberty, see "OWNERSHIP OF TCI, LIBERTY AND TCI/LIBERTY STOCK."

FAIRNESS OPINIONS

     TCI. CS First Boston was retained to advise and assist the TCI Board in its evaluation of the fairness, from a financial point of view, to the holders of TCI Common Stock (other than Liberty and its affiliates) of the consideration to be received in the TCI Merger by such holders. At meetings of the TCI Board held on January 24, 1994 and June 15, 1994, CS First Boston rendered to the TCI Board oral opinions to the effect that, as of such respective dates and based upon and subject to certain matters, the consideration to be received in the TCI Merger by the holders of TCI Common Stock (other than Liberty and its affiliates) was fair to such holders from a financial point of view. CS First Boston has reconfirmed such opinions by delivery to the TCI Board of a written opinion dated the date hereof, a copy of which is set forth in its entirety as Appendix II to this Proxy Statement/Prospectus. In connection with its oral opinion of June 15, 1994 and written opinion dated the date hereof, CS First Boston updated certain analyses and performed certain additional procedures which resulted in no change in its conclusion as to the fairness of the TCI exchange ratio from a financial point of view.

     In arriving at its opinion, CS First Boston (i) reviewed this Proxy Statement/Prospectus, the Merger Agreement and certain publicly available business and financial information relating to TCI and Liberty, (ii) reviewed certain other information, including internal financial forecasts, provided by TCI, Liberty and certain of their affiliates, (iii) held discussions with the respective management of TCI, Liberty and certain of their affiliates concerning the businesses and prospects of TCI, Liberty and such affiliates, (iv) considered and relied upon the views of the respective management of TCI and Liberty concerning certain strategic implications and operational benefits which might result from the Mergers, the anticipated treatment to be accorded the Mergers by certain regulatory bodies, and certain regulatory matters affecting the businesses of TCI, Liberty and their respective investments, (v) considered certain financial and stock market data of TCI, Liberty and certain of their respective investments for which such information was available and compared that data with similar data for other publicly held companies and businesses similar to those of TCI, Liberty and such investments, (vi) considered, to the extent publicly available, the financial terms of certain other business combinations recently effected and (vii) considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CS First Boston deemed relevant.

     In connection with its review, CS First Boston did not independently verify any of the information provided to or otherwise reviewed by CS First Boston and relied upon its being complete and accurate in all respects. With respect to internal financial forecasts and other data reviewed, CS First Boston assumed that such forecasts and other data were reasonably prepared and reviewed with the respective management of TCI, Liberty and certain of their affiliates various operational and financial assumptions incorporated therein. CS First Boston did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TCI, Liberty or their respective investments, nor was CS First Boston furnished with any such appraisals. CS First Boston expressed no opinion as to what the value of the TCI/Liberty Common Stock actually will be when issued to TCI stockholders pursuant to the TCI Merger or the price at which such

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

securities will trade subsequent to the Mergers. CS First Boston assumed that the Mergers will qualify as a tax-free reorganization for Federal income tax purposes. CS First Boston also assumed that in the course of obtaining the necessary regulatory and governmental approvals for the proposed Mergers, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Mergers. CS First Boston's opinion is necessarily based on information available to it and financial, stock market and other conditions and circumstances as they existed and could be evaluated on the date of its opinion. Although CS First Boston evaluated the financial terms of the TCI Merger, CS First Boston was not requested to, and did not, participate in the negotiation or structuring of the Mergers and was not asked to, and did not recommend, the specific consideration payable in the Mergers.

     The full text of CS First Boston's written opinion dated the date hereof, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix II to this Proxy Statement/Prospectus and is incorporated herein by reference. HOLDERS OF TCI COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. CS First Boston's opinion is directed only to the fairness of the consideration to be received by the holders of TCI Common Stock (other than Liberty and its affiliates) in the TCI Merger from a financial point of view, does not address any other aspect of the Mergers and does not constitute a recommendation to any TCI stockholder as to how such stockholder should vote at the TCI Special Meeting. The summary of the opinion of CS First Boston set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In making its presentation to the TCI Board on January 24, 1994, CS First Boston performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying CS First Boston's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In its analyses, CS First Boston made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of TCI and Liberty. Any estimates contained therein are not necessarily indicative of actual values or predictive of future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, because such estimates are inherently subject to substantial uncertainty, none of TCI, Liberty, TCI/Liberty, CS First Boston or any other person assumes responsibility for their accuracy.

     Valuation Methodology. In valuing TCI and Liberty, CS First Boston analyzed the enterprise value, or the non-tax-adjusted asset value, of the two companies' component assets and businesses. The enterprise values (equity values in the case of certain non-majority owned assets) for each of the component assets and businesses were then aggregated to derive an overall enterprise value range for each of TCI and Liberty. Each overall enterprise value range was then adjusted for, among other things, net liabilities in order to calculate net equity value and net equity value per share.

     In determining enterprise values, CS First Boston generally employed, where appropriate, up to three standard valuation methodologies (i.e., analyses of selected publicly traded comparable companies, analyses of selected comparable acquisition transactions and discounted cash flow analyses), which methodologies are described more fully below. These methodologies yielded valuation reference ranges for each asset to which they were applied, which were then utilized for purposes of determining an overall valuation range for the particular asset. In arriving at the overall valuation range for each asset, CS First Boston made qualitative judgments in each particular case as to the significance and relevance of each of the three valuation approaches and the results derived therefrom. Overall valuation ranges do not bear a precise mathematical relationship to their component valuation ranges and CS First Boston did not attribute a standard weight to any particular valuation methodology or any other factor in determining the overall valuation range for each asset. Accordingly, CS First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

     In evaluating comparability, CS First Boston analyzed each comparable company and comparable transaction with respect to, among other things, lines of business, growth prospects, profitability, capital requirements, size, and, where applicable, operating and financial data, including subscriber growth, penetration levels, quality of plant and prospects for additional services. No company, transaction or business utilized in the comparable company and comparable acquisition analyses as a comparison is identical to TCI, Liberty, their respective investments or the Mergers. Accordingly, an analysis of the results derived therefrom is not entirely mathematical or necessarily precise; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading value of the comparable companies or the business segment or company to which they are being compared.

     Comparable Company Analysis. CS First Boston compared historical and projected financial and operating statistics for each of TCI's and Liberty's significant operating segments and the companies in which TCI and Liberty have significant investments to publicly available statistics for generally comparable publicly traded companies in order to estimate how each asset would trade in the public market.

     Comparable Acquisitions Analysis. Using publicly available information, CS First Boston reviewed the prices and multiples paid or proposed to be paid in relevant acquisition transactions and compared them with financial and operating statistics for each of TCI's and Liberty's significant operating segments and the companies in which TCI and Liberty have significant investments in order to estimate the acquisition value, or private market value, of each asset.

     Discounted Cash Flow Analysis. For its discounted cash flow analysis, CS First Boston analyzed the unlevered free cash flow (defined as operating cash flow available after working capital, capital spending and tax requirements) anticipated to be generated by each of the significant operating segments of TCI and Liberty and the companies in which TCI and Liberty have significant investments, in most cases over the period 1994 to 2003. Cash flow estimates were based on internal financial forecasts prepared by TCI's and Liberty's management (or the managements of the operating entities in which TCI or Liberty has an interest), as modified by CS First Boston in certain cases to reflect the possibility of alternative financial outcomes for these investments. The forecasts provided to CS First Boston for cable programming assets typically covered the period 1994 through 1998 (in which case CS First Boston generally projected results for the years 1999 through 2003 consistent with the operating assumptions used for the years 1994 through 1998), and the forecasts provided to CS First Boston for cable television assets typically covered the period 1994 through 2003. CS First Boston then applied to these estimates those terminal multiples and discount rates it deemed appropriate in order to estimate the acquisition value, or private market value, of each asset based on the present value of its free cash flow.

     Based on the above methodologies, the total enterprise value range derived by CS First Boston for TCI was approximately $24,568.9 million to $28,043.7 million and the total enterprise value range derived by CS First Boston for Liberty was approximately $3,223.7 million to $4,110.2 million. Adjusting for debt and cash and making certain additional corporate adjustments resulted in a net equity value range of approximately $14,459.4 million to $18,017.7 million, or $29.30 to $36.51 per share, for TCI and a net equity value range of approximately $2,996.8 million to $3,902.0 million, or $22.88 to $29.78 per share, for Liberty. A summary of the methods used by CS First Boston to analyze the enterprise value of each of TCI's and Liberty's component assets and businesses is set forth below.

     Cable Television Assets. In valuing TCI's and Liberty's domestic cable television assets (including assets in Puerto Rico and the Dominican Republic), CS First Boston relied primarily on a combination of the three valuation approaches. Publicly traded cable television companies used for reference purposes for the comparable company analysis were the following: Adelphia Communications Corporation, Cablevision Systems Corporation, Century Communications Corporation, Comcast Corporation and TCA Cable TV, Inc. CS First Boston calculated each company's adjusted market value (equity market value principally adjusted for debt and cash as of the most recently available balance sheet date) as a multiple of, among other things, operating cash flow and subscriber levels. CS First Boston also calculated each company's adjusted market value as a multiple of projected results where available. Transactions used for reference purposes for the comparable acquisitions analysis included Southwestern Bell Corporation/Cox Communications, Inc. (which transaction was subsequently terminated); Bell Canada International Inc./Jones Intercable, Inc. (which transaction was subsequently modified); BellSouth Corporation/Prime Management Co.; US West, Inc./Time Warner Entertainment Company, L.P.; Southwestern Bell Corporation/Hauser Communications, Inc.; Cablevision Systems Corporation/Sutton Capital Associates (which transaction was subsequently modified); Cablevision Industries Corporation and Kohlberg Kravis Roberts & Co./Simmons Communications Company, L.P.; Sammons Communications, Inc./Cardinal Communications, Inc.; Tele-Communications, Inc./United Cable, L.P.; Time Warner Inc./Viacom Inc.; Times Mirror Cable Television, Inc./Irvine Company; and New Heritage Associates, Inc./North Central Cable Communications. CS First Boston calculated the enterprise value of the target company in each transaction as a multiple both of operating cash flow and subscriber levels. For its discounted cash flow analysis of TCI's and Liberty's cable television assets, CS First Boston applied discount rates ranging from 11% to 12% (based on a weighted average cost of capital for comparable publicly traded companies) and applied terminal multiples of 9.75x to 10.75x operating cash flow in the tenth year.

     Pursuant to this combination of approaches, the aggregate enterprise value range (which included equity values for certain non-majority owned assets) for TCI's cable television assets was approximately $20,166.5 million to $22,416.5 million, which reflects multiples of approximately 10.8x to 12.0x projected 1994 operating cash flow, 11.2x to 12.5x third quarter 1993 annualized operating cash flow and $1,978 to $2,197 per subscriber. The aggregate enterprise value range for Liberty's cable television assets (which included equity values for certain non-majority owned assets) was approximately $1,137.0 million to $1,434.7 million, which reflects multiples of approximately 10.4x to 11.9x projected 1994 operating cash flow, 11.0x to 12.5x third quarter 1993 annualized operating cash flow and $2,223 to $2,535 per subscriber.

     Cable Programming Assets. In valuing TCI's and Liberty's domestic cable programming assets (excluding publicly traded, non-control cable programming assets), CS First Boston relied primarily on a combination of comparable company analyses and discounted cash flow analyses, where appropriate. Publicly traded companies used for reference purposes for the comparable company analysis were the following: BET Holdings, Inc.; Gaylord Entertainment Company; Home Shopping Network, Inc.; International Family Entertainment, Inc.; QVC, Inc.; Turner Broadcasting System, Inc.; Viacom Inc.; and Video Jukebox Network, Inc. With respect to the discounted cash flow analysis, key assumptions varied significantly depending on the type of asset being analyzed and its phase of development, relative risk factors and future prospects. Discount rates utilized by CS First Boston ranged from 11% to 35% and terminal multiples ranged from 6.0x to 16.0x operating cash flow.

     Pursuant to this combination of approaches, the aggregate enterprise value range for TCI's domestic cable programming assets (excluding publicly traded, non-control cable programming assets) was approximately $813.9 million to $1,230.9 million. The aggregate enterprise value range for Liberty's domestic cable programming assets (excluding publicly traded, non-control cable programming assets) was approximately $1,578.5 million to $1,972.7 million.

     Publicly Traded Investments, International and Other Assets. In assigning values to the publicly traded, non-control investments held by TCI and Liberty (including certain non-publicly traded investments the values of which were directly linked to publicly traded securities), CS First Boston relied on a range of trading values which reflected the recent trading history of each particular investment's stock price. In assigning value to the assets held by TCI and Liberty (other than domestic cable television and cable programming assets) that are not publicly traded assets, CS First Boston took into consideration, depending on the asset in question, book value, investment cost, earnings potential and other factors. In total, TCI's publicly traded investments, international and other assets were valued by CS First Boston at between approximately $3,588.6 million to $4,396.4 million, while Liberty's publicly traded investments and other assets were valued at between approximately $618.2 million and $812.8 million.

     Exchange Ratio Analysis. Utilizing the above per share valuations, as well as certain public trading values, CS First Boston analyzed the relationship in valuations between TCI's Common Stock and Liberty's Common Stock. A comparison based on the closing price of Liberty's Common Stock and TCI's Common

Stock on October 1, 1993, one week prior to the announcement of the execution of the TCI/Liberty Letter of Intent (the "Pre-Announcement Closing Price"), which for Liberty was $24 3/4 per share and for TCI was $25 5/8 per share, yielded a ratio of 0.966:1.00. A comparison of CS First Boston's valuation range per share for Liberty with TCI's Pre-Announcement Closing Price, which for Liberty was $22.88 to $29.78 per share and for TCI was $25 5/8 per share, yielded a range of ratios of 0.893:1.00 to 1.162:1.00. A comparison of CS First Boston's valuation ranges per share for Liberty and TCI yielded a range of ratios of 0.627:1.00 (when comparing the low end of CS First Boston's valuation range per share for Liberty against the high end of CS First Boston's valuation range per share for
TCI) to 1.016:1.00 (when comparing the high end of CS First Boston's valuation range per share for Liberty against the low end of CS First Boston's valuation range per share for TCI).

     Pursuant to the terms of CS First Boston's engagement, TCI has agreed to pay CS First Boston for its services in connection with the TCI Merger an aggregate fee of $2,250,000. TCI also has agreed to reimburse CS First Boston for its reasonable out-of-pocket expenses, including the fees and expenses of legal counsel and other advisors, and to indemnify CS First Boston and certain related persons or entities against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

     In the ordinary course of its business, CS First Boston and its affiliates may actively trade the debt and equity securities of TCI, Liberty and their respective affiliates for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. CS First Boston has provided financial advisory and investment banking services to TCI and Liberty in the past, for which services CS First Boston has received customary fees.

     CS First Boston is an internationally recognized investment banking firm and was selected by TCI based on CS First Boston's experience and expertise. As part of its investment banking business, CS First Boston is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placement and valuations for estate, corporate and other purposes.

     Liberty. The Special Committee retained Merrill Lynch to assist the Special Committee in its evaluation of the fairness of the exchange ratios in the Mergers to the holders of Liberty Common Stock (other than TCI and its affiliates). At a meeting of the Special Committee on January 21, 1994, Merrill Lynch delivered a written opinion to the Special Committee to the effect that, the respective exchange ratios in the Liberty Merger and the TCI Merger, taken together, are fair from a financial point of view, to the holders of Liberty Common Stock (other than TCI and its affiliates). At a presentation to the full Liberty Board held on January 24, 1994, Merrill Lynch provided the Liberty Board with a copy of the written opinion, dated January 21, 1994, which had been previously delivered to the Special Committee. Merrill Lynch subsequently confirmed its opinion of January 21, 1994 orally at a meeting of the Special Committee on June 6, 1994 and by delivery to the Special Committee of a written opinion dated the date hereof, which is substantially similar to the opinion dated January 21, 1994, a copy of which is set forth in its entirety as Appendix III to this Proxy Statement/Prospectus. Stockholders are urged to read in its entirety the opinion of Merrill Lynch, which sets forth the matters considered and the scope of review undertaken by Merrill Lynch in connection therewith.

     For purposes of the Merrill Lynch opinions, the term "Exchange Ratios" refers collectively to the ratios at which the Liberty Class A Common Stock and the Liberty Class B Common Stock and the TCI Class A Common Stock and the TCI Class B Common Stock are converted into the common stock of TCI/Liberty.

     In arriving at its opinions dated January 21, 1994 and the date hereof, Merrill Lynch considered all the matters referred to in its opinion attached hereto as Appendix III. Merrill Lynch's opinions are directed only to the fairness of the Exchange Ratios from a financial point of view, do not address any other aspect of the Mergers, and do not constitute a recommendation to any Liberty stockholder as to how such stockholder should vote at the Liberty Meeting. The summary set forth below does not purport to be a complete description of the analyses employed by Merrill Lynch in reaching its opinions and, for example, does not describe many significant adjustments made to publicly available information in order to attempt to compensate for extraordinary or unusual items or other factors that impair comparability. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the processes underlying its opinions. Arriving at a fairness opinion is a complex analytic process not necessarily susceptible to partial analysis or summary description.

     In arriving at its opinions dated January 21, 1994 and the date hereof, Merrill Lynch, among other things, (i) reviewed Liberty's Annual Reports, Forms 10-K, as amended and related financial information for the three fiscal years ended December 31, 1993 and Liberty's Form 10-Q and the related unaudited financial information for the quarterly and nine month periods ending September 30, 1993 and the quarter ended March 31, 1994, as the case may be; (ii) reviewed TCI's Annual Reports, Forms 10-K, as amended and related financial information for the four fiscal years ended December 31, 1993 and TCI's Form 10-Q, as amended and the related unaudited financial information for the quarterly and nine month periods ending September 30, 1993 and the quarter ended March 31, 1994, as the case may be; (iii) reviewed certain other filings with the Commission made by Liberty and TCI, including Forms 8-K, as amended and registration statements, during the last three years; (iv) reviewed certain information, including internal financial forecasts relating to the business, cash flow, assets and prospects of Liberty, TCI and certain of their respective affiliates, furnished to Merrill Lynch by Liberty and TCI; (v) conducted discussions with members of senior management of Liberty, TCI and certain of their respective affiliates concerning their respective businesses, strategic objectives, regulatory environment and prospects; (vi) reviewed the historical market prices and trading activity for the Liberty Common Stock and the TCI Common Stock and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be reasonably similar to Liberty and TCI, respectively; (vii) compared the results of operations of Liberty and certain of its affiliates and TCI and certain of its affiliates with those of certain companies which Merrill Lynch deemed to be reasonably similar to Liberty and TCI (or certain of their affiliates, as the case may be), respectively; (viii) reviewed the financial terms of certain business combinations involving companies in lines of businesses which Merrill Lynch deemed to be similar in certain respects to Liberty and TCI; (ix) analyzed the respective contributions in terms of assets, cash flow and businesses of TCI and Liberty to TCI/Liberty;
(x) analyzed the valuation of the Liberty Common Stock and the TCI Common Stock using other various valuation methodologies which Merrill Lynch deemed to be appropriate; (xi) in connection with the opinion dated January 21, 1994, reviewed a draft of the Merger Agreement dated January 6, 1994; (xii) in connection with the opinion dated the date hereof, reviewed a copy of the Merger Agreement dated as of January 27, 1994, as amended; and (xiii) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary or appropriate for the purposes of its opinions.

     In preparing its opinion dated January 21, 1994 and the date hereof, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available to it by Liberty, TCI and their respective affiliates, and Merrill Lynch did not independently verify such information or any underlying assumptions or undertake an independent appraisal or physical inspection of the assets or the liabilities of Liberty or TCI or any of their respective affiliates nor was Merrill Lynch furnished with any such appraisals. With respect to the internal financial forecasts furnished by Liberty, TCI or any of their respective affiliates, Merrill Lynch assumed that they were reasonably prepared in accordance with accepted industry practice and reflect the best currently available estimates and judgment of Liberty's, TCI's or their respective affiliates' management as to the expected future financial performance of Liberty, TCI or any of their respective affiliates, as the case may be. In addition, in connection with the opinion dated the date hereof, Merrill Lynch assumed that such financial forecasts reflect the best currently available estimates and judgment of Liberty's, TCI's, or their respective affiliates' management as to the expected future financial performance, after taking into account, among other things, the current regulatory environment of Liberty, TCI or any of their respective affiliates, as the case may be. Merrill Lynch's opinions were based upon general economic, market, monetary and other conditions as they existed and could be evaluated, and the information available to it, as of the dates of the opinions. Merrill Lynch expressed no opinion as to what the value of the TCI/Liberty Common Stock actually will be when issued to Liberty common stockholders pursuant to the Liberty Merger or the price at which such securities will trade subsequent to the Mergers. Merrill Lynch assumed that in the Mergers TCI, Liberty, TCI/Liberty, TCI Mergerco and Liberty Mergerco will recognize no gain or loss for Federal income tax purposes as a result of the Mergers. Merrill Lynch was not authorized by Liberty or the Special

Committee to solicit third-party indications of interest for the acquisition of all or any part of Liberty, nor did Merrill Lynch solicit any such indications. Although Merrill Lynch evaluated the fairness of the Exchange Ratios from a financial point of view, Merrill Lynch was not requested to, and did not, participate in the negotiation or structuring of the Mergers and was not asked to, and did not, recommend the specific consideration payable in the Mergers.

     In arriving at its opinion and making its presentation to the Special Committee at a meeting held on January 21, 1994 and to the Liberty Board at a meeting held on January 24, 1994, Merrill Lynch considered and discussed certain financial analyses and other factors. In connection with its presentations, Merrill Lynch provided the Special Committee and the Liberty Board with a summary of valuation results obtained by using several different valuation methods as well as other materials concerning the Liberty Common Stock and the TCI Common Stock, the material portions of which are summarized below. In connection with its opinion dated the date hereof and in making its presentations to the Special Committee at a meeting held on June 6, 1994, and to the Liberty Board at a meeting held on June 15, 1994, Merrill Lynch performed certain procedures to update its analyses made in connection with the delivery of its opinion dated January 21, 1994. The results of such analyses were substantially the same as those arrived in connection with Merrill Lynch's January 21, 1994 opinion, except as noted below.

     The following paragraphs describe Merrill Lynch's analyses of Liberty and TCI. The analysis undertaken by Merrill Lynch in connection with arriving at its opinion dated January 21, 1994 is hereinafter referred to as the "January Analysis" and the analysis undertaken by Merrill Lynch in connection with arriving at its opinion dated the date hereof is hereinafter referred to as the "June Analysis". The methodologies used in the January Analysis were substantially identical to the methodologies used in the June Analysis. The differences between the results outlined below in the January Analysis and the June Analysis are due to, among other things, (1) changes in operating cash flow estimates for TCI's and Liberty's cable television systems, (2) changes in acquisition/private market value multiples and public market multiples paid or being paid for cable television systems, (3) changes in public market share prices for certain Liberty programming investments, and (4) changed circumstances for certain TCI and Liberty non-cable television system assets. The changes made to the public market and private market operating cash flow multiples described above were designed to reflect changes in public market and private market values since the January Analysis as a result of, among other things, the termination of certain acquisition transactions between telephone companies and cable television companies and the announcement of the Revised FCC Regulations.

     Stock Trading History. Merrill Lynch reviewed the performance of the per share stock market price of the Liberty Class A Common Stock for various time periods and compared such per share market price movements to the market price movements of selected publicly traded programming and cable television companies. Such programming companies included BET Holdings, Inc., Capital Cities/ABC, Inc., CBS Inc., Gaylord Entertainment Company, Home Shopping Network, Inc., International Family Entertainment, Inc., QVC, Inc., Turner Broadcasting System, Inc. (Class B Common Stock), Video Jukebox Network, Inc. and The Walt Disney Company (collectively, the "Programming Composite") and such cable television companies included Adelphia Communications Corp., Cablevision Systems Corporation, Century Communications Corp., Comcast Corporation (Class A Special Common Stock), Falcon Cable Systems, L.P., Jones Intercable, Inc. (Class A Common Stock), TCA Cable TV, Inc., Tele-Communications, Inc. (TCI Class A Common Stock) and Time Warner, Inc. (collectively, the "MSO Composite"). Merrill Lynch also reviewed the performance of the per share stock market price of the TCI Class A Common Stock for various time periods and compared such per share market price movements to the market price movements of the companies contained in the MSO Composite (excluding the TCI Class A Common Stock). Merrill Lynch's analysis indicated that the Liberty Class A Common Stock outperformed both the Programming Composite and the MSO Composite for the various time periods. Merrill Lynch did not draw any conclusions for the Special Committee at the January 21, 1994 meeting of the Special Committee with respect to Merrill Lynch's fairness opinion based on this stock trading history, but informed the Special Committee at that time that the historical stock trading analysis indicated that due to the increase in Liberty's public market net asset value the differential between Liberty's private and public market net asset value had narrowed over time. Merrill

Lynch did not draw any conclusions for the Special Committee with respect to the stock trading history of the TCI Class A Common Stock.

     Comparative Net Asset Values. Merrill Lynch also analyzed Liberty and TCI by determining the value of each company's component assets and businesses without accounting for tax liability if sold separately. The resulting total values were reduced by the amount of adjusted net liabilities to determine net asset value and thus net asset value per share. Merrill Lynch analyzed Liberty and TCI on both a public and a private market basis. The term "public market basis" means the range of values implied by comparing certain financial results of a component business to certain financial multiples enjoyed by publicly traded comparable companies. The term "private market value" means the range of values implied by comparing certain financial results of a component business to certain financial multiples paid in comparable acquisition transactions. In certain instances, Merrill Lynch utilized a discounted cash flow analysis in determining private market value. In performing a valuation analysis of both companies, Merrill Lynch employed, where possible, up to three standard valuation methodologies (i.e., analyses of selected publicly traded comparable companies, analyses of selected comparable acquisition transactions and discounted cash flow analyses). No company, transaction or business utilized in the comparable company and comparable acquisition analyses as a comparison is identical to TCI, Liberty, their respective investments or the Mergers. Accordingly, an analysis of the results of the foregoing is not entirely mathematical or necessarily precise; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the public trading value of the comparable companies or the business segment or company to which they are being compared.

     The total asset values of Liberty and TCI determined in accordance with the public market analysis discussed above ranged from $4,124.0 million to $4,638.5 million for Liberty and $22,172.6 million to $24,391.6 million for TCI in the January Analysis, and ranged from $3,517.0 million to $3,956.6 million for Liberty and $19,835.2 million to $21,943.9 million for TCI in the June Analysis. After the adjustment for Liberty's and TCI's net debt and preferred stock, Liberty's net asset values ranged from $2,708.9 million to $3,224.1 million and TCI's ranged from $12,529.3 million to $14,748.3 million in the January Analysis, and ranged from $2,215.7 million to $2,656.0 million for Liberty and $10,063.9 million to $12,172.6 million for TCI in the June Analysis. The net asset values per share determined in accordance with the public market analysis discussed above ranged from $20.46 to $24.36 for Liberty and $25.17 to $29.62 for TCI in the January Analysis, and $16.74 to $20.07 for Liberty and $20.11 to $24.33 for TCI in the June Analysis. The total asset values of Liberty and TCI determined in accordance with the private market analysis discussed above ranged from $4,497.5 million to $5,082.9 million for Liberty and $26,348.9 million to $28,148.3 million for TCI in the January Analysis, and $3,926.5 million to $4,486.6 million for Liberty and $23,233.8 million to $26,002.6 million for TCI in the June Analysis. After the adjustment for Liberty's and TCI's net debt and preferred stock, Liberty's respective net asset values ranged from $3,058.6 million to $3,644.8 million and TCI's ranged from $16,705.6 million to $18,505.0 million in the January Analysis, and $2,572.6 million to $3,132.7 million for Liberty and $13,462.5 million to $16,231.3 million for TCI in the June Analysis. The net asset values per share determined in accordance with the private market analysis discussed above ranged from $23.11 to $27.53 for Liberty and $33.55 to $37.17 for TCI in the January Analysis, and $19.43 to $23.67 for Liberty and $26.90 to $32.44 for TCI in the June Analysis.

     A summary of the methods used by Merrill Lynch to analyze the value of each of Liberty's and TCI's component assets and businesses is set forth below:

          Cable Television Systems. Merrill Lynch developed its analysis of Liberty's and TCI's cable television systems based upon historical and projected financial information relating to those assets prepared by the respective managements of the two companies, as well as on a review of publicly-available information relating both to cable television companies that Merrill Lynch deemed generally comparable to Liberty and TCI and selected cable television acquisitions announced since March 1991. Merrill Lynch also used internal financial forecasts prepared by Liberty's management to perform discounted cash flow analyses of selected Liberty cable television assets.

          In using this information to develop a range of valuation multiples applicable to operating cash flow for its valuation of Liberty's and TCI's cable television systems, Merrill Lynch considered, among other things: the technical quality and location of Liberty's and TCI's cable television systems; the systems' number of homes passed, basic and pay subscribers; the systems' basic and pay penetration ratios; the systems' cable television revenues and projected fiscal year 1994 operating cash flow in its January Analysis, and annualized first quarter 1994 operating cash flow in its June Analysis; and other selected measures of performance. Merrill Lynch then compared such information against similar information for companies which Merrill Lynch deemed generally comparable to Liberty and TCI and against companies acquired in transactions which Merrill Lynch deemed comparable to the cable system being analyzed.

          In its January Analysis, Merrill Lynch derived a range of public market values for Liberty's cable television systems based generally on multiples of 9.5 to 10.5 times projected 1994 operating cash flow, which implied an asset value range of $1,930.8 million to $2,128.5 million and an asset value per share range of $14.59 to $16.08. In its June analysis, Merrill Lynch derived a range of public market values for Liberty's cable television systems based generally on multiples of 8.5 to 9.5 times annualized first quarter 1994 operating cash flow, which implied an asset value range of $1,658.0 million to $1,844.8 million and an asset value per share range of $12.53 to $13.94. In its January Analysis, Merrill Lynch also derived a range of private market values for Liberty's cable television systems based generally on multiples of 11.0 to 11.75 times projected 1994 operating cash flow, which implied an asset value range of $2,227.3 million to $2,375.6 million and an asset value per share range of $16.83 to $17.95. In its June Analysis, Merrill Lynch also derived a range of private market values for Liberty's cable television systems based generally on multiples of 10.0 to 11.25 times annualized first quarter 1994 operating cash flow, which implied an asset value range of $1,937.0 million to $2,170.4 million and an asset value per share range of $14.63 to $16.40.

          In its January Analysis, Merrill Lynch derived a range of public market values for TCI's cable television systems based on multiples of 9.25 to 10.25 times projected 1994 operating cash flow, which implied an asset value range of $17,284.4 million to $19,162.8 million and an asset value per share range of $34.72 to $38.49. In its June Analysis, Merrill Lynch derived a range of public market values for TCI's cable television systems based on multiples of 8.5 to 9.5 times annualized first quarter 1994 operating cash flow, which implied an asset value range of $15,257.0 million to $17,007.4 million and an asset value per share range of $30.49 to $33.99. In its January Analysis, Merrill Lynch also derived a range of private market values for TCI's cable television systems based on multiples of 11.0 to 11.75 times projected 1994 operating cash flow, which implied an asset value range of $20,571.7 million to $21,980.5 million and an asset value per share range of $41.32 to $44.15. In its June Analysis, Merrill Lynch also derived a range of private market values for TCI's cable television systems based on multiples of 10.0 to 11.25 times annualized first quarter 1994 operating cash flow, which implied an asset value range of $17,892.2 million to $20,123.0 million and an asset value per share range of $35.76 to $40.21.

          Public Investments. Merrill Lynch developed its valuation analyses of Liberty's public market investments and TCI's public market investments based on information provided by Liberty's and TCI's managements and public trading values as of January 19, 1994 in its January Analysis and June 3, 1994 in its June Analysis. Merrill Lynch also performed a discounted cash flow analysis of certain of Liberty's public investments in which Liberty exercised voting control based on internal financial forecasts supplied by Liberty's management.

          In its January Analysis, Merrill Lynch derived a range of public market asset values for Liberty's public market investments of $1,344.1 million to $1,452.7 million and an asset value per share range of $10.15 to $10.97. In its June Analysis, Merrill Lynch derived a range of public market asset values for Liberty's public market investments of $1,015.8 million to $1,060.2 million and an asset value per share range of $7.67 to $8.01. In its January Analysis, Merrill Lynch also derived a range of private market asset values for Liberty's public investments of $1,375.9 million to $1,604.5 million and an asset value per share range of $10.39 to $12.12. In its June Analysis, Merrill Lynch derived a range of private market asset values for Liberty's public investments of $1,112.7 million to $1,230.9 million and an asset value per share range of $8.41 to $9.30.

          In its January Analysis, Merrill Lynch derived a range of public market asset values for TCI's public market investments of $2,399.3 million to $2,403.3 million and an asset value per share range of $4.82 to $4.83. In its June Analysis, Merrill Lynch derived a range of public market asset values for TCI's public market investments of $1,626.5 million to $1,626.5 million and an asset value per share range of $3.25 to $3.25. In its January Analysis, Merrill Lynch also derived a range of private market asset values for TCI's public investments of $2,452.8 million to $2,456.9 million and an asset value per share of approximately $4.93. In its June Analysis, Merrill Lynch also derived a range of private market asset values for TCI's public investments of $1,789.1 million to $1,919.2 million and an asset value per share range of $3.58 to $3.84.

          Private Programming and Other Investments. Merrill Lynch developed its analyses of Liberty's private programming investments and TCI's private programming and other investments based upon information furnished by Liberty and TCI. With respect to Liberty's and TCI's private programming assets, Merrill Lynch based its analysis upon historical and forecasted financial and operating information relating to those assets supplied by the respective managements of the two companies, as well as on a review of publicly-available information relating both to programming companies that Merrill Lynch deemed generally comparable to Liberty and TCI and to selected programming acquisitions announced since August 1985. Merrill Lynch also used internal operating cash flow forecasts prepared by Liberty's and TCI's respective managements to perform discounted cash flow analyses on selected private programming assets. With respect to TCI's other investments, Merrill Lynch: (i) used internal operating cash flow forecasts prepared by TCI's management to perform a discounted cash flow analysis of its direct broadcast satellite investment; (ii) applied a multiple of revenues to TCI's competitive access and microwave investments that Merrill Lynch deemed generally comparable to other competitive access and microwave companies, respectively; (iii) valued TCI's fixed income and redeemable preferred investments on the basis of book or market values, where available; and (iv) valued TCI's projected net operating loss carryforwards and investment tax credit utilization based on TCI's internal forecasts, discounted to the present.

          In using the information outlined above to develop a range of valuation multiples applicable to operating cash flow and subscribers for its valuation of Liberty's and TCI's private programming investments, Merrill Lynch considered, among other things: the quality of Liberty's and TCI's programming investments; the individual programming companies' subscriber bases and affiliate and advertising revenues; their projected fiscal year 1994 operating cash flow; and other selected measures of performance. Merrill Lynch then compared such information against similar information for companies which Merrill Lynch deemed generally comparable to the private programming investments and against companies acquired in transactions which Merrill Lynch deemed comparable to the private programming investments.

          In its January Analysis, Merrill Lynch derived a range of public market asset values for Liberty's private programming investments of $702.1 million to $899.1 million and an asset value per share range of $5.30 to $6.79. In its June Analysis, Merrill Lynch derived a range of public market asset values for Liberty's private programming investments of $701.8 million to $899.0 million and an asset value per share range of $5.30 to $6.79. In its January Analysis, Merrill Lynch also derived a range of private market asset values for Liberty's private programming investments of $732.0 million to $929.1 million and an asset value per share range of $5.53 to $7.02. In its June Analysis, Merrill Lynch also derived a range of private market asset values for Liberty's private programming investments of $728.4 million to $925.7 million and an asset value per share range of $5.50 to $6.99.

          In its January Analysis, Merrill Lynch derived a range of public market asset values for TCI's private programming and other investments of $1,935.7 million to $2,272.2 million and an asset value per share range of $3.89 to $4.56. In its June Analysis, Merrill Lynch derived a range of public market asset values for TCI's private programming and other investments of $1,852.4 million to $2,210.7 million and an asset value per share range of $3.70 to $4.42. In its January Analysis, Merrill Lynch also derived a range of private market asset values for TCI's private programming and other investments of $2,449.3 million to $2,835.7 million and an asset value per share range of $4.92 to $5.70. In its June Analysis,

     Merrill Lynch also derived a range of private market asset values for TCI's private programming and other investments of $2,270.4 million to $2,678.2 million and an asset value per share range of $4.54 to $5.35.

          International and Other Investments. Merrill Lynch developed its valuation of Liberty's other assets and liabilities and TCI's international assets and liabilities based on information furnished by Liberty and TCI. With respect to Liberty's other assets, Merrill Lynch: (i) considered the public market prices of Liberty's investment in programming companies; (ii) valued Liberty's investment in notes receivable and other investments on the basis of book or market value, where available; (iii) capitalized corporate expenses at 6.0 to 8.0 times projected 1994 expenses; and (iv) valued Liberty's net operating loss carryforward utilization on the basis of Liberty's internal forecasts, discounted to the present.

          In its January Analysis, Merrill Lynch derived a public market asset value range of $147.0 million to $158.1 million for Liberty's other assets and an asset value per share range of $1.12 to $1.20. In its June Analysis, Merrill Lynch derived a public market asset value range of $141.5 million to $152.5 million for Liberty's other assets and an asset value per share range of $1.07 to $1.15. In its January Analysis, Merrill Lynch derived a private market asset value range of $162.2 million to $173.8 million for Liberty's other assets and an asset value per share range of $1.23 to $1.32. In its June Analysis, Merrill Lynch derived a private market asset value range of $148.4 million to $159.6 million for Liberty's other assets and an asset value per share range of $1.12 to $1.21.

          Merrill Lynch used TCI's investment in and multiples of attributable subscribers to value TCI's international assets. In its January Analysis, Merrill Lynch derived a public market asset value of $533.3 million for TCI's international assets and an asset value per share of $1.11, and in its June Analysis, Merrill Lynch derived a public market asset value of $1,099.3 million and an asset value per share of $2.20. In its January Analysis, Merrill Lynch derived a private market asset value of $875.2 million for TCI's international assets and an asset value per share of $1.76 and in its June Analysis, Merrill Lynch derived a private market asset value of $1,282.1 million and an asset value per share of $2.56.

     In addition to the foregoing analyses with respect to Liberty and TCI, Merrill Lynch performed the following analyses with respect to the impact of the proposed merger of Liberty and TCI.

     Relative Market Value. Merrill Lynch reviewed trends in the implied exchange ratio of Liberty Class A Common Stock versus TCI Class A Common Stock from January 12, 1993 to January 11, 1994 in its January Analysis, and from October 9, 1992 to June 3, 1994 in its June Analysis. The implied exchange ratios were determined by taking the daily per share market price of Liberty Class A Common Stock and dividing it by the daily per share market price of TCI Class A Common Stock. The implied exchange ratio over this period ranged from a high of 1.156 to a low of 0.595 in its January Analysis, and a high of 1.156 to a low of 0.403 in its June Analysis.

     Exchange Ratio Analysis. Implied exchange ratios were determined by dividing Liberty's net asset value per share by TCI's net asset value per share. Merrill Lynch determined a public market implied exchange ratio by dividing Liberty's public market net asset value per share by TCI's public market net asset value per share. Liberty's and TCI's public market net asset values per share were determined in accordance with the public market analysis discussed above. Merrill Lynch determined a private market implied exchange ratio by dividing Liberty's private market net asset value per share by TCI's private market net asset value per share. Liberty's and TCI's private market net asset values per share were determined in accordance with the private market analysis discussed above. Merrill Lynch advised the Special Committee and the Liberty Board that its analysis focused on the private market/public market implied exchange ratio derived by dividing Liberty's private market net asset value per share by TCI's public market net asset value per share. Merrill Lynch advised the Special Committee and the Liberty Board that its analysis focused on the private market/public market implied exchange ratio as this was the most conservative of the implied exchange analyses. That is, the private market/public market exchange ratio yielded implied exchange ratios that were higher than the other analyses Merrill Lynch performed because Liberty's private market net asset value per share was higher than Liberty's public market net asset value per share and TCI's public market net asset value per share was lower than TCI's private market net asset value per share. Merrill Lynch further advised the Special Committee and the Liberty Board that the Liberty private market net asset value per share did not necessarily represent values that could be achieved from the sale of all or part of Liberty to third parties and that if such values were achieved on a pre-tax basis, there was a high degree of uncertainty as to whether Liberty could realize these values on an after-tax basis. Liberty's private market net asset value per share and TCI's public market net asset value per share were determined in accordance with the private and public market analyses discussed above.

     The implied exchange ratio determined in accordance with the public market exchange ratio analysis discussed above ranged from 0.813 to 0.822 in its January Analysis and from 0.825 to 0.832 in its June Analysis. The implied exchange ratio determined in accordance with the private market implied exchange ratio analysis discussed above ranged from 0.689 to 0.741 in its January Analysis and from 0.722 to 0.730 in its June Analysis. Finally, the implied exchange ratio determined in accordance with the private market/public market implied exchange ratio analysis discussed above ranged from 0.918 to 0.930 in its January Analysis and from 0.966 to 0.973 in its June Analysis.

     Contribution Analysis. In its January Analysis Merrill Lynch analyzed the respective contributions to implied market value and attributable operating cash flow of each of Liberty and TCI to TCI/Liberty following consummation of the Mergers, on a historical basis, and without taking into account any potential synergies resulting from the transaction. These analyses showed that as of January 19, 1994, after giving effect to the Mergers, Liberty's stockholders would own 20.5% of the economic interests of TCI/Liberty and that as of September 30, 1993, after giving effect to the Mergers, Liberty would contribute an estimated 15.5% of attributable operating cash flow to TCI/Liberty.

     The Special Committee selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the proposed Mergers and because it is familiar with Liberty and TCI and their respective businesses. Merrill Lynch has, from time to time, acted as underwriter to TCI and its affiliates and has, from time to time, rendered other investment banking, financial advisory and other services to Liberty, TCI and their respective affiliates, for which it has received customary compensation. During the past two years with respect to TCI, Merrill Lynch acted as underwriter to TCI in connection with a common stock offering in December 1992 and in connection with debt offerings in July 1993, April 1993, February 1993, October 1992, April 1992 and January 1992, and Merrill Lynch received fees in connection with such transactions of approximately $9,320,000. During such two year period, Merrill Lynch also acted as agent to TCI in January 1993 in connection with the issuance by TCI of certain notes, and Merrill Lynch received fees in connection with such transaction of approximately $389,000. Merrill Lynch also owns warrants to purchase $200 million of TCI's 7 1/4% Notes due 2008. During such two year period, Merrill Lynch acted as co-exclusive financial advisor with CS First Boston to SCI Holdings, Inc. ("SCI"), a subsidiary of TCI, and as co-dealer managers in connection with the solicitation of certain holders of SCI debt securities in December 1992. Merrill Lynch received approximately $3,250,000 from SCI for such financial advisory and dealer manager services. During such two year period, Merrill Lynch also acted as an underwriter to TKR Cable I, Inc. in October 1992 in connection with a debt offering and received approximately $2,754,000 in fees in such transaction. In May 1992, OSCAR I Corporation ("OSCAR I") purchased all of the outstanding shares of capital stock of United Artists Theatre Circuit, Inc. ("United Artists") from an indirect subsidiary of TCI for approximately $543.8 million. The purchase price was comprised of approximately $134.1 million of cash, $92.5 million of Series A Preferred Stock of Oscar I and the assumption of approximately $317.2 million of indebtedness and certain other obligations. The Series A Preferred Stock of OSCAR I was acquired by an indirect wholly owned subsidiary of TCI. OSCAR I is owned by a group comprised of affiliates of Merrill Lynch Capital Partners ("MLCP") (an indirect subsidiary of Merrill Lynch & Co., Inc., the parent of Merrill Lynch), certain institutional investors and certain members of management of United Artists. In connection with this transaction, OSCAR II Corporation, which is owned by affiliates of MLCP and certain institutional investors, also acquired another indirect subsidiary of TCI United Artists Realty Company for approximately $143.3 million. The purchase price was comprised of approximately $1.0 million of cash, approximately $142.3 million of mortgage indebtedness and certain other obligations. In addition, Merrill Lynch & Co., Inc. sold its indirect wholly owned subsidiary, Teleport Communications Group Inc. ("Teleport"), to certain investors, including TCI Teleport, Inc. ("TCI Teleport", a wholly owned subsidiary of TCI), in November 1992. TCI Teleport purchased 49.9% of Teleport for approximately $75.8 million. Furthermore, in the ordinary course of Merrill Lynch's securities business, it may actively trade debt and/or equity securities of Liberty and TCI and their respective affiliates for its own account and the accounts of its customers, and it therefore may from time to time hold a long or short position in such securities, including, without limitation a long position in 10 1/2% notes of TKR Cable I Inc., an affiliate of TCI, in an aggregate principal amount of approximately $35 million. In addition, Merrill Lynch has in the past and is currently acting as the lead agent in TCI's medium-term note program and as an agent for TCI's commercial paper program. Mr. Charles A. Lewis, a Managing Director of Merrill Lynch, beneficially owns 239,680 shares of Liberty Class A Common Stock and 2,996 shares of Liberty Class E Preferred Stock. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

     Fees Paid to Merrill Lynch. Liberty paid Merrill Lynch a fee of $750,000 pursuant to the terms of the engagement letter whereby Liberty retained Merrill Lynch to deliver a fairness opinion to the Special Committee in connection with the Mergers. Liberty has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including fees and expenses of its legal counsel and to indemnify Merrill Lynch and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the Federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

     In considering the recommendations of the Unaffiliated TCI Directors and the Unaffiliated Liberty Directors with respect to the Mergers, stockholders should be aware that certain members of TCI's and Liberty's management and the TCI and Liberty boards have certain interests in the Mergers that are in addition to or different from the interests of stockholders of TCI and Liberty generally. The TCI Board and the Liberty Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement.

     TCI Stock Options and SARs. As of May 2, 1994, executive officers and directors of TCI held options (each a "TCI Stock Option") to purchase an aggregate of 6,602,714 shares of TCI Class A Common Stock at various exercise prices and subject to various vesting schedules (6,550,000 of which were issued in tandem with stock appreciation rights as discussed below). In the case of a tandem option or stock appreciation right, the related stock appreciation right or option, as the case may be, is considered to have been exercised to the extent of the number of shares of TCI Common Stock with respect to which such related tandem option or stock appreciation right is exercised. Immediately following the Effective Time, all TCI Stock Options outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed by TCI/Liberty. Pursuant to the Merger Agreement, each TCI Stock Option will be deemed to constitute an option to purchase, on the same terms and conditions as were applicable under such TCI Stock Option, that number of shares of TCI/Liberty Class A Common Stock which is equal to the number of shares of TCI Class A Common Stock that were subject to such TCI Stock Option immediately prior to the Effective Time, at an exercise price per share of TCI/Liberty Class A Common Stock equal to the exercise price per share of TCI Class A Common Stock subject to such TCI Stock Option immediately prior to the Effective Time. The Merger Agreement provides that TCI/Liberty's assumption of the TCI Stock Options shall be accomplished in a manner that shall, in all respects, comply with the requirements of the Code, with respect to each TCI Stock Option that is an "incentive stock option" (as defined in Section 422(b) of the Code), including any requirement that the assumption of such TCI Stock Option by TCI/Liberty not provide the holder with any benefits greater than those such holder had prior to such assumption. TCI/Liberty may make any changes in the terms of the option that it deems necessary or desirable with respect to such assumption in order to satisfy the requirements of the Code.

     As of May 2, 1994, executive officers and directors of TCI held stock appreciation rights (each a "TCI SAR") with respect to an aggregate of 6,550,000 shares of TCI Class A Common Stock, each of which was issued in tandem with TCI Stock Options. Immediately following the Effective Time, all TCI SARs outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed by TCI/Liberty. Pursuant to the Merger Agreement, each TCI SAR will be deemed to constitute a stock appreciation right, on the same terms and conditions as were applicable under such TCI SAR, with respect to that number of shares of TCI/Liberty Class A Common Stock which is equal to the number of shares of TCI Class A Common Stock that were subject to such TCI SAR immediately prior to the Effective Time, at an exercise price per stock appreciation right equal to the exercise price per share of the related TCI Stock Option assumed by TCI/Liberty in the manner described in the preceding paragraph.

     The following table indicates for each person who is an executive officer or director of TCI and who held TCI Stock Options or TCI SARs at May 2, 1994 (a) the number of shares of TCI Class A Common Stock subject to such options and/or stock appreciation rights that were vested at May 2, 1994, (b) the number of shares of TCI Class A Common Stock subject to such options and/or stock appreciation rights that were not vested at such date, (c) the exercise price per share of TCI Class A Common Stock of all such options and/or stock appreciation rights (whether vested or unvested), (d) the value of such person's unexercised in-the-money TCI Stock Options and/or TCI SARs calculated using the closing sale price per share of TCI Class A Common Stock on the Nasdaq National Market on May 2, 1994, (e) the total number of shares of TCI/Liberty Class A Common Stock that would be subject to such options and/or stock appreciation rights immediately following the Effective Time assuming that all such options and/or stock appreciation rights continue to be outstanding immediately prior to the Effective Time and (f) the exercise or base price per share of TCI/Liberty Class A Common Stock of such options and/or stock appreciation rights immediately following the Effective Time. The TCI Stock Options and TCI SARs listed opposite the name of each person in the table below include all TCI Stock Options and TCI SARs granted to such person under incentive plans of TCI or otherwise.

                             TCI           TCI                                        TCI/LIBERTY
                           CLASS A       CLASS A                       VALUE OF         CLASS A
                           COMMON        COMMON       EXERCISE       UNEXERCISED        COMMON
                            STOCK         STOCK       PRICE OF       IN-THE-MONEY        STOCK       EXERCISE
                         SUBJECT TO    SUBJECT TO        TCI         OPTIONS/SARS     SUBJECT TO     PRICE OF
                           VESTED       UNVESTED        STOCK       (IN THOUSANDS)      ASSUMED       ASSUMED
                           OPTIONS       OPTIONS       OPTIONS       EXERCISABLE/       OPTIONS       OPTIONS
 OPTION AND SAR HOLDER   AND/OR SARS   AND/OR SARS   AND/OR SARS    UNEXERCISABLE     AND/OR SARS   AND/OR SARS
- ------------------------ -----------   -----------   -----------   ----------------   -----------   -----------
John C. Malone
  Exercisable...........   200,000             --      $16 3/4          $  550           200,000      $16 3/4
  Unexercisable.........        --        800,000       16 3/4           2,200           800,000       16 3/4
Bob Magness
  Exercisable...........   200,000             --       16 3/4             550           200,000       16 3/4
  Unexercisable.........        --        800,000       16 3/4           2,200           800,000       16 3/4
J.C. Sparkman
  Exercisable...........    20,000             --       16 3/4              55            20,000       16 3/4
  Unexercisable.........        --         80,000       16 3/4             220            80,000       16 3/4
Fred A. Vierra
  Exercisable...........     9,714             --        10.30              89             9,714        10.30
  Exercisable...........    20,000             --       16 3/4              55            20,000       16 3/4
  Unexercisable.........        --        180,000       16 3/4             495           180,000       16 3/4
Brendan R. Clouston
  Exercisable...........   100,000             --       16 3/4             275           100,000       16 3/4
  Unexercisable.........        --        900,000       16 3/4           2,475           900,000       16 3/4
Jerome H. Kern
  Exercisable...........   400,000             --       16 3/4           1,100           400,000       16 3/4
  Unexercisable.........        --      1,600,000       16 3/4           4,400         1,600,000       16 3/4
Stephen M. Brett
  Exercisable...........    20,000             --       16 3/4              55            20,000       16 3/4
  Unexercisable.........        --        180,000       16 3/4             495           180,000       16 3/4
Gary K. Bracken
  Exercisable...........    10,000             --       17 1/4              23            10,000       17 1/4
  Exercisable...........    15,000             --       16 3/4              41            15,000       16 3/4
  Unexercisable.........        --        135,000       16 3/4             371           135,000       16 3/4

                             TCI           TCI                                        TCI/LIBERTY
                           CLASS A       CLASS A                       VALUE OF         CLASS A
                           COMMON        COMMON       EXERCISE       UNEXERCISED        COMMON
                            STOCK         STOCK       PRICE OF       IN-THE-MONEY        STOCK       EXERCISE
                         SUBJECT TO    SUBJECT TO        TCI         OPTIONS/SARS     SUBJECT TO     PRICE OF
                           VESTED       UNVESTED        STOCK       (IN THOUSANDS)      ASSUMED       ASSUMED
                           OPTIONS       OPTIONS       OPTIONS       EXERCISABLE/       OPTIONS       OPTIONS
 OPTION AND SAR HOLDER   AND/OR SARS   AND/OR SARS   AND/OR SARS    UNEXERCISABLE     AND/OR SARS   AND/OR SARS
- ------------------------ -----------   -----------   -----------   ----------------   -----------   -----------
Barry P. Marshall
  Exercisable...........     8,000             --      $17 1/4          $   18             8,000      $17 1/4
  Exercisable...........    40,000             --       16 3/4             110            40,000       16 3/4
  Unexercisable.........        --        360,000       16 3/4             990           360,000       16 3/4
Larry E. Romrell
  Exercisable...........    10,000             --       17 1/4              23            10,000       17 1/4
  Exercisable...........    20,000             --       16 3/4              55            20,000       16 3/4
  Unexercisable.........        --        180,000       16 3/4             495           180,000       16 3/4
Bernard W. Schotters
  Exercisable...........    10,000             --       17 1/4              23            10,000       17 1/4
  Exercisable...........    15,000             --       16 3/4              41            15,000       16 3/4
  Unexercisable.........        --        135,000       16 3/4             371           135,000       16 3/4
Robert N. Thomson
  Exercisable...........     5,000             --       17 1/4              11             5,000       17 1/4
  Exercisable...........    15,000             --       16 3/4              41            15,000       16 3/4
  Unexercisable.........        --        135,000       16 3/4             371           135,000       16 3/4

     Liberty Options and SARs. As of May 2, 1994, executive officers and directors of Liberty held options (each a "Liberty Stock Option") to purchase an aggregate of 44,000 shares of Liberty Class A Common Stock (all of which were issued in tandem with stock appreciation rights as described below). In the case of a tandem option or stock appreciation right, the related stock appreciation right or option, as the case may be, is considered to have been exercised to the extent of the number of shares of Liberty Common Stock with respect to which such related tandem option or stock appreciation right is exercised. Immediately following the Effective Time, all Liberty Stock Options outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed by TCI/Liberty. Pursuant to the Merger Agreement, each Liberty Stock Option will be deemed to constitute an option to purchase, on the same terms and conditions as were applicable under such Liberty Stock Option, that number of shares of TCI/Liberty Class A Common Stock which is equal to the number of shares of Liberty Class A Common Stock that were subject to such Liberty Stock Option immediately prior to the Effective Time multiplied by 0.975, rounded up to the nearest whole number after taking into account all Liberty Stock Options held by the holder of such Liberty Stock Option, at an exercise price per share of TCI/Liberty Class A Common Stock equal to the amount determined by dividing the exercise price per share of Liberty Class A Common Stock subject to such Liberty Stock Option immediately prior to the Effective Time by 0.975, and rounding the resulting number down to the nearest whole cent. None of the Liberty Stock Options are "incentive stock options."

     As of May 2, 1994, executive officers and directors of Liberty held stock appreciation rights (each a "Liberty SAR") with respect to an aggregate of 1,504,000 shares of Liberty Class A Common Stock (44,000 of which were issued in tandem with Liberty Stock Options). Immediately following the Effective Time, all Liberty SARs outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed by TCI/Liberty. Pursuant to the Merger Agreement, each Liberty SAR will be deemed to constitute a stock appreciation right, on the same terms and conditions as were applicable under such Liberty SAR, with respect to that number of shares of TCI/Liberty Class A Common Stock which is equal to the number of shares of Liberty Class A Common Stock that were subject to such Liberty SAR immediately prior to the Effective Time multiplied by 0.975, rounded up to the nearest whole number (after taking into account all stock appreciation rights owned by a holder), at an exercise price per stock appreciation right equal to (A) in the case of a Liberty SAR issued in tandem with Liberty Stock Options, the exercise price per share of the related Liberty Stock Option assumed by TCI/Liberty in the manner described in the preceding paragraph and (B) in the case of a free standing Liberty SAR, the amount determined by dividing the base price per share of such Liberty SAR immediately prior to the Effective Time by 0.975, and rounding the resulting number down to the nearest whole cent.

     The following table indicates for each person who is an executive officer or director of Liberty and who held Liberty Stock Options or Liberty SARs at May 2, 1994 (a) the number of shares of Liberty Class A Common Stock subject to such options and/or stock appreciation rights that were vested at May 2, 1994, (b) the number of shares of Liberty Class A Common Stock subject to such options and/or stock appreciation rights that were not vested at such date, (c) the exercise price per share of Liberty Class A Common Stock of all such options and/or stock appreciation rights (whether vested or unvested), (d) the value of such person's unexercised in-the-money Liberty Stock Options and/or Liberty SARs calculated using the closing sale price per share of Liberty Class A Common Stock on the Nasdaq National Market on May 2, 1994, (e) the total number of shares of TCI/Liberty Class A Common Stock that would be subject to such options and/or stock appreciation rights immediately following the Effective Time assuming that all such options and/or stock appreciation rights continue to be outstanding immediately prior to the Effective Time and (f) the exercise or base price per share of TCI/Liberty Class A Common Stock of such options and/or stock appreciation rights immediately following the Effective Time. The Liberty Stock Options and Liberty SARs listed opposite the name of each person in the table below include all Liberty Stock Options and Liberty SARs granted to such person under incentive plans of Liberty or otherwise.

                         LIBERTY       LIBERTY                     VALUE OF     TCI/LIBERTY
                         CLASS A       CLASS A                   UNEXERCISED      CLASS A
                         COMMON         COMMON       EXERCISE    IN-THE-MONEY     COMMON
                          STOCK         STOCK        PRICE OF    OPTIONS/SARS      STOCK       EXERCISE
                       SUBJECT TO     SUBJECT TO      LIBERTY        (IN        SUBJECT TO     PRICE OF
                         VESTED        UNVESTED        STOCK      THOUSANDS)      ASSUMED       ASSUMED
                         OPTIONS       OPTIONS        OPTIONS    EXERCISABLE/     OPTIONS       OPTIONS
OPTION AND SAR HOLDER  AND/OR SARS  AND/OR SARS(1)  AND/OR SARS  UNEXERCISABLE  AND/OR SARS   AND/OR SARS
- ---------------------- -----------  --------------  -----------  ------------  -------------  -----------
Peter R. Barton.......   285,000        480,000       $   .80    $5,187/8,736       745,875     $   .82
Robert R. Bennett.....   135,000        240,000           .80     2,457/4,368       365,625         .82
John M. Draper........       -0-        320,000           .80       -0-/5,824       312,000         .82
James A. Martin.......       -0-         22,000         19.08       -0-/-0-          21,450       19.56
Vivian J. Carr........       -0-         22,000         19.08       -0-/-0-          21,450       19.56

- ---------------
(1) Pursuant to the terms of such unvested options and stock appreciation rights, such unvested options and stock appreciation rights would have vested as a result of the Mergers, except that the holders have waived the right to have such options and stock appreciation rights vest with respect to the Mergers.

     Convertible Notes held by Members of the Naify Family. In connection with TCI's acquisition of a majority interest in United Artists Communications, Inc. ("UACI") in 1986, Mr. Robert Naify, a director of TCI, and members of the Naify family and trusts for the benefit of such family members were issued promissory notes convertible into TCI Class A Common Stock in partial consideration for the UACI stock sold by such persons to TCI. Mr. Robert Naify currently holds notes which are convertible into 22,446,926 shares of TCI Class A Common Stock. Upon the consummation of the Mergers, such notes will become convertible into an equal number of shares of TCI/Liberty Class A Common Stock.

     TCI/Liberty Stock Incentive Plan. If the TCI/Liberty Stock Incentive Plan is approved by stockholders at the TCI Meeting and the Liberty Meeting, respectively, TCI and Liberty have each agreed in the Merger Agreement to use its best efforts to cause each holder of a TCI Stock Option or TCI SAR or Liberty Stock Option or Liberty SAR, respectively, to surrender such option or stock appreciation right, promptly after the Effective Time, to TCI/Liberty in exchange for a stock option or stock appreciation right, respectively, granted under the TCI/Liberty Stock Incentive Plan, which stock option or stock appreciation right will contain terms and conditions that are not less favorable to the holder thereof than those under such assumed TCI Stock Option, Liberty Stock Option, TCI SAR or Liberty SAR, as the case may be (subject to such changes as may be agreed to by TCI and Liberty and the holder of such option or stock appreciation right). Notwithstanding the foregoing, the terms of the TCI/Liberty stock options and stock appreciation rights issued under the TCI/Liberty Stock Incentive Plan may contain such variations from the terms of any TCI or Liberty Stock Options or TCI or Liberty SARs, respectively, exchanged therefor which were not issued under a plan complying with Rule 16b-3 under the Exchange Act ("Rule 16b-3"), as TCI/Liberty may determine are necessary or desirable for such TCI/Liberty stock options and stock appreciation rights to comply with Rule 16b-3. If a holder of TCI Stock Options, TCI SARs, Liberty Stock Options or Liberty SARs does not surrender his options or stock appreciation rights to TCI/Liberty, the terms of such options or rights will continue to be governed by the incentive plan under which those securities were originally granted (or, if not granted under a plan, the terms of the agreement pursuant to which those securities were granted), rather than under the terms of the TCI/Liberty Stock Incentive Plan.

     Approval of the TCI/Liberty Stock Incentive Plan at the TCI Meeting and the Liberty Meeting will permit grants of TCI/Liberty stock options, stock appreciation rights, restricted shares and stock units under the TCI/Liberty Stock Incentive Plan, the exercise of such securities and certain transfers of TCI/Liberty Common Stock acquired thereunder or in connection therewith to be exempt, in accordance with Rule 16b-3, from the operation of the "short-swing profits" prohibition of Section 16(b) of the Exchange Act. Certain of the TCI Stock Options and Liberty SARs, which will be exchanged for options and stock appreciation rights granted under the TCI/Liberty Stock Incentive Plan if such plan is approved at the Special Meetings, were not granted under a plan that complied with the requirements of Rule 16b-3 and hence are not currently exempt from the "short-swing profits" prohibition of Section 16(b). For a description of the terms of the TCI/Liberty Stock Incentive Plan, see "MANAGEMENT OF TCI/LIBERTY -- TCI/Liberty Stock Incentive Plan."

     TCI ESPP. The Merger Agreement provides that TCI will take all actions necessary to amend the Tele-Communications, Inc. Employee Stock Purchase Plan (the "TCI ESPP") prior to the Effective Time to provide that the TCI ESPP will not purchase any capital stock of TCI at or after the Effective Time. As of the close of business on March 31, 1994, 7,447,107 shares of TCI Class A Common Stock were held pursuant to the TCI ESPP, of which 217,828 shares were not vested at that date. By virtue of the Mergers, each share of TCI Common Stock held by the TCI ESPP at the Effective Time will be converted into the right to receive one share of the same class of TCI/Liberty Common Stock. Information with respect to contributions made by TCI to the TCI ESPP for the respective accounts of certain of the executive officers of TCI is contained in the TCI Form 10-K, which is incorporated herein by reference and copies of which may be obtained as described under "AVAILABLE INFORMATION." After the Effective Time, the TCI ESPP will be adopted by TCI/Liberty.

     Effect on Employment Agreements. TCI has employment agreements with certain of its executive officers. TCI/Liberty has agreed to assume the employment agreements of such officers who will be executive officers of TCI/Liberty. Liberty has an employment agreement with Dr. Malone which TCI/Liberty has agreed to assume. Pursuant to such employment agreement Liberty has the right to repurchase Dr. Malone's Restricted Voting Shares upon certain triggering events; however, Liberty's repurchase right terminates as to all of the Restricted Voting Shares if Dr. Malone terminates his employment with Liberty as a result of a change of control. Dr. Malone has waived such change of control provision with respect to the Mergers. For a summary of the terms of the employment agreements of TCI executive officers and the employment agreement between Liberty and Dr. Malone which will be assumed by TCI/Liberty, see "MANAGEMENT OF TCI/LIBERTY -- Employment Arrangements."

     Liberty Split Dollar Whole Life Insurance Policies. In 1991, Liberty provided split dollar whole life insurance policies for three of its executive officers. The policies provide that, in the event of a change of control of Liberty, Liberty will immediately prepay all premiums through the tenth year of the policies and the policies will vest to the sole benefit of the insured executives. Each of the insured executives has waived the change of control provision in his policy with respect to the Mergers.

     Indemnification. The Merger Agreement provides that the present and former directors, officers, employees and agents of TCI and Liberty will be indemnified by TCI/Liberty after the Effective Time against certain liabilities to the extent that (a) a corporation is permitted under Delaware law to indemnify its own directors, officers, employees or agents, as the case may be, (b) such person would be entitled to be indemnified by TCI or Liberty with respect to the liability in question under any indemnification agreement between such person and TCI or Liberty or under the Charter or Bylaws of TCI or Liberty, as the case may be, and (c) such indemnification otherwise is permitted by applicable law. See "THE MERGER AGREEMENT -- Indemnification." In addition, TCI and Liberty have each entered into indemnification agreements with each of their respective directors.

     Liberty Directors. Immediately following the Mergers, the present directors on the Liberty Board will remain on the board of Liberty, which will then be a subsidiary of TCI/Liberty, and will be compensated for their services in the same manner as they had been by Liberty prior to the Mergers. For regulatory reasons relating to Liberty's cable operating systems, the Liberty directors will remain on the Liberty Board after the consummation of the Mergers.

     The respective interests of the members of TCI's and Liberty's management and board of directors described above constitute all of the material interests of those persons, known to TCI or Liberty, in the Mergers that are different from, or constitute an extra or special benefit not shared on a pro rata basis with, the public stockholders of TCI or Liberty.

     In addition to the foregoing, during the past fiscal year certain of the directors of Liberty engaged in transactions with Liberty or TCI or their respective affiliates or with other Liberty directors. For a description of certain transactions between each of Paul Gould, David Wargo and David Rapley, and Liberty, TCI or their respective affiliates, see "-- Negotiations with Respect to the Mergers." Each of Messrs. Gould, Wargo and Rapley is an Unaffiliated Liberty Director. In addition, John Malone is a member of the board of directors of Lenfest Communications, Inc. ("LCI"), and both Dr. Malone and Peter Barton are on the board of directors of Black Entertainment Television, Inc. ("BET"). Mr. H.F. Lenfest is also a director, as well as the President and Chief Executive Officer, of LCI, and Mr. Robert L. Johnson is also a director, as well as the President and Chief Executive Officer, of BET. Liberty has an indirect 50% equity interest in LCI and an indirect 18% equity interest in BET. Each of Messrs. Lenfest and Johnson is an Unaffiliated Liberty Director. TCI and Mr. Lenfest are co-investors in two overseas cable television companies, and are also parties to a joint venture which is developing an on-screen video guide for cable television. Mr. Johnson is also an investor with Liberty and TCI in Mile High Cable Partners, Inc., the operator of the cable television systems in Denver, Colorado, and an investor with TCI in District Cablevision Limited Partnership, the operator of the cable television system in the District of Columbia. In addition, QE+ Ltd, a limited partnership formed by Liberty and TCI, recently announced its intention to enter into a joint venture with a subsidiary of BET and Live Ventures, Inc. to develop, produce and distribute motion pictures targeted primarily at minority audiences. For a detailed description of transactions during the year ended December 31, 1993 between Liberty or its affiliates and the directors of Liberty, see Item 13 (Certain Relationships and Related Transactions) of the Liberty Form 10-K, which is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" AND "AVAILABLE INFORMATION."

     For information regarding the security ownership of TCI Common Stock, Liberty Common Stock and Liberty Class E Preferred Stock by TCI's and Liberty's respective directors, five highest paid executive officers and directors and executive officers as a group, see "OWNERSHIP OF TCI, LIBERTY AND TCI/LIBERTY STOCK -- Security Ownership of TCI/Liberty Directors and Officers;" and
"-- Security Ownership of Other TCI and Liberty Directors and Officers."

ACCOUNTING TREATMENT

     The Mergers will be accounted for using predecessor cost for accounting and financial reporting purposes. See "INDEX TO FINANCIAL STATEMENTS -- TCI/Liberty and Subsidiaries."

CERTAIN LITIGATION

     In October 1993, shortly after TCI and Liberty publicly announced that they had entered into the TCI/Liberty Letter of Intent, seven putative class action lawsuits were filed by stockholders of Liberty in the Court of Chancery for the State of Delaware (the "Delaware Chancery Court") on behalf of unspecified classes of the holders of Liberty Common Stock (other than defendants). The defendants include six of the eight directors of Liberty (Bob Magness, John C. Malone, Peter R. Barton, H.F. Lenfest, Robert L. Johnson and Paul A. Gould), Liberty and TCI. These actions were consolidated by the Delaware Chancery Court on October 27, 1993 under the caption In re Liberty Media Corporation Shareholders Litigation, Consolid. C.A. No. 13168 (the "Liberty Stockholder Action"). On April 5, 1994, plaintiffs filed an amended and consolidated complaint on behalf of a putative class consisting of all Liberty stockholders. The gravamen of the amended complaint is that, in determining to proceed with the Mergers, the Liberty directors breached their fiduciary duties because Liberty's public stockholders allegedly will be compelled to exchange at an unfair price their Liberty Common Stock for shares of TCI/Liberty Common Stock. The amended complaint further alleges that TCI aided and abetted the supposed breaches of fiduciary duty by the Liberty directors. Plaintiffs seek to enjoin the consummation of the Mergers, to require the Liberty directors to auction Liberty and to obtain an award of unspecified compensatory damages to the members of the plaintiff class. The case remains pending before the Delaware Chancery Court. Discovery has commenced in the action.

CERTAIN CONSEQUENCES OF THE MERGERS

     TCI. After the TCI Merger, the present holders of TCI Common Stock will cease to have any direct interest in TCI or its future earnings or growth but, by virtue of their receipt of shares of TCI/Liberty Common Stock in the TCI Merger, they will indirectly share in TCI's future earnings and growth by virtue of TCI becoming a wholly owned subsidiary of TCI/Liberty, and will also indirectly share in the future earnings and growth of the assets and businesses of Liberty, which will also become a wholly owned subsidiary of TCI/Liberty. After the TCI Merger, TCI/Liberty will own 100% of the capital stock of TCI and, accordingly, its interest in the stockholders' equity and net earnings (loss) of TCI will be 100%.

     TCI Common Stock will be removed from trading on the Nasdaq National Market, and the registration of TCI Common Stock under the Exchange Act will be terminated.

     Liberty. After the Liberty Merger, the present holders of Liberty Common Stock will cease to have any direct interest in Liberty or its future earnings or growth but, by virtue of their receipt of shares of TCI/Liberty Common Stock in the Liberty Merger, they will indirectly share in Liberty's future earnings and growth by virtue of Liberty becoming a wholly owned subsidiary of TCI/Liberty, and will also indirectly share in the future earnings and growth of the assets and businesses of TCI, which will also become a wholly owned subsidiary of TCI/Liberty. After the Liberty Merger, TCI/Liberty will own 100% of the capital stock of Liberty and, accordingly, its interest in the stockholders' equity and net earnings (loss) of Liberty will be 100%.

     The Liberty Common Stock and Liberty Class E Preferred Stock will be removed from trading on the Nasdaq National Market, and the registration of the Liberty Common Stock and Liberty Class E Preferred Stock under the Exchange Act will be terminated.

     TCI/Liberty. After the Mergers, TCI and Liberty will be wholly owned subsidiaries of TCI/Liberty. Accordingly, the business of TCI/Liberty, through its wholly owned subsidiaries TCI and Liberty, will become the business currently conducted by TCI and Liberty. Management of TCI and Liberty currently anticipate that the business of TCI/Liberty will be organized into four separate units: one unit will build, operate and market TCI/Liberty's domestic cable and other domestic telecommunications distribution businesses; a second unit will direct TCI/Liberty's development, acquisition and investment in television programming and other entertainment software in the United States; a third unit will be responsible for TCI/Liberty's television programming, cable and telecommunications operations in foreign countries; and the fourth unit will seek to develop and invest in new television and telecommunications technology. Each unit will report directly to management of TCI/Liberty. Each unit may eventually form alliances with one or more strategic partners and/or sell equity securities to the public. TCI/Liberty will, however, continuously evaluate its businesses and operations and take such actions as it deems appropriate under then existing circumstances.

     The TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock will be registered under the Exchange Act immediately after the Effective Time. TCI/Liberty has applied for listing of the TCI/Liberty Class A Common Stock, TCI/Liberty Class B Common Stock and TCI/Liberty Class B Preferred Stock on the Nasdaq National Market, and it is anticipated that such shares will trade on the Nasdaq National Market, upon official notice of issuance, under the symbols "TCOMA", "TCOMB" and "TCOMP", respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

THE MERGERS

     The following is a general description of the material Federal income tax consequences of the Mergers (i) to a holder of TCI stock who exchanges TCI Common Stock for TCI/Liberty Common Stock pursuant to the TCI Merger and (ii) to a holder of Liberty stock who exchanges Liberty Common Stock for TCI/Liberty Common Stock or Liberty Class E Preferred Stock for TCI/Liberty Class B Preferred Stock pursuant to the Liberty Merger. The discussion does not address all aspects of Federal income taxation that may be important to particular stockholders and may not be applicable to stockholders who are not citizens or residents of the United States, who acquired their TCI or Liberty stock pursuant to the exercise of employee stock options or otherwise as compensation, or which are corporations subject to the alternative minimum tax. The effects of any applicable foreign, state, local or other tax laws are not addressed. This discussion assumes that TCI and Liberty stockholders hold their respective shares of TCI and Liberty stock as capital assets as defined in the Code. TCI and Liberty stockholders should consult their own tax advisors as to the particular tax consequences of the TCI Merger or Liberty Merger, as the case may be, to them.

     In the opinion of Baker & Botts, L.L.P., counsel to TCI/Liberty, the Mergers will constitute tax-free transactions under the Code and no gain or loss will be recognized (i) by TCI or by TCI stockholders who exchange TCI Common Stock for TCI/Liberty Common Stock in the TCI Merger or (ii) by Liberty or by Liberty stockholders who exchange Liberty Common Stock for TCI/Liberty Common Stock or Liberty Class E Preferred Stock for TCI/Liberty Class B Preferred Stock in the Liberty Merger. In rendering such opinion, counsel has relied upon representations contained in certificates of TCI, Liberty and TCI/Liberty. Consummation of each of the TCI Merger and the Liberty Merger is conditioned upon the foregoing opinion of counsel being reconfirmed as of the date of the closing of the Mergers (the "Closing Date"). No ruling has been requested from the Internal Revenue Service (the "Service") as to the tax-free status of the TCI Merger or the Liberty Merger.

     The principal Federal income tax consequences of the TCI Merger to TCI stockholders and the Liberty Merger to Liberty stockholders will be as set forth below.

     Consequences to Holders of TCI Common Stock. No gain or loss will be recognized by holders of TCI Common Stock upon the receipt of TCI/Liberty Common Stock in the TCI Merger and the tax basis of the TCI/Liberty Common Stock received will be equal to the basis of the TCI Common Stock surrendered in exchange therefor. The holding period of the TCI/Liberty Common Stock received will include the holding period of the TCI Common Stock surrendered.

     Consequences to Holders of Liberty Common Stock. Except with respect to cash received in lieu of fractional shares, no gain or loss will be recognized by holders of Liberty Common Stock upon the receipt of TCI/Liberty Common Stock in the Liberty Merger and the tax basis of the TCI/Liberty Common Stock received will be equal to the basis of the Liberty Common Stock surrendered in exchange therefor. The holding period of the TCI/Liberty Common Stock received will include the holding period of the Liberty Common Stock surrendered. The Service has announced an advance rulings policy of treating cash paid in lieu of fractional share interests arising in corporate reorganizations as having been received by the stockholders as payment for the fractional share interests redeemed if the cash distribution is undertaken solely for the purpose of saving the corporation the expense and inconvenience of issuing and transferring fractional shares and is not a separately bargained-for consideration. The Service has stated further that the purpose of the transaction giving rise to the fractional share interests, the maximum amount of cash that may be received by any one stockholder and the percentage of the total consideration that will be cash are among the factors that will be considered in this connection. If so treated in the present case, gains and losses realized by a stockholder with respect to the receipt of cash in lieu of a fractional share will be capital gain or loss. To determine the amount of such gain or loss, a portion of the tax basis in the shares of Liberty Common Stock surrendered will be allocated to the fractional share. The amount of such gain or loss will be the difference between the amount of cash received for such fractional share and the amount of such basis. In the case of individuals, long-term capital gains are subject to a maximum tax rate of 28%.

     Consequences to Holders of Liberty Preferred Stock. No gain or loss will be recognized to holders of Liberty Class E Preferred Stock upon the receipt of TCI/Liberty Class B Preferred Stock in the Liberty Merger. The tax basis of the TCI/Liberty Class B Preferred Stock received will be equal to the tax basis of the Liberty Class E Preferred Stock surrendered in exchange therefor. The holding period of TCI/Liberty Class B Preferred Stock received will include the holding period of the Liberty Class E Preferred Stock surrendered.

     Under Section 306(a) of the Code, the amount realized upon the sale or other disposition of "Section 306 stock" is treated as ordinary income and not as proceeds from the sale of a capital asset and no loss is recognizable on its sale or other disposition, subject to certain limitations and exceptions. If
Section 306 stock is redeemed and no exception applies, the redemption proceeds will be treated as a dividend. The TCI/Liberty Class B Preferred Stock will be
Section 306 stock if the Liberty Class E Preferred Stock surrendered in exchange therefor was Section 306 stock. Even if the TCI/Liberty Class B Preferred Stock were Section 306 stock, Section 306(a) treatment would not apply if all of the TCI/Liberty Class B Preferred Stock and any other TCI/Liberty stock owned by the stockholder directly or under the constructive ownership rules of Section 318 of the Code, as described below, were redeemed or were disposed of prior to the redemption. There are also other exceptions to Section 306(a) treatment.

TCI/LIBERTY

     In the opinion of Baker & Botts, L.L.P., counsel to TCI/Liberty, TCI/Liberty will recognize no gain or loss on the issuance of its common and preferred stock to the TCI and Liberty stockholders in the TCI Merger and the Liberty Merger, respectively.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. TCI AND LIBERTY STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGERS.

                              THE MERGER AGREEMENT

GENERAL; EFFECTIVE TIME

     The Merger Agreement provides for the merger of TCI Mergerco and Liberty Mergerco with and into TCI and Liberty, respectively. As a result of the Mergers, both TCI and Liberty will become wholly owned subsidiaries of TCI/Liberty. At that time, TCI/Liberty will change its name to "Tele-Communications, Inc." and TCI will change its name to "TCI Communications, Inc." In the Mergers, stockholders of TCI and Liberty will receive the consideration described below. The Mergers will become effective upon the filing of Certificates of Merger with the Secretary of State of the State of Delaware. Such filing is anticipated to take place as soon as practicable after the last of the conditions precedent to the Mergers set forth in the Merger Agreement have been satisfied or, where permissible, waived, which is expected to occur immediately after the Special Meetings. The following description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated by reference herein and a copy of which (exclusive of exhibits and schedules) is annexed to this Proxy Statement/Prospectus as Appendix I.

CONSIDERATION TO BE RECEIVED IN THE MERGERS

     TCI Merger. Upon consummation of the TCI Merger, pursuant to the Merger Agreement, the shares of TCI Common Stock (other than any shares of TCI Common Stock held directly by TCI in its treasury, all of which will be cancelled) will be converted as follows: (i) each outstanding share of TCI Class A Common Stock will be converted into the right to receive one share of TCI/Liberty Class A Common Stock and (ii) each outstanding share of TCI Class B Common Stock will be converted into the right to receive one share of TCI/Liberty Class B Common Stock.

     Liberty Merger. Upon consummation of the Liberty Merger, pursuant to the Merger Agreement, the shares of Liberty Common Stock and Liberty Preferred Stock (other than any shares of Liberty Common

Stock or Liberty Preferred Stock held directly by Liberty in its treasury, all of which will be cancelled) will be converted as follows: (i) each outstanding share of Liberty Class A Common Stock will be converted into the right to receive .975 of a share of TCI/Liberty Class A Common Stock; (ii) each outstanding share of Liberty Class B Common Stock will be converted into the right to receive .975 of a share of TCI/Liberty Class B Common Stock; (iii) each share of Liberty Class B Preferred Stock and Liberty Class D Preferred Stock (which are owned by an indirect, wholly owned subsidiary of TCI) will be converted into the right to receive that number of shares (and/or fraction of a share) of TCI/Liberty Class A Preferred Stock (which, following the Liberty Merger, will be owned by an indirect, wholly owned subsidiary of TCI/Liberty), equal to the product of one multiplied by a fraction, the numerator of which is the fair market value (as defined below) of such share of Liberty Class B Preferred Stock or Liberty Class D Preferred Stock, as the case may be, and the denominator of which is the fair market value of a share of TCI/Liberty Class A Preferred Stock; and (iv) each outstanding share of Liberty Class E Preferred Stock will be converted into the right to receive one share of TCI/Liberty Class B Preferred Stock. For a description of the designations, preferences, rights and qualifications, limitations and restrictions of the TCI/Liberty Class A Preferred Stock and TCI/Liberty Class B Preferred Stock, see "DESCRIPTION OF TCI/LIBERTY CAPITAL STOCK -- TCI/Liberty Preferred Stock." Fractional shares of TCI/Liberty Common Stock will not be issued in the Mergers. Holders of Liberty Class A Common Stock or Liberty Class B Common Stock otherwise entitled to a fractional share will be paid an amount in cash (rounded to the nearest whole cent) equal to the same fraction of the fair market value of a whole share of Liberty Class A Common Stock or Liberty Class B Common Stock, as the case may be. The "fair market value" of a share of (x) Liberty Common Stock means, for this purpose, the average of the last reported sale prices (or, if on any day no sale price is reported, the average of the quoted high and low bid prices on such day) of such a share on the Nasdaq National Market for the five full trading days immediately preceding the Effective Time and (y) Liberty Class B Preferred Stock, Liberty Class D Preferred Stock or TCI/Liberty Class A Preferred Stock means, for this purpose, the value of such share (or the midpoint of any range of values for such share) in the opinion of CS First Boston. The opinion of CS First Boston will be obtained with respect to the Liberty Class B Preferred Stock, the Liberty Class D Preferred Stock and the TCI/Liberty Class A Preferred Stock to ensure that (i) the exchange of the Liberty Class B Preferred Stock and the Liberty Class D Preferred Stock for the TCI/Liberty Class A Preferred Stock pursuant to the Liberty Merger is an exchange of stock of equal value and hence part of a tax-free reorganization and
(ii) the Internal Revenue Service does not recharacterize the Mergers, causing adverse tax consequences.

     For a description of the treatment of TCI and Liberty stock options and other employment benefit plans under the Merger Agreement, see "THE
MERGERS -- Interests of Certain Persons in the Mergers".

     Exchange of Shares. Promptly after the Effective Time, transmittal forms will be mailed to each holder of record of shares of TCI Common Stock, Liberty Common Stock and Liberty Preferred Stock to be used in forwarding his or her certificates evidencing such shares for surrender and exchange for certificates evidencing the shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock, as the case may be, to which he or she has become entitled and, if applicable, cash in lieu of a fractional share of TCI/Liberty Common Stock. After receipt of such transmittal form, each holder of certificates formerly representing TCI Common Stock, Liberty Common Stock or Liberty Preferred Stock should surrender such certificates to [The Bank of New York], as exchange agent (the "Exchange Agent"), and each such holder will receive in exchange therefor certificates evidencing the whole number of shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock, as the case may be, to which he or she is entitled and any cash which may be payable in lieu of a fractional share. Such transmittal forms will be accompanied by instructions specifying other details of the exchange.

     STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     After the Effective Time, each certificate evidencing TCI Common Stock, Liberty Common Stock or Liberty Preferred Stock (other than certificates evidencing shares held directly by TCI or Liberty in their respective treasuries (which will be cancelled)), until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of shares of TCI/Liberty Common Stock or

TCI/Liberty Preferred Stock, as the case may be, which the holder of such certificate is entitled to receive and the right to receive any cash payment in lieu of a fractional share of TCI/Liberty Common Stock. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by TCI/Liberty until the certificate is surrendered. Subject to applicable laws such dividends and distributions, if any, will be accumulated and, at the time of such surrender, all such unpaid dividends and distributions, together with any cash payment in lieu of a fractional share, will be paid, without interest.

     For a discussion of the procedures that will be followed with respect to holders of TCI Common Stock and Liberty Common Stock who may be subject to the notification and reporting requirements of the Hart-Scott-Rodino Act, see
"-- Governmental Approvals" below.

CONDITIONS TO THE MERGERS

     The respective obligations of TCI and Liberty to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, where permissible, waiver of the following conditions: (a) approval of the Merger Agreement by the requisite vote of the respective stockholders of both TCI and Liberty; (b) expiration or early termination of all applicable waiting periods under the Hart-Scott-Rodino Act; (c) effective registration under the Act of the shares of TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock to be issued in connection with the Mergers and receipt of all state securities law permits and authorizations necessary to carry out the transactions contemplated by the Merger Agreement; (d) the absence of any permanent or preliminary injunction or similar order issued by a court or other governmental entity of competent jurisdiction preventing consummation of the transactions contemplated by the Merger Agreement as provided therein; (e) no action having been taken, nor any statute, rule, regulation, order, judgment or decree proposed, enacted, issued, enforced or deemed applicable by any foreign or United States federal, state or local governmental entity, and the absence of any pending or threatened action, suit or proceeding, which (i) makes the transactions contemplated by the Merger Agreement illegal or imposes or may impose material damages or penalties in connection therewith, (ii) requires the divestiture of a material portion of the business of TCI and its subsidiaries, taken as a whole, or Liberty and its subsidiaries, taken as a whole, (iii) imposes material limitations on the ability of TCI/Liberty effectively to exercise full rights of ownership of shares of capital stock of either TCI or Liberty or (iv) would so materially adversely impact the economic or business benefits of the consummation of either or both Mergers as to render such consummation inadvisable; (f) receipt of those material licenses, permits, consents, approvals, authorizations, qualifications and orders from governmental authorities described in "-- Governmental Approvals" below; (g) receipt of the opinion of Baker & Botts, L.L.P., to the effect that the Mergers will be tax free for Federal income tax purposes to each of TCI and Liberty and to their respective stockholders; and (h) authorization of the shares of TCI/Liberty Common Stock issuable in connection with the Mergers for listing on the Nasdaq National Market upon official notice of issuance.

     The obligation of TCI to consummate the transactions contemplated by the Merger Agreement is also subject to the satisfaction or waiver of the following conditions: (a) the material accuracy of the representations and warranties and the performance, in all material respects, of the obligations, agreements and covenants made by Liberty in the Merger Agreement; (b) receipt of certain legal opinions and closing certificates from Liberty; (c) the fairness opinion of CS First Boston, included in this Proxy Statement/Prospectus as Appendix II, having not been withdrawn prior to the Effective Time; (d) receipt of all material consents by or approvals of, and all material notices having been given to, all third parties under any note, bond, lease, franchise, permit, license, contract or other agreement to which TCI or Liberty or any of their respective subsidiaries is a party; (e) the absence, after January 27, 1994, in the reasonable judgment of TCI, of any material adverse change in the business, assets, results of operations, financial condition or prospects of Liberty and its subsidiaries, taken as a whole; and (f) the reasonable satisfaction of counsel to TCI with certain actions, proceedings, instruments and documents required to carry out the transactions contemplated by the Merger Agreement.

     The obligation of Liberty to consummate the transactions contemplated by the Merger Agreement is also subject to the satisfaction or waiver of the following conditions: (a) the material accuracy of the representations and warranties and the performance, in all material respects, of the obligations, agreements and covenants made by TCI in the Merger Agreement; (b) receipt of certain legal opinions and closing certificates from TCI; (c) the fairness opinion of Merrill Lynch, included in this Proxy Statement/Prospectus as Appendix III, having not been withdrawn prior to the Effective Time; (d) receipt of all material consents by or approvals of, and all material notices having been given to, all third parties under any note, bond, lease, franchise, permit, license, contract or other agreement to which Liberty or TCI or any of their respective subsidiaries is a party; (e) the absence, after January 27, 1994, in the reasonable judgment of Liberty, of any material adverse change in the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries, taken as a whole; and (f) the reasonable satisfaction of counsel to Liberty with certain actions, proceedings, instruments and documents required to carry out the transactions contemplated by the Merger Agreement.

GOVERNMENTAL APPROVALS

     The respective obligations of TCI and Liberty to consummate the Mergers are subject to (i) the receipt of all necessary consents, approvals, orders or authorizations of governmental authorities (collectively, "Governmental Consents") and (ii) the making of all necessary registrations, declarations or filings with governmental authorities (collectively, "Governmental Filings") other than those that, if not obtained or made, would not, either individually or in the aggregate, have a material adverse effect on (i) the transactions contemplated by the Merger Agreement or (ii) the business, assets, results of operations, financial condition or prospects of TCI and its subsidiaries, taken as a whole, Liberty and its subsidiaries, taken as a whole, or, as of or after the Effective Time and assuming consummation of the Mergers, TCI/Liberty and its subsidiaries (including TCI and Liberty and their respective subsidiaries), taken as a whole.

     The only Governmental Consents and Governmental Filings that TCI and Liberty are aware of that must be obtained or made in connection with the consummation of the Mergers (other than in connection with compliance with Federal and state securities laws) are: (i) filings with the Department of Justice or the Federal Trade Commission ("FTC") under the Hart-Scott-Rodino Act with respect to the Mergers and the consolidation within TCI/Liberty of certain programming and other interests held by TCI, Liberty or their respective subsidiaries with a value in excess of $15 million; (ii) filings with and consents, orders or approvals required to be received from the FCC under the Communications Act, in connection with the transfer of control of satellite resale carrier, business radio, microwave relay service, earth station and other licenses related to the cable television and programming operations of TCI and Liberty; and (iii) filings with and consents, approvals or orders required to be received from state and local governmental authorities (collectively, "Local Authorizations") that may be required to be obtained in connection with the transfer of control of or an ownership interest in cable television franchises operated or owned by TCI, Liberty or their respective subsidiaries.

     Because both TCI and Liberty hold licenses issued by the FCC, prior consent of the FCC is required for consummation of the Mergers. Applications for transfer of control of FCC licenses held by affiliates and subsidiaries of TCI have been filed with the FCC. Liberty has also filed similar applications. After filing the license transfer applications with the FCC, such applications are placed on Public Notice lists by the FCC. Such public notice permits interested parties the opportunity to comment on or oppose the applications for a 30-day period. The vast majority of all license transfer applications have passed the public comment period without opposition. However, any opposition to those applications which have not passed the public comment period could significantly delay the FCC approval process. The FCC has not granted final approval of TCI's and Liberty's license transfer applications; however, TCI and Liberty expect to receive such approval on a timely basis.

     On October 14, 1993, TCI and Liberty each filed a notification of the transaction with the FTC and the Antitrust Division of the U.S. Department of Justice pursuant to the Hart-Scott-Rodino Act. On November 12, 1993, the Department of Justice issued a Request for Additional Information under the Hart-Scott-Rodino Act to TCI and Liberty. TCI and Liberty complied with the Request for Additional Information on March 3, 1994. On April 28, 1994, TCI and Liberty received approval from the Department of Justice to consummate the Mergers by consenting to the entry of a proposed Final Judgment (the "Consent Decree") by the United States District Court for the District of Columbia (the "District Court"). The Consent Decree was agreed to for settlement purposes only and does not constitute evidence or an admission of any wrongdoing by TCI or Liberty. The Consent Decree restrains and enjoins TCI and Liberty from: (i) discriminating against unaffiliated video programming providers in the selection, terms or conditions of carriage of video programming offered by such providers; (ii) with respect to any video programming provider they control, refusing to sell or license, or from selling or licensing only on a discriminatory basis, any video programming service for distribution by any competing multi-channel subscription television distributor; or (iii) with respect to any multichannel subscription television distributor or programming provider in which they have a financial interest but do not control, seeking or supporting any conduct that would be prohibited under (i) or (ii) above if engaged in by a controlled affiliate, in each case where the effect is to unreasonably restrain competition. As required by the Antitrust Procedures and Penalties Act, the Consent Decree was published in the Federal Register on May 12, 1994, and is subject to public comment for 60 days. At the conclusion of the 60-day comment period, the Department of Justice is to reply to any public comments and remains free to withdraw its consent at any time prior to final entry (in which case the Consent Decree will have no further force or effect) or to seek final entry of the Consent Decree by the District Court. Once entered, the Consent Decree will have a term of five years.

     Filings have also been made under the Hart-Scott-Rodino Act with respect to the consolidation within TCI/Liberty of eleven minority stock interests held by TCI, Liberty or both. The statutory waiting period has expired with respect to eight of those filings, without giving rise to any requests for additional information from either the Department of Justice or the Federal Trade Commission. Depending on several factors, such as fluctuations in the market prices of certain publicly traded investment securities held by TCI and Liberty, additional filings under the Hart-Scott-Rodino Act may have to be made as a precondition to the Mergers.

     TCI and Liberty have determined that, as of April 29, 1994, the consummation of the Mergers requires certain Local Authorizations with respect to cable systems serving approximately 1,440,184 subscribers to the basic service offered by TCI and its subsidiaries ("TCI Subscribers") and with respect to cable systems serving approximately 8,304 subscribers to the basic service offered by Liberty, its subsidiaries and affiliates ("Liberty Subscribers"). All required documentation in connection with the Local Authorizations was filed with state and local cable television franchising authorities on or about February 1, 1994. TCI and Liberty have also given, or caused to be given, notices required under certain franchises in connection with the Mergers. In accordance with the Merger Agreement, the failure to obtain Local Authorizations relating, in the aggregate, (i) to 150,000 or fewer of the Liberty Subscribers or (ii) to 400,000 or fewer of the TCI Subscribers, shall not be deemed to have the material adverse effect referred to above. The materiality thresholds (in terms of numbers of subscribers) below which the failure to obtain Local Authorizations would be deemed not to have a material adverse effect on Liberty or TCI were set at different levels in order to reflect the differences in the respective numbers of subscribers served by the systems owned by the two companies. As of the date of this Proxy Statement/Prospectus, TCI, Liberty and their respective subsidiaries and affiliates have obtained sufficient Local Authorizations to permit the consummation of the transactions contemplated by the Merger Agreement within the materiality thresholds described above.

     TCI and Liberty intend to pursue vigorously all required Local Authorizations that have not been obtained as of the date hereof. There can be no assurance, however, that such approvals will, in fact, be obtained or, if obtained, as to the timing of their receipt. If the Mergers are consummated without obtaining such Local Authorizations in cases where such approvals are found to be required, the possible consequences, if any, vary depending upon the terms of the franchise and the state cable regulatory rules and regulations, if any, under which the relevant cable system operates, and such consequences may in some cases include fines and other penalties, including the possible revocation or nonrenewal of certain franchises.

     Certain stockholders of TCI and Liberty may be individually subject to the notification and waiting-period requirements of the Hart-Scott-Rodino Act if they receive in the Mergers TCI/Liberty Common Stock or TCI/Liberty Preferred Stock having a value of more than $15 million. Determination of whether notification is required in a particular case will necessitate, among other things, consideration of potentially applicable exemptions and application of a jurisdictional test relating to such holder's revenue and assets. Persons who TCI and Liberty expect to receive in the Mergers shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock having a value in excess of $15 million will be required, as a precondition to receiving such shares, to provide TCI/Liberty with evidence of compliance with the Hart-Scott-Rodino Act, satisfactory in form and substance to TCI/Liberty and its counsel. If necessary, TCI/Liberty will deposit into escrow the shares of TCI/Liberty stock issuable to any holder obligated to file a pre-merger notification and report form under the Hart-Scott-Rodino Act, and instruct the Exchange Agent to hold such shares pending the expiration or termination of the applicable waiting period.

COVENANTS

     TCI and Liberty have agreed to conduct their respective businesses in the ordinary and usual course of business consistent with past practices, and to use their best efforts to preserve intact their respective business obligations, to preserve their licenses and other permits in full force and effect, to keep available the services of their present officers and key employees and to preserve the good will of those with which they have business relationships. TCI and Liberty have each agreed that, except as permitted, required or specifically contemplated by the Merger Agreement or consented to in writing by the other, it will not, prior to the Effective Time, (a) amend its charter or by-laws; (b) issue, grant or sell any shares of its capital stock or any of its other securities, or any securities convertible into, or options, warrants or rights of any kind to subscribe to or acquire, any shares of its capital stock or other securities, except pursuant to stock options and convertible securities outstanding as of the date of the Merger Agreement; (c) split, combine or reclassify the outstanding shares of its capital stock or issue any capital stock or other securities in exchange for any such shares; (d) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other securities, other than as required by existing agreements with minority investors in any of its subsidiaries; (e) amend or modify any outstanding options, warrants or rights to acquire, or securities convertible into, shares of its capital stock or other securities, stock appreciation rights or restricted stock awards, or grant, adopt or authorize any stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement; (f) make any other changes in its capital structure; (g) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities, with specified exceptions; (h) sell or pledge any stock, equity or partnership interest owned by it, except for permitted dispositions described below; or (i) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     Except as permitted, required or specifically contemplated by the Merger Agreement or consented to in writing by the other, TCI and Liberty have each further agreed that it will not, and will not permit any of its subsidiaries to,
(a) (i) establish, amend or modify any employee benefit plan, except in the ordinary course of business consistent with past practice or to the extent required by any applicable law or the existing terms of such employee benefit plan; (ii) other than in connection with normal cash management practices conducted in the ordinary and usual course of its business and consistent with past practice, make any advance or loan to or engage in any transaction with any director, officer, partner or affiliate not required by the terms of an existing contract; or (iii) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing; (b) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except for (i) in the case of TCI and its subsidiaries, any acquisition or related series of acquisitions in which the aggregate purchase price is less than $500,000,000 and (ii) in the case of Liberty and its subsidiaries, any acquisition or related series of acquisitions in which the aggregate purchase price is less than $250,000,000;
(c) sell, lease or encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, except for (i) in the case of TCI and its subsidiaries, any disposition or related series of dispositions in which the aggregate fair market value of the assets disposed of does not exceed $500,000,000 and (ii) in the case of Liberty and its subsidiaries, any disposition or related series of dispositions in which the aggregate fair market value of the assets disposed of does not exceed $250,000,000; (d) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others other than (i) in the ordinary course of business consistent with past practice, (ii) as may be necessary in connection with certain permitted acquisitions described above, (iii) renewals, extensions, amendments or refinancing of existing indebtedness (provided there is no increase in the interest rate or the principal amount of such indebtedness) and
(iv) the

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

incurrence of any new indebtedness, or the amendment or refinancing of any existing indebtedness, if such indebtedness would be prepayable in full at the Effective Time without material restrictions (other than customary prepayment penalties and premiums); or (e) take any action that would or is reasonably likely to result in any of the conditions set forth in the Merger Agreement not being met as of the Closing Date.

NO SOLICITATION OF TRANSACTIONS

     The Merger Agreement provides that, subject to the fiduciary duties of TCI's and Liberty's directors under applicable law, TCI and Liberty will not, directly or indirectly, solicit or initiate the submission of proposals or offers from, cooperate with or furnish or cause to be furnished any non-public information to, or negotiate or enter into any agreement or understanding with any other person or entity relating to, or with the intent to effect, any Takeover Proposal. "Takeover Proposal" is defined in the Merger Agreement to mean any proposal for a merger, consolidation, reorganization, other business combination or recapitalization involving TCI or Liberty, for the acquisition of a 25% or greater interest in the equity or in any class or series of capital stock of TCI or Liberty, for the acquisition of the right to cast 25% or more of the votes on any matter with respect to TCI or Liberty, or for the acquisition of the assets of TCI or Liberty or any of their subsidiaries constituting 40% or more of the consolidated assets of such party or which generate 40% or more of the consolidated revenues of such party, or the effect of which may be to prohibit, restrict or delay the consummation of the Mergers or any of the other transactions contemplated by the Merger Agreement. The Merger Agreement does not prohibit TCI or Liberty or the TCI Board or Liberty Board, to the extent required by their fiduciary duties under applicable law, from (i) providing information to, or participating in discussions with, any party that makes an unsolicited inquiry with respect to TCI or Liberty if the TCI Board or Liberty Board, as the case may be, reasonably believes that such party may propose a Takeover Proposal on terms that are superior (a "Superior Takeover Proposal"), from a financial point of view, to the terms of the Mergers for the stockholders of TCI or Liberty, as the case may be, or (ii) entering into an agreement with respect to a Superior Takeover Proposal after notifying the other parties to the Merger Agreement of the material terms of such proposal and the identity of the person making such proposal.

CERTAIN PERSONNEL MATTERS

     Pursuant to the Merger Agreement, as of the Effective Time, (i) each outstanding TCI Stock Option and TCI SAR, whether vested or unvested and (ii) each outstanding Liberty Stock Option and Liberty SAR, whether vested or unvested, in each case will be assumed by TCI/Liberty. If the TCI/Liberty Stock Incentive Plan is approved at the TCI Meeting and the Liberty Meeting, TCI/Liberty will exchange, for the TCI Stock Options, TCI SARs, Liberty Stock Options and Liberty SARs assumed by it, substantially similar stock options and stock appreciation rights granted under the TCI/Liberty Stock Incentive Plan. The provisions of the Merger Agreement relating to the treatment of outstanding TCI Stock Options, TCI SARs, Liberty Stock Options and Liberty SARs are described in more detail under "THE MERGERS -- Interests of Certain Persons in the Mergers." The Merger Agreement also makes provision for the amendment of the TCI ESPP prior to the Effective Time to provide for the termination of the TCI ESPP as it relates to future purchases of capital stock of TCI.

INDEMNIFICATION

     The Merger Agreement provides that, after the Effective Time, TCI/Liberty will indemnify each person who was, at any time prior to the Effective Time, a director, officer or employee or agent of TCI or Liberty against all losses, claims, damages, costs, expenses (including fees and expenses of counsel), liabilities or judgments or amounts paid in settlement with the approval of TCI/Liberty (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based on, or arising out of, in whole or in part, the fact that such person was a director, officer, employee or agent of TCI or Liberty at any time prior to the Effective Time, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (the "Indemnified Liabilities") and all Indemnified Liabilities based on, or arising out of, in whole or in part, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the full extent

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

that (i) a corporation is permitted under Delaware law to indemnify its own directors, officers or employees, as the case may be, (ii) such person would be entitled to be indemnified by TCI or Liberty with respect to the Indemnified Liabilities in question under TCI's Restated Certificate of Incorporation and By-Laws as in effect on January 1, 1994 or Liberty's Restated Certificate of Incorporation and By-Laws as in effect on January 1, 1994 or under any indemnification agreement between such person and TCI or Liberty in a form previously disclosed to TCI/Liberty and (iii) such indemnification otherwise is permitted by applicable law. In the event any such claim, action, suit, proceeding or investigation is asserted against such person, TCI/Liberty will be entitled to participate and assume the defense thereof, except that if TCI/Liberty does not or cannot assume such defense, such person may retain counsel and TCI/Liberty shall pay all reasonable fees and expenses of such counsel unless a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such person is not entitled to indemnification.

TERMINATION; AMENDMENT AND WAIVER

     The Merger Agreement may be terminated and the Mergers abandoned at any time prior to the Effective Time, whether before or after approval by TCI's or Liberty's stockholders, (a) by mutual consent of Liberty and TCI; (b) by either Liberty or TCI if (i) the Mergers have not been consummated on or before September 30, 1994, unless the absence of such occurrence is due to the failure of the party seeking to terminate the Merger Agreement to perform any of its obligations thereunder, (ii) there has been a material breach by the other party of any of its representations, warranties, covenants or agreements that is not cured within five business days after receipt by the party alleged to be in breach of written notice thereof, (iii) any court of competent jurisdiction or other competent governmental authority has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting either Merger and such action has become final and nonappealable or
(iv) the requisite vote of stockholders in favor of the Merger Agreement is not obtained at the TCI Meeting or the Liberty Meeting and the party seeking to terminate the Merger Agreement has complied with its obligations under the Merger Agreement relating to such meeting; (c) by TCI, (i) if the Liberty Board withdraws or modifies in any manner adverse to TCI its recommendation to Liberty's stockholders that they approve the Merger Agreement or (ii) if the TCI Board (x) withdraws or modifies in a manner adverse to Liberty its recommendation to TCI's stockholders that they approve the Merger Agreement, if at such time there exists a Superior Takeover Proposal with respect to TCI, or
(y) recommends to TCI's stockholders approval of a Superior Takeover Proposal; or (d) by Liberty, (i) if the TCI Board withdraws or modifies in any manner adverse to Liberty its recommendation to TCI stockholders that they approve the Merger Agreement or (ii) if the Liberty Board (x) withdraws or modifies in a manner adverse to TCI its recommendation to Liberty's stockholders that they approve the Merger Agreement, if at such time there exists a Superior Takeover Proposal with respect to Liberty, or (y) recommends to Liberty's stockholders approval of a Superior Takeover Proposal.

     In the event of termination of the Merger Agreement by either TCI or Liberty as provided above, the Merger Agreement will become void and there will be no liability or obligation on the part of TCI, Liberty, TCI/Liberty or their respective affiliates, stockholders, officers, directors, agents or representatives (other than under certain specified provisions of the Merger Agreement).

     Liberty and TCI may amend the Merger Agreement, by action taken or authorized by their respective Boards of Directors, either before or after approval by the stockholders of Liberty or TCI of the Merger Agreement, except that after such approval by the stockholders of Liberty or TCI, no amendment may be made which by law requires further approval by such stockholders without such further approval. At any time prior to the Effective Time, either Liberty or TCI, by action authorized by such party's board of directors, may, to the extent legally allowed, extend the time specified in the Merger Agreement for the performance of any of the obligations of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant thereto, waive compliance by the other party with any of the agreements or covenants of such other party contained in the Merger Agreement or waive any condition to such waiving party's obligation to consummate the transactions contemplated by, or other obligations under, the Merger Agreement.

CERTAIN RESTRICTIONS ON RESALE OF TCI/LIBERTY COMMON STOCK AND TCI/LIBERTY PREFERRED STOCK

     All shares of TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock issuable in the Mergers will be registered under the Act and freely transferable, except that any such shares received by persons who are deemed "affiliates" (as such term is defined under the Act) of either TCI or Liberty prior to the Mergers may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Act (or Rule 144 in the case of such persons who become affiliates of TCI/Liberty) or as otherwise permitted under the Act. Persons who may be deemed to be affiliates of TCI or Liberty generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires TCI and Liberty to use reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock issued to such person in or pursuant to the Mergers in violation of the Act or the rules and regulations promulgated by the Commission thereunder.

     The shares of TCI/Liberty Class A Preferred Stock to be issued in the Mergers will not be registered under the Act. The TCI/Liberty Class A Preferred Stock will be issued to, and held by, an indirect, wholly owned subsidiary of TCI/Liberty.

EXPENSES

     If the Merger Agreement is terminated by TCI or Liberty as the result of a material willful breach by the other party of its covenants or representations and warranties in the Merger Agreement, the breaching party is required to reimburse the non-breaching party for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement. Otherwise, if the Mergers are not consummated for any reason, each party will pay its own costs and expenses, except that the aggregate expenses incurred in connection with the printing, filing and mailing of this Proxy Statement/Prospectus and the Registration Statement will be borne 80% by TCI and 20% by Liberty.

                                BUSINESS OF TCI

     TCI is a Delaware corporation organized in 1968. TCI and its predecessor companies have been principally engaged in the acquisition, development and operation of cable television systems since the early 1950's. TCI believes that, measured by the number of basic subscribers, it is the largest provider of basic cable television services in the United States. At December 31, 1993, TCI, through its subsidiaries and affiliates, operated cable television systems throughout the continental United States and Hawaii. Systems owned by TCI provided basic service to approximately 10.7 million subscribers and premium services to approximately 10.3 million subscribers at that date. A basic subscriber may subscribe to one or more premium services and the number of premium subscribers represents the total number of such subscriptions to premium services. The foregoing information does not include any subscriber data related to cable television systems in which TCI had at such date an investment accounted for by the equity method or the cost method.

RECENT DEVELOPMENTS

     On May 12, 1994, TCI entered into a letter agreement (which became binding on May 20, 1994) with the partners of Prime Ticket Networks, L.P. ("Prime"). Pursuant to the letter agreement, such partners agreed to transfer to a subsidiary of TCI all of the partnership interests in Prime, for consideration that is payable in part through the issuance of shares of a new class of Series Preferred Stock of TCI/Liberty ("TCI/Liberty Series Preferred Stock") to be designated "Convertible Preferred Stock, Series C" (the "TCI/Liberty Series C Preferred Stock"). For a description of the proposed designations, preferences and rights of the TCI/Liberty Series C Preferred Stock, see "DESCRIPTION OF TCI/LIBERTY CAPITAL STOCK -- Series C Convertible Preferred Stock."

     Prime is a regional sports network which serves more than four million cable subscribers in southern California. The closing of the transfer of the Prime partnership interests (the "Prime Closing") is expected to occur on or about July 31, 1994 (but in any event, following the consummation of the Mergers), and will be subject to compliance with the Hart-Scott-Rodino Act, the receipt of all necessary material third party consents and other closing conditions to be agreed upon by the parties in a definitive agreement. If the Prime Closing does not occur by September 30, 1994 (with up to a six week extension for Hart-Scott-Rodino Act approval), the letter agreement will terminate.

     Additional information concerning TCI is included in the TCI Reports incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

                              BUSINESS OF LIBERTY

     Liberty was incorporated in Delaware in 1990 and became a public company in 1991 following the contribution by TCI of certain cable television programming interests and cable television systems pursuant to the Restructuring Plan and the completion of the Exchange Offers. See "THE MERGERS -- Background -- The Restructuring Plan." Liberty, through its subsidiaries and affiliates, is an operator of cable television systems and a provider of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media including cable television systems, broadcast television stations and home satellite dish owners. Systems in which Liberty has a direct or indirect ownership interest provided basic cable television services to approximately 3.2 million subscribers and premium services to approximately
2.6 million subscribers as of December 31, 1993, of which approximately 160,000 and 127,000 of such subscribers for basic cable television services and premium services, respectively, are attributable to systems which are held by consolidated subsidiaries of Liberty. Included in the foregoing numbers of subscribers to basic cable television services and premium services in which Liberty has a direct or indirect ownership interest are approximately 828,000 and 783,000 subscribers, respectively, which are also included in such subscriber numbers reported for TCI above. The various programming and programming related businesses in which Liberty has interests include two national and thirteen regional sports networks and national entertainment services such as Encore, Home Shopping Club, QVC, Black Entertainment Television, Court TV, The Family Channel, Starz! and X*PRESS.

     Additional information concerning Liberty is included in the Liberty Reports incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

                            BUSINESS OF TCI/LIBERTY

     TCI/Liberty, a newly formed Delaware corporation, has not conducted any significant business activities to date, other than those incident to its formation, its execution of the Merger Agreement and its participation in the preparation of this Proxy Statement/Prospectus. Immediately following the consummation of the Mergers, TCI/Liberty will change its name to "Tele-Communications, Inc." and will become a holding company for TCI, Liberty and their respective subsidiaries. Accordingly, the business of TCI/Liberty, through its wholly owned subsidiaries TCI and Liberty and their respective subsidiaries, will become the business currently conducted by TCI and Liberty. See "BUSINESS OF TCI" and "BUSINESS OF LIBERTY." Management of TCI and Liberty currently anticipate that TCI/Liberty will be structured as four separate units: one unit will build, operate and market TCI/Liberty's domestic cable and other domestic telecommunications distribution businesses; a second unit will direct TCI/Liberty's development, acquisition and investment in television programming and other entertainment software in the United States; a third unit will be responsible for TCI/Liberty's television programming and cable and telecommunications operations in foreign countries; and the fourth unit will seek to develop and invest in new television and telecommunications technology. Each unit may eventually form alliances with one or more strategic partners and/or sell equity securities to the public. All four divisions will report to management of TCI/Liberty. TCI/Liberty will, however, continuously evaluate its businesses and operations and take such actions as it deems appropriate under then existing circumstances.

                  CERTAIN TRANSACTIONS BETWEEN TCI AND LIBERTY

     On April 24, 1991, LMC Classics, Inc., a wholly owned subsidiary of Liberty, purchased a 7.5% interest in the net assets, net losses and cash distributions of American Movie Classics Company, an affiliate of Liberty, from a subsidiary of TCI for $4,447,000 in cash.

     On December 31, 1991, Liberty Program Investments, Inc., a wholly owned subsidiary of Liberty, purchased certain securities of QVC, Inc. ("QVC") from TCI for $28,339,000 in cash. The consideration for the QVC securities was based upon quoted market prices. At the same time, Liberty Cable, Inc., a wholly owned subsidiary of Liberty, sold a certain note receivable from American TeleVenture Corporation ("ATV") to TCI Holdings, Inc. ("TCIH," a wholly owned subsidiary of TCI) for $5,523,000 in cash, and LMC Cable AdNet II, a wholly owned subsidiary of Liberty, sold all of the common stock of Cable Television Advertising Group, Inc. ("CTAG") to TCI Development Corporation ("TCID"), a wholly owned subsidiary of TCI, for $22,667,000 in cash. The only asset held by CTAG is a 49% general partnership interest in Cable AdNet Partners. The remaining 51% general partnership interest in Cable AdNet Partners is held by another subsidiary of TCID. The consideration for the ATV note was determined by reference to its face value, plus accrued interest. The ATV note bears interest at 2% above the prime rate. The consideration for the stock of CTAG was determined by reference to the price paid for the 51% general partnership interest in Cable AdNet Partners, which was acquired by an indirect, wholly owned subsidiary of TCI from Cable AdNet, Inc., a subsidiary of Lenfest Communications, Inc. ("LCI") on November 25, 1991. At such date, Mr. H.F. Lenfest (a director of Liberty) was President and Chief Executive Officer, as well as the controlling shareholder, of LCI.

Also, on December 31, 1991, an Exchange Agreement among TCI (and certain of its subsidiaries) and Liberty (and certain of its subsidiaries) was consummated. Pursuant to this Exchange Agreement, TCI received 69% of the stock of ATV, 2,024,063 shares of common stock of International Cablecasting Technologies, Inc. ("ICT"), a release from an obligation to reimburse Liberty related to the repurchase of QVC stock, a release of the option with respect to Cencom Cable Associates, Inc. ("Cencom"), and a note in the amount of $4,322,000 issued by LMC Chicago Sports, Inc., a subsidiary of Liberty. Liberty received a release from an obligation to provide two free months of Court TV, a 0.1% general partnership interest in US Cable of Northern Indiana, a 25% general partnership interest in SportsChannel Chicago Associates, an option to acquire an additional 25% general partnership interest in SportsChannel Chicago Associates, and $149,000 in cash. In the opinion of the respective managements of TCI and Liberty, the aggregate values of the assets exchanged were substantially equivalent. Further, the Exchange Agreement was approved by the respective Boards of Directors (with Dr. Malone and Mr. Magness abstaining) of TCI and Liberty.

     The assets received by TCI from Liberty in the December 31, 1991 transactions described above were among the assets contributed to Liberty by TCI in the Restructuring Plan. The aggregate issue price of all preferred stock of Liberty issued in exchange for all assets contributed by TCI was $625 million. The allocable portion of said amount assigned to the assets received by TCI from Liberty in the December 31, 1991 transactions is as follows: $5.4 million for the note receivable from ATV, $6.3 million for the 49% general partnership interest in Cable AdNet Partners, $2.7 million for the stock of ATV, $4.35 million for the stock of ICT, no specific amount for the obligation to reimburse Liberty related to the repurchase of QVC stock and $479,000 for the option with respect to Cencom. TCI purchased its 25% general partnership interest (and an option to acquire an additional 25% general partnership interest) in SportsChannel Chicago Associates on July 1, 1991 for $15 million in cash.

     On December 30, 1991, TCI Liberty, Inc. ("TCIL"), a wholly owned subsidiary of TCI, entered into a Commercial Paper Purchase Agreement with Liberty whereby TCIL could from time to time sell short-term notes of TCIL to Liberty of up to an aggregate amount of $100 million. TCIL borrowed $22 million from Liberty on December 31, 1991, pursuant to the Commercial Paper Purchase Agreement. The full amount, including interest, was repaid on January 15, 1992. Interest rates on the short-term notes were determined by the parties by reference to prevailing money-market rates. This agreement was terminated on March 23, 1993.

     In January 1992, TCI and Liberty formed Community Cable Television ("CCT"), a general partnership created for the purpose of acquiring and operating cable television systems with Tele-Communications of

Colorado, Inc. ("TCIC"), an indirect wholly owned subsidiary of TCI, owning a 49.999% interest and Liberty Cable Partner, Inc. ("LCP"), an indirect wholly owned subsidiary of Liberty, owning a 50.001% interest. In June of 1992, CCT acquired certain cable television assets in Texas from a third party for aggregate consideration of $15,175,000. Funds for the acquisition were borrowed by CCT ratably from its two partners. Pursuant to a cable management agreement, a subsidiary of TCI provides management services for cable systems owned by CCT. The subsidiary receives a fee equal to 3% of the gross cable television revenue of CCT. CCT paid $115,716 in 1992 and $1,562,000 in 1993 under the agreement.

     The definitive partnership agreement for CCT, which is dated as of January 30, 1992, was executed on March 17, 1992. The partners each agreed to contribute to CCT certain noncash assets and up to $25 million in cash as needed to fund mutually acceptable acquisitions. The non-cash assets that Liberty agreed to contribute included its limited partnership interest in Intermedia Partners, certain promissory notes of Intermedia Partners and its affiliates in the aggregate face amount of $54 million (plus accrued interest which aggregated approximately $14.9 million at February 29, 1992) (the "Intermedia Notes"), its limited and general partnership interests in Greater Media Cablevision of Western Oakland County Limited Partnership ("Greater Media") and 1.2 million shares of the preferred stock (the "Storer Preferred") of Storer Communications, Inc. CCT subsequently purchased the remaining partnership interests in Greater Media not owned by Liberty for a cash purchase price of approximately $16.6 million, which price was established pursuant to the exercise by Liberty during 1991 of certain buy-sell procedures in the Greater Media partnership agreement. Liberty also agreed to contribute its indirect interest in Mile Hi Cablevision Associates, Ltd. ("Mile Hi"), the owner of the cable television system serving Denver, Colorado, and a loan receivable from Mile Hi in the amount of $45.1 million (including accrued interest) (the "Mile Hi Note") contingent upon receipt of certain third party consents. TCI agreed to contribute 39,299 shares of Liberty Class C Redeemable Exchangeable Preferred Stock (the "Liberty Class C Preferred Stock") to CCT, which shares constitute all of the outstanding shares of such class. In the opinion of the respective managements of TCI and Liberty, the aggregate values of the non-cash assets to be contributed by each partner to CCT were substantially equivalent.

     The non-cash assets which Liberty contributed to CCT were among the assets contributed to Liberty in the Restructuring Plan. Of the $625 million aggregate issue price of the preferred stock issued by Liberty to TCI in exchange for all of the assets contributed to Liberty by TCI in the Restructuring Plan, the allocable portion assigned to the assets which Liberty contributed to CCT was as follows: $365,000 for the limited partnership interest in Intermedia Partners, $16.4 million for the Intermedia Notes, $2.9 million for the indirect interest in Mile Hi, $18.9 million for the Mile Hi Note, $6.6 million for the partnership interests in Greater Media and $23.5 million for the Storer Preferred. (A total of 2.56 million shares of the Storer Preferred were contributed to Liberty in the Restructuring Plan with an aggregate assigned value of $50.2 million). The Liberty Class C Preferred Stock that TCI agreed to contribute to CCT is one of the four classes of Liberty's preferred stock that were issued to TCI in connection with the Restructuring Plan.

     On December 29, 1992, LCP and TCIC, as the sole partners in CCT, agreed to amend (the "Amendment") the CCT General Partnership Agreement. Pursuant to the Amendment, the contributions by LCP and TCIC of non-cash assets (other than the partnership interest in Greater Media) to CCT were rescinded, retroactive to the date of contribution. All economic and tax attributes were allocated entirely to LCP with respect to all of the non-cash assets contributed by LCP (other than the partnership interest in Greater Media, the allocations of which remained unchanged) and entirely to TCIC with respect to the Liberty Class C Preferred Stock contributed by TCIC, all effective from and after the date of contribution.

     Also pursuant to the Amendment, LCP agreed to contribute its equity and debt interests in Daniels & Associates Partners Limited ("DAPL"), a general partner of Mile Hi, to CCT on the sooner of (i) immediately prior to the closing of the acquisition of Mile Hi described below which closed on March 15, 1993 or
(ii) July 1, 1993. TCIC contributed to CCT a $10,590,000 promissory note of TCID, as of the date of the contribution of the originally contributed assets. TCIC also agreed to contribute, at the time of the contribution by LCP of its DAPL interests, a TCID promissory note in the amount of $66,900,000.

     On December 31, 1992, LCP sold the Intermedia Notes to TCID for $36,300,000 in cash. The Intermedia Notes were among the assets contributed to Liberty by TCI in the Restructuring Plan.

     On March 12, 1993, the CCT General Partnership Agreement was further amended (the "Second Amendment"). Under the Second Amendment, LCP agreed to contribute its Mile Hi partnership interest but not the Mile Hi Note (both of which it received upon the liquidation of DAPL on March 12, 1993 as described below) to CCT in exchange for 50.001% of a newly created Class B partnership interest in CCT. TCIC agreed to contribute a $21,795,000 promissory note from TCID in exchange for 49.999% of the Class B partnership interests in place of the $66,900,000 note which was to be contributed under the Amendment. On March 15, 1993, each party made its respective contribution required by the Second Amendment.

     On March 26, 1993, TCIL, TCIC and Liberty entered into a recapitalization agreement (the "Recapitalization Agreement"). Pursuant to the Recapitalization Agreement, Liberty repurchased 927,900 shares of Liberty Class A Common Stock owned by TCIL (sufficient to reduce TCI's percentage ownership of Liberty's outstanding common stock by at least 20%), and repurchased all of the outstanding shares of the Liberty Class C Preferred Stock from TCIC. The purchase price per share for the shares of Liberty Class A Common Stock was $19.98 (the average of the daily closing prices for the 10 trading days prior to the signing of the Recapitalization Agreement and the daily closing prices for the 10 trading days prior to closing). The aggregate purchase price for the Liberty Class C Preferred Stock was $175,057,000 plus $337,500 ($22,500 per day from May 19, 1993 to the date of closing under the Recapitalization Agreement). The total purchase price was to be paid through the delivery of promissory notes of Liberty in the aggregate principal amount of $76,952,000, consisting of a $66,900,000 note and a $10,052,000 note (collectively, the "Liberty Notes") and the balance in cash. The Liberty Notes, which were issued at the closing, bear interest at the rate of 11.6% per annum, are due on February 1, 1997 and are secured by a pledge of stock of LCP and certain other assets of LCP. However, on June 3, 1993, TCIL, TCIC and Liberty agreed that the balance of the purchase price which was to have been paid in cash would instead be payable by delivery of two promissory notes in the principal amount of $86,105,000 and $18,539,442, which bear interest at the rate of 6% per annum and were to be due on December 31, 1993 (the "6% Notes"). In consideration for this amendment, Liberty agreed to transfer to TCIC its interest in "TV Guide On Screen." On November 30, 1993, the parties agreed to extend the maturity of the 6% Notes to the earlier of June 30, 1994 or ten days following the termination of the Mergers. The parties subsequently agreed to further extend the maturity of the 6% Notes to the earlier of September 30, 1994 or ten days following the termination of the Mergers. TCIL acquired the shares of Liberty Class A Common Stock upon the conversion on January 15, 1993 of all outstanding shares (10,794 shares) of Liberty's Class A Redeemable Convertible Preferred Stock into 4,405,678 shares of Liberty Class A Common Stock and 55,070 shares of Liberty Class E Preferred Stock. Pursuant to and subject to the terms and conditions of the Recapitalization Agreement, TCIL, as the holder of all the outstanding shares of the Liberty Class D Preferred Stock, gave its consent to an amendment to Liberty's Restated Certificate of Incorporation that would reduce the number of Liberty's directors that the holders of Liberty's Class D Preferred Stock have the exclusive right to elect from a minimum of 20% of the total number of members of the Liberty Board to a minimum of 11% of the total number of members of the Liberty Board.

     In connection with the Recapitalization Agreement, TCIC and LCP entered into an Option-Put Agreement (the "Option-Put Agreement"), which was amended on November 30, 1993. Under the amended Option-Put Agreement, between June 30, 1994 and September 28, 1994 and between January 1, 1996 and January 31, 1996, TCIC will have the option to purchase all of LCP's interest in CCT and the Mile Hi Note for an amount equal to $77 million plus interest accruing at the rate of 11.6% per annum on such amount from June 3, 1993. Between April 1, 1995 and June 29, 1995 and between January 1, 1997 and January 31, 1997, LCP will have the right to require TCIC to purchase LCP's interest in CCT and the Mile Hi Note for an amount equal to $77 million plus interest accruing at the rate of 11.6% per annum on such amount from June 3, 1993.

     Under a separate agreement, on June 3, 1993, TCIH purchased a 16% limited partnership interest in Intermedia Partners from LCP and all of LCP's interest in a special allocation of income and gain of $7 million under the partnership agreement of Intermedia Partners, for a purchase price of approximately $9.2 million. TCIH also received an option to purchase LCP's remaining 6.37% limited partnership interest in Intermedia

Partners prior to December 31, 1995 for a price equal to approximately $4 million plus interest at 8% per annum from June 3, 1993. Liberty's obligations to grant such option and to sell such partnership interest were conditioned upon consummation of the transactions contemplated by the Recapitalization Agreement.

     On September 16, 1992, a wholly owned subsidiary of Liberty signed a letter of intent with TCI, Time Warner Entertainment Company, L.P. ("TWE"), Daniels Communications, Inc. ("DCI") and Cablevision Equities III ("Cablevision III"), with respect to the acquisition of all general and limited partnership interests in Mile Hi.

     On March 15, 1993, Mile Hi Cable Partners, L.P. ("New Mile Hi") completed the acquisition (the "Acquisition") of all of the general and limited partnership interests in Mile Hi. New Mile Hi is a limited partnership formed among CCT (78% limited partnership interest), DCI (1% limited partnership interest) and P & B Johnson Corp. ("PBJC") (21% general partnership interest), a corporation controlled by Robert L. Johnson, a member of the Liberty Board.

     Prior to the Acquisition, Liberty, through a wholly owned subsidiary, indirectly owned a 32.175% interest in Mile Hi through its ownership of a limited partnership interest in DAPL, one of Mile Hi's general partners. The other partners in Mile Hi were TWE, various individual investors and Mile Hi Cablevision, Inc., a corporation in which all the other partners in Mile Hi were the shareholders.

     DAPL was liquidated on March 12, 1993, at which time such subsidiary of Liberty received a liquidating distribution consisting of its proportionate interest in DAPL's partnership interest in Mile Hi, representing the 32.175% interest in Mile Hi. The subsidiary of Liberty also received the Mile Hi Note in the approximate amount of $50 million (including accrued interest) in novation of a loan receivable from DAPL in an equivalent amount.

     The total value of the transaction was approximately $180 million. Of that amount, approximately $70 million was in the form of Mile Hi debt paid at the closing. Another $50 million was in the form of the Mile Hi Note, which debt was assumed by New Mile Hi and then by CCT. In connection with the foregoing assumption of debt, the Mile Hi Note was restated on March 15, 1993 to reflect its principal amount as approximately $50 million (which amount includes interest that had accrued on the Mile Hi Note to such date). The Mile Hi Note, as restated, bears interest from March 15, 1993 at the rate of 8% per annum and principal and interest thereon is payable on January 1, 2000. Of the remaining $60 million, approximately $40 million was paid in cash to partners in Mile Hi in exchange for their partnership interests. The remaining $20 million of interest in Mile Hi was acquired by New Mile Hi through the contribution by Liberty's subsidiary to CCT and by CCT to New Mile Hi of its 32.175% interest in Mile Hi received in the DAPL liquidation and by DCI's contribution to New Mile Hi of a 0.4% interest in Mile Hi.

     Of the estimated $110 million in cash required by New Mile Hi to complete the transaction, $105 million was loaned to New Mile Hi by CCT and $5 million was provided by PBJC as a capital contribution to New Mile Hi. Of the $5 million contributed by PBJC, approximately $4 million was provided by CCT through loans to Mr. Johnson and trusts for the benefit of his children. CCT funded its loans to new Mile Hi and the Johnson interests by drawing down $93 million under its revolving credit facility and by borrowing $16 million from TCI in the form of a subordinated note which bears interest at the rate of 8% per annum and is payable in full on January 1, 2000.

     At June 3, 1993, Liberty and TCI each had approximately $7,800,000 in outstanding loans to CCT. The loans are evidenced by promissory notes, bear interest at the rate of 12% per annum through December 31, 1992 and 8% per annum thereafter and are due in full on January 1, 2000. Other than approximately $3,000,000 that was repaid to Liberty at the closing of the Recapitalization Agreement, existing indebtedness between CCT and each of Liberty and TCI will remain outstanding and will be repaid in the ordinary course out of cash flow or partnership borrowings, as permitted by the CCT revolving credit facility. Repayments of this indebtedness will be made in equal amounts between TCI and Liberty and prior to repayment of any advances made by TCI in connection with or subsequent to the closing of the Mile Hi transaction. In the event Liberty is no longer a partner, any remaining indebtedness outstanding to Liberty at such time will be repaid by CCT.

     Satellite Services, Inc. ("SSI"), an indirect wholly owned subsidiary of TCI, purchases sports and other programming from certain subsidiaries of Liberty. Charges to SSI (which are based upon customary rates charged to others) for such programming were $25,191,000 for the period from March 28, 1991 to December 31, 1991, $42,834,000 for the year ended December 31, 1992 and $44,074,000 for the year ended December 31, 1993. Certain subsidiaries of Liberty purchase, at TCI's cost plus in some cases an administrative fee of up to 10% of the rates actually charged, certain pay television and other programming through SSI. In addition, HSN pays a commission to TCI for merchandise sales to customers who are subscribers of TCI's cable systems. Aggregate commissions and charges for such programming were $1,532,000 for the period from March 28, 1991 to December 31, 1991, $3,290,000 for the year ended December 31, 1992 and $10,650,000 for the year ended December 31, 1993.

     TCI and Liberty are parties to a services agreement pursuant to which TCI agreed to provide certain financial reporting, tax and other administrative services to Liberty. In addition, the employees of certain of Liberty's subsidiaries remained on the TCI payroll through December 31, 1992. Liberty reimbursed TCI for their salaries and related employment expenses. A subsidiary of Liberty also leases office space and satellite transponder facilities from TCI. Charges by TCI under such arrangements amounted to $2,813,000 for the period from March 28, 1991 to December 31, 1991, $3,283,000 for the year ended December 31, 1992 and $1,407,000 for the year ended December 31, 1993.

     In mid-1991, Encore Media Corporation, a 90% owned subsidiary of Liberty ("EMC"), began distributing to cable operators its Encore subscription movie service. EMC has entered into agreements extending through 2006 with various distributors to exhibit certain films on Encore and EMC's other subscription movie services, each of which have been or are scheduled to be launched in 1994. Based on subscriber levels at December 31, 1993, these agreements require minimum payments aggregating approximately $189 million. EMC has entered into various other agreements where license fees are contingent upon future production, sales and certain other criteria. Minimum license fees for these movies are not currently determinable. TCID has guaranteed the payment and performance of obligations under certain agreements and EMC has agreed to indemnify TCID in the event that it is required to make any payments pursuant to such guarantees.

     In September, 1993, Encore QE Programming Corp. ("QEPC"), a wholly owned subsidiary of EMC, formed QE+ Ltd. ("QE+"), a limited partnership, with TCI Starz, Inc. ("TCIS"), a wholly owned subsidiary of TCI, for the purpose of developing, operating and distributing STARZ!, a first-run movie premium programming service launched in 1994. QEPC is the general partner and TCIS is the limited partner. Losses are allocated 1% to QEPC and 99% to TCIS. Profits are allocated 1% to QEPC and 99% to TCIS until certain defined criteria are met. Subsequently, profits are allocated 20% to QEPC and 80% to TCIS. TCIS has the option, exercisable at any time and without payment of additional consideration, to convert its limited partner interest to an 80% general partnership interest with QEPC's partnership interest simultaneously converting to a 20% limited partnership interest. In addition, during specified periods commencing April 1999 and April 2001, respectively, QEPC may require TCIS to purchase or TCIS may require QEPC to sell, the partnership interest of QEPC in QE+ for a formula-based price. EMC is paid a management fee equal to 20% of "managed costs" as defined, in order to manage the service. During 1993, EMC earned approximately $200,000 in management fees. In addition, EMC will provide QE+ with certain programming under a programming agreement whereby QE+ will pay its pro rata share of the total costs incurred by EMC for such programming based upon the relative number of subscribers of STARZ! and Encore.

     In December of 1993, QE+ announced its intention to enter into a joint venture (the "BET Venture") with Black Entertainment Television Films, Inc. and Live Ventures, Inc. which would develop, produce and distribute motion pictures targeted primarily to minority audiences. Though no definitive agreement has been reached with respect to the BET Venture, under the proposed structure, each of the parties would own a one-third interest and agree to contribute up to $5 million as a capital contribution.

                    DESCRIPTION OF TCI/LIBERTY CAPITAL STOCK

TCI/LIBERTY COMMON STOCK

     Immediately prior to the Effective Time, TCI/Liberty will be authorized to issue 1,100,000,000 shares of TCI/Liberty Class A Common Stock and 150,000,000 shares of TCI/Liberty Class B Common Stock. As of the date of this Proxy Statement/Prospectus, there were twenty shares of TCI/Liberty Common Stock outstanding, owned by TCI and Liberty. Immediately following the Mergers, there will be approximately 482,721,506 shares of TCI/Liberty Class A Common Stock and 85,976,327 shares of TCI/Liberty Class B Common Stock issued and outstanding (net of shares of TCI/Liberty Common Stock held by Liberty and subsidiaries of TCI).

     Each share of TCI/Liberty Class A Common Stock has one vote and each share of TCI/Liberty Class B Common Stock has ten votes on each matter presented to the holders of TCI/Liberty Common Stock for a vote. Except as may be required by the DGCL, the holders of the TCI/Liberty Class A Common Stock and TCI/Liberty Class B Common Stock vote as one class for all purposes. The TCI/Liberty Class A Common Stock and TCI/Liberty Class B Common Stock are otherwise identical in all respects, except that each share of TCI/Liberty Class B Common Stock is convertible into one share of TCI/Liberty Class A Common Stock at the option of the holder. The TCI/Liberty Class A Common Stock is not convertible into TCI/Liberty Class B Common Stock.

     Subject to the preferential rights, if any, of holders of any then outstanding preferred stock, the holders of the TCI/Liberty Class A Common Stock and TCI/Liberty Class B Common Stock are entitled to receive dividends when and as declared by the TCI/Liberty Board out of funds legally available for such payment. Holders of TCI/Liberty Class A Common Stock and TCI/Liberty Class B Common Stock have no preemptive rights to purchase additional shares. Subject to the preferential rights of holders of any then outstanding preferred stock, the holders of TCI/Liberty Class A Common Stock and TCI/Liberty Class B Common Stock are entitled to share ratably in the assets of TCI/Liberty available for distribution to stockholders in the event of TCI/Liberty's liquidation, dissolution or winding up.

     The shares of TCI/Liberty Class A Common Stock and TCI/Liberty Class B Common Stock to be issued in connection with the Mergers will be fully paid and non-assessable.

     The TCI/Liberty Amended and Restated Certificate of Incorporation, which will be adopted immediately prior to the Effective Time, (the "TCI/Liberty Charter") will provide that there can be no stock dividend on, or stock split, reverse stock split or reclassification of, either the TCI/Liberty Class A Common Stock or the TCI/Liberty Class B Common Stock without a corresponding stock dividend on, or stock split, reverse stock split or other reclassification of, the other class of TCI/Liberty Common Stock.

     The TCI/Liberty Board will determine its dividend policy with respect to the TCI/Liberty Common Stock based on TCI/Liberty's results of operations, financial condition, capital requirements and other circumstances, including restrictions that may be contained in agreements pursuant to which TCI/Liberty may borrow funds. It is not anticipated that cash dividends will be paid on the TCI/Liberty Common Stock in the foreseeable future.

     TCI/Liberty has applied for listing of the TCI/Liberty Class A Common Stock and the TCI/Liberty Class B Common Stock in the Nasdaq National Market, and is anticipated that such shares will be authorized for listing upon notice of official issuance. The Bank of New York will be the transfer agent for each class of TCI/Liberty Common Stock.

TCI/LIBERTY PREFERRED STOCK

     TCI/Liberty will have authority, under the TCI/Liberty Charter, to issue up to 3,175,069 shares of preferred stock, divided into 500,000 shares of Class A Preferred Stock, 1,675,096 shares of Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock and 10,000,000 shares of TCI/Liberty Series Preferred Stock. As of the date of this Proxy Statement/Prospectus, no shares of TCI/Liberty preferred stock have been issued.

     Class A Preferred Stock. The dividend, liquidation and redemption features of the TCI/Liberty Class A Preferred Stock, each of which is discussed in greater detail below, will be determined by reference to the liquidation value of the TCI/Liberty Class A Preferred Stock, which as of any date of determination will be equal, on a per share basis, to the sum of (i) $322.84 plus (ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii), for purposes of determining liquidation and redemption payments, all unpaid dividends accrued on the sum of clauses (i) and
(ii) above, to such date of determination.

     Subject to the prior preferences and other rights of any class or series of TCI/Liberty preferred stock ranking prior to the TCI/Liberty Class A Preferred Stock with respect to the declaration or payment of dividends, the holders of TCI/Liberty Class A Preferred Stock will be entitled to receive and TCI/Liberty will be obligated to pay preferential cumulative cash dividends when and as declared by the TCI/Liberty Board out of unrestricted funds legally available therefor. Dividends will accrue cumulatively at an annual rate of 9 3/8% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends. Accrued dividends will be payable annually on March 1 of each year or the next succeeding business day if March 1 does not fall on a business day. Dividends not paid on any dividend payment date will be added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full. The TCI/Liberty Class A Preferred Stock will rank prior to the TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock with respect to the declaration and payment of dividends.

     Upon the dissolution, liquidation or winding up of TCI/Liberty, holders of the TCI/Liberty Class A Preferred Stock will be entitled, after payment of preferential amounts on any class or series of TCI/Liberty preferred stock ranking prior to the TCI/Liberty Class A Preferred Stock with respect to liquidating distributions, to receive from the assets of TCI/Liberty available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the then liquidation value. The TCI/Liberty Class A Preferred Stock will rank senior to the TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock as to any such distributions.

     Subject to the prior preferences and other rights of any class or series of TCI/Liberty preferred stock, the TCI/Liberty Class A Preferred Stock will be subject to optional redemption at any time by TCI/Liberty, in whole or in part, and to mandatory redemption by TCI/Liberty on the twelfth anniversary of the Effective Time, in each case at a redemption price, per share, equal to the then liquidation value of the TCI/Liberty Class A Preferred Stock.

     For so long as any dividends are in arrears on the TCI/Liberty Class A Preferred Stock or any class or series of TCI/Liberty preferred stock ranking pari passu with the TCI/Liberty Class A Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption or other acquisition of the TCI/Liberty Class A Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the TCI/Liberty Class A Preferred Stock and any such parity stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither TCI/Liberty nor any subsidiary thereof may redeem or otherwise acquire any shares of TCI/Liberty Class A Preferred Stock, any parity stock or any class or series of TCI/Liberty capital stock ranking junior to the TCI/Liberty Class A Preferred Stock (including the TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock), or set aside any money or assets for any such purpose, unless all of the outstanding shares of TCI/Liberty Class A Preferred Stock and such parity stock are redeemed. For so long as any dividends are in arrears on the TCI/Liberty Class A Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the TCI/Liberty Class A Preferred Stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI/Liberty may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the TCI/Liberty Class A Preferred Stock. If TCI/Liberty fails to redeem shares of TCI/Liberty Class A Preferred Stock required to be redeemed on a redemption date, TCI/Liberty may not declare or pay any dividend on or make any distribution with respect to any junior stock or set aside money or assets for any such purpose, and neither

TCI/Liberty nor any subsidiary may redeem any parity stock or junior stock, or purchase or otherwise acquire any TCI/Liberty Class A Preferred Stock, parity stock or junior stock, or set aside any money or assets for any such purpose, until such shares are redeemed in full. The failure of TCI/Liberty to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of TCI/Liberty Class A Preferred Stock shall not prevent TCI/Liberty from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of shares of junior stock; or (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption or other acquisition of TCI/Liberty Class A Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of shares of parity stock and/or junior stock.

     The TCI/Liberty Class A Preferred Stock will vote in any general election of directors, will have one vote per share for such purpose and will vote as a single class with the TCI/Liberty Common Stock, the TCI/Liberty Class B Preferred Stock and any other class or series of preferred stock entitled to vote in any general election of directors. The TCI/Liberty Class A Preferred Stock will have no other voting rights except as required by the DGCL. Without limiting the generality of the foregoing, the number of authorized shares of TCI/Liberty Class A Preferred Stock may be increased or decreased (but not below the number of shares of TCI/Liberty Class A Preferred Stock then outstanding) by the affirmative vote of the holders of 66 2/3% of the total voting power of the then outstanding shares of TCI/Liberty Common Stock and any class or series of TCI/Liberty preferred stock entitled to vote generally on matters presented to TCI/Liberty stockholders for a vote, voting together as a single class, and the TCI/Liberty Class A Preferred Stock will not be entitled to vote with respect to any proposed amendment to the TCI/Liberty Charter that would create or designate any class or series of TCI/Liberty preferred stock that would rank prior to, pari passu with, or junior to the TCI/Liberty Class A Preferred Stock.

     Following the Effective Time, all of the issued and outstanding shares of TCI/Liberty Class A Preferred Stock will be beneficially owned by an indirect, wholly owned subsidiary of TCI/Liberty. Under Section 160 of the DGCL, for so long as a majority-owned subsidiary of TCI/Liberty owns the shares of TCI/Liberty Class A Preferred Stock, such shares shall neither be entitled to vote in any election of directors nor counted for quorum purposes.

     Class B 6% Cumulative Redeemable Exchangeable Junior Preferred
Stock. Subject to the prior preferences and other rights of any class or series of TCI/Liberty preferred stock ranking prior to the TCI/Liberty Class B Preferred Stock with respect to the payment of dividends, the holders of TCI/Liberty Class B Preferred Stock will be entitled to receive preferential cumulative dividends, when and as declared by the TCI/Liberty Board out of unrestricted funds legally available therefor. Dividends will accrue cumulatively (but without compounding) at an annual rate of 6% of the stated liquidation value of $100 per share (the "Stated Liquidation Value"), whether or not such dividends are declared or funds are legally available for payment of dividends. Accrued dividends will be payable annually on March 1 of each year (or the next succeeding business day if March 1 does not fall on a business day), commencing March 1, 1995, and, in the sole discretion of the TCI/Liberty Board, may be declared and paid in cash, in shares of TCI/Liberty Class A Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date will accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of TCI/Liberty Class A Common Stock or any combination thereof at any time (subject to the rights of any senior stock and, if applicable, to the concurrent satisfaction of any dividend arrearages on any class or series of TCI/Liberty preferred stock ranking on a parity with the TCI/Liberty Class B Preferred Stock with respect to dividend rights) without reference to any regular dividend payment date, to holders of record of TCI/Liberty Class B Preferred Stock as of a special record date fixed by the TCI/Liberty Board (which date may not be more than 45 days nor less than 10 days prior to the date fixed for the payment of such accumulated unpaid dividends). No interest or additional dividends will accrue or be payable (whether in cash, shares of TCI/Liberty Class A Common Stock or otherwise) with respect to any dividend payment on the TCI/Liberty Class B Preferred Stock that may be in arrears or with respect to that portion of any other payment on the TCI/Liberty Class B Preferred Stock that is in arrears which consists of accumulated or accrued and unpaid dividends. For so long as any dividends are in arrears on the TCI/Liberty Class B Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the TCI/Liberty Class B Preferred Stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, no dividends may be declared or paid on the TCI/Liberty Common Stock or on any parity stock or other junior stock and no money or assets may be set aside for such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the TCI/Liberty Class B Preferred Stock. The TCI/Liberty Class B Preferred Stock will rank junior to the TCI/Liberty Class A Preferred Stock with respect to the declaration and payment of dividends.

     If all or any portion of a dividend payment is to be paid through the issuance and delivery of shares of TCI/Liberty Class A Common Stock, the number of such shares to be issued and delivered will be determined by dividing the amount of the dividend to be paid in shares of TCI/Liberty Class A Common Stock by the Average Market Price of the TCI/Liberty Class A Common Stock. For this purpose, "Average Market Price" means the average of the daily last reported sale prices (or, if no sale price is reported on any day, the average of the high and low bid prices on such day) of a share of TCI/Liberty Class A Common Stock for the period of 20 consecutive trading days ending on the tenth trading day prior to the regular record date or special record date, as the case may be, for the applicable dividend payment.

     In the event of any liquidation, dissolution or winding up of TCI/Liberty, the holders of TCI/Liberty Class B Preferred Stock will be entitled, after payment of preferential amounts on any class or series of stock ranking prior to the TCI/Liberty Class B Preferred Stock with respect to liquidating distributions, to receive from the assets of TCI/Liberty available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to the date of payment, before any distribution of assets of TCI/Liberty would be made to holders of TCI/Liberty Common Stock. The TCI/Liberty Class B Preferred Stock will rank junior to the TCI/Liberty Class A Preferred Stock with respect to liquidation distributions.

     Subject to the prior preferences and other rights of any class or series of TCI/Liberty preferred stock, the TCI/Liberty Class B Preferred Stock will be redeemable at the option of TCI/Liberty, in whole at any time or in part from time to time, for a redemption price per share payable in cash equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to and including the redemption date. TCI/Liberty will not have any mandatory obligation to redeem the TCI/Liberty Class B Preferred Stock as of any fixed date, at the option of the holders or otherwise.

     Subject to the prior preferences and other rights of any class or series of TCI/Liberty preferred stock, the TCI/Liberty Class B Preferred Stock will be exchangeable at the option of TCI/Liberty in whole but not in part at any time for junior subordinated debt securities of TCI/Liberty ("Junior Exchange Notes"). The Junior Exchange Notes will be issued pursuant to an indenture (the "Indenture"), to be executed by TCI/Liberty and a qualified trustee to be chosen by TCI/Liberty. The Indenture has been filed as an exhibit to the Registration Statement and a copy may be obtained in the manner described under "AVAILABLE INFORMATION." A description of certain terms of the Indenture is included in Appendix V to this Proxy Statement/Prospectus.

     If TCI/Liberty exercises its optional exchange right, each holder of outstanding shares of TCI/Liberty Class B Preferred Stock will be entitled to receive in exchange therefor newly issued Junior Exchange Notes of a series authorized and established for the purpose of such exchange, the aggregate principal amount of which will be equal to the aggregate Stated Liquidation Value of the shares of TCI/Liberty Class B Preferred Stock so exchanged by such holder, plus all accumulated and accrued but unpaid dividends thereon to and including the exchange date. The Junior Exchange Notes will be issuable only in principal amounts of $100 or any integral multiple thereof and a cash adjustment will be paid to the holder for any excess principal that would otherwise be issuable. The Junior Exchange Notes will mature on the fifteenth anniversary of the date of issuance and will be subject to earlier redemption at the option of TCI/Liberty, in whole or in part, for a redemption price equal to the principal amount thereof plus accrued but unpaid interest. Interest will accrue, and be payable annually, on the principal amount of the Junior Exchange Notes at a rate per annum to be determined prior to issuance by adding a spread of 215 basis points to the "Fifteen Year Treasury Rate" (as defined in the Indenture). Interest will accrue on overdue principal at the same rate, but will not accrue on overdue interest.

     The Junior Exchange Notes will represent unsecured general obligations of TCI/Liberty and will be subordinate in right of payment to all Senior Debt (as defined in the Indenture). The Indenture will not limit the amount of Senior Debt or any other debt, secured or unsecured, of TCI/Liberty or any subsidiary. There can be no assurance as to the establishment or continuity of any trading market for the Junior Exchange Notes that would be issued if TCI/Liberty exercised its optional exchange right. Accordingly, holders of TCI/Liberty Class B Preferred Stock who receive Junior Exchange Notes in exchange therefor may have difficulty selling such Notes.

     For so long as any dividends are in arrears on the TCI/Liberty Class B Preferred Stock or any class or series of TCI/Liberty preferred stock ranking pari passu with the TCI/Liberty Class B Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase or other acquisition of the TCI/Liberty Class B Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the TCI/Liberty Class B Preferred Stock and such parity stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither TCI/Liberty nor any subsidiary thereof may redeem, exchange, purchase or otherwise acquire any shares of TCI/Liberty Class B Preferred Stock, any such parity stock or any class or series of its capital stock ranking junior to the TCI/Liberty Class B Preferred Stock (including the TCI/Liberty Common Stock), or set aside any money or assets for such purpose, unless all of the outstanding shares of TCI/Liberty Class B Preferred Stock and such parity stock are redeemed. For so long as any dividends are in arrears on the TCI/Liberty Class B Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the TCI/Liberty Class B Preferred Stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI/Liberty may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the TCI/Liberty Class B Preferred Stock. If TCI/Liberty fails to redeem or exchange shares of TCI/Liberty Class B Preferred Stock on a date fixed for redemption or exchange, and until such shares are redeemed or exchanged in full, TCI/Liberty may not redeem or exchange any parity stock or junior stock, declare or pay any dividend on or make any distribution with respect to any junior stock or set aside money or assets for such purpose and neither TCI/Liberty nor any subsidiary thereof may purchase or otherwise acquire any TCI/Liberty Class B Preferred Stock, parity stock or junior stock or set aside any money or assets for any such purpose. The failure of TCI/Liberty to pay any dividends on any class or series of parity stock or to redeem or exchange on any date fixed for redemption or exchange any shares of TCI/Liberty Class B Preferred Stock shall not prevent TCI/Liberty from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption, purchase or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, shares of junior stock; or (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption, exchange, purchase or other acquisition of TCI/Liberty Class B Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock.

     The TCI/Liberty Class B Preferred Stock will vote in any general election of directors, will have one vote per share for such purpose and will vote as a single class with the TCI/Liberty Common Stock, the TCI/Liberty Class A Preferred Stock and any other class or series of TCI/Liberty preferred stock entitled to vote in any general election of directors. The TCI/Liberty Class B Preferred Stock will have no other voting rights except as required by the DGCL. Without limiting the generality of the foregoing, the number of authorized shares of TCI/Liberty Class B Preferred Stock may be increased or decreased (but not below the number of shares of TCI/Liberty Class B Preferred Stock then outstanding) by the affirmative vote of the holders of 66 2/3% of the total voting power of the then outstanding shares of TCI/Liberty Common Stock and any class or series of TCI/Liberty preferred stock entitled to vote generally on matters presented to TCI/Liberty stockholders for a vote, voting together as a single class, and the TCI/Liberty Class B Preferred Stock will not be entitled to vote with respect to any proposed amendment to the TCI/Liberty Charter that would create or designate any class or series of TCI/Liberty preferred stock that would rank prior to, pari passu with, or junior to the TCI/Liberty Class B Preferred Stock.

     The transfer agent for the TCI/Liberty Class B Preferred Stock will be The Bank of New York.

     Series Preferred Stock. The TCI/Liberty Series Preferred Stock will be issuable, from time to time, in one or more series, with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the TCI/Liberty Board.

     All shares of any one series of the TCI/Liberty Series Preferred Stock are required to be alike in every particular and all series are required to rank equally and be identical in all respects, except insofar as they may vary with respect to matters which the TCI/Liberty Board is expressly authorized by the TCI/Liberty Charter to determine in the resolution or resolutions providing for the issue of any series of the TCI/Liberty Series Preferred Stock.

     Series C Convertible Preferred Stock. TCI has entered into a letter agreement with Prime which contemplates the issuance of a series of TCI/Liberty Series Preferred Stock to be designated "Convertible Preferred Stock, Series C," as partial consideration for the proposed acquisition by TCI of all of the partnership interests of Prime. See "BUSINESS OF TCI -- Recent Developments." If such series is issued at the Prime Closing, the preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof are expected to be as follows:

     Each share of TCI/Liberty Series C Preferred Stock will be convertible, at the option of the holder, into 100 shares of TCI/Liberty Class A Common Stock, subject to anti-dilution adjustments. The dividend, liquidation and redemption features of the TCI/Liberty Class A Preferred Stock, each of which are discussed in greater detail below, will be determined by reference to the liquidation value of the TCI/Liberty Series C Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $2,375, plus
(ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii), for purposes of determining liquidation and redemption payments, all unpaid dividends accrued on the sums of clauses (i) and
(ii) above, to such date of determination.

     Subject to the prior preferences and other rights of any class or series of TCI/Liberty preferred stock ranking pari passu with the TCI/Liberty Series C Preferred Stock, the holders of TCI/Liberty Series C Preferred Stock will be entitled to receive and, subject to any prohibition or restriction contained in any instrument evidencing indebtedness of TCI/Liberty, TCI/Liberty will be obligated to pay preferential cumulative cash dividends out of funds legally available therefor. Dividends will accrue cumulatively at an annual rate of 5 1/2% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, except that if TCI/Liberty fails to redeem shares of TCI/Liberty Series C Preferred Stock required to be redeemed on a redemption date, dividends will thereafter accrue cumulatively at an annual rate of 15% of the liquidation value per share. Accrued dividends will be payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing on the first dividend payment date after the issuance of the TCI/Liberty Series C Preferred Stock. Dividends not paid on any dividend payment date will be added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full. Dividends will accrue on unpaid dividends at the rate of 5 1/2% per annum, unless such dividends remain unpaid for two consecutive quarters in which event such rate will increase to 15% per annum. The TCI/Liberty Series C Preferred Stock will rank prior to the TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock and pari passu with the TCI/Liberty Class A Preferred Stock with respect to the declaration and payment of dividends.

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     Upon the dissolution, liquidation or winding up of TCI/Liberty, holders of the TCI/Liberty Series C Preferred Stock will be entitled to receive from the assets of TCI/Liberty available for distribution to stockholders an amount in cash, per share, equal to the liquidation value. The TCI/Liberty Series C Preferred Stock will rank prior to the TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock and pari passu with the TCI/Liberty Class A Preferred Stock as to any such distributions.

     The TCI/Liberty Series C Preferred Stock will be subject to optional redemption at any time after the seventh anniversary of its issuance, in whole or in part, by TCI/Liberty at a redemption price, per share, equal to the then liquidation value of the TCI/Liberty Series C Preferred Stock. Subject to the rights of any other class or series of TCI/Liberty preferred stock, the TCI/Liberty Class A Preferred Stock will also be subject to redemption by TCI/Liberty at any time after such seventh anniversary at the option of the holder, in whole or in part (provided that the aggregate liquidation value of the shares to be redeemed is in excess of $1 million), in each case at a redemption price, per share, equal to the then liquidation value.

     For so long as any dividends are in arrears on the TCI/Liberty Series C Preferred Stock or any class or series of TCI/Liberty preferred stock ranking pari passu (including the TCI/Liberty Class A Preferred Stock) with the TCI/Liberty Series C Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the TCI/Liberty Series C Preferred Stock and such parity stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI/Liberty may not redeem or otherwise acquire any shares of TCI/Liberty Series C Preferred Stock, any such parity stock or any class or series of its preferred stock ranking junior (including the TCI/Liberty Common Stock and TCI/Liberty Series C Preferred Stock) to the TCI/Liberty Series C Preferred Stock, unless all of the outstanding shares of TCI/Liberty Series C Preferred Stock and such parity stock are redeemed. If TCI/Liberty fails to redeem shares of TCI/Liberty Series C Preferred Stock required to be redeemed on a redemption date, and until all such shares are redeemed in full, TCI/Liberty may not redeem any such parity stock or junior stock, or otherwise acquire any shares of such stock or TCI/Liberty Series C Preferred Stock. Nothing contained in the two immediately preceding sentences shall prevent TCI/Liberty from acquiring (i) shares of TCI/Liberty Series C Preferred Stock and any such parity stock pursuant to a purchase or exchange offer made to holders of all outstanding shares of TCI/Liberty Series C Preferred Stock and such parity stock, if (a) as to holders of all outstanding shares of TCI/Liberty Series C Preferred Stock, the terms of the purchase or exchange offer for all such shares are identical, (b) as to holders of all outstanding shares of a particular series or class of parity stock, the terms of the purchase or exchange offer for all such shares are identical and (c) as among holders of all outstanding shares of TCI/Liberty Series C Preferred Stock and parity stock, the terms of each purchase or exchange offer are substantially identically relative to the respective liquidation prices of the shares of TCI/Liberty Series C Preferred Stock and each series or class of such parity stock, or (ii) shares of TCI/Liberty Series C Preferred Stock, parity stock or junior stock in exchange for, or through the application of the proceeds of the sale of, shares of junior stock.

     The TCI/Liberty Series C Preferred Stock will be subject to restrictions on transfer although it will have certain customary registration rights with respect to the underlying shares of TCI/Liberty Class A Common Stock. The TCI/Liberty Series C Preferred Stock will vote on all matters submitted to a vote of the holders of the TCI/Liberty Common Stock, will have one vote for each share of TCI/Liberty Class A Common Stock into which the shares of TCI/Liberty Series C Preferred Stock are converted for such purpose, and will vote as a single class with the TCI/Liberty Common Stock. The TCI/Liberty Series C Preferred Stock will have no other voting rights except as required by the DGCL and except that the consent of the holders of record of shares representing at least two-thirds of the liquidation value of the outstanding shares of the TCI/Liberty Series C Preferred Stock will be necessary to (i) amend the designation, rights, preferences and limitations of the TCI/Liberty Series C Preferred Stock set forth in the TCI/Liberty Charter and (ii) to create or designate any class or series of TCI/Liberty Preferred Stock that would rank prior to the TCI/Liberty Series C Preferred Stock. Without limiting the generality of the foregoing, the number of authorized shares of TCI/Liberty Series C Preferred Stock may be increased or decreased (but not below the number of shares of TCI/Liberty Class A Preferred Stock then outstanding) by the affirmative vote of the holders of 66 2/3 of the total voting power of the then outstanding shares of TCI/Liberty Common Stock and any class or series of TCI/Liberty preferred stock entitled to vote generally on matters presented to TCI/Liberty stockholders for a

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

vote, voting together as a single class, and the TCI/Liberty Series C Preferred Stock will not be entitled to vote with respect to any proposed amendment to the TCI/Liberty Charter that would create or designate any class or series of TCI/Liberty preferred stock that would rank pari passu with, or junior to the TCI/Liberty Series C Preferred Stock.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

     The following is a summary of certain provisions affecting, and differences between, the rights of holders of TCI Common Stock and Liberty Common Stock, respectively, and those of holders of TCI/Liberty Common Stock. Since TCI, Liberty and TCI/Liberty are each organized under the laws of the State of Delaware, any differences in the rights of holders of TCI Common Stock and Liberty Common Stock, respectively, and those of holders of TCI/Liberty Common Stock arise from various provisions of the TCI Restated Certificate of Incorporation (the "TCI Charter") and Bylaws and the Liberty Restated Certificate of Incorporation (the "Liberty Charter") and Bylaws, respectively, and the TCI/Liberty Charter and Bylaws which will be adopted immediately prior to the Effective Time. The following summary is qualified in its entirety by reference to the DGCL and the complete text of the TCI Charter and Bylaws, the Liberty Charter and Bylaws and the TCI/Liberty Charter and Bylaws. The TCI/Liberty Charter and Bylaws have been filed as exhibits to the Registration Statement. See "AVAILABLE INFORMATION."

AUTHORIZED CAPITAL STOCK

     TCI. TCI's authorized capital stock consists of 1,110,000,000 shares, divided into the following classes: 1,000,000,000 shares of TCI Class A Common Stock; 100,000,000 shares of TCI Class B Common Stock; and 10,000,000 shares of preferred stock, of which 6,201 shares have been designated as Convertible Preferred Stock, Series C.

     Liberty. Liberty's authorized capital stock consists of 407,535,000 shares, divided into the following classes: 300,000,000 shares of Liberty Class A Common Stock; 100,000,000 shares of Liberty Class B Common Stock; 11,000 shares of Class A Redeemable Convertible Preferred Stock; 106,000 shares of Class B Redeemable Exchangeable Preferred Stock; 400,000 shares of Class C Redeemable Exchangeable Preferred Stock; 18,000 shares of Class D Redeemable Voting Preferred Stock; 2,000,000 shares of Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock; and 5,000,000 shares of Class F Serial Preferred Stock.

     TCI/Liberty. TCI/Liberty's authorized capitalization will consist of 1,253,175,096 shares, divided into the following classes: 1,100,000,000 shares of TCI/Liberty Class A Common Stock; 150,000,000 shares of TCI/Liberty Class B Common Stock; 500,000 shares of Class A Preferred Stock; 1,675,096 shares of Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock; and 1,000,000 shares of Series Preferred Stock.

VOTING

     TCI. Each share of TCI Class B Common Stock entitles the holder to ten votes and each share of TCI Class A Common Stock entitles the holder to one vote on each matter presented to stockholders. The holders of TCI Class A Common Stock and TCI Class B Common Stock vote together as a single class. The TCI Charter provides that in the event the TCI Board authorizes the issuance of shares of any series of preferred stock with voting rights, the total voting power of such series and all other then authorized series of preferred stock with voting rights shall not exceed 5% of the total voting power of the then outstanding shares of TCI Common Stock. The TCI Bylaws provide that, except as otherwise required by the DGCL, the presence, in person or by proxy, of the holders of a majority of the total voting power of the outstanding shares of TCI capital stock entitled to vote at a meeting of stockholders is necessary to constitute a quorum at such meeting.

     Liberty. Each share of Liberty Class B Common Stock entitles the holder to ten votes and each share of Liberty Class A Common Stock entitles the holder to one vote on each matter presented to stockholders. The Liberty Class A Common Stock and the Liberty Class B Common Stock vote together as a single class. The

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

holders of the Liberty preferred stock have no voting rights, except as required by the DGCL and except that the consent of holders of record of shares representing at least 66 2/3% of the number of outstanding shares of the Liberty Class B Preferred Stock and Liberty Class D Preferred Stock, each voting as a separate class, is necessary (i) to amend, alter or repeal any provision of the Liberty Charter so as to effect any adverse change in the rights, privileges, powers or preferences of the Liberty Class B Preferred Stock or the Liberty Class D Preferred Stock, respectively, (ii) to create any additional series of preferred stock which ranks pari passu with or senior to the Liberty Class B Preferred Stock or the Liberty Class D Preferred Stock, respectively, and (iii) before Liberty may effect certain other changes to its capitalization. See also "-- Directors" and "-- Mergers, Consolidations and Sales of Assets" below. The Liberty Bylaws provide that, except as otherwise required by the DGCL or the terms of any class or series of Liberty preferred stock, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Liberty capital stock entitled to vote at a meeting of stockholders is necessary to constitute a quorum at such meeting.

     TCI/Liberty. Each share of TCI/Liberty Class B Common Stock entitles the holder to ten votes and each share of TCI/Liberty Class A Common Stock entitles the holder to one vote on each matter presented to stockholders. The holders of TCI/Liberty Class A Common Stock and TCI/Liberty Class B Common Stock vote together as a single class. Each share of TCI/Liberty Class A Preferred Stock and TCI/Liberty Class B Preferred Stock will entitle the holder to one vote with respect to the election of directors, voting together as a single class with the TCI/Liberty Common Stock. (However, under Section 160 of the DGCL, for so long as a majority-owned subsidiary of TCI/Liberty owns the shares of TCI/Liberty Class A Preferred Stock, such shares will not be entitled to vote in any election of directors.) The holders of the TCI/Liberty Class A Preferred Stock and TCI/Liberty Class B Preferred Stock will have no other voting rights except as required by the DGCL. The TCI/Liberty Bylaws will provide that, except as otherwise required by the DGCL or the terms of any class or series of TCI/Liberty preferred stock, the presence, in person or by proxy, of the holders of a majority of the total voting power of the outstanding shares of TCI/Liberty capital stock entitled to vote at a meeting of stockholders is necessary to constitute a quorum at such meeting.

SPECIAL MEETINGS OF STOCKHOLDERS

     TCI. The TCI Bylaws provide that a special meeting of stockholders shall be called upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of TCI Common Stock and any class or series of TCI preferred stock entitled to vote with the TCI Common Stock generally in the election of directors ("TCI Voting Stock") or (ii) upon the request of 75% of the members of the TCI Board.

     Liberty. The Liberty Charter and Bylaws provide that a special meeting of stockholders shall be called, subject to the rights of the holders of any class or series of Liberty preferred stock, by the Secretary of Liberty, upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding Liberty Common Stock and any class or series of Liberty preferred stock entitled to vote with the Liberty Common Stock generally in the election of directors ("Liberty Voting Stock") or (b) at the request of 75% of the members of the Liberty Board.

     TCI/Liberty. The TCI/Liberty Charter and TCI/Liberty Bylaws provide that a special meeting of stockholders shall be held at any time, subject to the rights of the holders of any class or series of TCI/Liberty preferred stock, upon the call of the Secretary of TCI/Liberty upon (a) the written request of the holders of not less than 66 2/3% of the total voting power of the TCI/Liberty Common Stock and any class or series of TCI/Liberty preferred stock entitled to vote with the TCI/Liberty Common Stock generally on matters submitted to stockholders for a vote ("TCI/Liberty Voting Stock") or (ii) at the request of not less than 75% of the members of the TCI/Liberty Board.

DIRECTORS

     TCI. The TCI Charter provides for a Board of Directors of not less than six nor more than 12 members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors is determined by the TCI Bylaws, which

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currently provide for an eight member Board of Directors. The holders of TCI
Class A Common Stock and TCI Class B Common Stock vote as a single class for the election of directors and have cumulative voting rights in the election of directors.

     Liberty. The Liberty Charter provides for a Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors is fixed by the Liberty Board, which has fixed the size of the Board at eight members. The holders of Liberty Class A Common Stock and Liberty Class B Common Stock vote as a single class for the election of directors and do not have cumulative voting rights in the election of directors. For so long as all outstanding shares of Liberty Class D Preferred Stock are held by TCI and/or any of its subsidiaries, the holders of Liberty Class D Preferred Stock, voting separately as a class, have the right to elect a number of members (the "Preferred Stock Directors") equal to not less than 11% (rounded upward to the nearest whole number) of the total number of directors of the Liberty Board, and no change in the size of the Liberty Board can have the effect of causing the number of Preferred Stock Directors to be a number which is less than 11% of the total number of the members of the Liberty Board.

     TCI/Liberty. The TCI/Liberty Charter will provide for a Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors will be fixed by the TCI/Liberty Board, which is expected to fix the number of directors at eight immediately prior to the Effective Time. The holders of TCI/Liberty Common Stock, TCI/Liberty Class A Preferred Stock and TCI/Liberty Class B Preferred Stock, voting together as a single class, will vote in elections for directors. Stockholders of TCI/Liberty do not have cumulative voting rights.

REMOVAL OF DIRECTORS

     TCI. The TCI Charter provides that, subject to the rights, if any, of any class or series of TCI preferred stock, the vote of the holders of 66 2/3% of the total voting power of the outstanding shares of TCI Voting Stock, voting together as a single class, is required to remove any director. The DGCL provides that stockholders of corporations having classified boards of directors may remove directors only for cause unless otherwise provided in the certificate of incorporation of such corporation. The TCI Charter does not provide for the removal of directors without cause and therefore TCI's directors may only be removed for cause. Neither the DGCL nor the TCI Charter contains a definition of the term "cause."

     Liberty. The Liberty Charter provides that, subject to the exclusive right of the holders of the TCI/Liberty Class D Preferred Stock to remove, with or without cause, the Preferred Stock Directors, and the rights of any other class or series of Liberty preferred stock, directors may be removed only for cause by the holders of 66 2/3% of the total voting power of the outstanding shares of Liberty Voting Stock, voting together as a single class. The Liberty Charter provides that "cause" for removal shall be construed to exist if (i) the director whose removal is proposed has been convicted, or has been granted immunity to testify where another has been convicted, of a felony, by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his ability as a director, as determined by 66 2/3% of the members of the entire Liberty Board (other than such director); or (iii) such director's actions or failure to act have been determined by 66 2/3% of the members of the entire Liberty Board (other than such director) to be in derogation of such director's duties.

     TCI/Liberty. The TCI/Liberty Charter provides that, subject to the rights of the holders of any class or series of TCI/Liberty preferred stock, directors may be removed only for cause by the holders of 66 2/3% of the total voting power of the outstanding shares of TCI/Liberty Voting Stock, voting together as a single class. The TCI/Liberty Charter provides that "cause" for removal shall be construed to exist if (i) the director whose removal is proposed has been convicted, or has been granted immunity to testify where another has been convicted, of a felony, by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his ability as a director, as determined by 66 2/3% of the members of the

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

entire TCI/Liberty Board (other than such director); or (iii) such director's actions or failure to act have been determined by 66 2/3% of the members of the entire TCI/Liberty Board (other than such director) to be in derogation of such director's duties.

VACANCIES ON THE BOARD OF DIRECTORS

     TCI. The TCI Charter provides that any newly created directorship resulting from an increase in the number of directors and any vacancies on the TCI Board caused by death, resignation, removal or otherwise, may be filled by the remaining directors, although less than a quorum, or by the sole remaining director. The filling of any such vacancy or newly created directorship will be subject to Section 223(c) of the DGCL, which provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase or vacancy), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting power represented by the outstanding shares entitled to vote for such directors, summarily order an election to be held to fill any such vacancy or newly created directorship or to replace the directors chosen by the directors then in office as aforesaid. Each director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall be duly elected and shall have qualified.

     Liberty. The Liberty Charter provides that, subject to the rights, if any, of any shares of preferred stock of Liberty, any newly created directorship resulting from an increase in the number of directors and any vacancies on the Liberty Board caused by death, resignation, removal or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the sole remaining director, except that any newly created directorship required to be filled by the holders of the Liberty Class D Preferred Stock or any vacancy created by the death or resignation of a Preferred Stock Director shall be filled only by a majority of the remaining Preferred Stock Directors or by the sole remaining Preferred Stock Director or, if there are no Preferred Stock Directors remaining, by the holders of the Liberty Class D Preferred Stock. Vacancies created by the removal of a Preferred Stock Director shall be filled by the affirmative vote of the holders of a majority of the outstanding shares of Liberty Class D Preferred Stock. The filling of any such vacancy or newly created directorship will also be subject to Section 223(c) of the DGCL. Each director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall be duly elected and shall have qualified.

     TCI/Liberty. The TCI/Liberty Charter provides that, subject to the rights, if any, of any shares of preferred stock of TCI/Liberty, any newly created directorship resulting from an increase in the number of directors and any vacancies on the TCI/Liberty Board caused by death, resignation, removal or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the sole remaining director. The filling of any such vacancy or newly created directorship will also be subject to Section 223(c) of the DGCL. The TCI/Liberty Charter and TCI/Liberty Bylaws each provide that any directors chosen to fill a vacancy on the TCI/Liberty Board or newly created directorship will serve for the remainder of the full term of the class for which such director was chosen and until his successor shall be duly elected and shall have qualified.

MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

     TCI. The TCI Charter requires, subject to the rights, if any, of any class or series of preferred stock of TCI, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of TCI Voting Stock, voting together as a single class, to approve (a) a merger or consolidation of TCI with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL, or a merger or consolidation which has been approved by 75% of the members of the TCI Board (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding shares of TCI Voting Stock would be required for approval), (b) the sale, lease or exchange of all or substantially all of the property and assets of TCI or (c) the dissolution of TCI.

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     Liberty.  The Liberty Charter requires, subject to the rights, if any, of any class or series of preferred stock of Liberty, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Liberty Voting Stock, voting together as a single class, to approve (a) a merger or consolidation of Liberty with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the Liberty Board (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding shares of Liberty Voting Stock would be required for approval), (b) the sale, lease or exchange of all or substantially all of the property and assets of Liberty or (c) the dissolution of Liberty. In addition, the Liberty Charter requires the affirmative vote of 66 2/3% of the number of shares of Liberty Class B Preferred Stock and Liberty Class D Preferred Stock then outstanding, each voting as a separate class, to approve a merger or consolidation of Liberty with, or into another corporation or a transfer of all or substantially all of Liberty's assets to another corporation.

     TCI/Liberty. The TCI/Liberty Charter requires, subject to the rights, if any, of any class or series of preferred stock of TCI/Liberty, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of TCI/Liberty Voting Stock, voting together as a single class, to approve (a) a merger or consolidation of TCI/Liberty with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by at least 75% of the members of the TCI/Liberty Board (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding TCI/Liberty Voting Stock would be required for approval), (b) the sale, lease or exchange of all or substantially all of the property and assets of TCI/Liberty or (c) the dissolution of TCI/Liberty.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

     TCI. The TCI Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of TCI Voting Stock, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the TCI Charter or the addition or insertion of other provisions therein.

     Liberty. The Liberty Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Liberty Voting Stock, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the Liberty Charter or the addition or insertion of other provisions therein.

     TCI/Liberty. The TCI/Liberty Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of TCI/Liberty Voting Stock, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the TCI/Liberty Charter or the addition or insertion of other provisions therein.

AMENDMENTS TO BYLAWS

     TCI. The TCI Charter and TCI Bylaws each require (a) the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of TCI Voting Stock, voting together as a single class, or (b) the affirmative vote of 75% of the members of the TCI Board, to approve the adoption, amendment or repeal of any provision of the TCI Bylaws.

     Liberty. The Liberty Charter and Liberty Bylaws each require (a) the affirmative vote of 66 2/3% of the total voting power of the outstanding Liberty Voting Stock, voting together as a single class, or (b) the affirmative vote of 75% of the members of the Liberty Board, to approve the adoption, amendment or repeal of any provisions of the Liberty Bylaws.

     TCI/Liberty.  The TCI/Liberty Charter and TCI/Liberty Bylaws each requires
(a) the affirmative vote of 66 2/3% of the total voting power of the outstanding TCI/Liberty Voting Stock, voting together as a single class, or (b) the affirmative vote of at least 75% of the members of the TCI/Liberty Board, to approve the adoption, amendment or repeal of any provisions of the TCI/Liberty Bylaws.

NOTICE OF STOCKHOLDER NOMINATIONS OF DIRECTORS

     TCI. The TCI Charter and TCI Bylaws do not set forth any restrictions or procedures regarding stockholder nomination of directors.

     Liberty. Subject to the right of Liberty Class D Preferred Stock to nominate and elect the Preferred Stock Directors and the rights, if any, of any shares of any other class or series of preferred stock of Liberty, Liberty's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of Liberty, at Liberty's principal executive offices, not later than (a) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of Liberty Voting Stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each proposed nominee been nominated, or intended to be nominated, by the Liberty Board; and (v) the consent of each nominee to serve as a director of Liberty if so elected. The foregoing procedures shall not apply to the nomination by the holders of Liberty Class D Preferred Stock of nominees for election as Preferred Stock Directors.

     TCI/Liberty. Subject to the rights of any class or series of preferred stock of TCI/Liberty, TCI/Liberty's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of TCI/Liberty, at TCI/Liberty's principal executive offices, not later than (a) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain:
(i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of TCI/Liberty Voting Stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each proposed nominee been nominated, or intended to be nominated, by the Board of Directors of TCI/Liberty; and (v) the consent of each nominee to serve as a director of TCI/Liberty if so elected.

DELAWARE ANTI-TAKEOVER STATUTE

     DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the date such stockholder became an "interested stockholder", unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (iii) after such date, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through his or its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

     The TCI/Liberty Charter does not contain any provision "opting out" of the application of DGCL Section 203 and TCI/Liberty has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of
Section 203 will remain applicable to transactions between TCI/Liberty and any of their respective "interested stockholders." The TCI/Liberty Board, however, has approved the Mergers which could result in John Malone and Bob Magness becoming interested stockholders within the meaning of DGCL Section 203, and by such approval has exempted such persons who become interested stockholders as a result of the Mergers from the application of such Section.

DIFFERENCES BETWEEN LIBERTY PREFERRED STOCK AND TCI/LIBERTY PREFERRED STOCK

     Liberty Class B and D Preferred Stock. All of the outstanding shares of Liberty Class B Preferred Stock and Liberty Class D Preferred Stock are owned by an indirect, wholly owned subsidiary of TCI. In the Liberty Merger, such subsidiary of TCI (which will be an indirect, wholly owned subsidiary of TCI/Liberty following the Mergers) will receive shares of TCI/Liberty Class A Preferred Stock, having a substantially equivalent fair market value, in exchange for such shares. For a description of the terms of the TCI/Liberty Class A Preferred Stock, see "DESCRIPTION OF TCI/LIBERTY CAPITAL
STOCK -- TCI/Liberty Preferred Stock -- Class A Preferred Stock."

     Liberty Class E Preferred Stock. There are no material differences between the terms of the Liberty Class E Preferred Stock and the TCI/Liberty Class B Preferred Stock, except that in addition to any voting rights to which the holders of Liberty Class E Preferred Stock are entitled under the Liberty Charter and the DGCL, the holders of shares of TCI/Liberty Class B Preferred Stock will be entitled, under the TCI/Liberty Charter, to one vote per share in the election of directors, voting as a single class with the TCI/Liberty Common Stock and any other class or series of TCI/Liberty Preferred Stock entitled to vote in any general election of directors. See "DESCRIPTION OF TCI/LIBERTY CAPITAL STOCK -- TCI/Liberty Preferred Stock -- Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock."

                           MANAGEMENT OF TCI/LIBERTY

DIRECTORS

     The Bylaws of TCI/Liberty provide for a Board of Directors (the "TCI/Liberty Board") consisting of not less than three members, with the exact number to be determined by the TCI/Liberty Board from time to time. In accordance with the Merger Agreement, the TCI/Liberty Board consists solely of those persons who are the current members of the TCI Board.

     Members of the TCI/Liberty Board will be elected to staggered three-year terms, with approximately one-third elected annually. Information regarding each person who is a director of TCI/Liberty is set forth below.

                                     BUSINESS EXPERIENCE                   OTHER PUBLIC
        NAME          AGE           DURING PAST FIVE YEARS               DIRECTORSHIP HELD
- --------------------  ---     ----------------------------------    ---------------------------
Bob Magness           70      Chairman of the Board of              TCI; Liberty; Republic
                              TCI/Liberty; Chairman of the Board    Pictures Corporation;
                              of TCI since 1973 and Chairman of     Turner Broadcasting System,
                              the Board of a number of TCI's        Inc.
                              subsidiaries
John C. Malone        53      Chief Executive Officer and           TCI; Liberty; Turner
                              President of TCI/Liberty since        Broadcasting System, Inc;
                              January 27, 1994; Chief Executive     BET Holdings, Inc.; The
                              Officer of TCI since March 1992       Bank of New York
                              and President since 1973;
                              President and a director of most
                              of TCI's subsidiaries; Chairman of
                              the Board of Liberty since October
                              1990
Donne F. Fisher       56      Executive Vice President and          TCI; General Communication,
                              Treasurer of TCI/Liberty since        Inc.
                              January 27, 1994; Executive Vice
                              President of TCI since December of
                              1991; was previously Senior Vice
                              President of TCI since 1982 and
                              Treasurer since 1970; Vice
                              President, Treasurer and a
                              director of most of TCI's
                              subsidiaries
John W. Gallivan      78      Chairman of the Board of Kearns-      TCI; Kearns-Tribune
                              Tribune Corporation, a newspaper      Corporation; Silver King
                              publishing concern                    Mining Company
Kim Magness           41      Manages family business interests,    TCI
                              mostly in ranching and breeding
                              Arabian horses, and is Chairman
                              and President of a company
                              developing liners for irrigation
                              canals
Robert A. Naify       72      President of The Todd-AO              TCI; The Todd-AO
                              Corporation                           Corporation

                                     BUSINESS EXPERIENCE                   OTHER PUBLIC
        NAME          AGE           DURING PAST FIVE YEARS               DIRECTORSHIP HELD
- --------------------  ---     ----------------------------------    ---------------------------
Jerome H. Kern        57      Senior partner of Baker & Botts,      TCI
                              L.L.P., a law firm located in New
                              York, New York, since September
                              1992. Mr. Kern was a senior
                              partner of the Law Offices of
                              Jerome H. Kern from January 1,
                              1992 to September 1, 1992 and,
                              prior to that, was a senior
                              partner of the law firm of Shea &
                              Gould from 1986 through December
                              31, 1991
Tony Coelho           51      President and Chief Executive         TCI; Circus Circus
                              Officer of Wertheim Schroder          Enterprises, Inc.; ICF
                              Investment Services; Managing         Kaiser International, Inc.;
                              Director of Wertheim Schroder &       Service Corporation
                              Co., Incorporated; was formerly       International; Specialty
                              U.S. Representative from              Retail Group, Inc.;
                              California from January 1979          Tanknology Environmental,
                              through June 1989 and the Majority    Inc.
                              Whip of the U.S. House of
                              Representative s from December
                              1986 through June 1989
R.E. Turner           55      Chairman of the Board and             TCI; Turner Broadcasting
                              President of Turner Broadcasting      System, Inc.
                              System, Inc. since 1970.

     There are no family relations, of first cousin or closer, among the above named individuals, by blood, marriage or adoption, except that Bob Magness and Kim Magness are father and son, respectively.

COMPENSATION OF DIRECTORS

     TCI/Liberty's directors will be compensated for all services (including any amounts payable for committee participation or special assignments) as a director as follows: each director will receive a fee of $500 plus travel expenses for attendance at each meeting of the TCI/Liberty Board and each director who is not a full-time employee of TCI/Liberty will receive additional compensation of $30,000 per year.

     TCI/Liberty will have a deferred compensation plan for all non-employee directors. Each director will be able to elect to defer receipt of all, but not less than all, of the annual compensation (excluding meeting fees and reimbursable expenses) payable to the director for serving on the TCI/Liberty Board for each calendar year for which such deferral is elected. A director will be able to elect to defer compensation payable for a single calendar year or period of years. Any compensation deferred shall be credited to the director's account on the last day of the quarter for which compensation has accrued. Such deferred compensation will bear interest from the date credited to the date of payment at a rate of 120% of the applicable federal long-term rate, compounded annually.

     A director will be able to elect payment of deferred compensation at a specified year in the future or upon termination of the director's service as a director of TCI/Liberty. Each director will be able to elect payment in a lump sum, three substantially equal consecutive annual installments or five substantially equal consecutive annual installments. In the event that a director dies prior to payment of all the amounts payable pursuant to the plan, any amounts remaining in the director's deferred compensation account, together with accrued interest thereon, shall be paid to the director's designated beneficiary.

INDEMNIFICATION

     TCI/Liberty will enter into indemnification agreements with each person who is a director of TCI/Liberty prior to the Effective Time. The indemnification agreements will generally provide (i) for the prompt indemnification to the fullest extent permitted by law against (a) any and all expenses including attorneys' fees and all other costs paid or incurred in connection with investigating, preparing to defend, defending or otherwise participating in any threatened, pending or completed action, suit or proceeding related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of TCI/Liberty or is or was serving at TCI/Liberty's request as a director, officer, employee, agent or fiduciary of another entity, or by reason of anything done or not done by such indemnitee in any such capacity and (b) any and all judgments, fines, penalties and amounts paid in settlement of any claim, unless the "Reviewing Party" (defined as one or more members of the TCI/Liberty Board or appointee(s) of the Board of Directors who are not parties to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and
(ii) for the prompt advancement of expenses to an indemnitee as well as the reimbursement by such indemnitee of such advancement to TCI/Liberty if the Reviewing Party determines that the indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements will provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and would therefore not be entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses including attorneys' fees, and the advancement thereof, if requested, incurred by the indemnitee in any action brought by the indemnitee to enforce an indemnity claim or to collect an advancement of expenses or to recover under a directors' and officers' liability insurance policy, regardless of whether such action is ultimately successful or not. Furthermore, the indemnification agreements will provide that after there has been a "change in control" in TCI/Liberty (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding rights to indemnification and the advancement of expenses, TCI/Liberty will seek legal advice as to the right of the indemnitee to indemnification under applicable law only from independent legal counsel selected by the indemnitee and approved by TCI/Liberty.

     The indemnification agreements will impose upon TCI/Liberty the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, the TCI/Liberty Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that indemnitees be provided with the maximum coverage available for any TCI/Liberty director or officer if there is such a policy.

COMMITTEES OF THE BOARD OF DIRECTORS

     TCI/Liberty will have an Executive Committee, an Audit Committee and a Compensation Committee.

     The members of the Executive Committee will be Mr. Magness, Dr. Malone and Mr. Gallivan. The Executive Committee will exercise all of the powers and authority of the TCI/Liberty Board between meetings of the entire Board, other than such power and authority as the DGCL specifically prohibits an executive committee from performing.

     The members of the Audit Committee will be Mr. Naify, Mr. Fisher and Mr. Gallivan. The functions of the Audit Committee will be to make recommendations to the TCI/Liberty Board with respect to the engagement or discharge of independent auditors, to review with the independent auditors the plan and results of the auditing engagement, to review TCI/Liberty's system of internal accounting controls, and to direct investigations into matters within the scope of its functions.

     The members of the Compensation Committee will be Mr. Gallivan and Mr. Naify. The functions of the Compensation Committee will be to administer the TCI/Liberty Stock Incentive Plan (if approved by stockholders at the Special Meetings) and any other stock option plans of TCI/Liberty, to review and make recommendations to the TCI/Liberty Board concerning the compensation of the executive officers of TCI/Liberty and to consider and make recommendations to the TCI/Liberty Board concerning existing and proposed employment agreements between TCI/Liberty and its executive officers.

EXECUTIVE OFFICERS

     Executive officers of TCI/Liberty are appointed by and serve at the discretion of the TCI/Liberty Board. Information regarding each person who is an executive officer of TCI/Liberty, and who is not listed in the table under "-- Directors" above, is set forth below.

                                                     BUSINESS EXPERIENCE
         NAME           AGE                        DURING PAST FIVE YEARS
- ----------------------  ---     -------------------------------------------------------------
Peter R. Barton         43      Executive Vice President of TCI/Liberty since January 27,
                                1994. President and Chief Executive Officer of Liberty since
                                June of 1990. President of Cable Value Network from 1986 to
                                1988, during which time he was a consultant to TCI. Senior
                                Vice President of TCI from 1988 to March of 1991
Stephen M. Brett        53      Executive Vice President and Secretary of TCI/Liberty since
                                January 27, 1994. Senior Vice President and General Counsel
                                of TCI since December of 1991. From August of 1988 through
                                December of 1991, was Executive Vice President-Legal and
                                Secretary of United Artist Entertainment Company ("UAE") and
                                its predecessor, United Artists Communications, Inc. ("UACI")
Brendan R. Clouston     41      Executive Vice President of TCI/Liberty since January 27,
                                1994. Executive Vice President and Chief Operating Officer of
                                TCI since March of 1992. Previously Senior Vice President of
                                TCI since December of 1991. From January of 1987 through
                                December of 1991, held various executive positions with UAE and UACI, most recently Executive Vice President and Chief
                                Financial Officer
Larry E. Romrell        54      Executive Vice President of TCI/Liberty since January 27,
                                1994. Senior Vice President of TCI since 1991. From 1972 to the present, held various executive positions with WestMarc
                                Communications, Inc. ("WestMarc"), and is currently President and Chief Executive Officer of WestMarc, a wholly-owned
                                subsidiary of TCI
J. C. Sparkman          62      Executive Vice President of TCI/Liberty since January 27,
                                1994. Executive Vice President of TCI since 1987
Fred A. Vierra          63      Executive Vice President of TCI/Liberty since January 27,
                                1994. Executive Vice President of TCI since December of 1991.
                                Was President and Chief Operating Officer of UAE from May of
                                1989 through December of 1991; President and Chief Operating
                                Officer of United Cable Television Corporation from 1982 to
                                May of 1989

EXECUTIVE CASH COMPENSATION

     TCI/Liberty has not yet paid any cash compensation to executive officers. The following table sets forth the salary and deferred compensation currently proposed to be paid, on an annualized basis, for the period beginning immediately after the Effective Time and ending December 31, 1994, to the five persons who are expected to be the most highly compensated executive officers during such period, including the chief executive officer. The following compensation amounts are subject to change.

                                                                             ESTIMATED SALARY
            NAME OF INDIVIDUAL                     CAPACITIES IN               AND DEFERRED
           OR IDENTIFY OF GROUP                     WHICH SERVE                COMPENSATION
    ----------------------------------   ----------------------------------  ----------------
    Bob Magness                          Chairman of the Board                   $800,000
    John C. Malone                       Chief Executive Officer and
                                           President                             $800,000
    J.C. Sparkman                        Executive Vice President                $738,000
    Fred A. Vierra                       Executive Vice President                $650,000
    Brendan F. Clouston                  Executive Vice President                $500,000

TCI/LIBERTY STOCK INCENTIVE PLAN

     General. The TCI/Liberty Stock Incentive Plan provides for awards to be made in respect of a maximum of 16 million shares of TCI/Liberty Class A Common Stock (subject to certain adjustments described below). Awards may be made as grants of stock options ("Options"), stock appreciation rights ("SARs"), restricted shares ("Restricted Shares"), stock units ("Stock Units"), or any combination thereof (collectively, "Awards"). Shares in respect of which Awards are made may be either authorized but unissued shares of TCI/Liberty Class A Common Stock or issued shares reacquired by TCI/Liberty and held in treasury, or both. Shares of TCI/Liberty Class A Common Stock that are subject to Awards that expire, terminate or are annulled for any reason without having been exercised (or deemed exercised, by virtue of the exercise of a related SAR), or are forfeited prior to becoming vested, or are subject to Awards of SARs that are exercised for cash, will return to the pool of such shares available for grant under the TCI/Liberty Stock Incentive Plan.

     The TCI/Liberty Stock Incentive Plan will be administered by the Compensation Committee of the TCI/Liberty Board, or such other committee as the TCI/Liberty Board may in the future appoint, which shall be comprised of at least two persons (the "Committee"). Each member of the Committee shall be a member of the TCI/Liberty Board who during the one-year period prior to service on the Committee was not, and during such service is not, granted or awarded equity securities pursuant to the TCI/Liberty Stock Incentive Plan or any other plan of TCI/Liberty or any of its affiliates, if such grant or award or participation in such plan would prevent such member from being a "disinterested person" with respect to the TCI/Liberty Stock Incentive Plan for purposes of Rule 16b-3. The members of the Compensation Committee of TCI/Liberty will be Mr. Gallivan and Mr. Naify. See "MANAGEMENT OF TCI/LIBERTY -- Committees of the Board of Directors" above.

     The Committee will have broad discretion in administering the TCI/Liberty Stock Incentive Plan, and is authorized, subject only to the express provisions of the Plan, to determine the persons to whom Awards may be made, to determine the terms and conditions (which need not be identical) of each Award (including the timing of the grant, the type of Award granted, the pricing and the amount of the Award and terms related to vesting, exercisability, forfeiture and termination), and to interpret the provisions of the TCI/Liberty Stock Incentive Plan and each agreement relating to Awards granted under the TCI/Liberty Stock Incentive Plan. The determinations of the Committee are final and binding upon all participants.

     Stock Options. Options granted pursuant to the TCI/Liberty Stock Incentive Plan may be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Code or nonqualified stock options which do not qualify under Section 422. The Committee is authorized to determine whether an Option is an Incentive Option or a Nonqualified Option.

     The exercise price of all Options granted under the TCI/Liberty Stock Incentive Plan will be fixed by the Committee, and may be more than, less than or equal to the fair market value of the TCI/Liberty Class A Common Stock on the date the Option is granted. No participant may be granted in any calendar year Options covering more than 1 million shares of Common Stock (as adjusted for stock splits, etc.).

     The term of each Option will be fixed by the Committee at the time of grant. Options may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of grant, and the exercisability of Options may be accelerated by the Committee.

     The Committee will establish the procedures for the exercise of an Option. The method of payment of the exercise price of an Option, and of the amount required to satisfy applicable Federal, state and local withholding tax requirements, will be determined by the Committee and may consist of cash, a check, a promissory note, the surrender of already owned shares of TCI/Liberty Class A Common Stock or TCI/Liberty Class B Common Stock, the withholding of shares of TCI/Liberty Class A Common Stock issuable upon exercise of such Option, delivery of a properly executed exercise notice and irrevocable instructions to a broker to deliver promptly to TCI/Liberty the amount of sale or loan proceeds required to pay the exercise price, any combination of the foregoing methods of payment or such other consideration and method of payment as may be permitted for the issuance of shares under the DGCL. The permitted method or methods of payment of the Option exercise price and applicable withholding taxes, if other than in cash, shall be set forth in the agreement relating to the Award and may be subject to such conditions as the Committee deems appropriate.

     Shares of TCI/Liberty Class A Common Stock and TCI/Liberty Class B Common Stock surrendered in payment in whole or in part of the Option exercise price and applicable withholding taxes, and shares of TCI/Liberty Class A Common Stock issuable upon exercise of an Option that are withheld for such purposes, will be valued at their fair market value on the date of exercise. In general, fair market value is determined by reference to the last sale price for shares of the applicable class as reported on the Nasdaq Stock Market on the relevant date. If an Optionholder elects to have shares withheld in payment of all or part of the amounts payable upon exercise of an Option and such election is made during a 10-day "window period" following the release of quarterly or annual statements of TCI/Liberty's sales and earnings in order to comply with the requirements of Rule 16b-3, then for purposes of valuing the shares withheld, the Option (other than an Incentive Option) will be deemed to have been exercised on the date during such window period on which the highest last sale price of a share of TCI/Liberty Class A Common Stock is reported on the Nasdaq Stock Market, and the fair market value of such shares shall be deemed to be such highest last reported sale price. The Committee will have the right in its sole discretion to approve or disapprove any election by the holder to have shares withheld to pay the Option exercise price or withholding taxes.

     Stock Appreciation Rights. An SAR may be granted under the TCI/Liberty Stock Incentive Plan to the holder of an Option (a "Related Option") with respect to all or a portion of the shares of TCI/Liberty Class A Common Stock subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible employee (a "Free Standing SAR"). A Tandem SAR may be granted either concurrently with the grant of the related Option or (if the related Option is a Nonqualified Option) at any time thereafter and prior to the complete exercise, termination, expiration or cancellation of the related Option. A Tandem SAR will be exercisable only at the time and to the extent that the related Option is exercisable and may be subject to such additional limitations on exercisability as the Committee may determine. Upon exercise of a Tandem SAR, the related Option will be deemed to have been exercised to the extent of the number of shares of TCI/Liberty Class A Common Stock with respect to which such Tandem SAR is exercised. Conversely, upon the exercise or termination of the related Option, the Tandem SAR will be cancelled automatically to the extent of the number of shares of TCI/Liberty Class A Common Stock with respect to which the related Option was so exercised or terminated. Free Standing SARs will be exercisable at the time, to the extent and upon the terms and conditions determined by the Committee and set forth in the agreement relating to the Award. No participant may be granted in any calendar year SARs covering more than 1 million shares of TCI/Liberty Class A Common Stock (as adjusted for stock splits, etc.)

     The base price of a Tandem SAR will be the same as the exercise price of the related Option unless the Committee provides for a higher base price. The base price of a Free Standing SAR will not be less than the fair market value of the TCI/Liberty Class A Common Stock on the date of grant of the Free Standing SAR. Upon exercise of an SAR, the holder will be entitled to receive from TCI/Liberty, for each share of TCI/Liberty Class A Common Stock with respect to which the SAR is exercised, an amount equal to the excess of the fair market value of a share of TCI/Liberty Class A Common Stock on the date of exercise over the base price per share of such SAR. Such amount shall be paid in cash, shares of TCI/Liberty Class A Common Stock (valued at their fair market value on the date of exercise of the SAR) or a combination thereof as specified in the agreement relating to the Award or, if so provided in the agreement, either as determined by the Committee in its sole discretion or as elected by the holder. The Committee will have the right in its sole discretion to approve or disapprove any election by the holder to receive cash in full or partial settlement of an SAR. As described above with respect to Options granted under the TCI/Liberty Stock Incentive Plan, if in order to meet the requirements of Rule 16b-3 a holder exercises an SAR (other than one granted in tandem with an Incentive Option) in whole or in part for cash during a 10-day window period prescribed by such Rule, then such SAR will be deemed to have been exercised on the day during such window period on which the highest last sale price of a share of TCI/Liberty Class A Common Stock is reported on the Nasdaq Stock Market, and the fair market value of such shares shall be deemed to be such

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

highest reported last sale price. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for a cash settlement on its expiration date.

     The agreement relating to an Award of SARs may provide for a limit on the amount payable to a holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the holder in whole or in part for cash during any specified period, for a limit on the time periods during which a holder may exercise SARs and for such other limits on the rights of the holder and other terms and conditions as the Committee may determine.

     Restricted Shares. At the time of any Award of Restricted Shares, the Committee will designate a period of time which must elapse (the "Restriction Period") and may impose such other restrictions, terms and conditions that must be fulfilled, before the Restricted Shares will become vested. The Committee may determine that (a) Restricted Shares will be issued at the beginning of the Restriction Period, in which case, such shares will constitute issued and outstanding shares of TCI/Liberty Class A Common Stock for all corporate purposes or (b) Restricted Shares will not be issued until the end of the Restriction Period, in which case the employee will have none of the rights of a stockholder with respect to the shares of TCI/Liberty Class A Common Stock covered by such Award until such shares shall have been issued to such employee at the end of the Restriction Period. The employee will have the right to vote Restricted Shares issued at the beginning of the Restriction Period and to receive such dividends and other distributions as the Committee may, in its sole discretion, designate which are paid or distributed on such Restricted Shares, and generally to exercise all other rights as a holder of TCI/Liberty Class A Common Stock, except that, until the end of the Restriction Period: (i) such employee will not be entitled to take possession of the stock certificates representing the Restricted Shares; (ii) such employee may not sell, transfer or otherwise dispose of the Restricted Shares; and (iii) other than such dividends and other distributions as the Committee may designate, TCI/Liberty will retain custody of all dividends and distributions made or declared with respect to the Restricted Shares ("Retained Distributions") and such Retained Distributions shall not bear interest or be segregated in a separate account. In the case of Restricted Shares issued at the end of the Restriction Period, the employee will be entitled to receive, to the extent specified by the Committee only, cash or property corresponding to all dividends and other distributions (or the economic equivalent thereof) that would have been paid, made or declared on such Restricted Shares had such shares been issued at the beginning of the Restriction Period (collectively, "Dividend Equivalents"), and such Dividend Equivalents will be paid as specified by the Committee in the applicable Award agreement. A breach of any restrictions, terms or conditions established by the Committee with respect to any award of Restricted Shares will cause a forfeiture of such Restricted Shares and any Retained Distributions (including any unpaid Dividend Equivalents) with respect thereto. The TCI/Liberty Stock Incentive Plan also provides that the Committee may authorize awards of cash to a holder of Restricted Shares, payable at any time after the Restricted Shares become vested.

     Upon expiration of the applicable Restriction Period and the satisfaction of any other applicable conditions, all or part of the Restricted Shares and any Retained Distributions thereon (including any unpaid Dividend Equivalents) will become vested and all or part of any cash amount awarded will become payable. Any Restricted Shares and Retained Distributions thereon (including any unpaid Dividend Equivalents) which do not so vest will be forfeited.

     Stock Units. The TCI/Liberty Stock Incentive Plan also authorizes the Committee to grant to eligible employees, either alone or in addition to Options, SARs and Restricted Shares, awards of TCI/Liberty Class A Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the value of the TCI/Liberty Class A Common Stock ("Stock Units").

     Effect of Termination of Employment. Under the terms of the TCI/Liberty Stock Incentive Plan, if the employment of the holder of an Award terminates by reason of death or total disability, then, unless the agreement relating to such Award provides otherwise, (a) all outstanding Options and SARs granted in such Award will become immediately exercisable in full in respect of the aggregate number of shares covered thereby, (b) the Restriction Period for all Restricted Shares granted in such Award will be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend

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

Equivalents will become vested and any cash amounts payable pursuant to the related agreement will be adjusted in such manner as may be provided in such agreement, and (c) all Stock Units granted in such Award will become vested in full.

     Under the terms of the TCI/Liberty Stock Incentive Plan, if the employment of the holder of an Award is terminated during the Restriction Period with respect to any Restricted Shares, or prior to the complete exercise of any Option or SAR or the vesting or complete exercise of any Stock Units, granted in such Award, then such Options, SARs and Stock Units will thereafter be exercisable, and the holder's rights to any such unvested Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and cash amounts and any such unvested Stock Units will thereafter vest, only to the extent provided by the Committee in the agreement relating to such Award, except that (a) if the holder's employment terminates by reason of death or total disability then any Option or SAR granted in the Award will remain exercisable for a period of at least one year after such termination (but not later than the scheduled expiration of such Option or SAR), and (b) if the holder's employment is terminated for cause (as defined) then (i) such employee's rights to all Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and any cash amounts covered by such Award will be forfeited immediately and (ii) all Options and SARs and all unvested or unexercised Stock Units granted in such Award will immediately terminate.

     Additional Provisions. Unless otherwise provided by the Committee in the agreement relating to an Award, each Award will vest and become exercisable in full upon the occurrence of any of the following change in control transactions:
(a) the TCI/Liberty Board (or stockholders, if Board approval is not required by law) approves any of the following transactions (each an "Approved Transaction"): (i) a merger, consolidation or binding share exchange to which TCI/Liberty is a party (x) pursuant to which shares of TCI/Liberty Class A Common Stock would be converted into or exchanged for cash, securities or other property (other than a transaction in which the common stockholders of TCI/Liberty prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction) or (y) as a result of which the persons who are holders of TCI/Liberty Common Stock prior to such transaction would have less than a majority of the combined voting power of the outstanding capital stock of TCI/Liberty immediately following such transaction; (ii) the sale of substantially all of the assets of TCI/Liberty; or (iii) the liquidation or dissolution of TCI/Liberty; (b) any person or other entity (other than TCI/Liberty or any subsidiary or any employee benefit plan sponsored by TCI/Liberty or any subsidiary) purchases any TCI/Liberty Class A Common Stock or TCI/Liberty Class B Common Stock pursuant to a tender or exchange offer, without the prior consent of the TCI/Liberty Board, or any person or other entity (other than TCI/Liberty, any subsidiary, any employee benefit plan sponsored by TCI/Liberty or any subsidiary or any Controlling Person (as defined)) becomes the beneficial owner of securities of TCI/Liberty representing 20% or more of the combined voting power of TCI/Liberty's outstanding securities, other than in a transaction (or series of related transactions) approved by the TCI/Liberty Board; or (c) during any two-year period, individuals who at the beginning of such period constitute the entire TCI/Liberty Board of TCI/Liberty cease to constitute a majority of the Board, unless the election, or nomination for election, of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period. "Controlling Person" is defined in the TCI/Liberty Stock Incentive Plan to mean each of (1) the Chairman of the Board, the President and each of the directors of TCI/Liberty as of the effective date of the Plan, (2) the respective family members, estates and heirs of each of the persons referred to in clause (1) and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs and (3) Kearns-Tribune Corporation. Options, SARs or, if applicable, Stock Units not theretofore exercised will terminate upon consummation of an Approved Transaction. The Committee will have the discretion, unless otherwise provided in the agreement relating to a particular Award, to determine that any or all outstanding Awards of any or all types granted pursuant to the TCI/Liberty Stock Incentive Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction or will not terminate if not exercised prior to consummation of the Approved Transaction, if action that, in the opinion of the Committee, is equitable and appropriate is taken by the TCI/Liberty Board or by the surviving or acquiring corporation, as the case may be, to assume such Award or substitute a new Award therefor and in order to make such assumed or new Award, as nearly as may be practicable, equivalent to the old Award,

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

taking into account the kind and amount of securities, cash or other assets into or for which the TCI/Liberty Class A Common Stock may be converted or exchanged in connection with the Approved Transaction.

     In the event of a stock split, stock dividend or distribution, reclassification, recapitalization or other corporate event that affects the TCI/Liberty Class A Common Stock (including mergers or consolidations other than those which constitute Approved Transactions), the TCI/Liberty Stock Incentive Plan provides for the Committee to make such adjustments as it deems equitable and appropriate to any or all of (i) the number and kind of shares subject to outstanding Awards, (ii) the purchase or exercise price and the relevant base price of outstanding Awards and (iii) the number and kind of shares for which Awards may thereafter be granted under the TCI/Liberty Stock Incentive Plan.

     The Committee may require in the agreement relating to an Award that if the holder acquires any shares of TCI/Liberty Class A Common Stock through the exercise of Options or SARs or through the vesting of Restricted Shares or Stock Units granted in the Award, then prior to selling or otherwise transferring any such shares to a third party, such holder must offer to sell such shares to TCI/Liberty, at their fair market value, pursuant to a right of first refusal.

     The obligations of TCI/Liberty with respect to Awards granted under the TCI/Liberty Stock Incentive Plan are subject to all applicable laws.

     No awards may be granted under the TCI/Liberty Stock Incentive Plan on or after the ten-year anniversary of its effective date. The TCI/Liberty Board or the Committee may terminate or amend the TCI/Liberty Stock Incentive Plan at any time. Without further stockholder approval, no amendment to the TCI/Liberty Stock Incentive Plan shall increase the number of shares of TCI/Liberty Class A Common Stock subject to the TCI/Liberty Stock Incentive Plan (except as authorized by the adjustment provisions described above), change the class of persons eligible to receive Awards under the TCI/Liberty Stock Incentive Plan, or otherwise materially increase the benefits accruing to participants under the TCI/Liberty Stock Incentive Plan. Termination or amendment of the TCI/Liberty Stock Incentive Plan may not adversely affect the rights of any holder of an Award without his or her consent. Subject to the specific terms of the TCI/Liberty Stock Incentive Plan, the Committee may accelerate any Award or waive any conditions or restrictions pertaining to such Award at any time.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following summary generally describes the principal Federal (but not state and local) income tax consequences of the TCI/Liberty Stock Incentive Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the corporation or other entity employing the recipient of an award (the "Employer Entity"). In particular, this summary is qualified in its entirety by the new rules of Section 162(m) of the Code, discussed below under "-- Limitation on Deductions". The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

     Options. In general, for Federal income tax purposes, neither the grant nor the exercise of an Incentive Option will result in taxable income to the Optionholder or a deduction for TCI/Liberty. An Optionholder may be subject to the alternative minimum tax in the year that an Incentive Option is exercised. The excess of the fair market value of the TCI/Liberty Class A Common Stock (determined at the date of exercise) acquired through the exercise of an Incentive Option over the exercise price is an addition to income in determining alternative minimum taxable income and such additional amount may be sufficient in amount to subject the Optionholder to the alternative minimum tax.

     If the Optionholder holds TCI/Liberty Class A Common Stock acquired through the exercise of Incentive Options for the full holding period (two years after the Option is granted and one year after it is exercised), he will recognize a capital gain or loss at the time of the sale of the stock based on the difference between the Option exercise price and the sale price. Currently, long-term capital gains are taxed to an individual at a maximum rate of 28% as opposed to a maximum rate of 39.6% for ordinary income. There is no tax effect on the Employer Entity from the sale of such stock.

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

     If TCI/Liberty Class A Common Stock acquired through the exercise of an Incentive Option is disposed of before the end of the holding period described in the preceding paragraph (a "disqualifying disposition"), the Optionholder will recognize ordinary income equal to the difference between the fair market value of the shares on the date the Option was exercised (or, if less, the amount received on the sale of the TCI/Liberty Class A Common Stock) and the Option exercise price. The Employer Entity will be entitled to a deduction in a corresponding amount to the extent that the amount is reasonable compensation and is an ordinary and necessary business expense. If the amount received by the Optionholder on the disqualifying disposition exceeds the fair market value of the shares on the date of exercise of the Incentive Option, such excess will ordinarily constitute capital gain.

     Although the Committee has the discretion under the TCI/Liberty Stock Incentive Plan to provide for a period of time after the termination of an Optionholder's employment in which his or her Options may continue to be exercised, under current law an option must generally be exercised within three months after termination of employment (one year in the case of termination because of death or disability) in order to qualify as an Incentive Option.

     In general, the grant of a Nonqualified Option will not result in taxable income to the Optionholder or a deduction to the Employer Entity for Federal income tax purposes. Upon exercise of a Nonqualified Option, the Employer Entity will be entitled, for Federal income tax purposes, to a tax deduction and the Optionholder will recognize ordinary income. The amount of such deduction and income generally will equal the amount by which the fair market value of the shares acquired on the date the Nonqualified Option is exercised exceeds the Option exercise price of the shares if the TCI/Liberty Class A Common Stock is transferable and not subject to a substantial risk of forfeiture at such time. In general, the TCI/Liberty Class A Common Stock received on exercise of a Nonqualified Option will be transferable and will not be subject to a substantial risk of forfeiture. However, if the sale of the TCI/Liberty Class A Common Stock acquired upon exercise of a Nonqualified Option would subject the Optionholder to liability under Section 16(b) of the Exchange Act, which requires certain "insiders" to pay to TCI/Liberty any profits received upon certain sales of TCI/Liberty Class A Common Stock, the Optionholder will recognize ordinary income (and the Employer Entity will be entitled to a corresponding tax deduction) equal to the amount by which the fair market value of the shares acquired exceeds the Option exercise price for the shares on the earlier of (i) the date that the Optionholder is no longer subject to liability under Section 16(b) of the Exchange Act or (ii) six months after the date the Nonqualified Option is exercised. An Optionholder subject to liability under
Section 16(b) of the Exchange Act may, however, recognize ordinary income (and the Employer Entity will be entitled to a corresponding tax deduction) at the time the Option is exercised if the Optionholder makes an election under Section 83(b) of the Code.

     If an Option is exercised through the use of TCI/Liberty Class A Common Stock or Class B Common Stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired by the exercise of an Incentive Option and the holding period requirement for those shares is not satisfied at the time they are used to exercise an Incentive Option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income in the amount described above. If shares issuable upon exercise of an Incentive Option are withheld to pay amounts payable in connection with the exercise of such Option, such shares would be deemed to have been disposed of in a disqualifying disposition, also resulting in the recognition of ordinary income with respect to the shares withheld as described above.

     Any difference between the basis of the TCI/Liberty Class A Common Stock acquired through the exercise of a Nonqualified Option (the Option exercise price plus the ordinary income recognized) and the amount realized upon a subsequent sale of such shares will be treated as a short-term or long-term capital gain or loss, depending on the length of the period such shares are held prior to sale. Currently, long-term capital gains are taxed to an individual at a maximum rate of 28% as opposed to a maximum rate of 39.6% for ordinary income.

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

     Stock Appreciation Rights. For Federal income tax purposes, the grant of an SAR will not result in taxable income to the holder or a tax deduction to the Employer Entity. At the time of exercise of an SAR, the holder will forfeit the right to benefit from any future appreciation of the stock subject to the SAR. Accordingly, taxable income to the holder is deferred until the SAR is exercised. Upon exercise, the amount of cash and fair market value of shares received by the holder, less cash or other consideration paid (if any), is taxed to the holder as ordinary income and the Employer Entity will receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding. However, if the holder receives TCI/Liberty Class A Common Stock upon the exercise of an SAR and is then subject to the restrictions under Section 16(b) of the Exchange Act discussed above, unless the holder elects otherwise, the amount of ordinary income and deduction will generally be measured at the time such restrictions lapse.

     Restricted Shares. Similar to SARs, the award of Restricted Shares will not result in taxable income to the employee or a tax deduction to the Employer Entity for Federal income tax purposes. Upon expiration of the Restriction Period applicable to the Restricted Shares awarded, or, if applicable, at such later date as the restrictions under Section 16(b) of the Exchange Act described above expire, the fair market value of such shares at such date, plus the amount of any Retained Distributions and unpaid Dividend Equivalents on such shares and any cash amount awarded, less cash or other consideration paid (if any), will be included in the holder's ordinary income as compensation, except that, in the case of Restricted Shares issued at the beginning of the Restriction Period, the holder may elect to include in his ordinary income as compensation at the time the Restricted Shares are awarded, the fair market value of such shares at such time, less any amount paid therefor. Absent the making of the election referred to in the preceding sentence, any cash dividends or other distributions paid with respect to Restricted Shares prior to expiration of the applicable Restriction Period will be included in the employee's ordinary income as compensation at the time of receipt. In each case, the Employer Entity will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.

     Stock Units. The Federal income tax consequences of the award of Stock Units will depend on the conditions of the Award. Generally, the transfer of cash or property will result in ordinary income to the recipient and a tax deduction to the Employer Entity. If there is a substantial risk that the property transferred will be forfeited (for example, because receipt of the property is conditioned upon the performance of substantial future services), the taxable event is deferred until the risk of forfeiture lapses. However, the recipient may generally elect to accelerate the taxable event to the date of transfer, even if the property is subject to a substantial risk of forfeiture. If this election is made, subsequent appreciation is not taxed until the property is sold or exchanged (and the lapse of the forfeiture restriction does not create a taxable event). Generally, any deduction for the Employer Entity occurs only when ordinary income in respect of an Award is recognized by the employee (and then the deduction is subject to reasonable compensation and withholding requirements). Because Stock Unit Awards will be subject to whatever conditions may be determined by the Committee, the Federal income tax consequences to the recipient and to the Employer Entity will depend on the specific conditions of the Award.

     Limitation on Deductions. Notwithstanding the above, The Revenue Reconciliation Act of 1993 added Section 162(m) to the Code which restricts the deduction of compensation by a publicly held corporation which, according to a proposed regulation, includes compensation paid by any members of its affiliated group of corporations, as defined in Proposed Treasury Regulation Section 1.162-27(c)(1)(ii). Specifically, Section 162(m) prohibits the deduction of compensation to "covered employees" to the extent that "remuneration" to any such covered employee exceeds $1,000,000 in any taxable year. Covered employees are defined as the chief executive officer and the four most highly compensated officers (other than the chief executive officer) in the year in question. For the purpose of determining whether the $1,000,000 limitation is applicable the following do not count as remuneration: (i) compensation paid on a commission basis, (ii) non-taxable fringe benefits, (iii) payments to or from a tax-qualified pension plan, (iv) "performance based compensation" (as defined in Section 162(m)(4)(C) of the Code) and (v) payments made pursuant to a binding written contract in effect on February 17 and not modified in any material respect after such date prior

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

to the grant of compensation. In general, in order to qualify as "performance based compensation" the compensation must be payable solely on account of performance goals which are disclosed to and approved by shareholders, and the compensation must be established and administered by a compensation committee which consists solely of two or more outside directors. Because shareholders will not be approving any performance goal formulas in connection with the vote on the TCI/Liberty Stock Incentive Plan at the Special Meetings, compensation paid under the TCI/Liberty Stock Incentive Plan will not generally qualify as performance-based compensation, except that compensation which is based solely on an increase in value of the employer's stock after the date of grant (such as an Option or SAR granted with an exercise price or base price at least equal to the fair market value on the date of grant) is deemed to be paid on account of performance goals. However, compensation which is based solely on an increase in value of the employee's stock will not qualify as performance-based compensation unless the requirement that such compensation is granted by a compensation committee consisting of two or more outside directors is met. The TCI/Liberty Stock Incentive Plan itself only requires that the Committee members be "disinterested" directors. Due to a transition rule, "disinterested" directors will count as "outside" directors until the first meeting of shareholders at which directors are to be elected that occurs after July 1, 1994. After that time, no grants (including grants of Options and SARs) will qualify under the performance based compensation exception unless all the members of the Committee qualify as "outside" directors. The definition of outside directors is considerably more restrictive than that of "disinterested" directors.

     If compensation granted by the Committee does not fall within any of the exceptions to the definition of remuneration, then the Employer Entities which are members of TCI/Liberty's affiliated group of corporations may lose part of the deductions they would otherwise be entitled to take with respect to covered employees.

EMPLOYMENT ARRANGEMENTS

     Pursuant to the Merger Agreement, TCI and Liberty have each caused the necessary action to be taken to elect Messrs. Magness, Malone, Sparkman and Vierra as officers of TCI/Liberty as follows: Mr. Magness -- Chairman of the Board; Dr. Malone -- President and Chief Executive Officer; Mr.
Sparkman -- Executive Vice President; and Mr. Vierra -- Executive Vice President. TCI/Liberty will assume the employment agreements entered into by TCI with each of Messrs. Magness, Malone, Sparkman and Vierra immediately after the Effective Time and any obligations required to be incurred by, or rights to be conferred upon, TCI pursuant to such employment agreements will be incurred by, or conferred upon, TCI/Liberty after the Effective Time. TCI/Liberty will also assume the employment agreement entered into by Liberty with Dr. Malone immediately after the Effective Time and any obligations required to be incurred by, or rights to be conferred upon, Liberty pursuant to such employment agreement will be incurred by, or conferred upon, TCI/Liberty after the Effective Time. The following is a description of the current terms of such employment agreements.

     TCI. The term of TCI's employment agreement with each of Mr. Magness and Dr. Malone extends daily so that the remainder of the employment term is at all times five years. Each of Mr. Magness' and Dr. Malone's employment agreement provides for an annual salary in 1994 of $800,000. Additionally, both individuals are permitted personal use of corporate aircraft and flightcrew, limited to an aggregate value of $35,000 per year.

     Dr. Malone's employment agreement provides, among other things, for deferral of a portion (not in excess of 40%) of the monthly compensation payable to him. The deferred amounts will be payable in monthly installments over a 20-year period commencing on the termination of Dr. Malone's employment, together with interest thereon at the rate of 8% per annum compounded annually from the date of deferral to the date of payment. The agreement also provides for the payment of certain benefits, discussed below.

     Mr. Magness' and Dr. Malone's employment agreements further provide that upon termination of such executive's employment (other than for cause, as defined in each agreement), or if such executive elects to terminate the agreement because of a change in control of TCI (TCI/Liberty after the Effective
Time), all

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

remaining compensation due under the agreement for the balance of the employment term will be immediately due and payable.

     The respective employment agreements of Mr. Magness and Dr. Malone provide that during their employment with TCI and for a period of two years following the effective date of their termination of employment (unless termination results from a change in control), they will not be connected with any entity in any manner, as defined in the agreement, which competes in a material respect with the business of TCI (TCI/Liberty after the Effective Time). The agreements permit both executives to own up to 5% of the outstanding securities of corporations listed on a national securities exchange or quoted in the Nasdaq Stock Market.

     Dr. Malone's agreement provides that in the event of termination of his employment, he will be entitled to receive 240 consecutive monthly payments of $15,000 (increased at the rate of 12% per annum compounded annually from January 1, 1988 to the date payment commences), the first of which will be payable on the first day of the month succeeding the termination of Dr. Malone's employment. In the event of Dr. Malone's death, his beneficiaries will be entitled to receive the foregoing monthly payments. TCI owns a whole-life insurance policy on Dr. Malone (which will be assigned to TCI/Liberty after the Effective Time), the face value of which is sufficient to meet its obligation under the foregoing salary continuation arrangement. The premiums payable on such insurance policy are funded through earnings on the policy; Dr. Malone has no interest in the policy.

     TCI pays a portion of the annual premiums (equal to the "PS-58" costs) on three whole-life insurance policies of which Dr. Malone is the insured and trusts for the benefit of members of his family are the owners. TCI is (and after the Effective Time TCI/Liberty will be) the designated beneficiary of the proceeds of such policies less an amount equal to the greater of the cash surrender value thereof at the time of Dr. Malone's death and the amount of the premiums paid by the policy owners.

     Mr. Sparkman's employment agreement with TCI expires on December 31, 1997 and provides for an annual salary of $738,000. Mr. Sparkman's employment agreement also provides for the deferral of approximately 25% of each monthly payment so as to result in the deferral of payment of Mr. Sparkman's salary at the rate of $188,000 per annum. The deferred amounts will be payable in monthly installments over a 120-month period commencing on the later of January 1, 1998 and the termination of Mr. Sparkman's full-time employment with TCI, together with interest thereon at the rate of 8% per annum compounded annually from the date of deferral to the payment date. Additionally, Mr. Sparkman's employment agreement provides for personal use of corporate aircraft and flight crew, limited to an aggregate value of $35,000 per year.

     Mr. Vierra's employment agreement with TCI expires on December 31, 1997 and provides for an annual salary of $650,000. Mr. Vierra's employment agreement also provides for the deferral of approximately 38% of each monthly payment so as to result in the deferral of payment of Mr. Vierra's salary at the rate of $250,000 per annum. The deferred amounts will be paid in monthly installments over a 240-month period commencing on the later of January 1, 1998 and the termination of Mr. Vierra's full-time employment with TCI, together with interest thereon at the rate of 8% per annum compounded annually from the date of deferral to the payment date. Additionally, Mr. Vierra's employment agreement provides for personal use of corporate aircraft and flight crew, limited to an aggregate value of $35,000 per year.

     Messrs. Sparkman's and Vierra's employment agreements provide that upon termination by TCI without cause, all remaining compensation due under such agreements for the balance of the employment term would become immediately due and payable to such executive. Upon the death of any such executive during the employment term, TCI will pay to such executive's beneficiaries a lump sum in an amount equal to the lesser of (i) the compensation due under such executive's employment agreement for the balance of the employment term and (ii) one year's compensation. In the event of such executive's disability, TCI will continue to pay such executive his annual salary as and when it would have otherwise become due until the first to occur of the end of the employment term or the date of such executive's death.

     TCI will pay Mr. Sparkman 240 consecutive monthly payments of $6,250 (increased at the rate of 12% per annum compounded annually from January 1, 1988) commencing upon the termination of his employ-ment. In the event Mr. Sparkman dies prior to the payment of all monthly payments, the remainder of such payments shall be made to Mr. Sparkman's designated beneficiaries. TCI owns a whole-life insurance policy on Mr. Sparkman, the face value of which is sufficient to meet its obligations under this salary continuation arrangement. The premiums payable by TCI on such insurance policy are currently being funded through earnings on the policies. Mr. Sparkman has no interest in this policy.

     Messrs. Sparkman's and Vierra's agreements provide that during their employment with TCI and for a period of two years following the effective date of their termination of employment with TCI, they will not be connected with any entity in any manner, as defined in the agreements, which competes in a material respect with the business of TCI (TCI/Liberty after the Effective Time). However, the agreements provide that such executives may own securities of any corporation listed on a national securities exchange or quoted in the Nasdaq Stock Market to the extent of an aggregate of 5% of the amount of such securities outstanding. If such executives terminate employment with TCI prior to the expiration of each respective employment term or if TCI terminates each executive's employment for cause , as defined in the agreements, then the noncompetition clause shall apply to the longer of the previously described two year period or the period beginning on the effective date of termination of employment through December 31, 1997.

     Liberty. Liberty entered into an employment agreement, as amended, with Dr. Malone in connection with the Restructuring Plan. The employment agreement provides for a term that initially expires in March, 1996, such term to be extended for consecutive one year periods unless Liberty or Dr. Malone provides six months notice prior to the end of an extended term that the agreement is not to be extended. The agreement may be earlier terminated by Dr. Malone in the event of a change of control of Liberty or the exercise by either Liberty or Dr. Malone of the Put-Call Agreement (each a "Termination Right Event"). Dr. Malone has waived his right to terminate the employment agreement with respect to a change of control that may be effected by the Mergers.

     Pursuant to the employment agreement, Dr. Malone was granted options to purchase 16,000,000 shares of Liberty Class B Common Stock and 200,000 shares of Liberty Class E Preferred Stock (after giving effect to the Stock Splits), which were exercised in full by Dr. Malone in October, 1991. The shares acquired by Dr. Malone upon exercise of his options, together with all dividends and distributions thereon and, in the case of any reclassification, recapitalization or other change in the Liberty Class B Common Stock, such capital stock and other securities or property to which Dr. Malone may be entitled as the holder of such shares (collectively "Share Units"), are subject to repurchase by Liberty, at the price paid therefor by Dr. Malone, plus interest, in the event Dr. Malone's employment with Liberty is terminated for cause (as defined in the employment agreement) or Dr. Malone voluntarily terminates his employment with Liberty other than due to a Termination Right Event. The repurchase right shall terminate (i) if Dr. Malone's employment is terminated other than for cause or if Liberty materially breaches the employment agreement, (ii) upon Dr. Malone's death or disability and (iii) upon the occurrence of a Termination Right Event (which Dr. Malone has waived with respect to the Mergers). The repurchase right expires as to 20% of the Share Units annually (commencing in March 1992), and will terminate as to all of the Share Units in March 1996. As of April 1, 1994, the repurchase right had expired with respect to 60% of the Share Units, and applied to 6,400,000 shares of Liberty Class B Common Stock owned by Dr. Malone (the Restricted Voting Shares) and 80,000 shares of Liberty Class E Preferred Stock.

     Dr. Malone may not transfer, pledge or otherwise dispose of (except to Liberty) any Share Units during the period they are subject to Liberty's repurchase right. Dr. Malone has agreed to cast, with respect to any matter submitted to a vote of stockholders, all votes represented by his Share Units that are then subject to Liberty's repurchase right in the same proportion as all other votes of Liberty's stockholders are cast with respect to such matter. Following the Mergers, the repurchase right will inure to the benefit of TCI/Liberty, and will initially apply to 6,240,000 shares of TCI/Liberty Class B Common Stock and 80,000 shares of TCI/Liberty Class B Preferred Stock (after application of the exchange ratio for the Liberty Common Stock and the Liberty Class E Preferred Stock in the Liberty Merger) (the "TCI/Liberty Restricted Voting Shares").

CERTAIN TRANSACTIONS WITH MANAGEMENT

     Certain transactions involving TCI or Liberty and their respective officers, directors or affiliates are described in the TCI Form 10-K and the Liberty Form 10-K, which are incorporated herein by reference. See "AVAILABLE INFORMATION."

                OWNERSHIP OF TCI, LIBERTY AND TCI/LIBERTY STOCK

FIVE PERCENT STOCKHOLDERS

     The following table sets forth, as of May 2, 1994, (i) each person known to TCI or Liberty to beneficially own more than 5% of either class of the outstanding shares of TCI Common Stock or Liberty Common Stock, respectively,
(ii) with respect to each such person, the number of such shares and ownership percentage thereof and of any Liberty Class E Preferred Stock owned by such persons and (iii) the pro forma number of shares and ownership percentage of each class of TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock to be owned by such persons immediately following the Effective Time, assuming such persons do not acquire, or dispose of, any shares of TCI Common Stock, Liberty Common Stock or Liberty Class E Preferred Stock during the period commencing May 2, 1994 and ending at the Effective Time. Shares issuable upon exercise or conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons beneficially owning such convertible securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. Voting power in the table is computed with respect to a general election of directors and therefore the TCI/Liberty Class B Preferred is included in the calculation. The number of shares of TCI Class A Common Stock and TCI Class B Common Stock in the table shown as beneficially owned by Dr. Malone and Mr. Magness include interests of such individuals in shares held by the trustee of TCI's ESPP and held by the trustee of UAE's Employee Stock Ownership Plan for their respective accounts. So far as is known to TCI or Liberty, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them except as otherwise stated in the notes to the table and except for the shares held by the trustee of TCI's ESPP for the benefit of such persons which shares are voted at the discretion of the trustee.

                                  NAME AND ADDRESS OF                               PERCENT OF
     TITLE OF CLASS                BENEFICIAL OWNER               TCI                CLASS(1)        LIBERTY
- ------------------------    -------------------------------    ----------           -----------     ----------
Class A                     John C. Malone                      1,165,593(4)               *                --
Class B                     5619 DTC Parkway                      904,800(5)            1.91        26,312,000(12)(13)(14)
Lib. Class E Pref.          Englewood, Colorado                        --                 --           320,900(15)
TCI/Lib. Class B Pref.                                                 --                 --                --

Class A                     Bob Magness                         4,626,938(6)(7)(8)      1.14                --
Class B                     5619 DTC Parkway                   27,382,076(5)(6)(8)     57.94        10,000,000(14)
Lib. Class E Pref.          Englewood, Colorado                        --                 --           125,000
TCI/Lib. Class B Pref.                                                 --                 --                --

Class A                     Kearns-Tribune Corporation          6,157,206(8)            1.52         2,702,880(14)
Class B                     400 Tribune Building                6,480,000(5)(8)        13.71         2,700,000(14)
Lib. Class E Pref.          Salt Lake City, Utah                       --                 --            67,536
TCI/Lib. Class B Pref.                                                 --                 --                --

Class A                     The Capital Group, Inc.            30,472,024(9)            7.55        12,857,600(16)
Class B                     333 South Hope Street                      --                 --                --
Lib. Class E Pref.          Los Angeles, California                    --                 --                --
TCI/Lib. B Pref.                                                       --                 --                --

Class A                     Harris Associates L.P.              3,443,004(17)              *         5,473,667(18)
Class B                     2 North LaSalle Street                     --                 --                --
Lib. Class E Pref.          Suite 500                                  --                 --            65,077
TCI/Lib. Class B Pref.      Chicago, Illinois                          --                 --                --

Class A                     Associated Communications          12,479,976               3.09                --
Class B                     Corporation                         3,827,208               8.10         3,327,840(19)
Lib. Class E Pref.          200 Gateway Towers                         --                 --            41,598
TCI/Lib. Class B Pref.      Pittsburgh, Pennsylvania                   --                 --                --

Class A                     The Putnam Companies, Inc.          6,067,868               1.50         7,452,884
Class B                     One Post Office Square                     --                 --                --
Lib. Class E Pref.          Boston, Massachusetts                      --                 --                --
TCI/Lib. Class B Pref.                                                 --                 --                --

Class A                     Wanger Asset Management, L.P.          17,480                  *         5,557,636
Class B                     227 West Monroe                            --                 --                --
Lib. Class E Pref.          Suite 3000                                 --                 --            69,400
TCI/Lib. Class B Pref.      Chicago, Illinois                          --                 --                --

Class A                     RMS Limited Partnership                    --                 --         8,000,000(20)
Class B                     201 West Liberty Street                    --                 --                --
Lib. Class E Pref.          Reno, Nevada                               --                 --                --
TCI/Lib. Class B Pref.                                                 --                 --                --

Class A                     Robert A. Naify                    23,638,860(10)           5.54                --
Class B                     172 Golden Gate Avenue                     --                 --                --
Lib. Class E Pref.          San Francisco, California                  --                 --             1,000
TCI/Lib. Class B Pref.                                                 --                 --                --

Class A                     The Equitable Life Assurance       23,924,443(11)           5.93         2,953,780(21)
Class B                     Society of the United States               --                 --                --
Lib. Class E Pref.          787 Seventh Avenue                         --                 --                --
TCI/Lib. Class B Pref.      New York, New York                         --                 --                --

                          PERCENT OF                      PERCENT OF      VOTING
     TITLE OF CLASS        CLASS(2)       TCI/LIBERTY      CLASS(3)       POWER
- ------------------------  -----------     -----------     -----------     ------
Class A                         --         1,165,593             *        19.86
Class B                      60.71        26,559,000 (22)    30.89
Lib. Class E Pref.           19.16                --            --
TCI/Lib. Class B Pref.          --           320,900 (22)    19.81

Class A                         --         4,626,938             *        27.96
Class B                      23.07        37,132,076         43.19
Lib. Class E. Pref.           7.46                --            --
TCI/Lib. Class B. Pref.         --           125,000          7.72

Class A                       3.09         8,792,514          1.82         7.44
Class B                       6.23         9,112,500         10.60
Lib. Class E Pref.            4.03                --            --
TCI/Lib. Class B Pref.          --            67,536          4.17

Class A                      14.69        43,008,184          8.91         3.20
Class B                         --                --            --
Lib. Class E Pref.              --                --            --
TCI/Lib. B Pref.                --                --            --

Class A                       6.25         8,779,829          1.82            *
Class B                         --                --            --
Lib. Class E Pref.            3.88                --            --
TCI/Lib. Class B Pref.          --            65,077          4.02

Class A                         --        12,479,976          2.59         6.19
Class B                       7.68         7,071,852          8.23
Lib. Class E Pref.            2.48                --            --
TCI/Lib. Class B Pref.          --            41,598          2.57

Class A                       8.52        13,334,429          2.76            *
Class B                         --                --            --
Lib. Class E Pref.              --                --            --
TCI/Lib. Class B Pref.          --                --            --

Class A                       6.35         5,436,175          1.13            *
Class B                         --                --            --
Lib. Class E Pref.            4.14                --            --
TCI/Lib. Class B Pref.          --            69,400          4.28

Class A                       9.14         7,800,000          1.62            *
Class B                         --                --            --
Lib. Class E Pref.              --                --            --
TCI/Lib. Class B Pref.          --                --            --

Class A                         --        23,638,860          4.68         1.73
Class B                         --                --            --
Lib. Class E Pref.               *                --            --
TCI/Lib. Class B Pref.          --             1,000             *

Class A                       3.38        26,804,378          5.55         1.99
Class B                         --                --            --
Lib. Class E Pref.              --                --            --
TCI/Lib. Class B Pref.          --                --            --

                                         (See footnotes on following page)

- ---------------
 *   Less than one percent.

 (1) Based on 403,772,855 shares of TCI Class A Common Stock (after elimination of shares of TCI Class A Common Stock owned by subsidiaries of TCI) and 47,258,787 shares of TCI Class B Common Stock outstanding on May 2, 1994.

 (2) Based on 87,515,378 shares of Liberty Class A Common Stock, 43,338,720 shares of Liberty Class B Common Stock and 1,675,096 shares of Liberty Class E Preferred Stock outstanding on May 2, 1994.

 (3) Based on 482,721,506 shares of TCI/Liberty Class A Common Stock (after giving effect to the ratio of 0.975 per Liberty share and after elimination of shares of TCI/Liberty Class A Common Stock held by Liberty and subsidiaries of TCI), 85,976,327 shares of TCI/Liberty Class B Common Stock (after giving effect to the ratio of 0.975 per Liberty share and after elimination of shares of TCI/Liberty Class B Common Stock held by Liberty) and 1,620,026 shares of TCI/Liberty Class B Preferred Stock (after giving effect to the ratio of one share of TCI/Liberty Class B Preferred Stock for each share of Liberty Class E Preferred Stock and the elimination of shares of TCI/Liberty Class B Preferred Stock held by subsidiaries of TCI).

 (4) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1992 to acquire 1,000,000 shares of TCI Class A Common Stock. Options to acquire 200,000 shares of TCI Class A Common Stock are currently exercisable.

 (5) Includes 634,800 shares of TCI Class B Common Stock held by Dr. Malone's wife, Mrs. Leslie Malone, but Dr. Malone has disclaimed any beneficial ownership of such shares. Pursuant to a letter agreement, dated June 17, 1988, Mr. Magness and Kearns-Tribune each agreed with Dr. Malone that prior to making a disposition of a significant portion of their respective holdings of TCI Class B Common Stock, he or it would first offer Dr. Malone the opportunity to purchase such shares.

 (6) Bob Magness, as executor of the Estate of Betsy Magness, is the beneficial owner of all shares of TCI Class A and Class B Common Stock held of record by the Estate of Betsy Magness. The number of shares in the table includes 2,105,332 shares of TCI Class A Common Stock and 6,346,212 shares of TCI Class B Common Stock of which Bob Magness is beneficial owner as executor.

 (7) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1992 to acquire 1,000,000 shares of TCI Class A Common Stock. Options to acquire 200,000 shares of TCI Class A Common Stock are currently exercisable.

 (8) Bob Magness and Kearns-Tribune are parties to a buy-sell agreement, entered into in October of 1968, as amended, under which neither party may dispose of their shares without notification of the proposed sale to the other, who may then buy such shares at the offered price, sell all of their shares to the other at the offered price or exchange one of their TCI Class A shares for each TCI Class B share held by the other and purchase any remaining TCI Class B shares at the offered price. There are certain exceptions, including transfers to specified persons or entities, certain public sales of TCI Class A shares and exchanges of TCI Class A shares for TCI Class B shares.

 (9) The number of shares in the table is based upon a Schedule 13G, dated February 11, 1994, filed by The Capital Group, Inc. Certain operating subsidiaries of The Capital Group, Inc., exercised investment discretion over various institutional accounts which held as of December 31, 1993, 30,472,024 shares of TCI Class A Common Stock. Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 3,892,102 of said shares. Capital Research and Management Company and Capital International, Ltd., registered investment advisors, and Capital International, S.A., another operating subsidiary, had discretion with respect to 26,246,100, 150,675 and 183,147 shares, respectively, of the above shares.

(10) Mr. Robert Naify received notes, which are currently convertible into 22,446,926 shares of TCI Class A Common Stock, as partial consideration for the sale to TCI of the stock owned by him in UACI. Mr. Naify is also a co-trustee, along with Mr. Naify's brother, Marshall, and their sister, of a trust for the benefit of Marshall which holds additional notes convertible into 341,606 shares of TCI Class A Common Stock. The number of shares in the table assumes the conversion of these notes.

                                         (See footnotes on following page)

(11) The number of shares in the table is based upon a Schedule 13G, dated February 9, 1994, filed by The Equitable Life Assurance Society of the United States which Schedule 13G reflects that said corporation has sole voting power over 15,277,835 shares and shared voting power over 772,431 shares of TCI Class A Common Stock. No information is given in respect to voting power over the remaining shares.

(12) Includes 552,000 shares held by Mrs. Leslie Malone, but Dr. Malone has disclaimed any beneficial ownership of such shares.

(13) Includes 6,400,000 Restricted Voting Shares that are subject to repurchase by Liberty under certain circumstances. Until they cease to be subject to Liberty's repurchase right, such shares may not be transferred and, with respect to any matter submitted to a vote of the stockholders of Liberty, the votes represented thereby will be cast in the same proportion as all other votes are cast with respect to such matter. The number of shares of Liberty Class B Common Stock in the table which are not subject to such repurchase rights and voting requirements represent 43.58% of the total voting power of the shares of Liberty Common Stock outstanding (excluding the 6,400,000 Restricted Voting Shares from such total voting power).

(14) Mr. Magness, Dr. Malone and Kearns-Tribune are parties to a Put-Call Agreement with Liberty which provides Liberty the right upon the occurrence of certain events to require such persons to sell certain of the shares of Liberty Common Stock owned by them in a registered public offering undertaken by Liberty on behalf of such persons or in a third party sale arranged by such persons, subject in each case, however, to Liberty's right of first refusal to purchase such shares, and provides such persons a corresponding right upon the occurrence of certain events to obligate Liberty to arrange for the sale of certain of their shares of Liberty Common Stock in a registered public offering undertaken by Liberty on behalf of such persons or to one or more third parties selected by Liberty. In each case, Liberty will guarantee the sale price for certain of the shares to be sold. Alternatively, Liberty may elect to purchase some or all of such shares at the guaranteed price. The events that will trigger the rights and obligations of the parties under the Put-Call Agreement generally consist of governmental actions which impose material limitations or restrictions on Liberty's business or on the ownership by such persons of Liberty Common Stock, in each case based on the dual ownership by such persons of voting stock of Liberty and TCI. The guaranteed sale price for shares of Liberty Common Stock that constitute "Covered Shares" (as defined) will be determined on the basis of the proportionate share that such shares represent of the fair market value of Liberty on a going concern or liquidation value basis (whichever method yields a higher valuation) or of the average trading prices of the shares of Liberty Class A Common Stock during a specified trading period, whichever is greater, subject to an upward adjustment for taxes. As of May 2, 1994, there were 41,162,880 shares of Liberty Common Stock covered by the Put-Call Agreement including the Restricted Voting Shares, see "THE MERGERS -- Background".

(15) Includes 6,900 shares held by Mrs. Leslie Malone, but Dr. Malone has disclaimed beneficial ownership of such shares.

(16) The number of shares in the table is based upon Amendment No. 6 to Schedule 13G, dated February 11, 1994, filed by Capital Group, Inc., Capital Guardian Trust Company and Capital Research Management Company, operating subsidiaries of The Capital Group, Inc., exercised as of December 31, 1993, investment discretion with respect to 3,301,200 and 9,553,400 shares, respectively, or a combined total of 12,854,600 shares of outstanding stock which was owned by various institutional investors.

(17) Harris Associates, L.P. has sole dispositive power with respect to 2,728,644 shares of TCI Class A Common Stock and shared dispositive power with respect to 714,360 shares of TCI Class A Common Stock.

(18) Harris Associates, L.P. has sole dispositive power with respect to 3,862,591 shares of Liberty Class A Common Stock and 64,103 shares of Liberty Class E Preferred Stock and shared dispositive power with respect to 1,611,076 shares of Liberty Class A Common Stock and 974 shares of Liberty Class E Preferred Stock.

                                         (See footnotes on following page)

(19) The number of shares in the table is based upon a Schedule 13G, dated January 6, 1992, filed by Associated Communications Corporation ("Associated"), which Schedule 13G reflects that Associated has sole dispositive power and sole voting power with respect to all of such shares.

(20) The number of shares in the table is based upon Amendment No. 3 to Schedule 13G filed February 19, 1993, by RMS Limited Partnership, Crystal Diamond, Inc. and Roy M. Speer which filing reflects that each of such persons has shared voting and shared dispositive power with respect to all of such shares.

(21) The number of shares in the table is based upon a Form 13F for the quarter ended March 31, 1994, filed by The Equitable Companies Incorporated, which Form 13F reflects that The Equitable Life Assurance Society of the United States has sole voting power over 2,448,880 shares of Liberty Class A Common Stock, shared voting power of over 7,600 shares of Liberty Class A Common Stock and no voting power with respect to the remaining shares.

(22) The number of shares of TCI/Liberty Class B Common Stock and TCI/Liberty Class B Preferred Stock in the table includes 6,240,000 and 80,000 TCI/Liberty Restricted Voting Shares, respectively, that will be subject to repurchase by TCI/Liberty under certain circumstances. Until they cease to be subject to TCI/Liberty's repurchase right, such shares may not be transferred and, with respect to any matter submitted to a vote of the stockholders of TCI/Liberty, the votes represented thereby will be cast in the same proportion as all other votes are cast with respect to such matter. The number of shares of TCI/Liberty Class B Common Stock in the table which will not be subject to such repurchase rights and voting requirements represent 15.95% of the total voting power of the shares of TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock outstanding (excluding such 6,240,000 and 80,000 TCI/Liberty Restricted Voting Shares from such total voting power.)

SECURITY OWNERSHIP OF TCI/LIBERTY DIRECTORS AND OFFICERS

     The following table sets forth (i) as of May 2, 1994, the number of shares and ownership percentage of each class of TCI Common Stock, Liberty Common Stock and of Liberty Class E Preferred Stock owned by each person who is a director or is expected to be one of the five most highly compensated executive officers of TCI/Liberty (based on compensation paid in calendar year 1993) and (ii) the pro forma number and ownership percentage of shares of each class of TCI/Liberty Common Stock and shares of TCI/Liberty Class B Preferred Stock that will be owned immediately after the Effective Time by (x) each person who is a director or is expected to be one of the five most highly compensated executive officers of TCI/Liberty (based on compensation paid in calendar year 1993) and (y) by those persons who are expected to be all of the executive officers and directors of TCI/Liberty immediately prior to the Effective Time, as a group, based on the number of shares of each class of TCI Common Stock or Liberty Common Stock and the number of shares of Liberty Class E Preferred Stock owned by such persons on May 2, 1994. Voting power in the table is computed with respect to a general election of directors and therefore the TCI/Liberty Class B Preferred Stock is included in the calculation. Shares issuable upon exercise or conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons beneficially owning such convertible securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. Shares of Liberty Common Stock issuable upon exercise of Liberty SARs are not deemed to be outstanding for purposes of the computations included in the table below because such Liberty SARs may be exercised for stock or cash or any combination thereof at the sole election of Liberty. The number of shares of TCI Class A Common Stock and Class B Common Stock in the table includes interests of the named directors and executive officers in shares held by the trustee of TCI's ESPP and shares held by the trustee of UAE's Employee Stock Ownership Plan for their respective accounts. So far as is known to TCI or Liberty, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them except as otherwise stated in the notes to the table and except for the shares held by the trustee of TCI's ESPP for the benefit of such persons, which shares are voted at the discretion of the trustee.

                                  NAME AND ADDRESS OF                                     PERCENT OF
     TITLE OF CLASS                BENEFICIAL OWNER               TCI                      CLASS(1)          LIBERTY
- ------------------------    -------------------------------    ----------                 -----------     ----------
Class A                             John C. Malone              1,165,593(4)                     *                --
Class B                                                           904,800(5)                  1.91        26,312,000(14)
Liberty Class E Pref.                                                  --                       --           320,900(15)
TCI/Lib. Class B Pref.                                                 --                       --                --

Class A                               Bob Magness               4,626,938(6)                  1.14                --
Class B                                                        27,382,076(7)                 57.94        10,000,000(16)
Liberty Class E Pref.                                                  --                       --           125,000
TCI/Lib. Class B Pref.                                                 --                       --                --

Class A                             Donne F. Fisher               191,451                        *           160,000
Class B                                                           134,880                        *           117,120
Liberty Class E Pref.                                                  --                       --             3,464
TCI/Lib. Class B Pref.                                                 --                       --                --

Class A                            John W. Gallivan                   600                        *               140(17)
Class B                                                                --                       --                --
Liberty Class E Pref.                                                  --                       --                --
TCI/Lib. Class B Pref.                                                 --                       --                --

Class A                             Jerome H. Kern              2,000,000(8)                     *                --
Class B                                                                --                       --                --
Liberty Class E Pref.                                                  --                       --                --
TCI/Lib. Class B Pref.                                                 --                       --                --

Class A                               Kim Magness                      --                       --                --
Class B                                                           518,000                     1.10                --
Liberty Class E Pref.                                                  --                       --                --
TCI/Lib. Class B Pref.                                                 --                       --                --

Class A                             Robert A. Naify            23,638,860(9)                  5.54                --
Class B                                                                --                       --                --
Liberty Class E Pref.                                                  --                       --             1,000
TCI/Lib. Class B Pref.                                                 --                       --                --

Class A                               Tony Coelho                      --                       --                --
Class B                                                                --                       --                --
Liberty Class E Pref.                                                  --                       --                --
TCI/Lib. Class B                                                       --                       --                --

Class A                              J.C. Sparkman                236,623(10)                    *            16,000
Class B                                                                --                       --                --
Liberty Class E Pref.                                                  --                       --                --
TCI/Lib. Class B Pref.                                                 --                       --                --

Class A                             Fred A. Vierra                518,084(11)                    *            45,200(18)
Class B                                                                --                       --                --
Liberty Class E Pref.                                                  --                       --               200
TCI/Lib. Class B Pref.                                                 --                       --                --

Class A                           Brendan F. Clouston           1,008,661(12)                    *                --
Class B                                                               230                        *                --
Liberty Class E Pref.                                                  --                       --                --
TCI/Lib. Class B Pref.                                                 --                       --                --

Class A                               R.E. Turner                      --                       --                --
Class B                                                                --                       --                --
Liberty Class E Pref.                                                  --                       --                --
TCI/Lib. Class B. Pref.                                                --                       --                --

Class A                       All executive officers and       33,861,209(4)(6)(8)(9)(10)     7.83           345,060(17)(18)
Class B                          directors as a group                    (11)(12)(13)
Liberty  Class E Pref.               (15 persons)              28,940,616(5)(7)              61.24        36,429,120(14)(16)
TCI/Lib. Class B Pref.                                                 --                       --           451,938(15)

                           PERCENT OF                       PERCENT OF   VOTING
   TITLE OF CLASS           CLASS(2)      TCI/LIBERTY        CLASS(3)     POWER
- ----------------------     ----------     ------------      ----------   -------

Class A                         --         1,165,953             *        19.86
Class B                      60.71        26,559,000 (19)    30.89
Liberty Class E Pref.        19.16                --            --
TCI/Lib. Class B Pref.          --           320,900 (19)    19.81

Class A                         --         4,626,938             *        27.96
Class B                      23.07        37,132,076         43.19
Liberty Class E Pref.         7.46                --            --
TCI/Lib. Class B Pref.          --           125,000          7.72

Class A                          *           347,451             *            *
Class B                          *           249,072             *
Liberty Class E Pref.            *                --            --
TCI/Lib. Class B Pref.          --             3,464             *

Class A                          *               736             *            *
Class B                         --                --            --
Liberty Class E Pref.           --                --            --
TCI/Lib. Class B Pref.          --                --            --

Class A                         --         2,000,000             *            *
Class B                         --                --            --
Liberty Class E Pref.           --                --            --
TCI/Lib. Class B Pref.          --                --            --

Class A                         --                --            --            *
Class B                         --           518,000             *
Liberty Class E Pref.           --                --            --
TCI/Lib. Class B Pref.          --                --            --

Class A                         --        23,638,860          4.68         1.73
Class B                         --                --            --
Liberty Class E Pref.            *                --            --
TCI/Lib. Class B Pref.          --             1,000             *

Class A                         --                --            --           --
Class B                         --                --            --
Liberty Class E Pref.           --                --            --
TCI/Lib. Class B                --                --            --

Class A                          *           252,223             *            *
Class B                         --                --            --
Liberty Class E Pref.           --                --            --
TCI/Lib. Class B Pref.          --                --            --

Class A                          *           562,154             *            *
Class B                         --                --            --
Liberty Class E Pref.            *                --            --
TCI/Lib. Class B Pref.          --               200             *

Class A                         --         1,008,661             *            *
Class B                         --               230             *
Liberty Class E Pref.           --                --            --
TCI/Lib. Class B Pref.          --                --            --

Class A                         --                --            --           --
Class B                         --                --            --
Liberty Class E Pref.           --                --            --
TCI/Lib. Class B. Pref.         --                --            --

Class A                          *        34,197,642          6.69        49.49
Class B                      84.06        64,459,008 (19)    74.97
Liberty Class E Pref.        26.98                --            --
TCI/Lib. Class B Pref.          --           451,938 (19)    27.90

                                               (See footnotes on following page)

- ---------------
 *   Less than one percent.

 (1) See note 1 to the table included in "-- Five Percent Stockholders".

 (2) See note 2 to the table included in "-- Five Percent Stockholders".

 (3) See note 3 to the table included in "-- Five Percent Stockholders".

 (4) See note 4 to the table included in "-- Five Percent Stockholders".

 (5) See note 5 to the table included in "-- Five Percent Stockholders".

 (6) See notes 6, 7 and 8 to the table included in "-- Five Percent
     Stockholders".

 (7) See notes 5, 6 and 8 to the table included in "-- Five Percent
     Stockholders".

 (8) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1993 to acquire 2,000,000 shares of TCI Class A Common Stock. Options to acquire 400,000 shares are currently exercisable.

 (9) See note 10 to the table included in "-- Five Percent Stockholders".

(10) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1992 to acquire 100,000 shares of TCI Class A Common Stock. Options to acquire 20,000 shares of TCI Class A Common Stock are currently exercisable.

(11) Assumes the exercise in full of stock options, granted in August of 1990, to purchase an aggregate of 9,714 shares of TCI Class A Common Stock at an adjusted exercise price of $10.30 per share. All such options are fully exercisable. Also assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1992 to acquire 100,000 shares of TCI Class A Common Stock. Options to acquire 20,000 shares of TCI Class A Common Stock are currently exercisable. Also assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1993 to acquire 100,000 shares of TCI Class A Common Stock. None of these options is exercisable until October 12, 1994.

(12) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1992 to acquire 500,000 shares of TCI Class A Common Stock. Options to acquire 100,000 shares of TCI Class A Common Stock are currently exercisable. Additionally, assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1993 to acquire 500,000 shares of TCI Class A Common Stock. None of the options is exercisable until October 12, 1994.

(13) An executive officer of TCI/Liberty (1 person) holds an option, which was granted in November of 1989, to purchase an aggregate of 10,000 shares of TCI Class A Common Stock at a purchase price of $17.25 per share. All such options are fully exercisable. Certain executive officers and directors (7 persons, including Messrs. Magness, Malone, Clouston, Sparkman and Vierra) hold stock options issued in tandem with stock appreciation rights, which were granted in November of 1992, to acquire 2,900,000 shares of TCI Class A Common Stock at a purchase price of $16.75 per share. Options to acquire 580,000 of such shares are currently exercisable. Additionally, certain executive officers and a director (5 persons, including Messrs. Kern, Clouston and Vierra) hold stock options issued in tandem with stock appreciation rights, which were granted in October and November of 1993 and become exercisable in October of 1994, to acquire 2,800,000 shares of TCI Class A Common Stock at a purchase price of $16.75 per share. Additionally, Mr. Vierra holds an option, granted in August of 1990, to purchase an aggregate of 9,714 shares of TCI Class A Common Stock at an adjusted exercise price of $10.30 per share. All such options are fully exercisable.

(14) See notes 12, 13 and 14 to the table included in "-- Five Percent Stockholders".

(15) See note 15 to the table included in "-- Five Percent Stockholders".

(16) See note 14 to the table included in "-- Five Percent Stockholders".

                                         (See footnotes on following page)

(17) The shares in the table are held by Mr. Gallivan's wife.

(18) Includes 21,200 shares held in a trust for Mr. Vierra's dependent child. Mr. Vierra is the trustee of such trust but disclaims beneficial ownership of the shares held by such trust.

(19) See note 22 to the table included in "-- Five Percent Stockholders".

SECURITY OWNERSHIP OF OTHER TCI AND LIBERTY DIRECTORS AND OFFICERS

     The following table sets forth (i) as of May 2, 1994, the number of shares and ownership percentage thereof owned of each class of TCI Common Stock and Liberty Common Stock and of Liberty Class E Preferred Stock and (ii) the pro forma number and ownership percentage of shares of each class of TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock that will be owned immediately after the Effective Time based on the number of shares of each class of TCI Common Stock, Liberty Common Stock and Liberty Class E Preferred Stock owned on May 2, 1994, in each case by each director and each of the five most highly compensated executive officers of TCI and Liberty other than those who are included in the table under "-- Security Ownership of TCI/Liberty Directors and Officers" and by all executive officers and directors of TCI and Liberty, respectively, as a group (including persons who are included in the table under "-- Security Ownership of TCI/Liberty Directors and Officers"). Shares issuable upon exercise or conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons beneficially owning such convertible securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. Voting power in the table is computed with respect to a general election of directors and therefore the TCI/Liberty Class B Preferred Stock is included in the calculation. Shares of Liberty Common Stock issuable upon exercise of Liberty SARs are not deemed to be outstanding for purposes of the computations included in the table below because such Liberty SARs may be exercised for stock or cash or any combination thereof at the sole election of Liberty. The number of shares of TCI Class A Common Stock and Class B Common Stock in the table includes interests of the named directors and executive officers in shares held by the trustee of TCI's ESPP and shares held by the trustee of UAE's Employee Stock Ownership Plan for their respective accounts. So far as is known to TCI or Liberty, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table and except for the shares held by the trustee of TCI's ESPP for the benefit of such persons, which shares are voted at the discretion of the trustee.

                                   NAME AND ADDRESS OF                                       PERCENT OF
     TITLE OF CLASS                  BENEFICIAL OWNER              TCI                        CLASS(1)         LIBERTY
- -------------------------    --------------------------------   ----------                   -----------     ----------
Class A                      Peter R. Barton                        30,545(4)                       *           122,720
Class B                      President, Chief Executive                 42                          *                --
Lib. Class E Pref.           Officer and Director of                    --                         --             1,374
TCI/Lib. Class B Pref.       Liberty                                    --                         --                --

Class A                      H. F. Lenfest                          75,000(5)                       *         2,037,120
Class B                      Director of Liberty                        --                         --             1,600
Lib. Class E Pref.                                                      --                         --            38,714(8)
TCI/Lib. Class B Pref.                                                  --                         --                --

Class A                      David E. Rapley                            --                         --                --
Class B                      Director of Liberty                        --                         --                --
Lib. Class E Pref.                                                      --                         --                --
TCI/Lib. Class B Pref.                                                  --                         --                --

Class A                      Robert L. Johnson                          --                         --                --
Class B                      Director of Liberty                        --                         --                --
Lib. Class E Pref.                                                      --                         --                --
TCI/Lib. Class B Pref.                                                  --                         --                --

Class A                      Paul A. Gould                          25,000                          *            18,800
Class B                      Director of Liberty                        --                         --            92,640
Lib. Class E Pref.                                                      --                         --            19,158
TCI/Lib. Class B Pref.                                                  --                         --                --

Class A                      J. David Wargo                         11,380(6)                       *         1,141,706(9)
Class B                      Director of Liberty                        --                         --               800
Lib. Class E Pref.                                                      --                         --             4,370(23)
TCI/Lib. Class B Pref.                                                  --                         --                --

Class A                      Robert R. Bennett                       3,069                          *            17,760
Class B                      Senior Vice President,                     --                         --                --
Lib. Class E Pref.           Treasurer and Secretary                    --                         --               222
TCI/Lib. Class B Pref.       of Liberty                                 --                         --                --

Class A                      John M. Draper                         41,993(7)                       *            29,920(10)
Class B                      Senior Vice President                      --                         --                --
Lib. Class E Pref.           General Counsel and                        --                         --             3,076(11)
TCI/Lib. Class B Pref.       Assistant Secretary of Liberty             --                         --                --

Class A                      James A. Martin                           400                          *            24,740(12)
Class B                      Vice President and Chief                   --                         --                --
Lib. Class E Pref.           Operating Officer of                       --                         --                16
TCI/Lib. Class B Pref.       Liberty                                    --                         --                --

Class A                      All executive officers and         34,989,739(13)(18)(19)           8.08           368,460
Class B                      directors of TCI                   28,945,290(20)(21)              61.25        36,429,120(16)
Lib. Class E Pref.           as a group (18 persons)                    --                         --           452,396(17)
TCI/Lib. Class B. Pref.                                                 --                         --                --

Class A                      All executive officers and          5,979,918(4)(5)(6)(7)(18)(19)   1.47         3,433,966(9)(10)(15)
Class B                      directors of Liberty               28,286,918(20)(21)              59.86        36,407,040(16)
Lib. Class E Pref.           as a group (12 persons)(14)                --                         --           512,830(8)(11)(17)
TCI/Lib. Class B Pref.                                                  --                         --                --


                           PERCENT OF                      PERCENT OF      VOTING
     TITLE OF CLASS         CLASS(2)       TCI/LIBERTY      CLASS(3)       POWER
- -------------------------  -----------     -----------     -----------     ------
Class A                           *           150,197             *            *
Class B                          --                42             *
Lib. Class E Pref.                *                --            --
TCI/Lib. Class B Pref.           --             1,374             *

Class A                        2.33         2,061,192             *            *
Class B                           *             1,560             *
Lib. Class E. Pref.            2.31                --            --
TCI/Lib. Class B Pref.           --            38,714          2.39

Class A                          --                --            --           --
Class B                          --                --            --
Lib. Class E Pref.               --                --            --
TCI/Lib. Class B Pref.           --                --            --

Class A                          --                --            --           --
Class B                          --                --            --
Lib. Class E Pref.               --                --            --
TCI/Lib. Class B Pref.           --                --            --

Class A                           *            43,330             *            *
Class B                           *            90,324             *
Lib. Class E Pref.             1.14                --            --
TCI/Lib. Class B Pref.           --            19,158          1.18

Class A                        1.30         1,124,543             *            *
Class B                           *               780             *
Lib. Class E Pref.                *                --            --
TCI/Lib. Class B Pref.           --             4,370             *

Class A                           *            20,385             *            *
Class B                          --                --            --
Lib. Class E Pref.                *                --            --
TCI/Lib. Class B Pref.           --               222             *

Class A                           *            71,165             *            *
Class B                          --                --            --
Lib. Class E Pref.                *                --            --
TCI/Lib. Class B Pref.           --             3,076             *

Class A                           *            24,521             *            *
Class B                          --                --            --
Lib. Class E Pref.                *                --            --
TCI/Lib. Class B Pref.           --                16             *

Class A                           *        35,348,987          6.90        49.54
Class B                       84.06        64,463,682         74.98
Lib. Class E Pref.            27.01                --            --
TCI/Lib. Class B. Pref.          --           452,396         27.93

Class A                        3.92         9,328,034          1.92        48.11
Class B                       84.01        63,783,782 (22)    74.19
Lib. Class E Pref.            30.62                --            --
TCI/Lib. Class B Pref.           --           512,830 (22)    31.66

                                         (See footnotes on following page)

- ---------------
 *   Less than one percent.

 (1) See note 1 to the table included in "-- Five Percent Stockholders".

 (2) See note 2 to the table included in "-- Five Percent Stockholders".

 (3) See note 3 to the table included in "-- Five Percent Stockholders".

 (4) Includes 19,420 shares of TCI Class A Common Stock held by Mr. Barton's wife. Mr. Barton has disclaimed beneficial ownership of such shares.

 (5) Includes 5,000 shares of TCI Class A Common Stock held by Mr. Lenfest's wife and 70,000 shares owned directly or indirectly by Lenfest Communications, Inc. ("LCI") of which Mr. Lenfest is President, Chief Executive Officer and a director. Mr. Lenfest has disclaimed beneficial ownership of all of such shares.

 (6) The shares of TCI Class A Common Stock shown in the table are held in accounts for which Mr. Wargo acts as an investment advisor. Mr. Wargo has disclaimed beneficial ownership of such shares.

 (7) Includes 19,753 shares held by Mr. Draper's wife. Mr. Draper has disclaimed beneficial ownership of such shares.

 (8) Includes 2,000 shares of Liberty Class E Preferred Stock held by LCI. Mr. Lenfest has disclaimed beneficial ownership of such shares.

 (9) Includes 72,000 shares of Liberty Class A Common Stock in accounts for which Mr. Wargo acts as an investment advisor. Mr. Wargo has disclaimed beneficial ownership of such shares.

(10) All of such shares of Liberty Class A Common Stock are held by Mr. Draper's wife. Mr. Draper has disclaimed beneficial ownership of such shares.

(11) Includes 411 shares of Liberty Class E Preferred Stock held by Mr. Draper's wife. Mr. Draper has disclaimed beneficial ownership of such shares.

(12) Assumes exercise in full of stock options granted in tandem with stock appreciation rights in June 1993 to acquire 22,000 shares of Liberty Class A Common Stock. None of the options is exercisable until June 3, 1994.

(13) Certain executive officers of TCI (5 persons) hold options, which were granted in November of 1989, to purchase an aggregate of 43,000 shares of TCI Class A Common Stock at a purchase price of $17.25 per share. All such options are fully exercisable. Certain executive officers and directors (11 persons including Messrs. Magness, Malone, Clouston, Sparkman and Vierra) hold stock options issued in tandem with stock appreciation rights, which were granted in November of 1992, to acquire 3,325,000 shares of TCI Class A Common Stock at a purchase price of $16.75 per share. Options to acquire 665,000 of such shares are currently exercisable. Additionally, certain executive officers and a director (9 persons including Messrs. Kern, Clouston and Vierra) hold stock options issued in tandem with stock appreciation rights, which were granted in October and November of 1993 and become exercisable in October of 1994, to acquire 3,225,000 shares of TCI Class A Common Stock at a purchase price of $16.75 per share. Additionally, Mr. Vierra holds an option, granted in August of 1990, to purchase an aggregate of 9,714 shares of TCI Class A Common Stock at an adjusted price of $10.30 per share. All such options are fully exercisable.

(14) Includes Dr. Malone and Mr. Magness who are also included in "TCI executive officers and directors as a group" above.

(15) Assumes exercise in full of stock options granted in tandem with stock appreciation rights in June 1993 to acquire 44,000 shares of Liberty Class A Common Stock (including the stock options granted in tandem with stock appreciation rights for Mr. Martin). None of the options are exercisable until June 3, 1994.

(16) See notes 12, 13 and 14 to the table included in "-- Five Percent Stockholders."

                                         (See footnotes on following page)

(17) See note 15 to the table included in "-- Five Percent Stockholders."

(18) See note 4 to the table included in "-- Five Percent Stockholders."

(19) See notes 6, 7 and 8 to the table included in "-- Five Percent
     Stockholders."

(20) See note 5 to the table included in "-- Five Percent Stockholders."

(21) See notes 5, 6 and 8 to the table included in "-- Five Percent
     Stockholders."

(22) See note 22 to the table included in "-- Five Percent Stockholders."

(23) Includes 1,000 shares of Liberty Class E Preferred Stock in an account for which Mr. Wargo acts as an investment advisor. Mr. Wargo has disclaimed beneficial ownership of such shares.

                                 LEGAL MATTERS

     The validity of the TCI/Liberty Common Stock and TCI/Liberty Class B Preferred Stock to be issued in connection with the Mergers will be passed upon by Baker & Botts, L.L.P., 885 Third Avenue, New York, New York 10022. Mr. Jerome Kern, a partner of Baker & Botts, L.L.P. is a director of TCI and of TCI/Liberty. Mr. Kern holds options to purchase 2,000,000 shares of TCI Class A Common Stock. In addition, certain partners of Baker & Botts, L.L.P. serve as Assistant Secretaries of TCI.

                                    EXPERTS

     The balance sheet of TCI/Liberty Holding Company as of March 31, 1994, has been included herein in reliance upon the report, dated April 1, 1994, of KPMG Peat Marwick, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

     The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, and the related financial statement schedules, which appear in the TCI Form 10-K for the year ended December 31, 1993, have been incorporated by reference herein in reliance upon the reports, dated March 21, 1994, of KPMG Peat Marwick, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

     The consolidated balance sheets of Liberty Media Corporation and subsidiaries (Successor) as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1993 and 1992 and the period from April 1, 1991 to December 31, 1991 (Successor Periods), and the consolidated statements of operations, stockholders' equity and cash flows of "Liberty Media" (a combination of certain programming interests and cable television assets of Tele-Communications, Inc.) (Predecessor) for the period from January 1, 1991 to March 31, 1991 (Predecessor Period), and the related financial statement schedules, which appear in the Liberty Form 10-K for the year ended December 31, 1993, have been incorporated by reference herein in reliance upon the reports, dated March 18, 1994, of KPMG Peat Marwick, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

                          FUTURE STOCKHOLDER PROPOSALS

     If the Mergers are not consummated, the annual meeting of stockholders of each of TCI and Liberty is expected to be held on May 18, 1995. If any TCI or Liberty stockholder would like to present a proposal for action at the TCI or Liberty annual meeting and wishes to have such proposal included in the proxy materials for such meeting, such holder must submit the same to the Secretary of TCI or Liberty, as appropriate, in writing so as to be received at the executive offices of TCI or Liberty prior to January 15. Such proposals must also meet the other requirements of the rules of the Commission relating to stockholders' proposals.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                     Page
                                                                                 -------------
TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
     Condensed Pro Forma Financial Statements..................................      F-2
     Condensed Pro Forma Balance Sheet, March 31, 1994
          (unaudited)..........................................................      F-3
     Condensed Pro Forma Statement of Operations,
          Three months ended March 31, 1994 (unaudited)........................      F-4
          Year ended December 31, 1993 (unaudited).............................      F-5
     Notes to Condensed Pro Forma Financial Statements
          (unaudited)..........................................................      F-6
LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
     Condensed Pro Forma Combined Financial Statements.........................      F-7
     Condensed Pro Forma Balance Sheet, March 31, 1994
          (unaudited)..........................................................      F-8
     Condensed Pro Forma Combined Statement of Operations
          Three months ended March 31, 1994 (unaudited)........................      F-9
          Year ended December 31, 1993 (unaudited).............................      F-10
     Notes to Condensed Pro Forma Combined Financial Statements
          (unaudited)..........................................................  F-11 to F-13
TCI/LIBERTY HOLDING COMPANY AND SUBSIDIARIES
     Independent Auditors' Report..............................................      F-14
     Balance Sheet, March 31, 1994.............................................      F-15
     Note to Balance Sheet, March 31, 1994.....................................      F-16
     Condensed Pro Forma Combined Financial Statements.........................      F-18
     Condensed Pro Forma Combined Balance Sheet
          March 31, 1994 (unaudited)...........................................      F-19
     Condensed Pro Forma Combined Statement of Operations,
          Three months ended March 31, 1994 (unaudited)........................      F-20
          Year ended December 31, 1993 (unaudited).............................      F-21
     Notes to Condensed Pro Forma Combined Financial Statements
          (unaudited)..........................................................  F-22 to F-23

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                    CONDENSED PRO FORMA FINANCIAL STATEMENTS

                                 MARCH 31, 1994
                                  (UNAUDITED)

     The following unaudited condensed pro forma balance sheet of TCI, dated as of March 31, 1994, assumes that the proposed mergers (the "Mergers"), whereby TCI and Liberty will each become a wholly-owned subsidiary of TCI/Liberty, had occurred as of such date (see note 1).

     In addition, the unaudited condensed pro forma statements of operations of TCI for the three months ended March 31, 1994 and the year ended December 31, 1993 assume that the proposed Mergers had occurred prior to January 1, 1993.

     The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the Mergers had occurred prior to January 1, 1993. These condensed pro forma financial statements of TCI should be read in conjunction with the condensed unaudited pro forma financial statements of Liberty and TCI/Liberty and the related notes thereto included elsewhere herein and the respective historical financial statements and the related notes thereto of TCI and Liberty that are incorporated by reference into the Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION." The pro forma financial statements of TCI/Liberty represent a combination of the separate pro forma statements of TCI and Liberty in giving effect to the proposed Mergers.

                                      TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                                          CONDENSED PRO FORMA BALANCE SHEET
                                                      (UNAUDITED)


                                                                          MARCH 31, 1994
                                                             -----------------------------------------
                                                                TCI           PRO FORMA
                                                             HISTORICAL     ADJUSTMENTS(1)   PRO FORMA
                                                             ----------     --------------   ---------
                                                                       (AMOUNTS IN MILLIONS)
                        ASSETS
Cash and receivables.....................................     $    285             --             285
Investment in Liberty and related receivables............          507           (207)(2)         300
Investment in other affiliates and Turner Broadcasting
  System, Inc., and related receivables..................        1,479             --           1,479
Property and equipment, net of accumulated
  depreciation...........................................        5,026             --           5,026
Franchise costs and other assets, net of amortization....        9,761             --           9,761
                                                              --------         ------         -------
                                                              $ 17,058           (207)         16,851
                                                              ========         ======         =======


         LIABILITIES AND STOCKHOLDERS' EQUITY
Payables and accruals....................................     $    843             --             843
Debt.....................................................       10,008             --          10,008
Deferred income taxes....................................        3,456             --           3,456
Other liabilities........................................           97             --              97
                                                              --------         ------         -------
     Total liabilities...................................       14,404             --          14,404
                                                              --------         ------         -------
Minority interests.......................................          300             --             300
Redeemable preferred stocks..............................           --             --              --
Common stockholders' equity:
     Class A common stock................................          483             --             483
     Class B common stock................................           47             --              47
     Additional paid-in capital..........................        2,310             --           2,310
     Cumulative foreign currency translation
       adjustment........................................          (28)            --             (28)
     Unrealized holding gains for available-for-sale
       securities........................................          191             --             191
     Accumulated deficit.................................         (316)            --            (316)
     Treasury stock, at cost.............................         (333)           333 (3)          --
     Investment in TCI/Liberty...........................           --           (207)(2)        (540)
                                                                                 (333)(3)
                                                              --------         -----          -------
                                                                 2,354           (207)          2,147
                                                              --------         -----          -------
                                                              $ 17,058           (207)         16,851
                                                              ========         ======         =======

               See accompanying notes to unaudited condensed pro forma financial statements.

                                                      F-3

                       TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                                     (UNAUDITED)

                                                                 THREE MONTHS ENDED MARCH 31, 1994
                                                             -----------------------------------------
                                                                TCI           PRO FORMA
                                                             HISTORICAL     ADJUSTMENTS(1)   PRO FORMA
                                                             ----------     --------------   ---------
                                                                       (AMOUNTS IN MILLIONS
                                                                     EXCEPT PER SHARE AMOUNTS)
Revenue..................................................      $1,060               --          1,060
Operating, selling, general and administrative expenses
  and compensation relating to stock appreciation
  rights.................................................        (591)              --           (591)
Depreciation and amortization............................        (235)              --           (235)
                                                               ------          -------       --------
     Operating income....................................         234               --            234
Interest expense.........................................        (178)              --           (178)
Interest and dividend income.............................          10               --             10
Share of earnings of Liberty.............................          14              (14)(4)         --
Share of losses of other affiliates, net.................          (9)              --             (9)
Loss on early extinguishment of debt.....................          (2)              --             (2)
Other income, net........................................          (6)              --             (6)
                                                               ------          -------       --------
     Earnings before income taxes........................          63              (14)            49
Income tax expense.......................................         (31)               6 (5)         (25)
                                                               ------          -------       --------
     Net earnings........................................      $   32              (8)             24
                                                               ======          ======        ========
Primary and fully diluted earnings per common and common
  equivalent share.......................................      $  .07
                                                               ======

                   See accompanying notes to unaudited condensed pro forma financial statements.

                           TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                                          (UNAUDITED)

                                                                   YEAR ENDED DECEMBER 31, 1993
                                                             -----------------------------------------
                                                                TCI           PRO FORMA
                                                             HISTORICAL     ADJUSTMENTS(1)   PRO FORMA
                                                             ----------     --------------   ---------
                                                                       (AMOUNTS IN MILLIONS
                                                                     EXCEPT PER SHARE AMOUNTS)
Revenue..................................................     $  4,153              --          4,153
Operating, selling, general and administrative expenses
  and compensation relating to stock appreciation
  rights.................................................       (2,326)             --         (2,326)
Depreciation and amortization............................         (911)             --           (911)
                                                              --------         -------        -------
     Operating income....................................          916              --            916
Interest expense.........................................         (731)             --           (731)
Interest and dividend income.............................           34              --             34
Share of earnings of Liberty.............................            4              (4)(4)         --
Share of losses of other affiliates, net.................          (76)             --            (76)
Gain on dispositions.....................................           42              --             42
Loss on early extinguishment of debt.....................          (17)             --            (17)
Other income, net........................................          (11)             --            (11)
                                                              --------         -------        -------
     Earnings before income taxes........................          161              (4)           157
Income tax expense.......................................         (168)              2 (5)       (166)
                                                              --------         -------        -------
     Net loss............................................           (7)             (2)            (9)
Dividend requirement on redeemable preferred stocks......           (2)              2 (6)         --
                                                              --------         -------        -------
          Net loss applicable to common shareholders.....     $     (9)             --             (9)
                                                              ========         =======        =======
Loss per common share....................................     $   (.02)
                                                              ========

           See accompanying notes to unaudited condensed pro forma financial statements.


                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

               NOTES TO CONDENSED PRO FORMA FINANCIAL STATEMENTS

                                 MARCH 31, 1994
                                  (UNAUDITED)

     (1) Pursuant to the Merger Agreement, the Mergers will be structured as a tax free exchange whereby the common stock of TCI and Liberty and the preferred stock of Liberty would be exchanged for like shares of TCI/Liberty. The Merger Agreement provides that each share of TCI's and Liberty's common stock (including shares held by TCI's or Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI/Liberty's common stock. Any shares of Liberty preferred stock held by subsidiaries of TCI or its subsidiaries shall be converted into shares of a class or series of TCI/Liberty preferred stock having an equivalent value. Shares of preferred stock of Liberty not owned by TCI or its subsidiaries would be converted into shares of a preferred stock of TCI/Liberty having designations, preferences, rights and qualifications, limitations and restrictions similar to the shares of preferred stock being converted.

     (2) Represents the conversion of TCI's investment in Liberty common stock into an investment in TCI/Liberty common stock and the conversion of TCI's investment in Liberty preferred stock into an investment in TCI/Liberty preferred stock having an equivalent value. Such amount is reflected as a reduction of stockholders' equity due to its related party nature. Such conversion of shares is reflected at the carryover basis of TCI's investment in Liberty.

     (3) Reflects the reclassification to "Investment in TCI/Liberty" of 79,335,038 shares of TCI Class A common stock held by subsidiaries of TCI assumed to be replaced with TCI/Liberty common stock of the corresponding class.

     (4) Reflects the elimination of TCI's share of Liberty's historical earnings. See note (2) above.

     (5) Reflects the income tax effect of the pro forma adjustments.

     (6) Reflects the elimination of the preferred stock dividend requirement on TCI preferred stock converted into common stock of TCI during the three months ended March 31, 1994.

                           LIBERTY MEDIA CORPORATION

               CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                 MARCH 31, 1994
                                  (UNAUDITED)

     The following unaudited condensed pro forma balance sheet of Liberty, as of March 31, 1994, assumes Liberty had changed its accounting for its investment in QVC, Inc. ("QVC") to the cost method and that the sale by Liberty of its 50% partnership interest in American Movie Classics Company ("AMC") had occurred as of such date. Additionally, such balance sheet also assumes that the Mergers, whereby TCI and Liberty will each become wholly-owned subsidiaries of TCI/Liberty, had occurred as of such date.

     In addition, unaudited condensed pro forma combined statements of operations of Liberty for the three months ended March 31, 1994 and for the year ended December 31, 1993 are included which assume the following had occurred prior to January 1, 1993:

          (a) the change in accounting for Liberty's investment in QVC to the cost method,

          (b) the sale by Liberty of its 50% partnership interest in AMC,

          (c) the transactions contemplated by the Recapitalization Agreement, as defined in note 11, had been completed,

          (d) the acquisition of 20 million shares of Class B common stock of Home Shopping Network, Inc. ("HSN"),

          (e) the Tender, as defined in note 12,

          (f) the acquisition of all general and limited partnership interests in Mile Hi Cablevision Associates, Ltd. ("Mile Hi") as described in note 13,

          (g) the conversion of all the outstanding shares (10,974 shares) of Liberty's Class A Convertible Preferred Stock ("Class A Preferred Stock") into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock ("Class E Preferred Stock"), and

          (h) the Mergers.

     The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the foregoing events had actually occurred prior to January 1, 1993. These condensed pro forma combined financial statements of Liberty should be read in conjunction with the condensed unaudited pro forma financial statements and related notes thereto of TCI and TCI/Liberty included elsewhere herein and the respective historical financial statements and the related notes thereto of Liberty and TCI that are incorporated by reference into the Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION." The pro forma financial statements of TCI/Liberty represent a combination of the separate pro forma statements of TCI and Liberty in giving effect to the proposed Mergers.

                                  LIBERTY MEDIA CORPORATION

                             CONDENSED PRO FORMA BALANCE SHEET
                                        (UNAUDITED)

                                                                    MARCH 31, 1994
                                                  --------------------------------------------------
                                                   LIBERTY            PRO FORMA
                                                  HISTORICAL     ADJUSTMENTS(1)(2)(4)     PRO FORMA
                                                  ----------     --------------------     ----------
                                                                (AMOUNTS IN THOUSANDS)
                      ASSETS
Cash, receivables, inventories, prepaids and
  other current assets, net.....................  $  296,016             175,000 (3)         471,016
Investment in and advances to affiliates and
  others........................................     552,326               6,819 (3)         766,018
                                                                        (104,011)(4)
                                                                         310,884 (5)
Property and equipment, net of accumulated
  depreciation..................................     251,241                  --             251,241
Franchise costs, intangibles and other assets,
  net of amortization...........................     417,027                  --             417,027
                                                  ----------          ----------          ----------
                                                  $1,516,610             388,692           1,905,302
                                                  ==========          ==========          ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Payables and accruals...........................  $  296,607              50,000 (3)         346,607
Debt............................................     446,201                  --             446,201
Deferred income taxes...........................      33,248             115,027 (5)         168,969
Other liabilities...............................       2,693              20,694 (3)           2,693
                                                  ----------          ----------          ----------
     Total liabilities..........................     778,749             185,721             964,470
                                                  ----------          ----------          ----------
Minority interests..............................     182,408                  --             182,408
Preferred stock subject to mandatory
  redemption....................................     158,527            (158,527)(6)              --
Common stockholders' equity:
  Class E Preferred Stock.......................          17                 (17)(6)              --
  Class A common stock..........................      87,515                  --              87,515
  Class B common stock..........................      43,339                  --              43,339
  Additional paid-in capital....................     228,593             158,544 (6)         387,137
  Unrealized holding gains for
     available-for-sale securities..............      44,392             195,857 (5)         240,249
  Retained earnings.............................       7,839             111,125 (3)         118,964
  Note receivable from related party............     (14,769)                 --             (14,769)
                                                  ----------          ----------          ----------
                                                     396,926             465,509             862,435
                                                  ----------          ----------          ----------
Investment in TCI/Liberty.......................          --            (104,011)(4)        (104,011)
                                                  ----------          ----------          ----------
                                                  $1,516,610             388,692           1,905,302
                                                  ==========          ==========          ==========

       See accompanying notes to unaudited condensed pro forma combined financial statements.

                                  LIBERTY MEDIA CORPORATION

                     CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                        (UNAUDITED)

                                                               THREE MONTHS ENDED MARCH 31, 1994
                                                             --------------------------------------
                                                                           PRO FORMA
                                                              LIBERTY     ADJUSTMENTS     PRO FORMA
                                                             HISTORICAL    (1)(2)(4)      COMBINED
                                                             ----------   -----------     ---------
Revenue....................................................  $  335,080          --         335,080
Operating, selling, general and administrative expenses....    (295,151)         --        (295,151)
Depreciation and amortization..............................     (12,775)         --         (12,775)
                                                             ----------   ---------       ---------
     Operating income......................................      27,154          --          27,154
Interest expense...........................................      (9,090)         --          (9,090)
Dividend and interest income...............................       6,213          --           6,213
Share of earnings of affiliates, net.......................       9,137      (1,776)(7)       3,032
                                                                             (4,329)(8)
Minority interests.........................................      (4,033)         --          (4,033)
Provision for impairment of investment.....................      (2,233)         --          (2,233)
Other, net.................................................          61          --              61
                                                             ----------   ---------       ---------
     Earnings before income taxes..........................      27,209      (6,105)         21,104
Income tax expense.........................................     (13,567)      2,258 (9)     (11,309)
                                                             ----------   ---------       ---------
     Net earnings..........................................      13,642      (3,847)          9,795
Dividend requirement on redeemable preferred stocks........      (5,803)      5,803 (10)         --
                                                             ----------   ---------       ---------
     Net earnings attributable to common shareholders......  $    7,839       1,956           9,795
                                                             ==========   =========       =========
Primary and fully diluted earnings per common and common
  equivalent share.........................................  $     0.06
                                                             ==========

      See accompanying notes to unaudited condensed pro forma combined financial statements.

                           LIBERTY MEDIA CORPORATION

              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                 YEAR ENDED DECEMBER 31, 1993
                              ---------------------------------------------------------------------------------------------------
                                                                                                     PRO FORMA
                                LIBERTY     EFFECT OF RECAP-        HSN            MILE HI          ADJUSTMENTS        PRO FORMA
                              HISTORICAL    ITALIZATION(11)    HISTORICAL(12)   HISTORICAL(13)   (1)(2)(4)(12)(13)      COMBINED
                              -----------   ----------------   --------------   --------------   -----------------     ----------
                                                        (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenue.....................  $ 1,153,256            --            103,640           7,568                 --         1,264,464
Operating, selling, general
  and administrative
  expenses..................   (1,104,890)           --           (103,718)         (4,989)                --        (1,213,597)
Depreciation and
  amortization..............      (49,269)           --             (2,579)         (1,479)            (5,358)(14)      (58,685)
                              -----------        ------         ----------         -------           --------          ----------
  Operating income (loss)...         (903)           --             (2,657)          1,100             (5,358)           (7,818)
Interest expense............      (31,080)           --             (2,146)         (2,180)            (7,702)(15)      (40,928)
                                                                                                        2,180 (16)
Dividend and interest
  income....................       23,549            --              1,633               6                 --             25,188
Gain on sale of
  investment................       31,972            --                 --              --                 --             31,972
Loss on transactions with
  TCI.......................      (30,296)           --                 --              --                 --            (30,296)
Share of earnings of
  affiliates,
  net.......................       34,044            --                 --              --            (13,978)(7)          9,133
                                                                                                      (11,313)(8)
                                                                                                          380 (17)
Minority interests..........          289            --                 --              --                 57 (18)          3,884
                                                                                                          170 (19)
                                                                                                        3,368 (20)
Litigation settlements......       (7,475)           --                 --              --                 --             (7,475)
Other, net..................       (1,592)           --               (847)             --                 --             (2,439)
                              -----------        ------         ----------         -------           --------          ----------
  Earnings (loss) before
    income taxes and
    extraordinary item......       18,508            --             (4,017)         (1,074)           (32,196)            (18,779)
Income tax expense..........      (11,522)           --             (1,741)             --              9,063 (9)          (4,200)
                              -----------        ------         ----------         -------           --------          ----------
  Earnings (loss) before
    extraordinary item......        6,986            --             (5,758)         (1,074)           (23,133)            (22,979)
Extraordinary item-loss on
  early extinguishment of
  debt, net of taxes........       (2,191)           --             (5,051)             --                 --              (7,242)
                              -----------        ------         ----------         -------           --------          ----------
  Net earnings (loss).......        4,795            --            (10,809)         (1,074)           (23,133)            (30,221)
Dividend requirement on
  redeemable preferred
  stocks....................      (31,972)        9,179                 --              --             23,110 (10)              --
                                                                                                         (317)(21)
                              -----------        ------         ----------         -------           --------          ----------
  Net earnings (loss)
    attributable to common
    shareholders............  $   (27,177)        9,179            (10,809)         (1,074)              (340)            (30,221)
                              ============       ======         ==========         =======           ========          ==========
Net loss attributable to
  common shareholders before
  extraordinary item........  $     (0.19)
Extraordinary item, net.....        (0.02)
                              -----------
Loss per common share.......  $     (0.21)
                              ============


                            See accompanying notes to unaudited condensed pro forma combined financial statements.

                           LIBERTY MEDIA CORPORATION

           NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                 MARCH 31, 1994
                                  (UNAUDITED)

     (1) On September 16, 1993, Liberty announced that one of its subsidiaries received notice from Rainbow Program Enterprises that Rainbow Program Enterprises had elected to purchase Liberty's 50% partnership interest in AMC under the terms of a buy/sell provision contained in the AMC partnership agreement. A subsidiary of Liberty had initiated the buy/sell procedure on August 1, 1993. Liberty expects to receive net pre-tax cash proceeds of approximately $170 million from the sale and an additional $5 million from a buy-out of Liberty's consulting agreement with AMC.

     (2) On November 11, 1993, Liberty entered into an agreement with the staff of the Federal Trade Commission pursuant to which Liberty agreed to divest all of its equity interests in QVC during an 18-month time period if QVC was successful in its offer to buy Paramount Communications, Inc. ("Paramount") and not to vote or otherwise exercise or influence control over QVC until such time as QVC withdrew its offer for Paramount. Simultaneously, Liberty agreed to withdraw from a stockholders agreement pursuant to which Liberty and certain other stockholders exercised control over QVC (the "Stockholders' Agreement"). On February 15, 1994, QVC terminated its offer for Paramount. Upon termination of such offer, Liberty had the right to be reinstated as a party to the Stockholders' Agreement so long as such option was exercised within 90 days after such termination.

     On November 16, 1993, Liberty sold 1,690,041 shares of common stock of QVC to Comcast Corporation ("Comcast") for aggregate consideration of approximately $31,461,000. The sale to Comcast reduced Liberty's interest in QVC common stock (on a fully diluted basis) from 21.6% to 18.5%. Liberty continued to account for its investment in QVC under the equity method, although it no longer exercised significant control over such affiliate, due to the pending determination of whether Liberty would rejoin the control group under the Stockholders' Agreement. As a result of the election on May 13, 1994 by Liberty to forego the exercise of its option to be reinstated as a party to the Stockholders' Agreement, Liberty will now account for its investment in QVC under the cost method.

     (3) Represents assumed cash received from the sale of the 50% partnership interest in AMC by Liberty, pursuant to the terms of the buy/sell provision contained in the AMC partnership agreement (see note 1), and the corresponding increase in investment in affiliates, payables and accruals, and common stockholders' equity. Such increase in investment in affiliates is due to a negative balance in Liberty's carrying value due to distributions in excess of Liberty's basis in such investment. The increase in payables and accruals represents the estimated current income taxes payable on the sale. Increase in deferred income taxes represents the reversal of the temporary difference resulting from basis for income tax purposes in excess of basis for financial statement purposes. The increase in common stockholders' equity is due to the difference between Liberty's carrying value of such investment and the purchase price of the same reduced by the estimated income tax effect. Such assumed gain ($181,819,000) is not reflected in the pro forma combined statement of operations due to its non-recurring nature.

     (4) Pursuant to the Merger Agreement, the Mergers will be structured as a tax free exchange whereby the common stock of TCI and Liberty and the preferred stock of Liberty would be exchanged for like shares of TCI/Liberty. The Merger Agreement provides that each share of TCI's and Liberty's common stock (including shares held by TCI's and Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI/Liberty's common stock. Any shares of Liberty preferred stock held by TCI or its subsidiaries shall be converted into shares of a class or series of TCI/Liberty preferred stock having an equivalent value. Shares of preferred stock of Liberty not owned by TCI, Liberty or their respective subsidiaries would be converted into shares of a preferred stock of TCI/Liberty having designations, preferences, rights and qualifications, limitations and restrictions similar to the shares of preferred stock being converted. Adjustment represents the conversion of Liberty's investment in TCI common stock into an investment in TCI/Liberty common stock. Such amount is reflected as a reduction of

                           LIBERTY MEDIA CORPORATION

                                  (UNAUDITED)

stockholders' equity due to its related party nature. Such conversion of shares is reflected at the carryover basis of Liberty's investment in TCI.

     (5) Represents the recognition of unrealized appreciation, net of taxes, for Liberty's investment in QVC (an investment in equity securities determined to be available-for-sale). See note 2.

     (6) Reflects the elimination of the historical preferred stock of Liberty held by TCI or its subsidiaries. Such historical preferred stock of Liberty will be converted into TCI/Liberty preferred stock having an equivalent value. See note 4.

     (7) Elimination of share of earnings of QVC.

     (8) Elimination of share of earnings of AMC.

     (9) Estimated income tax effect of the pro forma adjustments.

     (10) Reflects the elimination of the preferred stock dividend requirement on Liberty preferred stock assumed to be converted into preferred stock of TCI/Liberty. See note 4.

     (11) On June 3, 1993, Liberty completed the transaction contemplated by the Recapitalization Agreement entered into on March 26, 1993 with certain subsidiaries of TCI (such transaction is included in the Liberty historical column of the pro forma balance sheet). Pursuant to the Recapitalization Agreement, Liberty purchased 100% of the outstanding shares of its Class C Redeemable, Exchangeable Preferred Stock (the "Class C Preferred Stock") and 927,900 shares of its Class A common stock. Liberty paid a purchase price of approximately $175 million for the Class C Preferred stock and approximately $19 million for the Class A common stock. The aggregate purchase price of approximately $194 million was satisfied by delivery of $12 million in cash and four promissory notes totaling $182 million. In the accompanying unaudited condensed pro forma statements of operations, the preferred stock dividend requirement on such purchased preferred stock has been eliminated.

     (12) On February 11, 1993, Liberty acquired from RMS Limited Partnership 20,000,000 shares of Class B common stock (the "Class B Stock") of HSN for an aggregate purchase price of $58 million in cash and 8,000,000 shares of the Class A common stock of Liberty. Additionally, on June 1, 1993, Liberty completed the purchase of approximately 16 million shares of the common stock ("Common Stock") of HSN at a price of $7.00 per share (the "Tender"). In addition, Liberty had acquired Common Stock of HSN previous to the acquisition of the Class B Stock (such transactions are included in the Liberty historical column of the pro forma balance sheet).

     (13) On March 15, 1993, Mile Hi Cable Partners, L.P. ("New Mile Hi") completed the acquisition (the "Acquisition") of all the general and limited partnership interests in Mile Hi, the owner of the cable television system serving Denver, Colorado (such acquisition is included in the Liberty historical column of the pro forma balance sheet). New Mile Hi is a limited partnership formed among Community Cable Television ("CCT") (78% limited partnership interest), Daniels Communications, Inc. ("DCI") (1% limited partnership interest) and P & B Johnson Corp. (21% general partnership interest), a corporation controlled by Robert L. Johnson, a member of the Board of Directors of Liberty. CCT is a general partnership in which a wholly-owned subsidiary of Liberty is a 50.001% partner and a wholly-owned subsidiary of TCI is a 49.999% partner. New Mile Hi is a consolidated subsidiary of Liberty for financial reporting purposes.

     Prior to the Acquisition, Liberty, through a wholly-owned subsidiary, indirectly owned a 32.175% interest in Mile Hi through its ownership of a limited partnership interest in Daniels & Associates Partners Limited ("DAPL"), one of Mile Hi's general partners.

                           LIBERTY MEDIA CORPORATION

                                  (UNAUDITED)

     DAPL was liquidated on March 12, 1993, at which time a subsidiary of Liberty (and partner in DAPL) received a liquidating distribution consisting of a portion of DAPL's partnership interest in Mile Hi representing the 32.175% interest in Mile Hi and a loan receivable of approximately $50 million (the "Mile Hi Note").

     Of the $110 million in cash required by New Mile Hi to complete the transaction, $105 million was loaned to New Mile Hi by CCT and $5 million was provided by Mr. Johnson's corporation as a capital contribution to New Mile Hi. Of the $5 million contributed by Mr. Johnson's corporation, approximately $4 million was provided by CCT through loans to Mr. Johnson and trusts for the benefit of his children. CCT funded its loans to New Mile Hi and the Johnson interests by drawing down $93 million under its revolving credit facility and by borrowing $16 million from TCI in the form of a subordinated note.

     (14) Depreciation and amortization of the purchase price of Mile Hi and HSN allocated to its tangible and intangible assets are based upon weighted average lives of 12 1/2 years for tangible assets, 30 years for intangible assets and 40 years for franchise costs.

     (15) Represents interest on borrowings to finance the cash portion of the consideration for the acquisition of the partnership interests in Mile Hi and the interest on the promissory notes delivered to TCI pursuant to the Recapitalization Agreement (see note 11). Interest on the borrowings for the Mile Hi acquisition is calculated at the weighted average rate of 6% in effect for the year ended December 31, 1993.

     (16) Reflects the reduction in interest expense arising from the assumed repayment of Mile Hi debt at January 1, 1993 and the elimination of the intercompany interest expense recorded by Mile Hi on its debt to CCT.

     (17) Elimination of share of losses of Mile Hi through March 15, 1993.

     (18) Represents the interest income on the loan to a minority partner (see note 13).

     (19) Represents the minority partners' 22% interest in the pro forma losses of Mile Hi adjusted for the effects of the acquisition (see note 13).

     (20) Represents the minority shareholders' 58.5% interest in the pro forma losses of HSN (see note 12).

     (21) Represents the preferred stock dividend requirement on the additional shares of Class E Preferred Stock related to the conversion of all of the outstanding shares (10,974 shares) of Liberty's Class A Preferred Stock into 4,405,678 shares of Liberty Class A common stock and 55,070 shares of Class E Preferred Stock.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
TCI/Liberty Holding Company

     We have audited the accompanying balance sheet of TCI/Liberty Holding Company as of March 31, 1994. The financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of TCI/Liberty Holding Company as of March 31, 1994, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK

Denver, Colorado
April 1, 1994

                          TCI/LIBERTY HOLDING COMPANY

                                 BALANCE SHEET
                                 MARCH 31, 1994

                                     ASSET

Cash...................................................................................  $20
                                                                                         ===

                              STOCKHOLDERS' EQUITY

Common Stock, par value $1.00 per share, 1,000 shares authorized,
  20 shares issued and outstanding.....................................................  $20
                                                                                         ===

                    See accompanying note to balance sheet.

                          TCI/LIBERTY HOLDING COMPANY

                             NOTE TO BALANCE SHEET
                                 MARCH 31, 1994

NOTE -- FORMATION AND PROPOSED TRANSACTION.

     TCI/Liberty is a newly-formed Delaware corporation. On the terms and conditions set forth in the accompanying Proxy Statement/Prospectus, the holders of TCI common stock and Liberty common stock will vote to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 27, 1994, amended as of March 30, 1994, among Tele-Communications, Inc. ("TCI"), Liberty Media Corporation ("Liberty"), TCI/Liberty, TCI Mergerco, Inc. and Liberty Mergerco, Inc., which provides for the business combination of TCI and Liberty. As a result of the business combination (the "Mergers"), TCI and Liberty will each become a wholly owned subsidiary of TCI/Liberty (which will be renamed Tele-Communications, Inc.).

     TCI/Liberty is owned fifty percent by TCI and fifty percent by Liberty. Upon consummation of the Mergers, the outstanding shares of TCI/Liberty held by TCI and Liberty will be retired. Pursuant to the Merger Agreement, when the Mergers are completed, (i) each outstanding share (other than any shares held by TCI in its treasury, but including shares held by subsidiaries of TCI or by Liberty) of TCI Class A common stock and Class B common stock will be converted into the right to receive one share of TCI/Liberty Class A common stock and Liberty Class B common stock, respectively, (ii) each outstanding share (other than any shares held by Liberty in its treasury, but including shares held by subsidiaries of TCI) of Liberty Class A common stock and Class B common stock will be converted into the right to receive 0.975 of a share of TCI/Liberty Class A common stock and Class B common stock, respectively. Fractional shares of TCI/Liberty's common stock will not be issued; holders of Liberty Class A common stock or Class B common stock otherwise entitled to a fractional share will be paid an amount in cash equal to the same fraction of the fair market value of a whole share of Liberty Class A common stock or Class B common stock, as the case may be, determined as set forth in the Merger Agreement, (iii) each outstanding share of Liberty Class B Redeemable Exchangeable Preferred Stock and Liberty Class D Redeemable Preferred Stock (all of which are owned by an indirect, wholly-owned subsidiary of TCI) will be converted into the right to receive that number of shares (and/or fraction of a share) of TCI/Liberty's Class A Preferred Stock having a substantially equivalent value (all of which will be owned by an indirect, wholly-owned subsidiary of TCI/Liberty) and (iv) each outstanding share of Liberty Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock (the "Liberty Class E Preferred Stock") (including shares held by a subsidiary of TCI) will be converted into the right to receive one share of TCI/Liberty's Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock (the "TCI/Liberty Class B Preferred Stock"), having designations, preferences, rights and qualifications, limitations and restrictions that are substantially identical to those of the Liberty Class E Preferred Stock, except that the holders of TCI/Liberty Class B Preferred Stock will have one vote per share, voting together with the holders of TCI/Liberty's common stock and any other class or series of voting preferred stock of TCI/Liberty, in the general election of directors.

     TCI/Liberty has not conducted any significant activities to date other than those incident to its formation, its execution of the Merger Agreement and its participation in the preparation of the Proxy Statement/Prospectus. As a result of the Mergers, TCI and Liberty will become wholly owned subsidiaries of TCI/Liberty and, as a result, the business of TCI/Liberty, through its wholly owned subsidiaries, will become the business currently conducted by TCI and Liberty. Management of TCI and Liberty currently anticipate that the business of TCI/Liberty will be organized into four separate units: one unit will build, operate and market TCI/Liberty's domestic cable and other domestic telecommunications distribution businesses; a second unit will direct TCI/Liberty's development, acquisition and investment in television programming and other entertainment software in the United States; a third unit will be responsible for TCI/Liberty's television programming, cable and telecommunications operations in foreign countries; and the fourth unit will seek to develop and invest in new television and telecommunications technology. Each unit will report directly to the management of TCI/Liberty.

                          TCI/LIBERTY HOLDING COMPANY

                                 MARCH 31, 1994

     Subject to approval by the TCI and Liberty common stockholders, TCI/Liberty will adopt the TCI/Liberty Holding Company 1994 Stock Incentive Plan (the "TCI/Liberty Stock Incentive Plan"), on the terms set forth in the Proxy Statement/Prospectus.

     Stock options or stock appreciation rights previously granted by TCI or Liberty will be exchanged for stock options or stock appreciation rights granted under the TCI/Liberty Stock Incentive Plan, which stock options or stock appreciation rights will contain terms and conditions that are not less favorable to the holders thereof than those assumed.

     The TCI/Liberty Stock Incentive Plan provides for awards to be made in respect of a maximum of 16 million shares of TCI/Liberty Class A common stock (subject to certain adjustments described below). Awards may be made as grants of stock options, stock appreciation rights ("SARs"), restricted shares, stock units, or any combination thereof (collectively, "Awards"). Shares in respect of which Awards are made may be either authorized but unissued shares of TCI/Liberty Class A common stock or issued shares reacquired by TCI/Liberty and held in treasury, or both. Shares of TCI/Liberty Class A common stock that are subject to Awards that expire, terminate or are annulled for any reason without having been exercised (or deemed exercised, by virtue of the exercise of a related SAR), or are forfeited prior to becoming vested, or are subject to Awards of SARs that are exercised for cash, will return to the pool of such shares available for grant under the TCI/Liberty Stock Incentive Plan.

     TCI has employment agreements with certain of its executive officers. Liberty has an employment agreement with Dr. Malone. TCI/Liberty has agreed to assume the employment agreements of TCI and Liberty with respect to such officers who will be executive officers of TCI/Liberty.

                          TCI/LIBERTY AND SUBSIDIARIES

               CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                 MARCH 31, 1994
                                  (UNAUDITED)

     The following unaudited condensed pro forma combined balance sheet of TCI/Liberty, dated as of March 31, 1994, assumes that the proposed Mergers, whereby TCI and Liberty will each become wholly-owned subsidiaries of TCI/Liberty, had occurred as of such date.

     In addition, the unaudited condensed pro forma combined statements of operations of TCI/Liberty for the three months ended March 31, 1994 and the year ended December 31, 1993 assume that the proposed Mergers had occurred prior to January 1, 1993.

     The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the Mergers had occurred as of January 1, 1993. These condensed pro forma combined financial statements of TCI/Liberty should be read in conjunction with the condensed unaudited pro forma financial statements of TCI and Liberty and the related notes thereto included elsewhere herein and the respective historical financial statements and the related notes thereto of TCI and Liberty that are incorporated by reference into the Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION." The pro forma financial statements of TCI/Liberty represent a combination of the separate pro forma statements of TCI and Liberty in giving effect to the proposed Mergers.

                          TCI/LIBERTY AND SUBSIDIARIES

                   CONDENSED PRO FORMA COMBINED BALANCE SHEET
                                  (UNAUDITED)

                                                                    MARCH 31, 1994
                                              ----------------------------------------------------------
                                                 TCI         LIBERTY        PRO FORMA        TCI/LIBERTY
                                              PRO FORMA     PRO FORMA     ADJUSTMENTS(1)      PRO FORMA
                                              ---------     ---------     --------------     -----------
                                                                (AMOUNTS IN MILLIONS)
                ASSETS
Cash, receivables and other current
  assets....................................   $   285          471              --                756
Investment in and advances to Liberty.......       300           --            (209)(2)             --
                                                                                (91)(3)
Investment in other affiliates and Turner
  Broadcasting System, Inc., and related
  receivables...............................     1,479          766              --              2,245
Property and equipment, net of accumulated
  depreciation..............................     5,026          251              --              5,277
Franchise costs, intangibles and other
  assets, net of amortization...............     9,761          417              --             10,178
                                               -------       -------         --------         --------
                                               $16,851        1,905            (300)            18,456
                                               =======       =======          =======         ========
    LIABILITIES AND STOCKHOLDERS' EQUITY
Payables and accruals.......................   $   843          324              --              1,167
Due to TCI..................................        --          209            (209)(2)             --
Debt........................................    10,008          260              --             10,268
Deferred income taxes.......................     3,456          169              (5)(5)          3,620
Other liabilities...........................        97            3              --                100
                                               -------      -------           ---------        -------
     Total liabilities......................    14,404          965            (214)            15,155
                                              ---------     -------           ---------        -------
Minority interests..........................       300          182             (91)(3)            391
Class A Preferred Stock.....................        --           --              -- (4)             --
Stockholders' equity:
  Class B 6% Cumulative Redeemable
     Exchangeable Junior Preferred Stock....        --           --               --                --
  Class A common stock......................       483           88              (2)(6)            569
  Class B common stock......................        47           43              (1)(6)             89
  Additional paid-in capital................     2,310          387            (110)(4)          2,595
                                                                                  5 (5)
                                                                                  3 (6)
  Cumulative foreign currency translation
     adjustment.............................       (28)          --               --               (28)
  Unrealized holding gains for
     available-for-sale securities..........       191          240              --                431
  Retained earnings (deficit)...............      (316)         119              --               (197)
  Receivable from related party.............        --          (15)             --                (15)
  Treasury stock............................        --           --            (534)(4)           (534)
  Investment in TCI/Liberty.................      (540)        (104)            644 (4)             --
                                                -------      -------          --------          --------
                                                 2,147          758               5              2,910
                                                -------      -------          --------          --------
                                               $16,851        1,905            (300)            18,456
                                               =======       =======          ========          ========

   See accompanying notes to unaudited condensed pro forma combined financial statements.

                          TCI/LIBERTY AND SUBSIDIARIES

              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                    THREE MONTHS ENDED MARCH 31, 1994
                                          ------------------------------------------------------
                                             TCI       LIBERTY      PRO FORMA        TCI/LIBERTY
                                          PRO FORMA   PRO FORMA   ADJUSTMENTS(1)      PRO FORMA
                                          ---------   ---------   --------------     -----------
                                                         (AMOUNTS IN MILLIONS)
Revenue.................................   $ 1,060        335           (15)(7)          1,380
Operating, selling, general and
  administrative expenses and
  compensation relating to stock
  appreciation rights...................      (591)      (295)           15 (7)           (871)
Depreciation and amortization...........      (235)       (13)           --               (248)
                                          ---------   ---------         ---          -----------
     Operating income...................       234         27            --                261
Interest expense........................      (178)        (9)            6 (8)           (181)
Interest and dividend income............        10          6            (6)(8)             10
Share of earnings (losses) of
  affiliates, net.......................        (9)         3            --                 (6)
Loss on early extinguishment of debt....        (2)        --            --                 (2)
Other expense, net......................        (6)        (6)           --                (12)
                                          ---------   ---------         ---            -------
     Earnings before income taxes.......        49         21            --                 70
Income tax expense......................       (25)       (11)           --                (36)
                                          ---------   ---------         ---            -------
     Net earnings.......................        24         10            --                 34
Dividend requirement on redeemable
  preferred stocks......................        --         --            (3)(9)             (3)
                                           -------      -----           ---            -------
     Net earnings attributable to common
       shareholders.....................   $    24         10            (3)                31
                                           =======     ======        ======            =======
Primary and fully diluted earnings
  attributable to common shareholders
  per common and common equivalent
  share.................................                                               $   .05(11)
                                                                                       =======

 See accompanying notes to unaudited condensed pro forma financial statements.

                          TCI/LIBERTY AND SUBSIDIARIES

              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                            THREE MONTHS ENDED DECEMBER 31, 1993
                                                    ----------------------------------------------------
                                                       TCI       LIBERTY      PRO FORMA      TCI/LIBERTY
                                                    PRO FORMA   PRO FORMA   ADJUSTMENTS(1)    PRO FORMA
                                                    ---------   ---------   --------------   -----------
                                                                    (AMOUNTS IN MILLIONS)
Revenue...........................................   $ 4,153       1,264          (55)(7)        5,362
Operating, selling, general and administrative
  expenses and compensation relating to stock
  appreciation rights.............................    (2,326)     (1,213)          55 (7)       (3,484)
Depreciation and amortization.....................      (911)        (59)          --             (970)
                                                    ---------   ---------         ---        -----------
     Operating income (loss)......................       916          (8)          --              908
Interest expense..................................      (731)        (41)           9 (8)         (763)
Interest and dividend income......................        34          25           (9)(8)           50
Share of earnings (losses) of affiliates, net.....       (76)          9           --              (67)
Gain on disposition...............................        42          32           --               74
Loss on transactions with TCI.....................        --         (30)          --              (30)(10)
Loss on early extinguishment of debt..............       (17)         (7)          --              (24)
Other expense, net................................       (11)         (6)          --              (17)
                                                     -------     -------          ---        ---------
     Earnings (loss) before income taxes..........       157         (26)          --              131
Income tax expense................................      (166)         (4)          --             (170)
                                                     -------     -------          ---        ---------
     Net loss.....................................        (9)        (30)          --              (39)
Dividend requirement on redeemable preferred
  stocks..........................................        --          --          (10)(9)          (10)
                                                     -------     -------          ---        ---------
     Net loss attributable to common
       shareholders...............................   $    (9)        (30)         (10)             (49)
                                                     =======     =======      =======        =========
Loss per common share.............................                                             $  (.09)(12)
                                                                                             =========

 See accompanying notes to unaudited condensed pro forma financial statements.

                          TCI/LIBERTY AND SUBSIDIARIES

           NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                 MARCH 31, 1994
                                  (UNAUDITED)

     (1) Pursuant to the Merger Agreement, the Mergers will be structured as a tax free exchange whereby the common stock of TCI and Liberty and the preferred stock of Liberty would be exchanged for like shares of TCI/Liberty. The Merger Agreement provides that each share of TCI's and Liberty's common stock (including shares held by TCI's and Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI/Liberty's common stock. Any shares of Liberty preferred stock held by subsidiaries of TCI or its subsidiaries shall be converted into shares of a class or series of TCI/Liberty preferred stock having an equivalent value. Shares of preferred stock of Liberty not owned by TCI or its subsidiaries would be converted into shares of a preferred stock of TCI/Liberty having designations, preferences, rights and qualifications, limitations and restrictions similar to the shares of preferred stock being converted.

     (2) Represents the elimination of intercompany indebtedness between TCI and Liberty.

     (3) Represents the elimination of TCI's minority interest in the equity of a consolidated subsidiary of Liberty.

     (4) Represents the reclassification to treasury stock of shares of TCI/Liberty held by TCI, Liberty or their respective subsidiaries previously reflected as "Investment in TCI/Liberty". All preferred stock of TCI/Liberty held by TCI or its subsidiaries (also reflected in the TCI pro forma financial information as "Investment in TCI/Liberty") has been eliminated in consolidation with TCI/Liberty.

     (5) Represents the elimination of temporary differences associated with TCI's and Liberty's investments in TCI/Liberty preferred and common stock.

     (6) Reflects the net conversion of TCI and Liberty common stock held other than by TCI, Liberty or their subsidiaries, at the exchange ratios described in note 1, into like shares of TCI/Liberty.

     (7) Represents the elimination of intercompany revenue and operating expenses between TCI and Liberty arising from the sale of certain cable television programming to their respective cable television subscribers.

     (8) Represents the elimination of interest on intercompany indebtedness between TCI and Liberty.

     (9) Represents the preferred stock dividend requirement on preferred stock of TCI/Liberty other than preferred stock issued to TCI or its respective subsidiaries.

     (10) Amount not eliminated for pro forma purposes as a reserve for an impairment would have been required (based upon fair market value of underlying asset) equal to the loss recognized by Liberty.

     (11) Reflects primary earnings per common and common equivalent share based upon 610,025,737 weighted average shares. Such amount is calculated utilizing 491,948,769 weighted average shares of TCI at March 31, 1994 (such amount representing TCI's weighted average shares, as disclosed in their historical financial statements) reduced by 6,525,721 shares of TCI common stock previously held by Liberty and 127,993,523 weighted averages shares of Liberty at March 31, 1994 (such amount representing Liberty's weighted average shares, as disclosed in their historical financial statements, adjusted by 0.975 of a share) reduced by 3,390,834 shares of Liberty common stock (as adjusted by 0.975 of a share) previously held by TCI.

     (12) Reflects primary earnings per common and common equivalent share based upon 550,232,340 weighted average shares. Such amount is calculated utilizing 432,566,150 weighted average shares of TCI common stock at December 31, 1993 (such amount representing TCI's weighted average shares, as disclosed in their historical financial statements) reduced by 6,525,721 shares of TCI common stock previously held by

                          TCI/LIBERTY AND SUBSIDIARIES

                                 MARCH 31, 1994
                                  (UNAUDITED)

Liberty and 127,582,745 weighted average shares of Liberty common stock at December 31, 1993 (such amount representing Liberty's weighted average shares, as disclosed in their historical financial statements, shares of Liberty common stock issued in the HSN merger and Liberty common stock repurchased from TCI in 1993, all of which have been adjusted by 0.975 of a share) reduced by 3,390,834 shares of Liberty common stock (as adjusted by 0.975 of a share) previously held by TCI.

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           TELE-COMMUNICATIONS, INC.

                           LIBERTY MEDIA CORPORATION,

                          TCI/LIBERTY HOLDING COMPANY

                               TCI MERGERCO, INC.

                                      AND

                             LIBERTY MERGERCO, INC.


                             AS OF JANUARY 27, 1994

                                     TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
ARTICLE I     .......................................................................   I-1
     The Mergers.....................................................................   I-1
          1.1  The Mergers...........................................................   I-1
          1.2  Effective Time........................................................   I-1
          1.3  Effect of the Mergers.................................................   I-1
          1.4  Certificate of Incorporation and By-laws of TCI/Liberty...............   I-2
          1.5  Certificates of Incorporation and By-laws of the Surviving
               Corporations..........................................................   I-2
          1.6  Directors and Officers of the Surviving Corporations..................   I-2
          1.7  Closing...............................................................   I-2
          1.8  Definitions of "Subsidiary" and "affiliate"...........................   I-3

ARTICLE II    .......................................................................   I-3
     Conversion and Exchange of Securities; Effect of Mergers on TCI
       and Liberty Stock Plans.......................................................   I-3
          2.1  Conversion of Securities..............................................   I-3
          2.2  TCI/Liberty Stock.....................................................   I-5
          2.3  Transfer Books........................................................   I-5
          2.4  Definition of "fair market value".....................................   I-5
          2.5  Dissenting Shares.....................................................   I-6
          2.6  Exchange of Shares....................................................   I-6
          2.7  Stock Options, SARs and Benefit Plans.................................   I-8

ARTICLE III   .......................................................................  I-11
     Certain Actions.................................................................  I-11
          3.1  TCI Stockholder Meeting...............................................  I-11
          3.2  Liberty Stockholder Meeting...........................................  I-11
          3.3  Proxy Statement and Registration Statement............................  I-11
          3.4  Letters from Accountants..............................................  I-12
          3.5  Release of Escrowed TCI Common Stock..................................  I-12
          3.6  Identification of Affiliates..........................................  I-12
          3.7  State Takeover Statutes...............................................  I-12
          3.8  Possible Restructuring................................................  I-12
          3.9  Reasonable Efforts....................................................  I-13
          3.10 Quotation on Nasdaq NMS................................................ I-13
          3.11 Voting Agreement....................................................... I-14
          3.12 Restrictions on Transfer............................................... I-14
          3.13 Directors and Executive Officers of TCI/Liberty at the Effective
               Time..................................................................  I-14

ARTICLE IV    .......................................................................  I-14
     Representations and Warranties of Liberty.......................................  I-14
          4.1  Organization and Qualification........................................  I-14
          4.2  Authorization and Validity of Agreement...............................  I-15
          4.3  Capitalization........................................................  I-15
          4.4  Reports and Financial Statements......................................  I-16

                                                                                      PAGE
                                                                                      ----
          4.5  No Approvals or Notices Required; No Conflict with Instruments........  I-17
          4.6  Absence of Certain Changes or Events..................................  I-18
          4.7  Registration Statement; Proxy Statement...............................  I-18
          4.8  Legal Proceedings.....................................................  I-19
          4.9  Licenses; Compliance With Regulatory Requirements; Intangible
               Property..............................................................  I-19
          4.10 Brokers or Finders..................................................... I-20
          4.11 Tax Matters............................................................ I-20
          4.12 Employee Benefit Plans; ERISA.......................................... I-20
          4.13 Fairness Opinion....................................................... I-23
          4.14 Recommendation of Liberty Board........................................ I-23
          4.15 Vote Required.......................................................... I-23

ARTICLE V     .......................................................................  I-24
     Representations and Warranties of TCI...........................................  I-24
          5.1  Organization..........................................................  I-24
          5.2  Authorization and Validity of Agreement...............................  I-24
          5.3  Capitalization of TCI.................................................  I-24
          5.4  TCI Reports and Financial Statements..................................  I-25
          5.5  No Approvals or Notices Required; No Conflict with Instruments........  I-26
          5.6  Absence of Certain Changes or Events..................................  I-27
          5.7  Registration Statement; Proxy Statement...............................  I-27
          5.8  Legal Proceedings.....................................................  I-27
          5.9  Licenses; Compliance with Regulatory Requirements; Intangible
               Property..............................................................  I-28
          5.10 Brokers or Finders..................................................... I-28
          5.11 Tax Matters............................................................ I-28
          5.12 Employee Benefit Plans; ERISA.......................................... I-29
          5.13 Fairness Opinion....................................................... I-32
          5.14 Recommendation of TCI Board............................................ I-32
          5.15 Vote Required.......................................................... I-32

ARTICLE VI    .......................................................................  I-32
     Representations and Warranties of TCI/Liberty...................................  I-32
          6.1  Organization..........................................................  I-32
          6.2  Authorization and Validity of Agreement...............................  I-32
          6.3  Newly Issued Shares...................................................  I-32
          6.4  Interim Operations of TCI/Liberty.....................................  I-32

ARTICLE VII   .......................................................................  I-32
     Transactions Prior to Closing...................................................  I-32
          7.1  Access to Information Concerning Properties and Records...............  I-32
          7.2  Confidentiality.......................................................  I-33
          7.3  Public Announcements..................................................  I-33
          7.4  Conduct of Business by Liberty and TCI Pending the Effective Time.....  I-33
          7.5  No Solicitation.......................................................  I-35
          7.6  Expenses..............................................................  I-35

                                                                                      PAGE
                                                                                      ----
          7.7 Notification of Certain Matters.......................................  I-36
          7.8 Defense of Litigation.................................................  I-36

ARTICLE VIII  ......................................................................  I-36
     Conditions Precedent...........................................................  I-36
          8.1 Conditions Precedent to the Obligations of TCI and Liberty............  I-36
          8.2 Conditions Precedent to the Obligations of TCI........................  I-37
          8.3 Conditions Precedent to the Obligations of Liberty....................  I-39

ARTICLE IX    ......................................................................  I-40
     Termination....................................................................  I-40
          9.1 Termination and Abandonment...........................................  I-40
          9.2 Effect of Termination.................................................  I-40

ARTICLE X     ......................................................................  I-41
     Miscellaneous..................................................................  I-41
        10.1  Nonsurvival of Representations, Warranties and Agreements.............  I-41
        10.2  Indemnification.......................................................  I-41
        10.3  Notices...............................................................  I-42
        10.4  Entire Agreement......................................................  I-42
        10.5  Assignment; Binding Effect; Benefit...................................  I-42
        10.6  Amendment.............................................................  I-43
        10.7  Extension; Waiver.....................................................  I-43
        10.8  Interpretation........................................................  I-43
        10.9  Knowledge as to Equity Affiliates.....................................  I-43
        10.10 Counterparts..........................................................  I-43
        10.11 Applicable Law........................................................  I-43
        10.12 No Remedy in Certain Circumstances....................................  I-44
        10.13 Limited Liability.....................................................  I-44

Exhibit A     -- Certificate of Incorporation of TCI/Liberty
Exhibit B     -- By-laws of TCI/Liberty
Exhibit C     -- Certificate of Incorporation of TCI Surviving Corporation
Exhibit D     -- Certificate of Incorporation of Liberty Surviving Corporation
Exhibit E     -- By-laws of TCI Surviving Corporation
Exhibit F     -- By-laws of Liberty Surviving Corporation
Exhibit G     -- Other Employee Benefit Plans
Exhibit H     -- Rule 145 Affiliates
Exhibit I     -- Directors and Executive Officers of TCI/Liberty

Annex 1       -- Opinion of Counsel to be delivered to TCI
Annex 2       -- Opinion of Counsel to be delivered to Liberty

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 27, 1994, by and among TELE-COMMUNICATIONS, INC., a Delaware corporation ("TCI"), LIBERTY MEDIA CORPORATION, a Delaware corporation ("Liberty"), TCI/LIBERTY HOLDING COMPANY, a Delaware corporation jointly owned by TCI and Liberty ("TCI/Liberty"), TCI MERGERCO, INC., a Delaware corporation and a wholly owned subsidiary of TCI/Liberty ("TCI Mergerco"), and LIBERTY MERGERCO, INC., a Delaware corporation and a wholly owned subsidiary of TCI/Liberty ("Liberty Mergerco").

     WHEREAS, the respective Boards of Directors of TCI and Liberty have approved, and deem it in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein, in which TCI Mergerco would merge with and into TCI (the "TCI Merger"), Liberty Mergerco would merge with and into Liberty (the "Liberty Merger"; and, together with the TCI Merger, the "Mergers"), and the surviving corporations of the Mergers would become wholly-owned subsidiaries of TCI/Liberty;

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers; and

     WHEREAS, for Federal income tax purposes it is intended that each of the Mergers shall be tax free to the parties and to the stockholders of each of TCI and Liberty.

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGERS

     1.1 The Mergers. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), (i) TCI Mergerco shall be merged with and into TCI in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), and the separate corporate existence of TCI Mergerco shall cease and TCI shall continue as the surviving corporation (hereinafter sometimes referred to as the "TCI Surviving Corporation") under the laws of the State of Delaware under the name "TCI Communications, Inc." and (ii) Liberty Mergerco shall be merged with and into Liberty in accordance with the provisions of the DGCL, and the separate corporate existence of Liberty Mergerco shall cease and Liberty shall continue as the surviving corporation (hereinafter sometimes referred to as the "Liberty Surviving Corporation") under the laws of the State of Delaware under the name "Liberty Media Corporation." (TCI and TCI Mergerco are sometimes hereinafter referred to collectively as the "TCI Constituent Corporations" and Liberty and Liberty Mergerco are sometimes hereinafter referred to collectively as the "Liberty Constituent Corporations.") The TCI Surviving Corporation and the Liberty Surviving Corporation are sometimes hereinafter referred to collectively as the "Surviving Corporations."

     1.2 Effective Time. Subject to the terms and provisions of this Agreement, there shall be filed with the Delaware Secretary of State, as soon as practicable on or after the Closing Date (as defined in Section 1.7), (i) a certificate of merger with respect to the TCI Merger (the "TCI Certificate of Merger"), in such form as is required by, and executed in accordance with, the applicable provisions of the DGCL and (ii) a certificate of merger with respect to the Liberty Merger (the "Liberty Certificate of Merger"), in such form as is required by, and executed in accordance with, the applicable provisions of the DGCL. The Mergers shall become effective simultaneously at the time of filing of the TCI Certificate of Merger and the Liberty Certificate of Merger with the Delaware Secretary of State or at such other time as may be provided in such certificates of merger. The time at which the Mergers shall become effective is referred to herein as the "Effective Time."

     1.3 Effect of the Mergers. The Mergers shall have the effects set forth in Sections 259, 260 and 261 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the properties, rights, privileges, powers and franchises of the TCI Constituent Corporations shall vest in the TCI Surviving Corporation, and all debts, liabilities and duties of the TCI Constituent Corporations shall become the debts, liabilities and duties of the TCI Surviving Corporation and (ii) all the properties, rights, privileges, powers and franchises of the Liberty Constituent Corporations shall vest in the Liberty Surviving Corporation, and all debts, liabilities and duties of the Liberty Constituent Corporations shall become the debts, liabilities and duties of the Liberty Surviving Corporation. If, at any time after the Effective Time, either Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in such Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either TCI or TCI Mergerco, or Liberty or Liberty Mergerco, as the case may be, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of such Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of TCI and TCI Mergerco, or Liberty and Liberty Mergerco, as the case may be, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of TCI and TCI Mergerco, or Liberty and Liberty Mergerco, as the case may be, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in such Surviving Corporation or otherwise to carry out the intent and purposes of this Agreement.

     1.4 Certificate of Incorporation and By-laws of TCI/Liberty. From and after the Effective Time, (a) the Certificate of Incorporation of TCI/Liberty shall read in its entirety in the form set forth as Exhibit A and (b) the By-laws of TCI/Liberty shall read in its entirety in the form set forth as Exhibit B, in each case until thereafter amended as provided by law.

     1.5  Certificates of Incorporation and By-laws of the Surviving
Corporations.

     (a) The Certificate of Incorporation of TCI, as in effect immediately prior to the Effective Time, shall be amended, by virtue of the TCI Merger, so as to read in its entirety in the form set forth as Exhibit C hereto, and as so amended shall, from and after the Effective Time, be the Certificate of Incorporation of the TCI Surviving Corporation until thereafter further amended as provided by law. The Certificate of Incorporation of Liberty, as in effect immediately prior to the Effective Time, shall be amended, by virtue of the Liberty Merger, so as to read in its entirety in the form set forth as Exhibit D hereto, and as so amended shall, from and after the Effective Time, be the Certificate of Incorporation of the Liberty Surviving Corporation until thereafter further amended as provided by law.

     (b) The By-laws of TCI, as in effect immediately prior to the Effective Time, shall be amended, immediately following the Effective Time, so as to read in its entirety in the form set forth as Exhibit E hereto, and as so amended shall be the By-laws of the TCI Surviving Corporation until thereafter further amended as provided by law. The By-laws of Liberty, as in effect immediately prior to the Effective Time, shall be amended immediately following the Effective Time, so as to read in its entirety in the form set forth as Exhibit F hereto, and as so amended shall be the By-laws of the Liberty Surviving Corporation until thereafter further amended as provided by law.

     1.6 Directors and Officers of the Surviving Corporations. (a) The initial directors of TCI Surviving Corporation and Liberty Surviving Corporation shall be the respective persons that are directors of TCI and Liberty, respectively, at the Effective Time, and all such directors will continue to hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the respective Certificates of Incorporation and By-laws of the Surviving Corporations, or as otherwise provided by applicable law. The initial officers of TCI Surviving Corporation and Liberty Surviving Corporation shall be the respective persons that are officers of TCI and Liberty, respectively, at the Effective Time and all such officers will continue to hold office from the Effective Time until their respective successors are duly appointed and qualify in the manner provided in the respective By-laws of the Surviving Corporations, or as otherwise provided by applicable law.

     1.7 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & Botts, L.L.P., 885 Third Avenue, New York, New York, at 10:00 a.m., local time, on a date to be selected by the parties, which shall be no later than the second business day after the day on which the last of the conditions set forth in Article VIII (other than any such conditions which, by their terms, are not capable of being satisfied until the Closing Date) is satisfied or, where permissible, waived, unless another place, date or time is agreed to by TCI and Liberty (the date on which the Closing takes place being referred to herein as the "Closing Date").

     1.8 Definitions of "Subsidiary" and "affiliate". Subject to the last sentence of this Section 1.8, as used in this Agreement, (i) a "Subsidiary" of any party means any corporation or other organization, whether incorporated or unincorporated, of which (x), in the case of a corporation, securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation are directly or indirectly owned or controlled by such party, by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (y) in the case of any organization or entity other than a corporation, such party, one or more of its Subsidiaries, or such party and one or more of its Subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof or otherwise has "control" (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") over such organization or entity; and (ii) except for purposes of Section 3.6, the term "affiliate" has the meaning assigned to such term in Rule 12b-2 under the Exchange Act. For purposes of this Agreement (other than
Section 3.6), (A) neither Liberty nor any of its Subsidiaries shall be deemed to be Subsidiaries or affiliates of TCI or any of TCI's Subsidiaries; (B) neither TCI nor any of its Subsidiaries (determined after applying the rule in clause
(A) of this sentence) shall be deemed to be affiliates of Liberty or any of Liberty's Subsidiaries; (C) none of the affiliates (the "Liberty Affiliates") of Liberty or any of its Subsidiaries (determined after applying the rules in clauses (A) and (B) of this sentence) shall be deemed to be an affiliate of TCI or any of TCI's Subsidiaries, unless such Liberty Affiliate would be such an affiliate if neither TCI nor any of its Subsidiaries (1) owned any capital stock of Liberty, (2) designated or nominated, or possessed any contractual right to designate or nominate, any directors of Liberty or any of its Subsidiaries or
(3) otherwise possessed, directly or indirectly, the power to direct or cause the direction of the management or policies of Liberty or any of its Subsidiaries; and (D) none of the affiliates ("TCI Affiliates") of TCI or any of TCI's Subsidiaries (determined after applying the rules in clauses (A) and (B) of this sentence) shall be deemed to be an affiliate of Liberty or any of Liberty's Subsidiaries, unless such TCI Affiliate would be such an affiliate if neither TCI nor any of its Subsidiaries (1) owned any capital stock of Liberty,
(2) designated or nominated, or possessed any contractual right to designate or nominate, any directors of Liberty or any of its Subsidiaries or (3) otherwise possessed, directly or indirectly, the power to direct or cause the direction of the management or policies of Liberty or any of its Subsidiaries.

                                   ARTICLE II

                     CONVERSION AND EXCHANGE OF SECURITIES;
                EFFECT OF MERGERS ON TCI AND LIBERTY STOCK PLANS

     2.1 Conversion of Securities. At the Effective Time, by virtue of the Mergers and without any action on the part of any party hereto or the holder of any of the following securities:

     (a) Conversion of TCI Common Stock. Each share of the Class A Common Stock, par value $1.00 per share, of TCI (the "TCI Class A Stock") issued and outstanding immediately prior to the Effective Time (other than shares of TCI Class A Stock to be cancelled pursuant to Section 2.1(f)) shall be converted into the right to receive one validly issued, fully paid and non-assessable share of the Class A Common Stock, par value $1.00 per share, of TCI/Liberty (the "TCI/Liberty Class A Stock") and each share of the Class B Common Stock, par value $1.00 per share, of TCI (the "TCI Class B Stock," and collectively with the TCI Class A Stock, the "TCI Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 2.1(f)) shall be converted into the right to receive one validly issued, fully paid and non-assessable share of the Class B Common Stock, par value $1.00 per share, of TCI/Liberty (the "TCI/Liberty Class B Stock," and collectively with the TCI/Liberty Class A Stock, the "TCI/Liberty Common Stock"). All such shares of TCI Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of TCI/Liberty Common Stock to be issued pursuant to this Section 2.1(a) (and any dividends or other distributions payable pursuant to Section 2.6(g)) with respect thereto upon the surrender of such certificate in accordance with Section 2.6, without interest.

     (b) Conversion of TCI Preferred Stock. Subject to Section 2.5, each share of the Convertible Preferred Stock, Series C, par value $1.00 per share, of TCI (the "TCI Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares of TCI Preferred Stock to be cancelled pursuant to Section 2.1(f)) shall be converted into the right to receive one validly issued, fully paid and non-assessable share of the Class A Convertible Preferred Stock, par value $1.00 per share, of TCI/Liberty (the "TCI/Liberty Convertible Preferred"), which shall have the designations, preferences, rights and qualifications, limitations and restrictions set forth in Article IV, Section B of Exhibit A hereto. Subject to Section 2.5, all such shares of TCI Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of TCI/Liberty Convertible Preferred to be issued pursuant to this Section 2.1(b) (and any dividends or other distributions payable pursuant to Section 2.6(g)) with respect thereto upon the surrender of such certificate in accordance with Section 2.6, without interest.

     (c) Conversion of Liberty Common Stock. Subject to Section 2.6(f), (i) each share of the Class A Common Stock, par value $1.00 per share, of Liberty (the "Liberty Class A Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 2.1(f)) shall be converted into the right to receive .975 of a validly issued, fully paid and non-assessable share of the TCI/Liberty Class A Stock and (ii) each share of the Class B Common Stock, par value $1.00 per share, of Liberty (the "Liberty Class B Stock," and collectively with the Liberty Class A Stock, the "Liberty Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 2.1(f)) shall be converted into the right to receive .975 of a validly issued, fully paid and non-assessable share of the TCI/Liberty Class B Stock. All such shares of Liberty Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of TCI/Liberty Common Stock to be issued pursuant to this Section 2.1(c) (and any dividends or other distributions and any cash in lieu of a fractional share payable pursuant to Sections 2.6(g) and 2.6(f)) with respect thereto upon the surrender of such certificate in accordance with Section 2.6, without interest.

     (d)  Conversion of Liberty Class B and D Preferred Stock.  Each share of
(i) Class B Redeemable Exchangeable Preferred Stock, par value $.01 per share, of Liberty (the "Liberty Class B Preferred") and (ii) Class D Redeemable Voting Preferred Stock, par value $.01 per share, of Liberty (the "Liberty Class D Preferred") issued and outstanding immediately prior to the Effective Time (other than shares of Liberty Class B Preferred and Liberty Class D Preferred to be cancelled pursuant to Section 2.1(f)), shall be converted into the right to receive that number of validly issued, fully paid and nonassessable shares (and/or fraction of a share) of the Class B Preferred Stock, par value $.01 per share, of TCI/Liberty ("TCI/Liberty Class B Preferred") equal to the product of one multiplied by a fraction, the numerator of which is the fair market value (as defined in Section 2.4) of the share of Liberty Class B Preferred or Liberty Class D Preferred, as the case may be, to be converted in accordance with this
Section 2.1(d), and the denominator of which is the fair market value of a share of TCI/Liberty Class B Preferred. All such shares of Liberty Class B and Class D Preferred shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of TCI/Liberty Class B Preferred to be issued pursuant to this Section 2.1(d) (and any dividends or other distributions payable pursuant to Section 2.6(g)) with respect thereto upon the surrender of such certificate in accordance with Section 2.6, without interest. The TCI/Liberty Class B Preferred shall have the designations, preferences, rights and qualifications, limitations and restrictions set forth in Article IV, Section C of Exhibit A hereto (as supplemented as contemplated by said Section). No certificates or scrip representing a fractional share of TCI/Liberty Class B Preferred shall be issued upon the surrender by any holder of certificates for Liberty Class B Preferred or Liberty Class D Preferred. In lieu of such a fractional share, the number of shares of TCI/Liberty Class B Preferred to which a holder shall be entitled pursuant to this Section 2.1(d) shall be rounded down to the nearest whole number (after taking into account all shares of Liberty Class B Preferred and Liberty Class D Preferred owned by such holder).

     (e) Conversion of Liberty Class E Preferred Stock. Each share of the Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share, of Liberty (the "Liberty Class E Preferred", and collectively with the Liberty Class B Preferred and Liberty Class D Preferred, the "Liberty Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Liberty Class E Preferred to be cancelled pursuant to Section 2.1(f)) shall be converted into the right to receive one validly issued, fully paid and non-assessable share of the Class C, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share, of TCI/Liberty (the "TCI/Liberty Class C Preferred", and collectively with the TCI/Liberty Class A Preferred and the TCI/Liberty Class B Preferred, the "TCI/Liberty Preferred Stock"), which shall have the designations, preferences, rights and qualifications, limitations and restrictions set forth in Article IV, Section D of Exhibit A. All such shares of Liberty Class E Preferred shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of TCI/Liberty Class C Preferred to be issued pursuant to this Section 2.1(e) (and any dividends or other distributions payable pursuant to Section 2.6(g)) with respect thereto upon the surrender of such certificate in accordance with
Section 2.6, without interest.

     (f) Treasury Stock. All shares of TCI Common Stock and TCI Preferred Stock which are held immediately prior to the Effective Time by TCI in its treasury, and all shares of Liberty Common Stock and Liberty Preferred Stock which are held immediately prior to the Effective Time by Liberty in its treasury, shall be cancelled and retired and shall cease to exist, and no capital stock of TCI/Liberty or other consideration shall be delivered with respect thereto.

     (g) TCI Mergerco Stock. Each share of common stock, par value $1.00 per share, of TCI Mergerco issued and outstanding immediately prior to the Effective Time shall be converted into one share of the common stock, par value $1.00 per share, of the TCI Surviving Corporation, and each certificate evidencing ownership of shares of TCI Mergerco common stock shall from and after the Effective Time evidence ownership of the same number of shares of common stock of the TCI Surviving Corporation.

     (h) Liberty Mergerco Stock. Each share of common stock, par value $1.00 per share, of Liberty Mergerco issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $1.00 per share, of the Liberty Surviving Corporation, and each certificate evidencing ownership of shares of Liberty Mergerco common stock shall from and after the Effective Time evidence ownership of the same number of shares of common stock of the Liberty Surviving Corporation.

     2.2 TCI/Liberty Stock. Each of TCI Surviving Corporation and Liberty Surviving Corporation shall, immediately following the Effective Time, return to TCI/Liberty, without payment of any consideration therefor, any shares of TCI/Liberty Common Stock held by it immediately prior to the Effective Time, whereupon such shares shall be cancelled and retired by TCI/Liberty and resume the status of authorized and unissued shares.

     2.3 Transfer Books. At the Effective Time, the stock transfer books of both TCI and Liberty shall be closed and no transfer of shares of capital stock of TCI or Liberty shall thereafter be made.

     2.4  Definition of "fair market value".  For purposes of Section 2.1 and
Section 2.6(f), the term "fair market value" means (i) with respect to a share of either class of Liberty Common Stock, the average of the last reported sale prices (or, if on any day no sale price is reported, the average of the quoted high and low bid prices on such day) of such a share on the Nasdaq National Market System ("Nasdaq NMS") for the five full trading days immediately preceding the Closing Date, and (ii) with respect to a share of Liberty Class B Preferred, Liberty Class D Preferred or TCI/Liberty Class B Preferred, the value for such share (or the midpoint of any range of values for such share) in the opinion of CS First Boston Corporation ("CS First

Boston") as of the date of their opinion (which shall be dated not more than five business days prior to the Closing Date).

     2.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of TCI Preferred Stock which are issued and outstanding immediately prior to the Effective Time and which are held by any stockholder who is entitled to appraisal rights pursuant to Section 262 of the DGCL, who, on a timely basis, makes and perfects a demand for appraisal of such shares in accordance with all requirements and provisions of Section 262 of the DGCL, and who does not effectively withdraw or lose the right to such appraisal (collectively, "Dissenting Shares"), shall not be converted as described in
Section 2.1(b), but shall, from and after the Effective Time, represent only the right to receive such consideration as may be determined to be due to such stockholder with respect to such Dissenting Shares pursuant to Section 262 of the DGCL; provided, however, that Dissenting Shares held by any stockholder who, after the Effective Time, withdraws his demand for appraisal or loses his right of appraisal with respect to such shares, in either case pursuant to Section 262 of the DGCL, shall be deemed to have been converted, as of the Effective Time, into the right to receive the shares of TCI/Liberty Class A Preferred specified in Section 2.1(b), without interest.

     2.6  Exchange of Shares.

     (a) Appointment of Exchange Agent. On or before the Closing Date, TCI/Liberty shall enter into an agreement approved by TCI and Liberty (the "Exchange Agent Agreement") with an exchange agent jointly selected by TCI and Liberty (the "Exchange Agent"), authorizing such Exchange Agent to act as exchange agent hereunder.

     (b) Letter of Transmittal. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of TCI Common Stock, TCI Preferred Stock, Liberty Common Stock or Liberty Preferred Stock (the "Certificates") whose shares were converted into the right to receive shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock pursuant to Section 2.1: (i) a notice of the effectiveness of the Mergers and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions shall contain such provisions and be in such form as TCI and Liberty may jointly specify.

     (c) Exchange Procedure. Promptly following the surrender, in accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or TCI/Liberty pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, TCI/Liberty shall, subject to Section 2.6(d), cause to be distributed to the person in whose name such Certificate shall have been issued (i) a certificate registered in the name of such person representing the number of whole shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock, as the case may be, into which the shares previously represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to Section 2.1 and (ii), in the case of a Certificate which immediately prior to the Effective Time represented shares of Liberty Common Stock, payment (which shall be made by check) of any cash payable in lieu of a fractional share pursuant to Section 2.6(f). Each Certificate so surrendered shall forthwith be cancelled.

     (d) Unregistered Transfers of TCI or Liberty Stock. In the event of a transfer of ownership of TCI Common Stock, TCI Preferred Stock, Liberty Common Stock or Liberty Preferred Stock which is not registered in the transfer records of TCI or Liberty, as the case may be, a certificate representing the proper number of whole shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock may be issued (and cash in lieu of a fractional share may be paid) to the transferee if the Certificate representing such TCI Common Stock, TCI Preferred Stock, Liberty Common Stock or Liberty Preferred Stock surrendered to the Exchange Agent in accordance with Section 2.6(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers (in each case with appropriate signature guarantees) and is otherwise in proper form to effect such transfer, if the person requesting such transfer pays to the Exchange

Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

     (e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed satisfactory to TCI/Liberty and complying with any other reasonable requirements imposed by TCI/Liberty, TCI/Liberty will cause to be delivered to such person in respect of such lost, stolen or destroyed Certificate the TCI/Liberty Common Stock or TCI/Liberty Preferred Stock and other property deliverable in respect thereof as determined in accordance with this Article II. TCI/Liberty may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give TCI/Liberty a bond in such sum as it may direct as indemnity against any claim that may be made against TCI/Liberty or the applicable Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

     (f) No Fractional Shares of TCI/Liberty Common Stock. No certificates or scrip representing fractional shares of TCI/Liberty Common Stock shall be issued upon the surrender for exchange of Certificates which immediately prior to the Effective Time represented shares of Liberty Common Stock, no stock split or dividend with respect to shares of TCI/Liberty Common Stock shall relate to any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote as, or to any other rights of, a stockholder of TCI/Liberty. In lieu of such fractional shares, any holder of Liberty Common Stock who would otherwise be entitled to a fractional share of TCI/Liberty Class A Stock or TCI/Liberty Class B Stock (after taking into account all shares of Liberty Class A Stock or Liberty Class B Stock, as the case may be, owned by such holder), will, upon surrender of his Certificate to the Exchange Agent in accordance with Section 2.6(c), be entitled to receive cash in an amount (rounded to the nearest whole cent) determined by multiplying such fraction by the fair market value of a share of Liberty Class A Stock or Liberty Class B Stock, as the case may be.

     (g) No Dividends Before Surrender of Certificates. No dividends or other distributions declared or made with respect to TCI/Liberty Common Stock or TCI/Liberty Preferred Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock represented thereby, until the holder of record of such Certificate shall surrender such Certificate as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, theretofore payable by TCI/Liberty with respect to such whole shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock the payment date for which was on or prior to such surrender, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock.

     (h) No Further Ownership Rights in TCI or Liberty Stock. All shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock issued and all cash in lieu of fractional shares paid upon the surrender for exchange of shares of TCI Common Stock, TCI Preferred Stock, Liberty Common Stock or Liberty Preferred Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of TCI Common Stock, TCI Preferred Stock, Liberty Common Stock or Liberty Preferred Stock (provided, however, that after the Effective Time TCI/Liberty shall, on behalf of TCI or Liberty, as the case may be, pay as provided in Section 2.6(g) any dividends or make any other distributions (in TCI/Liberty capital stock in the case of stock dividends) with a record date prior to the Effective Time which may have been declared by TCI or Liberty on such shares of TCI Common Stock, TCI Preferred Stock, Liberty Common Stock or Liberty Preferred Stock prior to the date hereof or which may be declared after the date hereof in accordance with the terms of this Agreement and which remain unpaid at the Effective Time). Subject to Section 2.6(i), if, after the Effective Time, Certificates are presented to a Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

     (i) Abandoned Property Laws. Payment or delivery of any shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock (as the case may be), any cash in lieu of fractional shares of TCI/Liberty Common Stock and any dividends or distributions with respect to TCI/Liberty Common Stock or TCI/Liberty Preferred Stock shall be subject to applicable abandoned property, escheat and similar laws and neither TCI/Liberty nor either Surviving Corporation shall be liable to any holder of shares of TCI Common Stock, TCI Preferred Stock, Liberty Common Stock, Liberty Preferred Stock, TCI/Liberty Common Stock or TCI/Liberty Preferred Stock for any such shares, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares which may be delivered to any public official pursuant to any abandoned property, escheat or similar law.

     2.7  Stock Options, SARs and Benefit Plans.

     (a) TCI Stock Options and SARS. (i) At the Effective Time, each outstanding option to purchase shares of TCI Class A Stock (a "TCI Stock Option") issued by TCI pursuant to the Tele-Communications, Inc. 1992 Stock Incentive Plan (the "1992 TCI SIP") or the Tele-Communications, Inc. 1982 Incentive Stock Option Plan (the "TCI 1982 ISOP", and collectively with the 1992 TCI SIP, the "TCI Incentive Plans") or issued pursuant to a TCI Predecessor Plan (as defined below) and assumed by TCI, or otherwise issued by TCI, whether vested or unvested, shall be assumed by TCI/Liberty. Thereafter, each TCI Stock Option shall be deemed to constitute an option to purchase, on the same terms and conditions as were applicable under such TCI Stock Option, that number of shares of TCI/Liberty Class A Stock which is equal to the number of shares of TCI Class A Stock that were subject to such TCI Stock Option immediately prior to the Effective Time, at an exercise price per share of TCI/Liberty Class A Stock equal to the exercise price per share of TCI Class A Stock subject to such TCI Stock Option immediately prior to the Effective Time. The assumption hereinabove provided for shall be accomplished in a manner that shall, in all respects, comply with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to each TCI Stock Option that is an "incentive stock option" (as defined in Section 422(b) of the Code) including any requirement that the assumption of such TCI Stock Option by TCI/Liberty shall not give to the holder any additional benefits that he did not have prior to such assumption, and TCI/Liberty may make any changes that it deems necessary or desirable with respect to such assumption in order to satisfy the requirements of the Code. For purposes of this Agreement, the term "TCI Predecessor Plans" means (x) the United Artists Entertainment Company 1988 Incentive and Non-Qualified Stock Option Plan, which was terminated on or before December 2, 1991 and as to which outstanding options were assumed by TCI pursuant to the Agreement and Plan of Merger, dated as of June 6, 1991, between United Artists Entertainment Company ("UAE") and TCI (the "1991 Merger Agreement") and (y) the United Artists Communications, Inc. 1982 Stock Option Plan and the United Artists Communications, Inc. 1983 Stock Option Plan, which were each terminated on or before May 25, 1989 and as to which outstanding options were assumed by UAE pursuant to the Second Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of March 8, 1988, among United Artists Communications, Inc., United Cable Television Corporation and TCI, which options, in turn, were assumed by TCI pursuant to the 1991 Merger Agreement.

     (ii) At the Effective Time, each outstanding stock appreciation right with respect to shares of TCI Class A Stock (a "TCI SAR") issued by TCI pursuant to a TCI Incentive Plan or issued pursuant to a TCI Predecessor Plan and assumed by TCI, or otherwise issued by TCI, whether vested or unvested, shall be assumed by TCI/Liberty. Thereafter, each TCI SAR shall be deemed to constitute a stock appreciation right, on the same terms and conditions as were applicable under such TCI SAR, with respect to that number of shares of TCI/Liberty Class A Stock which is equal to the number of shares of TCI Class A Stock that were subject to such TCI SAR immediately prior to the Effective Time, at an exercise price per stock appreciation right equal to (A) in the case of a TCI SAR issued in tandem with TCI Stock Options, the exercise price per share of the related TCI Stock Option assumed by TCI/Liberty as determined above and (B) in the case of a free standing TCI SAR, the base price per share of such TCI SAR immediately prior to the Effective Time.

     (iii) If the TCI/Liberty SIP (as defined in Section 2.7(e)) is approved (or deemed approved) by stockholders at the TCI Stockholders Meeting (as defined in
Section 3.1) and the Liberty Stockholders Meeting (as defined in Section 3.2), respectively, the TCI Surviving Corporation shall use its reasonable best efforts to cause each holder of a TCI Stock Option or TCI SAR that is assumed by TCI/Liberty to surrender such TCI Stock Option or TCI SAR, as promptly as practicable after the Effective Time, to TCI/Liberty in exchange for a stock option or stock appreciation right, respectively, granted under the TCI/Liberty SIP, which stock option or stock appreciation right shall contain terms and conditions that are no less favorable to the holder thereof than those under such assumed TCI Stock Option or TCI SAR, as the case may be (subject to such changes as may be agreed to by TCI and Liberty and the holder of such TCI Stock Option or TCI SAR).

     (b) Liberty Stock Options and SARS. (i) At the Effective Time, each outstanding option to purchase shares of Liberty Class A Stock (a "Liberty Stock Option") issued by Liberty (whether pursuant to the Liberty Media Corporation 1991 Stock Incentive Plan (the "Liberty SIP") or otherwise), whether vested or unvested, shall be assumed by TCI/Liberty. Thereafter, each Liberty Stock Option shall be deemed to constitute an option to purchase, on the same terms and conditions as were applicable under such Liberty Stock Option, that number of shares of TCI/Liberty Class A Stock which is equal to the number of shares of Liberty Class A Stock that were subject to such Liberty Stock Option immediately prior to the Effective Time multiplied by .975, rounded up to the nearest whole number after taking into account all Liberty Stock Options held by the holder of such Liberty Stock Option, at an exercise price per share of TCI/Liberty Class A Stock equal to the amount determined by dividing the exercise price per share of Liberty Class A Stock subject to such Liberty Stock Option immediately prior to the Effective Time by .975, and rounding the resulting number down to the nearest whole cent. The assumption hereinabove provided for shall be accomplished in a manner that shall, in all respects, comply with the requirements of the Code with respect to each Liberty Stock Option that is an "incentive stock option" (as defined in Section 422(b) of the Code) including any requirement that the assumption of such Liberty Stock Option by TCI/Liberty shall not give to the holder any additional benefits that he did not have prior to such assumption, and TCI/Liberty may make any changes that it deems necessary or desirable with respect to such assumption in order to satisfy the requirements of the Code.

     (ii) At the Effective Time, each outstanding stock appreciation right with respect to shares of Liberty Class A Stock (a "Liberty SAR") issued by Liberty pursuant to the Liberty SIP, or otherwise issued by Liberty, whether vested or unvested, shall be assumed by TCI/Liberty. Thereafter, each Liberty SAR shall be deemed to constitute a stock appreciation right, on the same terms and conditions as were applicable under such Liberty SAR, with respect to that number of shares of TCI/Liberty Class A Stock which is equal to the number of shares of Liberty Class A Stock that were subject to such Liberty SAR immediately prior to the Effective Time multiplied by .975, rounded up to the nearest whole number (after taking into account all stock appreciation rights owned by a holder), at an exercise price per stock appreciation right equal to
(A) in the case of a Liberty SAR issued in tandem with Liberty Stock Options, the exercise price per share of the related Liberty Stock Option assumed by TCI/Liberty as determined above and (B) in the case of a free standing Liberty SAR, the amount determined by dividing the base price per share of such Liberty SAR immediately prior to the Effective Time by .975, and rounding the resulting number down to the nearest whole cent.

     (iii) If the TCI/Liberty SIP is approved (or deemed approved) by stockholders at the TCI Stockholders Meeting and the Liberty Stockholders Meeting, respectively, the Liberty Surviving Corporation shall use its reasonable best efforts to cause each holder of a Liberty Stock Option or Liberty SAR that is assumed by TCI/Liberty to surrender such Liberty Stock Option or Liberty SAR, as promptly as practicable after the Effective Time, to TCI/Liberty in exchange for a stock option or stock appreciation right, respectively, granted under the TCI/Liberty SIP, which stock option or stock appreciation right shall contain terms and conditions that are no less favorable to the holder thereof than those under such assumed Liberty Stock Option or Liberty SAR, as the case may be (subject to such changes as may be agreed to by TCI and Liberty and the holder of such Liberty Stock Option or Liberty SAR). Notwithstanding the foregoing, the terms of the TCI/Liberty stock options and stock appreciation rights issued under the TCI/Liberty SIP may contain such variations from the terms of any Liberty Stock Options or Liberty SAR's, respectively, exchanged therefor which were not issued under a plan complying with Rule 16b-3 under the Exchange Act, as TCI/Liberty may determine are necessary or desirable for such TCI/Liberty stock options and stock appreciation rights to comply with Rule 16b-3.

     (c) Actions by TCI and Liberty. Each of TCI and Liberty shall distribute to each holder of a TCI Stock Option or a TCI SAR, or a Liberty Stock Option or a Liberty SAR, as the case may be, not less than 10 business days prior to the TCI Stockholders Meeting and the Liberty Stockholders Meeting, respectively, (i) an appropriate notice setting forth such holder's rights under the related TCI Incentive Plan, TCI Predecessor Plan or Liberty SIP and/or the agreement between such holder and TCI or Liberty, as the case may be, evidencing the grant of such TCI Stock Option, TCI SAR, Liberty Stock Option or Liberty SAR to such holder and (ii) a form of assumption agreement between such holder and TCI/Liberty (an "Assumption Agreement"), containing terms consistent with the provisions hereof. No holder of a TCI Stock Option, TCI SAR, Liberty Stock Option or Liberty SAR shall be entitled to receive upon exercise thereof following the Effective Time TCI/Liberty Class A Stock or any payment from TCI/Liberty in respect thereof unless such holder shall have executed and delivered an Assumption Agreement to TCI/Liberty.

     (d) Actions by TCI/Liberty. TCI/Liberty shall take all corporate action necessary to reserve for issuance a sufficient number of shares of TCI/Liberty Class A Stock for delivery upon exercise of (i) TCI Stock Options, Liberty Stock Options or Liberty SARS assumed by it pursuant to this Section 2.7 and the Assumption Agreements or (ii)(x) stock options exchanged for such TCI Stock Options and Liberty Stock Options and (y) stock appreciation rights exchanged for such Liberty SARS, in accordance with Sections 2.7(a)(iii) and 2.7(b)(iii). As soon as practicable after the Effective Time, TCI/Liberty shall file a registration statement on Form S-3 or Form S-8 (which may be filed as a post-effective amendment to the Registration Statement (as defined in Section 3.3)), as the case may be (or any successor forms), or another appropriate form with respect to the shares of TCI/Liberty Class A Stock subject to such options and stock appreciation rights, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such options remain outstanding.

     (e) TCI/Liberty Stock Incentive Plan. TCI and Liberty shall cause TCI/Liberty to adopt a stock incentive plan (the "TCI/Liberty SIP") which satisfies the requirements of Rule 16b-3 under the Exchange Act. Each of TCI and Liberty shall cause the TCI Liberty SIP to be presented to their stockholders for approval at the TCI Stockholders Meeting and the Liberty Stockholders Meeting, respectively. The TCI/Liberty SIP shall contain terms and provisions that are substantially similar to those contained in the 1992 TCI SIP (with such changes thereto as may be necessary to provide the holders of stock appreciation rights granted by Liberty in 1991 to obtain substantially identical TCI/Liberty stock appreciation rights upon any exchange thereof in accordance with Section 2.7(b)(iii)).

     (f) Stock Plans. (i) TCI shall take all actions necessary to amend the Tele-Communications, Inc. Employee Stock Purchase Plan (the "TCI ESPP") prior to the Effective Time to provide that the TCI ESPP shall not purchase any capital stock of TCI or the TCI Surviving Corporation at or after the Effective Time. As of the Effective Time, the 1992 TCI SIP (except to the extent that the terms thereof are incorporated by reference in, or otherwise govern the construction, interpretation or administration of, any TCI Stock Options or TCI SARs assumed by TCI/Liberty) shall automatically terminate. TCI and its Subsidiaries shall comply with all requirements regarding withholding of taxes in connection with the cancellations, terminations and other actions described in this Section 2.7(f)(i).

     (ii) As of the Effective Time, the Liberty SIP (except to the extent that the terms thereof are incorporated by reference in, or otherwise govern the construction, interpretation or administration of, any Liberty Stock Options or Liberty SARs assumed by TCI/Liberty) shall automatically terminate.

     (g) Other Employment Benefit Plans. The effects of the Mergers, if any, on the other employee benefit plans and arrangements of TCI and its Subsidiaries and Liberty and its Subsidiaries shall be as set forth on Exhibit G attached hereto. TCI and its Subsidiaries and Liberty and its Subsidiaries shall comply with all requirements regarding withholding of taxes in connection with any actions and matters described on Exhibit G.

                                  ARTICLE III

                                CERTAIN ACTIONS

     3.1 TCI Stockholder Meeting. Subject to the fiduciary duties of the Board of Directors of TCI (the "TCI Board") under applicable law (as determined by the TCI Board in good faith after consultation with and based upon advice of counsel) (i) TCI and the TCI Board will take all action necessary in accordance with applicable law and TCI's Restated Certificate of Incorporation and By-laws to duly call and hold, on a date to be mutually agreed upon by TCI and Liberty, a meeting of TCI's stockholders (the "TCI Stockholders Meeting") for the purpose of considering and voting upon (x) this Agreement (the "Merger Proposal") and
(y) the TCI/Liberty SIP and (ii) the TCI Board will recommend that TCI's stockholders vote in favor of approval and adoption of the Merger Proposal and approval of the TCI/Liberty SIP, and TCI will use reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of the Merger Proposal and approval of the TCI/Liberty SIP.

     3.2 Liberty Stockholder Meeting. Subject to the fiduciary duties of the Board of Directors of Liberty (the "Liberty Board") under applicable law (as determined by the Liberty Board in good faith after consultation with and based upon advice of counsel), (i) Liberty and the Liberty Board will take all action necessary in accordance with applicable law and Liberty's Restated Certificate of Incorporation and By-laws to duly call and hold, on a date to be mutually agreed upon by Liberty and TCI, a meeting of Liberty's stockholders (the "Liberty Stockholders Meeting") for the purpose of considering and voting upon
(x) the Merger Proposal and (y) the TCI/Liberty SIP and (ii) the Liberty Board will recommend that Liberty's stockholders vote in favor of approval and adoption of the Merger Proposal and approval of the TCI/Liberty SIP, and Liberty will use reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of the Merger Proposal and approval of the TCI/Liberty SIP.

     3.3 Proxy Statement and Registration Statement. TCI and Liberty shall prepare and file with the Securities and Exchange Commission (the "Commission") a preliminary joint proxy statement relating to the transactions contemplated by this Agreement (the "Joint Proxy Statement") as soon as reasonably practicable, and shall use their respective best efforts to promptly respond to the comments of the Commission thereon. TCI and Liberty shall prepare, and shall cause TCI/Liberty to file with the Commission as soon as practicable after the Commission clears the Joint Proxy Statement, a registration statement on Form S-4 (or any successor form), which shall include as a prospectus the Joint Proxy Statement in the form cleared for mailing to stockholders by the Commission (the "Joint Proxy Statement/Prospectus"), with respect to the TCI/Liberty Common Stock and TCI/Liberty Class C Preferred Stock to be issued in the Mergers and the TCI/Liberty Class A Stock issuable upon exercise of (i) TCI Stock Options, Liberty Stock Options and Liberty SARs to be assumed by TCI/Liberty or (ii) TCI/Liberty stock options and TCI/Liberty stock appreciation rights granted under the TCI/Liberty SIP and exchanged for TCI Stock Options and Liberty Stock Options or TCI SARs and Liberty SARs, as the case may be (the "Registration Statement"). TCI and Liberty shall each use reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after such filing. As promptly as practicable after the Registration Statement is declared effective by the Commission, each of TCI and Liberty shall mail the Joint Proxy Statement/Prospectus to its respective stockholders. TCI and Liberty shall cause TCI/Liberty to take any reasonable actions required to be taken under applicable state securities or "blue sky" laws in connection with the issuance of the securities of TCI/Liberty to be covered by the Registration Statement. Each of TCI and Liberty shall notify the other promptly of the receipt of any comments of the Commission and of any request by the Commission for amendments or supplements to the Joint Proxy Statement, the Joint Proxy Statement/Prospectus or the Registration Statement or for additional information and shall supply one another with copies of all correspondence with the Commission with respect to any of the foregoing filings. If at any time prior to the TCI Stockholders Meeting or the Liberty Stockholders Meeting any event should occur relating to TCI or any of its Subsidiaries or any of their respective officers, directors or affiliates which should be described in an amendment of, or supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, TCI shall promptly inform Liberty. If at any time prior to the Liberty Stockholders Meeting or the TCI Stockholders Meeting any event should occur relating to Liberty or any of its Subsidiaries or any of their respective officers, directors or affiliates which should be described in an amendment of, or supplement to, the

Joint Proxy Statement/Prospectus or the Registration Statement, Liberty shall promptly inform TCI. Whenever any event occurs which should be described in an amendment of, or a supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, TCI and Liberty shall, upon learning of such event, cooperate with each other to promptly prepare, file and clear with the Commission and (if required by applicable law) mail such amendment or supplement to the stockholders of TCI and Liberty.

     3.4 Letters from Accountants. TCI will use its reasonable efforts to cause to be delivered to Liberty a letter of KPMG Peat Marwick, TCI's independent auditors, dated a date within two business days before the date on which the Registration Statement becomes effective and addressed to Liberty, in form reasonably satisfactory to Liberty and customary in scope and substance for letters delivered by nationally recognized independent auditors in connection with registration statements similar to the Registration Statement. Liberty will use its reasonable efforts to cause to be delivered to TCI a letter of KPMG Peat Marwick, Liberty's independent auditors, dated a date within two business days before the date on which the Registration Statement becomes effective and addressed to TCI, in form reasonably satisfactory to TCI and customary in scope and substance for letters delivered by nationally recognized independent auditors in connection with registration statements similar to the Registration Statement.

     3.5 Release of Escrowed TCI Common Stock. Liberty and TCI shall use their respective reasonable efforts, and shall fully cooperate with each other, to cause the release to Liberty Surviving Corporation, or any wholly owned Subsidiary of Liberty Surviving Corporation, immediately after the Effective Time, of all shares of TCI Common Stock deposited with Chemical Bank, N.A. (as successor to Manufacturers Hanover Trust Company), as escrow agent, pursuant to that certain escrow agreement referenced in the terms of the Liberty Class B Preferred.

     3.6 Identification of Affiliates. Each of TCI and Liberty shall deliver to the other a letter identifying all persons who such party knows are or such party has reason to believe may be, as of the date of the TCI Stockholders Meeting and Liberty Stockholders Meeting, its "affiliates" for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"). Each of TCI and Liberty shall use reasonable efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to the other party, on or prior to the Closing Date, a written agreement, in substantially the form annexed hereto as Exhibit H, that such person will not offer to sell or otherwise dispose of any of the shares of TCI/Liberty Common Stock or TCI/Liberty Preferred Stock issued to such person pursuant to the Mergers in violation of the Securities Act and the rules and regulations thereunder.

     3.7 State Takeover Statutes. Liberty will, upon the request of TCI, take all reasonable steps to (i) exempt the Liberty Merger from the requirements of any applicable state takeover law and (ii) assist in any challenge by TCI to the validity or applicability to the Liberty Merger of any state takeover law. TCI will, upon the request of Liberty, take all reasonable steps to (x) exempt the TCI Merger from the requirements of any applicable state takeover law and (y) assist in any challenge by Liberty to the validity or applicability to the TCI Merger of any state takeover law.

     3.8 Possible Restructuring. Each of the parties hereto shall use its reasonable efforts, and shall consult and fully cooperate with each other, to cause the transactions contemplated by this Agreement to be completely tax free for Federal income tax purposes to each of the parties to this Agreement and to the shareholders of TCI and Liberty (other than in respect of cash paid in lieu of fractional shares pursuant to Section 2.6(f) or for Dissenting Shares). Without limiting the generality of the foregoing, and subject to compliance with any legal requirements, if necessary to obtain an opinion of counsel to the foregoing effect the parties agree that either (i) TCI shall, and shall cause its Subsidiaries to, sell to Liberty or one or more Subsidiaries of Liberty, immediately prior to the TCI Merger, such properties and assets owned by TCI or such Subsidiaries as may be required to obtain such opinion (the "Asset Transfer Alternative") or (ii) Liberty shall be merged with and into TCI, with TCI continuing as the surviving corporation (the "Alternative Merger"). If the parties cannot mutually agree as to which of the foregoing alternatives to pursue or as to the valuation of properties and assets proposed to be sold pursuant to the Asset Transfer Alternative, then the parties shall pursue the Alternative Merger. Any sale of properties and assets in connection with the Asset Transfer Alternative shall be for the fair market value thereof, such value to be determined by mutual agreement of TCI and Liberty. In the event the Alternative Merger is pursued, the parties agree to negotiate in good faith an amendment to this Agreement providing for (x) the Alternative Merger and (y) each holder of Liberty Common Stock or Liberty Preferred Stock receiving, in lieu of TCI/Liberty Common Stock or TCI Liberty Preferred Stock, shares of TCI Common Stock or a new series of TCI preferred stock, as the case may be, on substantially the same terms (and based on the same exchange ratios) as provided in Section 2.1. The parties agree that no further changes shall be made in any such amendment to the terms of this Agreement, except to the extent that changes are necessitated due to the structure of the Alternative Merger, in which event any such changes shall not alter materially the economic benefits of the provisions hereof to the respective stockholders of TCI or Liberty.

     3.9 Reasonable Efforts. Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in
Article VIII to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective Subsidiaries, and use their reasonable efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Commission of the Joint Proxy Statement, the Joint Proxy Statement/Prospectus and the Registration Statement and any necessary amendments of, or supplements to, any thereof; (ii) seeking to have such Joint Proxy Statement cleared, and the Registration Statement declared effective, by the Commission as soon as reasonably practicable after filing with the Commission; (iii) taking such actions as may reasonably be required under applicable state securities or "blue sky" laws in connection with the issuance of the securities covered by the Registration Statement; (iv) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity (as defined in Section 4.5(v)) or other person or entity; (v) filing all Notification and Report Forms required under the HSR Act (as defined in Section 4.5 (ii)(F)) as a result of the transactions contemplated by this Agreement and promptly complying with any requests for additional information and documentary material that may be requested pursuant to the HSR Act; (vi) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an "Injunction") of any type referred to in Section 8.1(d);
(vii) developing and implementing reasonable tax planning measures for TCI/Liberty and each of the Surviving Corporations in light of the transactions contemplated hereby; (viii) providing all such information about such party, its Subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; and (ix) in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification or other permission or action or the lifting of any Injunction referred to in clause (iv) or (vi) of this sentence,
(x) no party shall be required to pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements which are materially adverse or burdensome and (y) without the other party's prior consent, each of Liberty and TCI shall not, and shall not permit any of its Subsidiaries or affiliates to, amend, or agree to amend, in any material respect any License (as defined in Section 4.9) or Contract (as defined in Section 4.5(iv)). Prior to making any application to or filing with any Governmental Entity or other person or entity in connection with this Agreement, each of TCI and Liberty shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

     3.10 Quotation on Nasdaq NMS. TCI/Liberty shall use its reasonable best efforts to cause the shares of TCI/Liberty Common Stock and TCI/Liberty Class C Preferred Stock to be issued in the Mergers and upon exercise of TCI Stock Options, Liberty Stock Options and Liberty SARs (or TCI/Liberty stock options or stock appreciation rights exchanged therefor) to be included in the Nasdaq NMS upon issuance.

     3.11  Voting Agreement.

     (a) TCI shall, and shall cause each of its Subsidiaries to, vote all shares of Liberty Common Stock and, if eligible to vote, shares of Liberty Preferred Stock owned by it, at any meeting of stockholders of Liberty or in connection with any action taken by written consent of stockholders of Liberty, (i) in favor of the transactions contemplated by this Agreement (including, at the Liberty Stockholders Meeting, in favor of the Merger Proposal and the TCI/Liberty SIP) and (ii), except as otherwise agreed by Liberty, against any action or agreement that would impede or interfere with the transactions contemplated by this Agreement.

     (b) Liberty shall, and shall cause each of its Subsidiaries to, vote all shares of TCI Common Stock owned by it at any meeting of stockholders of TCI or in connection with any action taken by written consent of stockholders of TCI,
(i) in favor of the transactions contemplated by this Agreement (including, at the TCI Stockholders Meeting, in favor of the Merger Proposal and the TCI/Liberty SIP) and (ii), except as otherwise agreed by TCI, against any action or agreement that would impede or interfere with the transactions contemplated by this Agreement.

     3.12  Restrictions on Transfer.

     (a) TCI shall not, and shall not permit any of its Subsidiaries to, prior to the Liberty Merger, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, or grant any right (including, without limitation, as to voting) with respect to, any shares of Liberty Common Stock or Liberty Preferred Stock owned by it; provided, that the foregoing shall not (i) prevent TCI from transferring any such shares to one or more Subsidiaries of TCI, or a Subsidiary of TCI from transferring any such shares to TCI and/or one or more other Subsidiaries of TCI or (ii) be violated by any pledge or other hypothecation in effect on the date of this Agreement.

     (b) Liberty shall not, and shall not permit any of its Subsidiaries to, prior to the TCI Merger, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, or grant any right (including, without limitation, as to voting) with respect to, any shares of TCI Common Stock owned by it; provided, that the foregoing shall not (i) prevent Liberty from transferring any such shares to one or more Subsidiaries of Liberty, or a Subsidiary of Liberty from transferring any such shares to Liberty and/or one or more other Subsidiaries of Liberty or (ii) be violated by any pledge or other hypothecation in effect on the date of this Agreement or the escrow of shares of TCI Class A Stock pursuant to the terms of the Liberty Class B Preferred.

     3.13 Directors and Executive Officers of TCI/Liberty at the Effective Time. TCI and Liberty shall take such action as may be necessary to cause the directors and executive officers of TCI/Liberty, immediately prior to the Effective Time, to consist solely of those persons indicated on Exhibit I hereto.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF LIBERTY

     Liberty hereby represents and warrants to each of TCI and TCI/Liberty as follows:

     4.1 Organization and Qualification. Each of Liberty and its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X of the Rules and Regulations of the Commission) (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole. Each entity in which Liberty, directly or through one or more of its Subsidiaries, has an investment accounted for by the equity method which is material to the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole (the "Liberty Equity Affiliates"), to the knowledge of Liberty, is a corporation or partnership (A) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it, or the nature of its activities, makes such qualification necessary, except in each case where such failure to be so existing and in good standing or to have such power and authority or to be so qualified to do business and be in good standing has not had, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole. Liberty has delivered to TCI true and complete copies of its Restated Certificate of Incorporation and By-laws, as amended through and in effect on the date hereof.

     4.2 Authorization and Validity of Agreement. Liberty has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 4.15, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by Liberty of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Liberty Board and by all other necessary corporate action on the part of Liberty, subject, in the case of the consummation by it of the Liberty Merger, to such approval of Liberty's stockholders. This Agreement has been duly executed and delivered by Liberty and is a valid and binding obligation of Liberty, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     4.3 Capitalization. The authorized capital stock of Liberty consists of 300 million shares of Liberty Class A Stock, 100 million shares of Liberty Class B Stock, 11,000 shares of Class A Redeemable Convertible Preferred Stock ("Liberty Class A Preferred"), 106,000 shares of Liberty Class B Preferred, 400,000 shares of Class C Redeemable Exchangeable Preferred Stock ("Liberty Class C Preferred"), 18,000 shares of Liberty Class D Preferred, two million shares of Liberty Class E Preferred and five million shares of Class F Serial Preferred Stock ("Liberty Class F Preferred"). As of the close of business on January 18, 1994, (i) 87,513,778 shares of Liberty Class A Stock were issued and outstanding, 56,000 shares were reserved for issuance upon exercise of outstanding Liberty Stock Options and no shares were held by Liberty in its treasury or by any Subsidiary of Liberty; (ii) 43,340,320 shares of Liberty Class B Stock were issued and outstanding and no shares were issued and held by Liberty in its treasury or by any Subsidiary of Liberty; (iii) no shares of Liberty Class A Preferred were issued and outstanding or held by Liberty in its treasury or by any Subsidiary of Liberty; (iv) 105,353 shares of Liberty Class B Preferred were issued and outstanding and no shares were held by Liberty in its treasury or by any Subsidiary of Liberty; (iv) no shares of Liberty Class C Preferred were issued or outstanding or held by Liberty in its treasury or by any Subsidiary of Liberty; (v) 17,238 shares of Liberty Class D Preferred were issued and outstanding and no shares were held by Liberty in its treasury or by any Subsidiary of Liberty; (vi) 1,675,096 shares of Liberty Class E Preferred were issued and outstanding and no shares were held by Liberty in its treasury or by any Subsidiary of Liberty; and (vii) no shares of Liberty Class F Preferred were issued and outstanding or held by Liberty in its treasury or by any Subsidiary of Liberty. All issued and outstanding shares of Liberty Common Stock and Liberty Preferred Stock have been validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any Federal or state securities laws. There are no issued or outstanding bonds, debentures, notes or other indebtedness of Liberty or any of its Subsidiaries which have the right to vote (or which are convertible into other securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt"). Except as set forth on Schedule 4.3, there are not as of the date hereof, and will not at any time to and including the Effective Time be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character to or by which Liberty or any of its Subsidiaries is a party or is bound which, directly or indirectly, obligate Liberty or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Liberty Common Stock or Liberty Preferred Stock or any other capital stock, equity interest or Voting Debt of Liberty or any Subsidiary of Liberty or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt or obligating Liberty or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right. Since the close of business on January 18, 1994, no shares of capital stock of Liberty have been issued or have been transferred from Liberty's treasury. Immediately after the Effective Time, there will be no subscription, option, warrant, call, right, commitment or agreement which will entitle (conditionally or unconditionally) any person or entity to purchase or otherwise acquire, or will obligate (conditionally or unconditionally) the Liberty Surviving Corporation (as Liberty's successor) or any Subsidiary of the Liberty Surviving Corporation that was a Subsidiary of Liberty to sell, issue or deliver, any shares of capital stock, any other equity interest or any Voting Debt of the Liberty Surviving Corporation or obligating the Liberty Surviving Corporation or any such Subsidiary to grant, extend or enter into any such subscription, warrant, call, right, commitment or agreement. Except for the Liberty SIP and except as set forth on Schedule 4.3 or Schedule 4.12(a), neither Liberty nor any of its Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of Liberty or any Subsidiary of Liberty, any other securities convertible into, or exercisable or exchangeable for, any such stock, interests or Voting Debt or any phantom shares, phantom equity interests or stock or equity appreciation rights. Except as set forth on Schedule 4.3, all shares of capital stock of and all partnership or other equity interests in each Subsidiary of Liberty and in each Liberty Equity Affiliate owned directly or indirectly by Liberty are owned free and clear of any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or agreement, or any other restriction or encumbrance of any nature whatsoever (a "Lien") and the shares of capital stock of each corporate Subsidiary of Liberty are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.3, there are not, and immediately after the Effective Time there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character that, directly or indirectly, (x) call for or relate to the sale, pledge, transfer or other disposition by Liberty or Liberty Surviving Corporation or any Subsidiary of Liberty or Liberty Surviving Corporation of any shares of capital stock, any partnership or other equity interests or any Voting Debt of any Subsidiary of Liberty or Liberty Surviving Corporation or of any Liberty Equity Affiliate owned directly or indirectly by Liberty or Liberty Surviving Corporation or any Subsidiary of Liberty or Liberty Surviving Corporation, or (y) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

     4.4 Reports and Financial Statements. Liberty has heretofore made available to TCI true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments thereto) filed by Liberty with the Commission since June 30, 1991 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are sometimes collectively referred to as the "Liberty Commission Filings"). The Liberty Commission Filings constitute all of the documents (other than preliminary material) that Liberty was required to file with the Commission since such date. As of their respective dates, each of the Liberty Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the Liberty Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no representation or warranty is made with respect to any information regarding TCI included in the Liberty Commission Filings which was furnished by TCI expressly for use therein). When filed with the Commission, the financial statements included in the Liberty Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of Liberty and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except as and to the extent reflected or reserved against in the financial statements included in Liberty's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 or as disclosed therein and except as set forth on Schedule 4.4, none of Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate had as of such date any liability or obligation of any kind required to be reflected on a balance sheet of Liberty and its consolidated subsidiaries prepared in accordance with the applicable rules and regulations of the Commission which was material to the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole. Since September 30, 1993, except as disclosed in the Liberty Commission Filings filed with the Commission prior to the date hereof and except as set forth on Schedule 4.4, none of Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate has incurred any liability or obligation of any kind which, in any case or in the aggregate, is material to the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole.

     4.5  No Approvals or Notices Required; No Conflict with
Instruments. Except as set forth on Schedule 4.5, the execution and delivery by Liberty of this Agreement do not, and the performance by Liberty of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

          (i) assuming approval of the Merger Proposal by Liberty's stockholders as contemplated by Section 4.15, conflict with or violate the Restated Certificate of Incorporation or By-laws of Liberty or the charter or bylaws of any corporate Subsidiary of Liberty or the partnership agreement of any partnership Subsidiary of Liberty;

          (ii) require any consent, approval, order or authorization of or other action by any Governmental Entity (as defined in clause (v) of this Section 4.5) (a "Government Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing"), in each case on the part of or with respect to Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole, or the Liberty Surviving Corporation and its Subsidiaries, taken as a whole, except for (A) the filing with the Commission of the Joint Proxy Statement and the Registration Statement and such reports under Sections 13(a) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby,
     (B) the filing of the Liberty Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Liberty is qualified to do business,
     (C) such Government Consents and Governmental Filings (the "FCC Approvals") as may be required under the Communications Act of 1934, as amended (the "Communications Act"), (D) such Government Consents and Governmental Filings (the "Local Approvals") with foreign, state and local governmental authorities (including foreign, state and local authorities granting franchises to operate cable systems) as may be required with respect to the Licenses (as defined in Section 4.9) held by Liberty, any of its Subsidiaries or, to the knowledge of Liberty, any of the Liberty Equity Affiliates or as may otherwise be required under laws applicable to the conduct of the businesses of Liberty and its Subsidiaries in the ordinary course, (E) the Governmental Filings to be made on the part of or with respect to TCI referred to in clauses (ii)(A) and (ii)(B) of Section 5.5, as applicable, and such Government Consents and Governmental Filings as may be required in connection with the issuance of TCI/Liberty stock as contemplated hereby pursuant to state securities and blue sky laws; and (F) the Governmental Filings required pursuant to the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act");

          (iii) require, on the part of Liberty, any Subsidiary of Liberty, or, to the knowledge of Liberty, any Liberty Equity Affiliate, any consent by or approval of (a "Contract Consent") or notice to (a "Contract Notice") any other person or entity (other than a Governmental Entity), whether under any License or other Contract (as defined in clause (iv) of this Section 4.5) or otherwise, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole, or the Liberty Surviving Corporation and its Subsidiaries, taken as a whole;

          (iv) assuming that the Contract Consents and Contract Notices described on Schedule 4.5 are obtained and given and that any Government Consents and Governmental Filings required under any Licenses (as defined in Section 4.9) are obtained or made, conflict with, result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any material benefit under or the creation of a Lien or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") any Contract (which term shall mean and include any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature) to which Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate is a party, by which Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate or any of their respective assets or properties is bound or affected or pursuant to which Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate is entitled to any rights or benefits (including the Licenses), except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole, or the Liberty Surviving Corporation and its Subsidiaries, taken as a whole; or

          (v) assuming that the Merger Proposal is approved by Liberty's stockholders and assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 4.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole, or the Liberty Surviving Corporation and its Subsidiaries, taken as a whole. As used herein, the term "Governmental Entity" means and includes any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

     4.6 Absence of Certain Changes or Events. Except as otherwise disclosed in the Liberty Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 4.6, during the period commencing on October 1, 1993 and ending on the date of this Agreement, (i) there has not been any material adverse change in, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had a material adverse effect on, the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole (excluding events or conditions generally affecting the cable television or cable programming industries in the United States or affecting general business or economic conditions in the United States) and (ii) neither Liberty nor any of its Subsidiaries has taken any action which, if taken after the date of this Agreement without the consent of TCI, would violate Section 7.4 hereof.

     4.7 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Liberty or any of its affiliates, directors, officers, employees, agents or representatives in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto filed or to be filed by TCI/Liberty with the Commission under the Securities Act, (ii) the Joint Proxy Statement/Prospectus or (iii) any other documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, at the time of the TCI Stockholders Meeting or the Liberty Stockholders Meeting or any other meeting of Liberty's stockholders or TCI's stockholders to be held in connection with the Mergers or at the Effective Time, and, in the case of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto, at the time of mailing of the Joint Proxy Statement/Prospectus to Liberty's stockholders and TCI's stockholders or at the time of the Liberty Stockholders Meeting or the TCI Stockholders Meeting or any other meeting of Liberty's stockholders or TCI's stockholders to be held in connection with the Mergers, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Liberty Stockholders Meeting or the TCI Stockholders Meeting. For this purpose, any such information included or incorporated by reference in any such document will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by Liberty a reasonable time before such document was filed (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the respective rules and regulations under each such Act.

     4.8 Legal Proceedings. Except as set forth in the Liberty Commission Filings filed with the Commission prior to the date hereof or as set forth on
Schedule 4.8, (i) there is no suit, action or proceeding pending or, to the knowledge of Liberty, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate or any of its or their properties or rights (excluding suits, actions, proceedings or investigations generally affecting the cable television or cable programming industries in a particular state or in the United States and to which neither Liberty nor any Subsidiary of Liberty is a party), which, if adversely determined, is, insofar as Liberty can reasonably foresee, reasonably likely to have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole; (ii) there is no judgment, decree, Injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to Liberty, any Subsidiary of Liberty or, to the knowledge of Liberty, any Liberty Equity Affiliate having, or which, insofar as Liberty can reasonably foresee, is reasonably likely to have, either individually or in the aggregate, any such effect; and (iii) to the knowledge of Liberty, there is no action, suit, proceeding or investigation pending or threatened against Liberty which seeks to restrain, enjoin or delay the consummation of either Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no Injunction of any type referred to in Section 8.1(d) has been entered or issued. The term "order" as used in the immediately preceding sentence shall not be deemed to include any Licenses.

     4.9 Licenses; Compliance With Regulatory Requirements; Intangible Property. Liberty, its Subsidiaries and, to the knowledge of Liberty, the Liberty Equity Affiliates, hold all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, orders and approvals, domestic or foreign (collectively, the "Licenses") which are material to the operation of the businesses of Liberty and its Subsidiaries, taken as a whole. Each of Liberty, its Subsidiaries and, to the knowledge of Liberty, the Liberty Equity Affiliates is in compliance with, and has conducted its business so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, including laws, rules, regulations, ordinances and codes relating to the protection of the environment, except where the failure so to comply has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, Liberty, its Subsidiaries and, to the knowledge of Liberty, the Liberty Equity Affiliates, (i) have all Licenses (the "FCC Licenses") issued by the Federal Communications Commission (the "FCC") and all Licenses of foreign, state and local governmental authorities (the "Franchises") required for the operation of the cable television systems and related facilities (the "CATV Systems") being operated on the date hereof by Liberty, any of its Subsidiaries or, to the knowledge of Liberty, any of the Liberty Equity Affiliates, (ii) have duly and currently filed all reports and other information required to be filed by the FCC or any other Governmental Entity in connection with such FCC Licenses and Franchises and (iii) are not in violation of any of such FCC Licenses or Franchises, other than the lack of FCC Licenses or Franchises, delays in filing reports or possible violations which have not had and, insofar as can reasonably be foreseen, in the future will not have a material adverse effect on the business, assets, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole. Except as Liberty shall have previously advised TCI in writing, Liberty and its Subsidiaries own or have adequate rights to use all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights as are material in connection with the businesses of Liberty and its Subsidiaries, taken as a whole.

     4.10 Brokers or Finders. No agent, broker, investment banker, financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by Liberty or any of its Subsidiaries, directors, officers, employees or affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, except Merrill Lynch & Co ("Merrill Lynch"), whose fees and expenses and claims for indemnification and contribution will be paid by Liberty in accordance with Liberty's agreement with such firm (a copy of which has provided to TCI prior to the date hereof), and Liberty agrees to indemnify and hold TCI and TCI/Liberty harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions, expenses or claims for indemnification or contribution asserted by any person on the basis of any act or statement made or alleged to have been made by Liberty or any of its Subsidiaries, directors, officers, employees or affiliates.

     4.11 Tax Matters. Except as set forth on Schedule 4.11, to the knowledge of Liberty (i) there has been duly filed by or on behalf of Liberty and each of its Subsidiaries (and each of their respective predecessors (except that no representation or warranty is made as to TCI or any of its Subsidiaries)), or filing extensions from the appropriate Federal, state, foreign and local Governmental Entities have been obtained with respect to, all material Federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof, (ii) payment in full or adequate provision for the payment of all taxes required to be paid in respect of the periods covered by such tax returns and reports has been made (except in respect of state, local and foreign taxes which are in the aggregate immaterial in amount) and (iii) a reserve which Liberty reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the date hereof. None of the Federal income tax returns required to be filed by or on behalf of Liberty and each of its Subsidiaries consolidated in such returns (and their respective predecessors (except that no representation or warranty is made as to TCI or any of its Subsidiaries)) under the Code or any predecessor statute (the "Liberty Consolidated Returns") are currently under examination by the Internal Revenue Service ("IRS"). There have not been any deficiencies or assessments asserted in writing by the IRS with respect to the Liberty Consolidated Returns. Except as set forth on Schedule 4.11, neither Liberty nor any of its Subsidiaries (nor any of their respective predecessors (except that no representation or warranty is made as to TCI or any of its Subsidiaries)) has, with regard to any assets or property held, acquired or to be acquired by Liberty or any of its Subsidiaries, filed a consent pursuant to
Section 341(f) of the Code or any predecessor statute. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     4.12  Employee Benefit Plans; ERISA.

     (a) Schedule 4.12(a) contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since January 1, 1993 by Liberty or by any trade or business, whether or not incorporated (a "Liberty ERISA Affiliate"), that together with Liberty would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of Liberty or any Liberty ERISA Affiliate including any such type of plan established, maintained or contributed to under the laws of any foreign country (the "Liberty Plans"). Schedule 4.12(a) identifies each Liberty Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA. Liberty has heretofore delivered to TCI true and complete copies of each Liberty Plan and, if the Liberty Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding document.

     (b) Except as set forth in Schedule 4.12(b), (i) no Liberty Plan is subject to Title IV of ERISA or Section 412 of the Code and (ii) neither Liberty nor any Liberty ERISA Affiliate made, or was required to make, contributions to any employee benefit plan subject to Title IV of ERISA during the five year period ending on the Effective Time.

     (c) Concerning each Liberty Plan that is or has been subject to the funding requirements of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Liberty Plan is, and at all times has been, acceptable under ERISA, each of the actuarial assumptions employed in connection with determining the funding of each such Liberty Plan is, and at all times has been, reasonable and satisfies the requirements of Section 12(c)(3) of the Code and
Section 302(c)(3) of ERISA, and Schedule 4.12(c) sets forth, as of the date hereof, (A) the actuarially determined present value of all benefit liabilities within the meaning of Section 4001(a)(16) of ERISA ("Liberty Benefit Liabilities") determined on an ongoing plan basis, employing in making such determination the same actuarial assumptions as were used in determining plan fundings for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption has been changed to a reasonable assumption, (B) the actuarially determined present value of all Liberty Benefit Liabilities under each such Liberty Plan employing in such determination the same actuarial assumptions, except turnover assumptions, as were used in determining funding for such plan for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption has been changed to a reasonable assumption, (C) the fair market value of the assets held to fund each such Liberty Plan, (D) the funding method used in connection with each such Liberty Plan and (E) identification of the amount and related plan with respect to which there is or has been any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA. Schedule 4.12(c) sets forth a reasonable good faith estimate of material changes between January 1, 1993 and the date hereof in the value of benefits or plan assets described in the preceding clause (A), (B) or (C); Schedule 4.12(c) sets forth the information described in said clauses (A), (B), (C) and (D) as of the date hereof, including a separate statement of liabilities attributable to unpredictable contingent event benefits within the meaning of Section 412(l)(7)(B)(ii) of the Code and Section 302(d)(7)(B)(ii) of ERISA. The sum of the amount of unfunded Liberty Benefit Liabilities under all Liberty Plans (excluding each such plan with an amount of unfunded Liberty Benefit Liabilities of zero or less) is not more than $1,000,000; all contributions required by
Section 515 of ERISA to be made by Liberty or any Liberty ERISA Affiliate to Liberty Plans have been timely made; with respect to any such Liberty Plan and concerning each Liberty Plan which is in whole or in part an "individual account plan" (as defined in Section 3(34) of ERISA), there is set forth in Schedule 4.12(c) (A) the amount of any liability of Liberty or any Liberty ERISA Affiliate for contributions due or to become due with respect to each such Liberty Plan for periods up to the date hereof, and the date any such amounts were paid and (B) the amount of any contribution accrued or paid or expected to be accrued or paid with respect to such Liberty Plan for the plan year in which the Effective Time occurs; with respect to any such Liberty Plan no such plan has been terminated or subject to a "spin-off" or "spin-off termination" or partial termination and no assets of any such Liberty Plan have been used or employed in a manner so as to subject them to an excise tax imposed under
Section 4980 of the Code; each such Liberty Plan permits termination thereof, and distribution of any assets in excess of those required to pay Liberty Benefit Liabilities may be distributed to or for the benefit of Liberty or any Liberty ERISA Affiliate, and Section 4044(d) of ERISA would not prevent such reversion; and with respect to any such Liberty Plan, any reduction in benefits was preceded by an adequate and appropriate notice to the parties described in and as required by Section 204(h) of ERISA. There are no former employees or participants who are entitled to earn additional pension benefits by reason of "grow in" or other rights with respect to service or time periods after such employees have been terminated from employment with Liberty, or any Liberty ERISA Affiliates.

     (d) Neither Liberty nor any Liberty ERISA Affiliate has engaged in any transaction described under Section 4069 of ERISA nor can any claim, encumbrance or other lien be imposed on Liberty, any Liberty ERISA Affiliates or assets of any of the foregoing under Section 4068 of ERISA.

     (e) Each Liberty Plan that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code and/or such Liberty Plan complies with Section 505 of the Code, unless the IRS does not as a matter of policy issue such notification with respect to that particular type of plan. Each such Liberty Plan satisfies, where appropriate, the requirements of Sections 501(c)(9) and 505 of the Code.

     (f) Schedule 4.12(f) contains a list of, and Liberty has delivered to TCI true and complete copies of, all other material personnel policy, stock option plan, collective bargaining agreement, bonus, incentive award, vacation pay, severance pay, consulting agreement or any other employee benefit plan, agreement, arrangement or understanding which Liberty or any Liberty ERISA Affiliate maintains, or to which Liberty or any Liberty ERISA Affiliate contributes, is required to contribute or has contributed since January 1, 1993, and which is not required under paragraph (a) or (b) above to be listed in
Schedule 4.12(a) or (b), respectively (including, without limitation, with respect to any plans which are unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of Liberty or any Liberty ERISA Affiliate).

     (g) Liberty and each Liberty ERISA Affiliate have complied in all material respects with all requirements for premium payments, including any interest and penalty charges for late payment, due the Pension Benefit Guaranty Corporation ("PBGC") with respect to each Liberty Plan and each separate plan year for which any premiums are required. Except as set forth in Schedule 4.12(g), and except for transactions required by this Agreement, from the period commencing January 1, 1987 through the Effective Time there has been no "reportable event" (as defined in Section 4043(b) of ERISA and the regulations promulgated by the PBGC thereunder) with respect to any Liberty Plan subject to Title IV of ERISA for which notice to the PBGC has not, by rule or regulation, been waived. There is not any unsatisfied material liability to the PBGC which has been incurred by Liberty or any Liberty ERISA Affiliate on account of any Liberty Plan subject to Title IV of ERISA. From the period commencing January 1, 1987 through the Effective Time, no filing has been or will be made by Liberty or any Liberty ERISA Affiliate with the PBGC to terminate, nor has any proceeding been commenced by the PBGC to terminate, any Liberty Plan subject to Title IV of ERISA which was maintained, or wholly or partially funded, by Liberty or any Liberty ERISA Affiliate. Neither Liberty nor any Liberty Equity Affiliate (i) has ceased operations at a facility so as to become subject to the provisions of
Section 4062(e) of ERISA, (ii) has withdrawn from any Liberty Plan with respect to which it is a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (iii) has ceased contributions on or before the Effective Time to any Liberty Plan subject to Section 4064(a) of ERISA to which Liberty or any Liberty ERISA Affiliate has made contributions during the five calendar years prior to the Effective Time, or (iv) has incurred a complete or partial withdrawal from any Liberty Plan that is a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan")) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA). No employee pension benefit plan which is a Multiemployer Plan to which Liberty or any Liberty ERISA Affiliate contributes is in "reorganization" (as defined in Section 4241 of ERISA) or "insolvent" (as defined in Section 4245 of ERISA). There is not now, nor can there ever be, any liability under Section 4064 of ERISA to Liberty or any Liberty ERISA Affiliate by reason of participation in any Liberty Plan by Liberty or any Liberty ERISA Affiliate on or prior to the Effective Time. There has been no amendment to any Liberty Plan that would require the furnishing of security under Section 401(a)(29) of the Code. There has been no event or circumstance and there can be no event or circumstance which has or may result in any liability being asserted by any Liberty Plan, the PBGC or any other person or entity under Title IV of ERISA against Liberty or any Liberty ERISA Affiliate or against TCI/Liberty (assuming consummation of the Mergers). Neither Liberty nor any Liberty ERISA Affiliate has any liability to any Liberty Plan for contributions under Section 412(m) of the Code or Section 302(e) of ERISA, nor has any claim, encumbrance or other lien been imposed under Section 412(n) of the Code or Section 302(f) of ERISA nor is there any liability for excise taxes imposed under Section 4971 of the Code, and all liabilities arising under Section 412(c)(11) of the Code with respect to contributions to any Liberty Plan have been set forth in Schedule 4.12(g). Copies of any notices to the PBGC under Section 412(n) of the Code or
Section 302(f) of ERISA with respect to any Liberty Plan have been delivered to TCI; and copies of notices required to be given to participants under Section 101(d) of ERISA with respect to any Liberty Plan have previously been delivered to TCI.

     (h) True and complete copies of each plan, agreement, arrangement or understanding referred to in Schedule 4.12(g), the most recent determination letter issued by the IRS with respect to each Liberty Plan, annual reports on Form 5500 required to be filed with any Governmental Entity for each Liberty Plan which is an employee pension benefit plan for the three most recent plan years and all actuarial reports for the last two plan years of each Liberty Plan, other than an "individual account plan," have heretofore been delivered by Liberty to TCI.

     (i) Except as set forth in Schedule 4.12(i), neither Liberty nor any Liberty ERISA Affiliate is a party to or bound by the terms of any collective bargaining agreement. Liberty and each Liberty ERISA Affiliate is in compliance in all material respects with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice. To the knowledge of Liberty, all of the employees of Liberty and the Liberty ERISA Affiliates who work in the United States are lawfully authorized to work in the United States according to federal immigration laws. There is no labor strike or labor disturbance pending or, to the knowledge of Liberty threatened against Liberty or any Liberty ERISA Affiliate, and during the past five years neither Liberty nor any Liberty ERISA Affiliate has experienced a work stoppage.

     (j) Each Liberty Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, Section 406 of ERISA and Section 4975 of the Code.

     (k) Each Liberty Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

     (l) Except as set forth in Schedule 4.12(l), no Liberty Plan provides benefits, including without limitation death or medical benefits, with respect to current or former employees of Liberty or any Liberty ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law and (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA).

     (m) Except as set forth in Schedule 4.12(m), there are no material pending, threatened or anticipated claims by or on behalf of any Liberty Plan, by any employee or beneficiary covered under an such Liberty Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     4.13 Fairness Opinion. On January 24, 1994, Liberty received a written opinion of Merrill Lynch, to the effect that, as of such date, the respective exchange ratios in the Liberty Merger and the TCI Merger, taken together, are fair to the holders of the shares of Liberty Common Stock (other than TCI or its affiliates) from a financial point of view.

     4.14 Recommendation of Liberty Board. The Liberty Board at a meeting duly called and held on January 24, 1994, and acting on the unanimous recommendation of a special committee of outside directors, has, by resolutions adopted by at least 75% of the members of the entire Liberty Board, (i) determined that the Merger Proposal is fair to, and in the best interests of, the stockholders of Liberty (other than TCI and its Subsidiaries), (ii) approved this Agreement and the transactions contemplated hereby and (iii) recommended that the stockholders of Liberty approve and adopt the Merger Proposal.

     4.15 Vote Required. The only vote of stockholders of Liberty required under the DGCL and Liberty's Restated Certificate of Incorporation and By-laws in order to approve and adopt the Merger Proposal is the affirmative vote of the holders of (i) a majority of the aggregate voting power of the issued and outstanding shares of Liberty Class A Stock and Liberty Class B Stock voting together as a single class, (ii) at least 66 2/3% of the number of shares of Liberty Class B Preferred voting as a separate class and (iii) at least 66 2/3% of the number of shares of Liberty Class D Preferred voting as a separate class, and no vote or approval of or other action by the holders of any other class of the Liberty Preferred Stock is required.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF TCI

     TCI hereby represents and warrants to each of Liberty and TCI/Liberty as follows:

     5.1 Organization. Each of TCI and TCI's "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X, but excluding Liberty and its Subsidiaries) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole. Each entity (excluding Liberty and its Subsidiaries) in which TCI, directly or through one or more of its Subsidiaries, has an investment accounted for by the equity method which is material to the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole (the "TCI Equity Affiliates"), to the knowledge of TCI, is a corporation or partnership (A) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it, or the nature of its activities, makes such qualification necessary, except in each case where such failure to be so existing and in good standing or to have such power and authority or to be so qualified to do business and be in good standing has not had, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole. TCI has delivered to Liberty true and complete copies of its Restated Certificate of Incorporation and By-laws, as amended through and in effect on the date hereof.

     5.2 Authorization and Validity of Agreement. TCI has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 5.15, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by TCI of this Agreement and the consummation by TCI of the transactions contemplated hereby have been duly authorized by the TCI Board and by all other necessary corporate action on its part, subject, in the case of consummation by it of the TCI Merger, to such approval of TCI's stockholders. This Agreement has been duly executed and delivered by TCI and is a valid and binding obligation of TCI, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     5.3 Capitalization of TCI. The authorized capital stock of TCI consists of one billion shares of TCI Class A Stock, 100 million shares of TCI Class B Stock and ten million shares of "blank-check" preferred stock, of which 6,201 shares have been designated "Convertible Preferred Stock Series C" pursuant to
Section 151(g) of the DGCL. As of the close of business on December 31, 1993,
(i) 481,836,852 shares of TCI Class A Stock were issued and outstanding, 8,321,186 shares were reserved for issuance upon exercise of TCI Stock Options, 1,265,004 shares were reserved for issuance upon conversion of the TCI Preferred Stock, 41,060,990 shares were reserved for issuance upon conversion of outstanding convertible debt securities and 79,335,038 shares were held by TCI in its treasury or by its Subsidiaries; (ii) 47,258,787 shares of TCI Class B Stock were issued and outstanding and no shares were held by TCI in its treasury or by any Subsidiary; and (iii) 6,201 shares of TCI Preferred Stock were issued and outstanding and no shares were held by TCI in its treasury or by its Subsidiaries. All issued and outstanding shares of TCI Common Stock and TCI Preferred Stock have been validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any Federal or state securities laws. TCI has no issued or outstanding Voting Debt. Except as set forth on
Schedule 5.3, there are not, as of the date hereof, and will not at any time to and including the Effective Time be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreement of any character to or by which TCI or any of its Subsidiaries is a party or is bound which, directly or indirectly, obligate TCI or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of TCI Class A Stock, TCI Class B Stock, TCI Preferred Stock or any other capital stock, equity interest or Voting Debt of TCI or any Subsidiary of TCI or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt or obligating TCI or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right. Except as set forth on Schedule 5.3, since the close of business on December 31, 1993, no shares of capital stock of TCI have been issued or have been transferred from TCI's treasury. Immediately after the Effective Time, there will be no subscription, option, warrant, call, right, commitment or agreement which will entitle (conditionally or unconditionally) any person or entity to purchase or otherwise acquire, or will obligate (conditionally or unconditionally) the TCI Surviving Corporation (as TCI's successor) or any Subsidiary of the TCI Surviving Corporation that was a Subsidiary of TCI to sell, issue or deliver, any shares of capital stock, any other equity interest or any Voting Debt of the TCI Surviving Corporation or obligating the TCI Surviving Corporation or any such Subsidiary to grant, extend or enter into any such subscription, warrant, call, right, commitment or agreement. Except for the TCI Incentive Plans and except as set forth on
Schedule 5.3 or Schedule 5.12(a), neither TCI nor any of its Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of TCI or any Subsidiary of TCI, any other securities convertible into, or exercisable or exchangeable for, any such stock, interests or Voting Debt or any phantom shares, phantom equity interests or stock or equity appreciation rights. Except as set forth on Schedule 5.3, all shares of capital stock of and all partnership or other equity interests in each Subsidiary of TCI and in each TCI Equity Affiliate owned directly or indirectly by TCI are owned free and clear of any Lien and the shares of capital stock of each corporate Subsidiary of TCI are validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.3, there are not, and immediately after the Effective Time there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character that, directly or indirectly, (x) call for or relate to the sale, pledge, transfer or other disposition by TCI or TCI Surviving Corporation or any Subsidiary of TCI or TCI Surviving Corporation of any shares of capital stock, any partnership or other equity interests or any Voting Debt of any Subsidiary of TCI or TCI Surviving Corporation or of any TCI Equity Affiliate owned directly or indirectly by TCI or TCI Surviving Corporation or any Subsidiary of TCI or TCI Surviving Corporation, or (y) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

     5.4 TCI Reports and Financial Statements. TCI has heretofore made available to Liberty true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments thereto) filed by TCI with the Commission since January 1, 1991 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are sometimes collectively referred to as the "TCI Commission Filings"). The TCI Commission Filings constitute all of the documents (other than preliminary material) that TCI was required to file with the Commission since such date. As of their respective dates, each of the TCI Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the TCI Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no representation or warranty is made with respect to any information regarding Liberty included in the TCI Commission Filings which was furnished by Liberty expressly for use therein). When filed with the Commission, the financial statements included in the TCI Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of TCI and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except as and to the extent reflected or reserved against in the financial statements included in TCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 or as disclosed therein and except as set forth on Schedule 5.4, none of TCI, any of TCI's Subsidiaries or, to the knowledge of TCI, any TCI Equity Affiliate had as of such date any liability or obligation of any kind required to be reflected on a balance sheet of TCI and its consolidated Subsidiaries prepared in accordance with the applicable rules and regulations of the Commission which was material to the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole. Since September 30, 1993, except as disclosed in the TCI Commission Filings filed with the Commission prior to the date hereof and except as set forth on Schedule 5.4, none of TCI, any of TCI's Subsidiaries or, to the knowledge of TCI, any TCI Equity Affiliate has incurred any liability or obligation of any kind which, in any case or in the aggregate, is material to the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole.

     5.5  No Approvals or Notices Required; No Conflict with
Instruments. Except as set forth on Schedule 5.5, the execution and delivery by TCI of this Agreement do not, and the performance by TCI of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

          (i) assuming approval of the Merger Proposal by TCI's stockholders as contemplated by Section 5.15, conflict with or violate the Restated Certificate of Incorporation or By-laws of TCI or any corporate Subsidiary of TCI or the partnership agreement or any partnership Subsidiary or TCI;

          (ii) require any Government Consent or Governmental Filing, in each case on the part of or with respect to TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole, or the TCI Surviving Corporation and its Subsidiaries, taken as a whole, except for (A) the filing with the Commission of the Joint Proxy Statement, the Registration Statement, and such reports and other documents, if any, under Sections 12(g), 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the TCI Certificate of Merger with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which TCI is qualified to do business, (C) the FCC Approvals and the Local Approvals, (D) such Government Consents and Governmental Filings as may be required in connection with the issuance of TCI/Liberty stock as contemplated hereby pursuant to state securities and blue sky laws, (E) the Governmental Filings to be made on the part of or with respect to Liberty referred to in clauses (ii)(A) and (B) of Section 4.5 and (F) the Governmental Filings required pursuant to the pre-merger notification requirements of the HSR Act;

          (iii) require, on the part of TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate, any Contract Consent or Contract Notice, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole, or the TCI Surviving Corporation and its Subsidiaries, taken as a whole;

          (iv) assuming that the Contract Consents and Contract Notices described on Schedule 5.5 are obtained and given and that any Government Consents and Governmental Filings required under any Licenses are obtained or made, result in any Violation of any Contract to which TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate is a party, by which TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or any of their respective assets or properties is bound or affected or pursuant to which TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate is entitled to any rights or benefits, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole, or the TCI Surviving Corporation and its Subsidiaries, taken as a whole; or

          (v) assuming that the Merger Proposal is approved by TCI's stockholders and assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 5.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole, or the TCI Surviving Corporation and its Subsidiaries, taken as a whole.

     5.6 Absence of Certain Changes or Events. Except as otherwise disclosed in the TCI Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 5.6, during the period commencing on October 1, 1993 and ending on the date of this Agreement, (i) there has not been any material adverse change in, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had a material adverse effect on, the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole (excluding events or conditions generally affecting the cable television or cable programming industries in the United States or affecting general business or economic conditions in the United States) and (ii) neither TCI nor any of its Subsidiaries has taken any action which, if taken after the date of this Agreement without the consent of Liberty, would violate Section 7.4 hereof.

     5.7 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by TCI or any of its affiliates, directors, officers, employees, agents or representatives in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto, (ii) the Joint Proxy Statement/Prospectus or (iii) any other documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, at the time of the TCI Stockholders Meeting or the Liberty Stockholders Meeting or any other meeting of TCI's stockholders or Liberty's stockholders to be held in connection with the Mergers or at the Effective Time, and, in the case of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto, at the time of mailing of the Joint Proxy Statement/Prospectus to TCI's and Liberty's stockholders or at the time of the TCI Stockholders Meeting or the Liberty Stockholders Meeting, or any other meeting of TCI's stockholders or Liberty's stockholders to be held in connection with the Mergers, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Liberty Stockholders Meeting or the TCI Stockholders Meeting. For this purpose, any such information included or incorporated by reference in any such document will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by TCI a reasonable time before such document was filed (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations under each such Act.

     5.8 Legal Proceedings. Except as set forth in the TCI Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 5.8, (i) there is no suit, action or proceeding pending or, to the knowledge of TCI, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or any of its or their properties or rights (excluding suits, actions, proceedings or investigations generally affecting the cable television industry in a particular state or in the United States and to which neither TCI nor any Subsidiary of TCI is a party), which, if adversely determined, is, insofar as TCI can reasonably foresee, reasonably likely to have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole; (ii) there is no judgment, decree, Injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to TCI, any Subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate having, or which, insofar as TCI can reasonably foresee, is reasonably likely to have, either individually or in the aggregate, any such effect; and (iii) to the knowledge of TCI, there is no action, suit, proceeding or investigation pending or threatened against TCI which seeks to restrain, enjoin or delay the consummation of either Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no Injunction of any type referred to in Section 8.1(d) has been entered or issued. The term "order" as used in the immediately preceding sentence shall not be deemed to include any Licenses.

     5.9 Licenses; Compliance with Regulatory Requirements; Intangible Property. TCI, its Subsidiaries and, to the knowledge of TCI, the TCI Equity Affiliates hold all Licenses which are material to the operation of the businesses of TCI and its Subsidiaries, taken as a whole. Each of TCI, its Subsidiaries and, to the knowledge of TCI, the TCI Equity Affiliates is in compliance with, and has conducted its business so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, including laws, rules, regulations, ordinances and codes relating to the protection of the environment, except where the failure so to comply has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, TCI, its Subsidiaries and, to the knowledge of TCI, the TCI Equity Affiliates (i) have all FCC Licenses and Franchises required for the operation of the CATV Systems being operated on the date hereof by TCI, any of its Subsidiaries, or, to the knowledge of TCI, any TCI Equity Affiliate, (ii) have duly and currently filed all reports and other information required to be filed by the FCC or any other Governmental Entity in connection with such FCC Licenses and Franchises and (iii) are not in violation of any of such FCC Licenses or Franchises, other than the lack of FCC Licenses or Franchises, delays in filing reports or possible violations which have not had and, insofar as can reasonably be foreseen, in the future will not have a material adverse effect on the business, assets, results of operations or financial condition of TCI and its Subsidiaries, taken as a whole. TCI and its Subsidiaries own or have adequate rights to use all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights as are material in connection with the businesses of TCI and its Subsidiaries, taken as a whole.

     5.10 Brokers or Finders. No agent, broker, investment banker, financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by TCI or any of its Subsidiaries, directors, officers, employees or affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, except CS First Boston, whose fees and expenses and claims for indemnification and contribution will be paid by TCI in accordance with TCI's agreement with such firm (a copy of which has been (or following its execution by TCI will promptly be) provided to Liberty), and TCI agrees to indemnify and hold Liberty and TCI/Liberty harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions, expenses or claims for indemnification or contribution asserted by any person on the basis of any act or statement made or alleged to have been made by TCI or any of its Subsidiaries, directors, officers, employees or affiliates.

     5.11 Tax Matters. Except as set forth on Schedule 5.11, to the knowledge of TCI, (i) there has been duly filed by or on behalf of TCI and each of its Subsidiaries (and each of their respective predecessors (except that no representation or warranty is made as to Liberty or any of its Subsidiaries)), or filing extensions from the appropriate Federal, state, foreign and local Governmental Entities have been obtained with respect to, all material Federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof, (ii) payment in full or adequate provision for the payment of all taxes required to be paid in respect of the periods covered by such tax returns and reports has been made (except in respect of state, local and foreign taxes which are in the aggregate immaterial in amount) and (iii) a reserve which TCI reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the date hereof. Except as set forth on Schedule 5.11, none of the Federal income tax returns required to be filed by or on behalf of TCI and each of its Subsidiaries consolidated in such returns

(and their respective predecessors (except that no representation or warranty is made as to Liberty or any of its Subsidiaries)) under the Code or any predecessor statute (the "TCI Consolidated Returns") are currently under examination by the IRS. There have not been any deficiencies or assessments asserted in writing by the IRS with respect to the TCI Consolidated Returns. Except as set forth on Schedule 5.11, neither TCI nor any of its Subsidiaries (nor any of their respective predecessors (except that no representation or warranty is made as to Liberty or any of its Subsidiaries)) has, with regard to any assets or property held, acquired or to be acquired by TCI or any of its Subsidiaries, filed a consent pursuant to Section 341(f) of the Code or any predecessor statute.

     5.12  Employee Benefit Plans; ERISA.

     (a) Schedule 5.12(a) contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since January 1, 1993 by TCI or by any trade or business, whether or not incorporated (a "TCI ERISA Affiliate"), that together with TCI would be deemed a "single employer" within the meaning of
Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of TCI or any TCI ERISA Affiliate including any such type of plan established, maintained or contributed to under the laws of any foreign country (the "TCI Plans"). Schedule 5.12(a) identifies each TCI Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA. TCI has heretofore delivered to Liberty true and complete copies of each TCI Plan and, if the TCI Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding document.

     (b) Except as set forth in Schedule 5.12(b), (i) no TCI Plan is subject to Title IV of ERISA or Section 412 of the Code and (ii) neither TCI nor any TCI ERISA Affiliate made, or was required to make, contributions to any employee benefit plan subject to Title IV of ERISA during the five year period ending on the Effective Time.

     (c) Concerning each TCI Plan that is or has been subject to the funding requirements of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such TCI Plan is, and at all times has been, acceptable under ERISA, each of the actuarial assumptions employed in connection with determining the funding of each such TCI Plan is, and at all times has been, reasonable and satisfies the requirements of Section 412(c)(3) of the Code and Section 302(c)(3) of ERISA, and Schedule 5.12(c) sets forth, as of the date hereof, (A) the actuarially determined present value of all benefit liabilities within the meaning of Section 4001(a)(16) of ERISA ("TCI Benefit Liabilities") determined on an ongoing plan basis, employing in making such determination the same actuarial assumptions as were used in determining plan fundings for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption has been changed to a reasonable assumption, (B) the actuarially determined present value of all TCI Benefit Liabilities under each such TCI Plan employing in such determination the same actuarial assumptions, except turnover assumptions, as were used in determining funding for such plan for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption has been changed to a reasonable assumption, (C) the fair market value of the assets held to fund each such TCI Plan, (D) the funding method used in connection with each such TCI Plan and (E) identification of the amount and related plan with respect to which there is or has been any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA. Schedule 5.12(c) sets forth a reasonable good faith estimate of material changes between January 1, 1993 and the date hereof in the value of benefits or plan assets described in the preceding clause (A), (B) or (C);
Schedule 5.12(c) sets forth the information described in said clauses (A), (B),
(C) and (D) as of the date hereof, including a separate statement of liabilities attributable to unpredictable contingent event benefits within the meaning of
Section 412(l)(7)(B)(ii) of the Code and Section 302(d)(7)(B)(ii) of ERISA. The sum of the amount of unfunded TCI Benefit Liabilities under all TCI Plans (excluding each such plan with an amount of unfunded Benefit Liabilities of zero or less) is not more than $1,000,000; all contributions required by Section 515 of ERISA to be made by TCI or any TCI ERISA Affiliate to TCI Plans have been timely made; with respect to any such TCI Plan and concerning each

TCI Plan which is in whole or in part an "individual account plan" (as defined in Section 3(34) of ERISA), there is set forth in Schedule 5.12(c) (A) the amount of any liability of TCI or any TCI ERISA Affiliate for contributions due or to become due with respect to each such TCI Plan for periods up to the date hereof, and the date any such amounts were paid and (B) the amount of any contribution accrued or paid or expected to be accrued or paid with respect to such TCI Plan for the plan year in which the Effective Time occurs; with respect to any such TCI Plan no such plan has been terminated or subject to a "spin-off" or "spin-off termination" or partial termination and no assets of any such TCI Plan have been used or employed in a manner so as to subject them to an excise tax imposed under Section 4980 of the Code; each such TCI Plan permits termination thereof, and distribution of any assets in excess of those required to pay TCI Benefit Liabilities may be distributed to or for the benefit of TCI or any TCI ERISA Affiliate, and Section 4044(d) of ERISA would not prevent such reversion; and with respect to any such TCI Plan, any reduction in benefits was preceded by an adequate and appropriate notice to the parties described in and as required by Section 204(h) of ERISA. There are no former employees or participants who are entitled to earn additional pension benefits by reason of "grow in" or other rights with respect to service or time periods after such employees have been terminated from employment with TCI, or any TCI ERISA Affiliates.

     (d) Neither TCI nor any TCI ERISA Affiliate has engaged in any transaction described under Section 4069 of ERISA nor can any claim, encumbrance or other lien be imposed on TCI, any TCI ERISA Affiliates or assets of any of the foregoing under Section 4068 of ERISA.

     (e) Each TCI Plan that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code and/or such TCI Plan complies with Section 505 of the Code, unless the IRS does not as a matter of policy issue such notification with respect to that particular type of plan. Each such TCI Plan satisfies, where appropriate, the requirements of Sections 501(c)(9) and 505 of the Code.

     (f) Schedule 5.12(f) contains a list of, and TCI has delivered to Liberty true and complete copies of, all other material personnel policy, stock option plan, collective bargaining agreement, bonus, incentive award, vacation pay, severance pay, consulting agreement or any other employee benefit plan, agreement, arrangement or understanding which TCI or any TCI ERISA Affiliate maintains, or to which TCI or any TCI ERISA Affiliate contributes, is required to contribute or has contributed since January 1, 1993, and which is not required under paragraph (a) or (b) above to be listed in Schedule 5.12(a) or
(b), respectively (including, without limitation, with respect to any plans which are unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of TCI or any TCI ERISA Affiliate).

     (g) TCI and each TCI ERISA Affiliate have complied in all material respects with all requirements for premium payments, including any interest and penalty charges for late payment, due the Pension Benefit Guaranty Corporation ("PBGC") with respect to each TCI Plan and each separate plan year for which any premiums are required. Except as set forth in Schedule 5.12(g), and except for transactions required by this Agreement, from the period commencing January 1, 1987 through the Effective Time there has been no "reportable event" (as defined in Section 4043(b) of ERISA and the regulations promulgated by the PBGC thereunder) with respect to any TCI Plan subject to Title IV of ERISA for which notice to the PBGC has not, by rule or regulation, been waived. There is not any unsatisfied material liability to the PBGC which has been incurred by TCI or any TCI ERISA Affiliate on account of any TCI Plan subject to Title IV of ERISA. From the period commencing January 1, 1987 through the Effective Time, no filing has been or will be made by TCI or any TCI ERISA Affiliate with the PBGC to terminate, nor has any proceeding been commenced by the PBGC to terminate, any TCI Plan subject to Title IV of ERISA which was maintained, or wholly or partially funded, by TCI or any TCI ERISA Affiliate. Neither TCI nor any TCI Equity Affiliate (i) has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) has withdrawn from any TCI Plan with respect to which it is a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (iii) has ceased contributions on or before the Effective Time to any TCI Plan subject to Section 4064(a) of ERISA to which TCI or any TCI ERISA Affiliate has made contributions during the five calendar years prior to the Effective Time, or (iv) has incurred a complete or

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

partial withdrawal from any TCI Plan that is a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan")) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA). No employee pension benefit which is a Multiemployer Plan to which TCI or any TCI ERISA Affiliate contributes is in "reorganization" (as defined in Section 4241 of ERISA) or "insolvent" (as defined in Section 4245 of ERISA). There is not now, nor can there ever be, any liability under Section 4064 of ERISA to TCI or any TCI ERISA Affiliate by reason of participation in any TCI Plan by TCI or any TCI ERISA Affiliate on or prior to the Effective Time. There has been no amendment to any TCI Plan that would require the furnishing of security under Section 401(a)(29) of the Code. There has been no event or circumstance and there can be no event or circumstance which has or may result in any liability being asserted by any TCI Plan, the PBGC or any other person or entity under Title IV of ERISA against TCI or any TCI ERISA Affiliate or against TCI/Liberty (assuming consummation of the Mergers). Neither TCI nor any TCI ERISA Affiliate has any liability to any TCI Plan for contributions under Section 412(m) of the Code or Section 302(e) of ERISA, nor has any claim, encumbrance or other lien been imposed under Section 412(n) of the Code or
Section 302(f) of ERISA nor is there any liability for excise taxes imposed under Section 4971 of the Code, and all liabilities arising under Section 412(c)(11) of the Code with respect to contributions to any TCI Plan have been set forth in Schedule 5.12(g). Copies of any notices to the PBGC under Section 412(n) of the Code or Section 302(f) of ERISA with respect to any TCI Plan have been delivered to Liberty; and copies of notices required to be given to participants under Section 101(d) of ERISA with respect to any TCI Plan have previously been delivered to Liberty.

     (h) True and complete copies of each plan, agreement, arrangement or understanding referred to in Schedule 5.12(g), the most recent determination letter issued by the IRS with respect to each TCI Plan, annual reports on Form 5500 required to be filed with any Governmental Entity for each TCI Plan which is an employee pension benefit plan for the three most recent plan years and all actuarial reports for the last two plan years of each TCI Plan, other than an "individual account plan," have heretofore been delivered by TCI to Liberty.

     (i) Except as set forth in Schedule 5.12(i), neither TCI nor any TCI ERISA Affiliate is a party to or bound by the terms of any collective bargaining agreement. TCI and each TCI ERISA Affiliate is in compliance in all material respects with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice. To the knowledge of TCI, all of the employees of TCI and the TCI ERISA Affiliates who work in the United States are lawfully authorized to work in the United States according to federal immigration laws. There is no labor strike or labor disturbance pending or, to the knowledge of TCI threatened against TCI or any TCI ERISA Affiliate, and during the past five years neither TCI nor any TCI ERISA Affiliate has experienced a work stoppage.

     (j) Each TCI Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, Section 406 of ERISA and Section 4975 of the Code.

     (k) Each TCI Plan which is intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

     (l) Except as set forth in Schedule 5.12(l), no TCI Plan provides benefits, including without limitation death or medical benefits, with respect to current or former employees of TCI or any TCI ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law and (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA).

     (m) Except as set forth in Schedule 5.12(m), there are no material pending, threatened or anticipated claims by or on behalf of any TCI Plan, by any employee or beneficiary covered under an such TCI Plan, or otherwise involving any such TCI Plan (other than routine claims for benefits).

     5.13 Fairness Opinion. On January 24, 1994, TCI received an oral opinion of CS First Boston to the effect that, as of such date, the consideration to be received by the holders of TCI Common Stock (other than Liberty and its affiliates) in the TCI Merger is fair, from a financial point of view, to such stockholders.

     5.14 Recommendation of TCI Board. The TCI Board at a meeting duly called and held on January 24, 1994, has, by resolutions adopted by at least 75% of the members of the entire TCI Board, (i) determined that the Merger Proposal is fair to, and in the best interests of, the stockholders of TCI (other than Liberty and its Subsidiaries), (ii) approved this Agreement and the transactions contemplated hereby and (iii) recommended that the stockholders of TCI approve and adopt the Merger Proposal.

     5.15 Vote Required. The only vote of stockholders of TCI required under the DGCL and TCI's Restated Certificate of Incorporation and By-laws in order to approve and adopt this Agreement and the terms contemplated hereby is the affirmative vote of the holders of a majority of the aggregate voting power of the issued and outstanding shares of TCI Class A Stock and TCI Class B Stock voting together as a single class.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF TCI/LIBERTY

     TCI/Liberty hereby represents and warrants to each of TCI and Liberty as follows:

     6.1 Organization. Each of TCI/Liberty, TCI Mergerco and Liberty Mergerco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     6.2 Authorization and Validity of Agreement. Each of TCI/Liberty, TCI Mergerco and Liberty Mergerco has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of TCI/Liberty, TCI Mergerco and Liberty Mergerco of this Agreement and the consummation by each of TCI/Liberty, TCI Mergerco and Liberty Mergerco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by each of TCI/Liberty, TCI Mergerco and Liberty Mergerco and is a valid and binding obligation of each of TCI/Liberty, TCI Mergerco and Liberty Mergerco, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     6.3 Newly Issued Shares. The shares of TCI/Liberty Common Stock and TCI/Liberty Preferred Stock to be issued and delivered by TCI/Liberty pursuant to Section 2.1 will be, when the Mergers have become effective and such shares are issued and delivered as provided in Section 2.1 and as described in the Registration Statement, duly authorized, validly issued, fully paid and nonassessable.

     6.4 Interim Operations of TCI/Liberty. Prior to the Effective Time, TCI/Liberty, TCI Mergerco and Liberty Mergerco will engage in no business activities, will have no subsidiaries (other than, in the case of TCI/Liberty, TCI Mergerco and Liberty Mergerco) and will conduct their respective operations only as contemplated hereby.

                                  ARTICLE VII

                         TRANSACTIONS PRIOR TO CLOSING

     7.1 Access to Information Concerning Properties and Records. Upon reasonable notice, each of TCI and Liberty shall (and shall cause each of its Subsidiaries, and use its reasonable efforts to cause its other affiliates, to) afford to the officers, employees, counsel, accountants and other authorized representatives of the other full access during normal business hours to all its properties, personnel, books and records and furnish promptly to such persons such information concerning its business, properties, personnel and affairs as such persons shall from time to time reasonably request.

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

     7.2 Confidentiality. Each party shall, and shall use its reasonable efforts to cause its officers, employees and authorized representatives to, (i) hold in confidence all confidential information obtained by it or them from any other party or any of such other party's officers, employees or authorized representatives pursuant to this Agreement (unless such information is or becomes publicly available or readily ascertainable from public or published information or trade sources through no wrongful act of such first party) and
(ii) use all such data and information solely for the purpose of consummating the transactions contemplated hereby, except, in either case, as may be otherwise required by law or legal process or as may be necessary or appropriate in connection with the enforcement of, or any litigation concerning, this Agreement. In the event this Agreement is terminated, each party shall promptly return, if so requested by any other party, all nonpublic documents obtained from such other party in connection with the transactions contemplated hereby and any copies thereof which may have been made by such first party and shall use its reasonable efforts to cause its officers, employees and authorized representatives to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made. The foregoing provisions shall not apply (A) to TCI with respect to any information or reports relating to Liberty which are not obtained by TCI, its officers, employees or authorized representatives through TCI's due diligence investigation conducted by TCI's officers, employees and authorized representatives exclusively in connection with the transactions contemplated hereby or (B) to Liberty with respect to any information or reports relating to TCI which are not obtained by Liberty, its officers, employees or authorized representatives through Liberty's due diligence investigation conducted by Liberty's officers, employees and authorized representatives exclusively in connection with the transactions contemplated hereby.

     7.3 Public Announcements. Neither TCI nor Liberty shall, nor shall either TCI or Liberty permit any of its Subsidiaries to (and each such party shall use its reasonable efforts to cause its affiliates, directors, officers, employees, agents and representatives not to), issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of the National Association of Securities Dealers, Inc. with respect to issuers whose securities are quoted on NASDAQ NMS (and in either such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

     7.4  Conduct of Business by Liberty and TCI Pending the Effective
Time. Each of Liberty and TCI shall, and, with respect to paragraphs (b) through (g) below, shall cause each of its Subsidiaries to, except as permitted, required or specifically contemplated by this Agreement or consented to or approved in writing by the other party (which consent or approval shall not be unreasonably withheld) and except as set forth in Schedule 7.4, during the period commencing on the date hereof and ending at the Effective Time:

          (a) not (i) make any change or amendments in its charter or by-laws;
     (ii) issue, grant, sell or deliver any shares of its capital stock or other securities, or any securities convertible into, or options, warrants or rights of any kind to subscribe to or acquire, any shares of its capital stock or other securities, other than (x) in the case of Liberty, issuances of Liberty Class A Stock (A) upon exercise of Liberty Stock Options outstanding on the date of and disclosed pursuant to this Agreement in accordance with their existing terms and (B) on conversion of shares of Liberty Class B Stock at the option of the holders thereof in accordance with the existing terms of Liberty's Restated Certificate of Incorporation and (y) in the case of TCI, issuances of TCI Class A Stock (A) upon exercise of TCI Stock Options outstanding on the date of and disclosed pursuant to this Agreement in accordance with their existing terms and (B) on conversion of shares of TCI Class B Stock and TCI Preferred Stock at the option of the holders thereof in accordance with the existing terms of TCI's Restated Certificate of Incorporation; (iii) split, combine or reclassify the outstanding shares of its capital stock or issue any capital stock or other securities in exchange for any such shares; (iv) redeem, purchase, or otherwise acquire, directly or indirectly, (x) in the case of Liberty, any shares of capital stock or any other securities of Liberty, other than as required by existing agreements with minority investors in any of Liberty's Subsidiaries and (y) in the case of TCI, any shares of capital stock or any other securities of TCI, other than as required by existing agreements with minority investors in any of TCI's Subsidiaries; (v) amend or modify any outstanding options, warrants or rights to acquire, or securities convertible into, shares of its capital stock or other securities, amend or modify any outstanding stock appreciation rights or restricted stock awards or grant, adopt or authorize any stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement; (vi) make any other changes in its capital structure; (vii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities, except for (x) in the case of Liberty, regular annual dividends on the Liberty Class E Preferred (which may be paid in cash or, at the option of Liberty, shares of Liberty Class A Stock) as provided by the existing terms of such Liberty Class E Preferred and (y) in the case of TCI, regular quarterly cash dividends on the TCI Preferred Stock as provided by the existing terms of the TCI Preferred Stock; (viii) sell or pledge any stock, equity or partnership interest owned by it, except for dispositions permitted by this Section 7.4; or (ix) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

          (b) not (i) establish, amend or modify any employee benefit plan of any kind referred to in Section 4.12(a) or 5.12(a), as the case may be, except in the ordinary course of business consistent with past practice or to the extent required by any applicable law or the existing terms of such employee benefit plan or the provisions of this Agreement; (ii) other than as contemplated or otherwise permitted by this Agreement and other than in connection with normal cash management practices conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any transaction with any director, officer, partner or affiliate not required by the terms of an existing Contract; or (iii) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

          (c) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except for (i) in the case of TCI and its Subsidiaries, any single acquisition or related series of acquisitions in which the aggregate purchase price is less than $500,000,000, and (ii) in the case of Liberty and its Subsidiaries, any single acquisition or related series of acquisitions in which the aggregate purchase price is less than $250,000,000;

          (d) not sell, lease or encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, except for (i) in the case of TCI and its Subsidiaries, any single disposition or related series of dispositions in which the aggregate fair market value of the assets disposed of does not exceed $500,000,000, and (ii) in the case of Liberty and its Subsidiaries, any single disposition or related series of dispositions in which the aggregate fair market value of the assets disposed of does not exceed $250,000,000;

          (e) not incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others other than (i) in the ordinary course of business consistent with past practice and (ii) as may be necessary in connection with acquisitions permitted by this Section 7.4; provided, however, that the foregoing shall not prohibit (x) any renewal, extension, amendment or refinancing of existing indebtedness (provided there is no increase in the interest rate or the principal amount of such indebtedness) and (y) the incurrence of any new indebtedness, or the amendment or refinancing of any existing indebtedness (whether or not permitted by the preceding clause
     (x)), if such indebtedness would be prepayable in full at the Effective Time without material restrictions (other than customary prepayment penalties and premiums that, in the case of any refinancing, are no greater that those contained in the indebtedness being refinanced));

          (f) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices, and use reasonable efforts, in the ordinary and usual course of business and consistent with past practices, to preserve intact its business organization, to preserve its Licenses in full force and effect, to keep available the services of its present officers and key employees, and to preserve the good will of those having business relationships with it; provided, however, that the provisions of this subsection (f) shall not prohibit any action permitted to be taken pursuant to any other subsection of this Section 7.4, and shall not prohibit any Subsidiary of TCI or Liberty from taking any of the actions set forth in Section 7.4(a); and

          (g) not take any action that would or is reasonably likely to result in any of the conditions set forth in Article VIII not being met as of the Closing Date.

     7.5 No Solicitation. Subject to the fiduciary duties of its directors under applicable law, each of Liberty and TCI will not, directly or indirectly, through any officer, director, employee, agent or representative or otherwise
(i) solicit or initiate the submission of proposals or offers from any other person or entity relating to any Takeover Proposal (as defined below); (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets or the business, properties or assets of any of its Subsidiaries to, any other person or entity in connection with any Takeover Proposal; (iii) negotiate with any other person or entity with respect to any Takeover Proposal; or (iv) enter into any agreement or understanding with any other person or entity with the intent to effect any Takeover Proposal. Each of Liberty and TCI will immediately give written notice to the other of the details of any Takeover Proposal of which it is currently or becomes aware. Notwithstanding the foregoing, nothing contained in this Section
7.5 shall prohibit Liberty or TCI or their respective Boards of Directors, to the extent required by their fiduciary duties under applicable law, from (i) providing information to, or participating in discussions or negotiations with, any person or entity that makes an unsolicited inquiry with respect to such party if the Board of Directors of such party reasonably believes such person or entity may propose a Takeover Proposal on terms that are superior, from a financial point of view, to the terms of the Mergers for the stockholders of such party (a "Superior Takeover Proposal") or (ii) entering into an agreement with respect to a Superior Takeover Proposal after receipt by the other party of written notice of (A) the material terms of such Superior Takeover Proposal and
(B) the identity of the person making such proposal. As used in this Section, "Takeover Proposal" means, with respect to Liberty or TCI, any proposal, other than as contemplated by this Agreement, for a merger, consolidation, reorganization, other business combination or recapitalization involving such party, for the acquisition of a 25% or greater interest in the equity or in any class or series of capital stock of such party, for the acquisition of the right to cast 25% or more of the votes on any matter with respect to such party or for the acquisition of assets of such party or its Subsidiaries (or both) constituting 40% or more of the consolidated assets of such party or which generate 40% or more of the consolidated revenues of such party or the effect of which may be to prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement. Nothing contained herein shall be construed to prohibit either Liberty or TCI or the Liberty Board or the TCI Board, respectively, from making any disclosure to its stockholders which, in the judgment of such board as advised by its counsel, may be required by applicable law in connection with any such proposal or offer. This Section 7.5 shall not apply to the Takeover Proposal of Bell Atlantic Corporation ("Bell Atlantic") set forth in that certain letter of intent dated October 12, 1993, as the same may be modified or amended with the consent of Liberty and TCI (such consent to be deemed granted if (x) Liberty and TCI execute an amendment to such letter of intent, (y) Liberty and TCI execute a definitive merger agreement with Bell Atlantic with respect to a Takeover Proposal or (z) neither Liberty nor TCI has issued a press release to the effect that negotiations with Bell Atlantic concerning its Takeover Proposal have been terminated).

     7.6 Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the costs and expenses incurred in connection with mailing and/or printing of the Joint Proxy Statement, the Joint Proxy Statement/Prospectus and the Registration Statement (and any amendment of or supplement thereto) shall be borne 80% by TCI and 20% by Liberty. Notwithstanding the foregoing, but subject to Sections 10.12 and 10.13, if this Agreement is terminated by TCI or Liberty (the "non-breaching party") as a result of a material willful breach by the other party (the "breaching party") of its covenants or agreements contained herein or the representations and warranties made by it herein, the breaching party shall reimburse the non-breaching party for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement. Such payment shall be made against receipt of documentation in reasonable detail supporting the amount of such costs and expenses. Any payment required to be made by the breaching party hereunder shall be made within five business days of the termination of this Agreement by delivery to the non-breaching party of a certified or bank cashier's check payable in next-day funds.

     7.7 Notification of Certain Matters. Between the date hereof and the Effective Time, each party will give prompt notice in writing to the other parties of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition specified in Article VIII hereof to be satisfied, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party and (iv) any notice of, or other communication relating to, any litigation referred to in Section 7.8 or any order or judgment entered or rendered therein.

     7.8 Defense of Litigation. Each of TCI and Liberty agrees to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. Neither TCI nor Liberty shall settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without the consent of the other party (which consent shall not be withheld unreasonably). Each of TCI and Liberty further agrees to use its reasonable efforts to cause each of its affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such person were a party hereto.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     8.1 Conditions Precedent to the Obligations of TCI and Liberty. The respective obligations of TCI and Liberty to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

     (a) Approval of Stockholders. The Merger Proposal shall have been approved and adopted by the requisite vote (i) of the stockholders of TCI under the DGCL and TCI's Restated Certificate of Incorporation and By-laws and (ii) of the stockholders of Liberty under the DGCL and Liberty's Restated Certificate of Incorporation and By-laws.

     (b) HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated without receipt of any objections or commencement of litigation or threat thereof by the appropriate governmental enforcement agency to restrain the transactions contemplated hereby.

     (c) Registration. The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation seeking a stop order or to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing or shall have been threatened and be unresolved. TCI/Liberty shall have received all state securities law or blue sky permits and authorizations necessary to carry out the transactions contemplated hereby, such permits and authorizations shall be in full force and effect and no action, suit, proceeding or investigation seeking to revoke or suspend the effectiveness of any such permit or authorization shall have been initiated and be continuing or shall have been threatened and be unresolved.

     (d) Absence of Injunctions. No permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing consummation of the transactions contemplated hereby as provided herein shall be in effect.

     (e) No Adverse Enactments. There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree enacted, promulgated, entered, issued or enforced by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending which (i) makes the transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith,
(ii) requires divestiture of a material portion of the business of TCI and its Subsidiaries, taken as a whole, or Liberty and its Subsidiaries, taken as a whole, (iii) would, as of or after the Effective Time and assuming consummation of the Mergers, impose material limitations on the ability of TCI/Liberty effectively to exercise full rights of ownership of shares of capital stock of either Surviving Corporation (including the right to vote such shares on all matters properly presented to the stockholders of such Surviving Corporation) or
(iv) would so materially adversely impact the economic or business benefits of the consummation of either or both Mergers as to render such consummation inadvisable.

     (f) Receipt of Licenses, Permits and Consents. Other than the filing of the TCI Certificate of Merger and the Liberty Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, all FCC Approvals and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, have a material adverse effect on (i) the transactions contemplated hereby or
(ii) the business, assets, results of operations, financial condition or prospects of TCI and its Subsidiaries, taken as a whole, Liberty and its Subsidiaries, taken as a whole, or, as of or after the Effective Time and assuming consummation of the Mergers, TCI/Liberty and its Subsidiaries, taken as a whole. For purposes hereof, the failure to obtain Local Approvals relating to Franchises for the operation of CATV Systems serving, in the aggregate, (x) in the case of Liberty, 150,000 or fewer of the subscribers to the basic cable television services offered by Liberty or its Subsidiaries, or (y), in the case of TCI, 400,000 or fewer of the subscribers to the basic cable television services offered by TCI or its Subsidiaries shall be deemed not to have any such material adverse effect.

     (g) Tax Opinion. Each of TCI and Liberty shall have received, prior to the effective date of the Registration Statement, the opinion of Baker & Botts, L.L.P., in form and substance reasonably satisfactory to each of TCI and Liberty, to the effect that the Mergers will be completely tax free for Federal income tax purposes to each party to this Agreement and to the respective stockholders of TCI and Liberty (other than in respect of any cash paid in lieu of fractional shares or for Dissenting Shares), which opinion shall not have been withdrawn prior to the Effective Time.

     (h) NMS Listing. The shares of TCI/Liberty Common Stock issuable to stockholders of TCI and Liberty in accordance with Article II shall have been authorized for listing on the Nasdaq NMS upon official notice of issuance.

     8.2 Conditions Precedent to the Obligations of TCI. The obligation of TCI to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by TCI:

     (a) Accuracy of Representations and Warranties. All representations and warranties of Liberty contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing

Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     (b) Performance of Agreements. Liberty shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

     (c) Officer's Certificates. TCI shall have received such certificates of Liberty, dated the Closing Date, signed by executive officers of Liberty to evidence satisfaction of the conditions set forth in Sections 8.1(a), 8.1(d), 8.1(e), 8.1(f) and 8.2(g) (insofar as each relates to Liberty) and in Sections 8.2(a) and 8.2(b) as may be reasonably requested by TCI.

     (d) Opinion of Counsel. TCI shall have received a favorable opinion from Liberty's General Counsel, John M. Draper, Esq., dated the Closing Date, substantially to the effect set forth in Annex 1. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers of Liberty and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for the opinion. Such counsel may specify the jurisdiction or jurisdictions in which he is admitted to practice, that he is not admitted to practice in any other jurisdiction or expert in the law of any other jurisdiction and that, to the extent the foregoing opinion concerns the laws of any other jurisdiction or pertains to matters beyond the scope of such counsel's expertise, such counsel may rely upon the opinion of counsel admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that reliance thereon is justified.

     (e) Fairness Opinion. TCI shall have received a written opinion of CS First Boston, dated within five days of the date of the Joint Proxy Statement/Prospectus, to the effect that, as of the date of such opinion, the consideration to be received by the holders of TCI Common Stock (other than Liberty and its affiliates) in the TCI Merger is fair to such stockholders, from a financial point of view. Such opinion shall have been included in the Joint Proxy Statement/Prospectus mailed to TCI stockholders in connection with the TCI Stockholders Meeting, and shall not have been withdrawn prior to the Effective Time.

     (f) Proceedings Satisfactory. All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for TCI, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as such counsel shall have reasonably requested.

     (g) Contract Consents and Notices. All Contract Consents and Contract Notices which are referred to in Section 4.5 or 5.5 or otherwise required in connection with the consummation of the transactions contemplated hereby and which, if not obtained or given, would have, individually or in the aggregate, in the reasonable judgment of TCI, a material adverse effect on (i) the transactions contemplated hereby or (ii) the business, assets, results of operations, financial condition or prospects of TCI and its Subsidiaries, taken as a whole, Liberty and its Subsidiaries, taken as a whole, or, as of or after the Effective Time and assuming consummation of the Mergers, TCI/Liberty and its Subsidiaries, taken as a whole, shall have been obtained and given.

     (h) No Material Adverse Change. Since the date hereof nothing shall have occurred, which, individually or in the aggregate, has had or, in the reasonable judgment of TCI, is reasonably likely to have, a material adverse effect on the business, assets, results of operations, financial condition or prospects of Liberty and its Subsidiaries, taken as a whole or, as of or after the Effective Time and assuming consummation of the Mergers, TCI/Liberty and its Subsidiaries, taken as a whole (including any potential change or event disclosed on any Schedule which, subsequent to the date hereof, actually occurs), excluding, in all cases, events or conditions generally affecting the cable television or cable programming industry or affecting general business or economic conditions.

     8.3 Conditions Precedent to the Obligations of Liberty. The obligation of Liberty to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Liberty:

     (a) Accuracy of Representations and Warranties. All representations and warranties of TCI contained herein shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     (b) Performance of Agreements. TCI shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

     (c) Officer's Certificates. Liberty shall have received such certificates of TCI, dated the Closing Date, signed by executive officers of TCI to evidence satisfaction of the conditions set forth in Sections 8.1(a), 8.1(d), 8.1(e), 8.1(f) and 8.3(g) (insofar as each relates to TCI) and in Sections 8.3(a) and 8.3(b) as may be reasonably requested by Liberty.

     (d) Opinion of Counsel. Liberty shall have received a favorable opinion from Sherman & Howard L.L.C, dated the Closing Date, substantially to the effect set forth in Annex 2. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers of TCI and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for the opinion. Such counsel may specify the jurisdiction or jurisdictions in which the members thereof are admitted to practice, that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction and that, to the extent the foregoing opinion concerns the laws of any other jurisdiction or pertains to matters beyond the scope of such counsel's engagement, such counsel may rely upon the opinion of counsel admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that reliance thereon is justified.

     (e) Fairness Opinion. Liberty shall have received a written opinion of Merrill Lynch, dated within five days of the date of the Joint Proxy Statement/Prospectus, to the effect that, as of the date of such opinion, the exchange ratios in the Liberty Merger and the TCI Merger, taken together, are fair to the holders of shares of Liberty Common Stock (other than TCI and its affiliates) from a financial point of view. Such opinion shall have been included in the Joint Proxy Statement/Prospectus mailed to Liberty stockholders in connection with the Liberty Stockholders Meeting, and shall not have been withdrawn prior to the Effective Time.

     (f) Proceedings Satisfactory. All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for Liberty, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     (g) Contract Consents and Notices. All Contract Consents and Contract Notices which are referred to in Section 4.5 or 5.5 or otherwise required in connection with the consummation of the transactions contemplated hereby and which, if not obtained or given, would have, individually or in the aggregate, in the reasonable judgment of Liberty, a material adverse effect on (i) the transactions contemplated hereby or (ii) the business, assets, results of operations, financial condition or prospects of TCI and its Subsidiaries, taken as a whole, Liberty and its Subsidiaries, taken as a whole, or, as of or after the Effective Time and assuming consummation of the Mergers, TCI/Liberty and its Subsidiaries, taken as a whole, shall have been obtained and given.

     (h) No Material Adverse Change. Since the date hereof nothing shall have occurred which, individually or in the aggregate, has had or, in the reasonable judgment of Liberty, is reasonably likely to have, a material adverse effect on the business, assets, results of operations, financial condition or prospects of TCI and its Subsidiaries, taken as a whole, or as of or after the Effective Time and assuming consummation of the Mergers, TCI/Liberty and its Subsidiaries, taken as a whole (including any potential change or event disclosed on any Schedule which, subsequent to the date hereof, actually occurs), excluding, in all cases, events or conditions generally affecting the cable television or cable programming industry or affecting general business or economic conditions.

                                   ARTICLE IX

                                  TERMINATION

     9.1 Termination and Abandonment. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of TCI or Liberty: (i) by mutual consent of TCI and Liberty; or (ii) by either TCI or Liberty: (A) if the Mergers shall not have been consummated before September 30, 1994, provided that the right to terminate this Agreement pursuant to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Effective Time has resulted in the failure of the Mergers to be consummated before such date,
(B) if there has been a material breach by the other party of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach shall not have been cured within five business days after written notice thereof shall have been received by the party alleged to be in breach, (C) if any court of competent jurisdiction or other competent governmental authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting either Merger and such order, decree, ruling or other action shall have become final and nonappealable or (D) if the approval of the Merger Proposal by the stockholders of TCI or Liberty shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a duly held meeting of stockholders or at any adjournment thereof and if the terminating party has complied with its obligations under Section 3.1 or 3.2 (as the case may be);
(iii) by TCI: (A) if the Liberty Board shall have withdrawn or modified in any manner adverse to TCI its recommendation to the Liberty stockholders referred to in Section 4.14 or (B) if the TCI Board (x) withdraws or modifies in a manner adverse to Liberty its recommendation referred to in Section 5.14 if at such time there exists a Superior Takeover Proposal with respect to TCI or (y) recommends to TCI's stockholders approval or acceptance of such Superior Takeover Proposal, in each case only if the TCI Board, after consultation and based upon the advice of outside counsel (who may be such party's regularly engaged outside counsel) determines in good faith that such action is necessary for the TCI Board to comply with its fiduciary duties to TCI stockholders under applicable law; or (iv) by Liberty: (A) if the TCI Board shall have withdrawn or modified in any manner adverse to Liberty its recommendation to the TCI Stockholders referred to in Section 5.14 or (B) if the Liberty Board (x) withdraws or modifies in a manner adverse to TCI its recommendation referred to in Section 4.14 if at such time there exists a Superior Takeover Proposal with respect to Liberty or (y) recommends to Liberty's stockholders approval or acceptance of such Superior Takeover Proposal, in each case only if the Liberty Board, after consultation and based upon the advice of outside counsel (who may be such party's regularly engaged outside counsel) determines in good faith that such action is necessary for the Liberty Board to comply with its fiduciary duties to Liberty stockholders under applicable law.

     9.2 Effect of Termination. In the event of any termination of this Agreement by TCI or Liberty pursuant to Section 9.1, this Agreement forthwith shall become void, and there shall be no liability or obligation on the part of any party hereto except (i) as provided in Sections 4.10, 5.10, 7.2 and 7.6, which shall survive such termination and (ii) subject to Sections 10.12 and 10.13, to the extent such termination results from the willful breach by TCI or Liberty of any of its representations, warranties, covenants or agreements contained in this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Nonsurvival of Representations, Warranties and Agreements. The respective representations and warranties of the parties contained herein or in any certificate or other instrument delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. None of the representations, warranties, covenants or agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Effective Time, except for (i) the agreements contained in Article II, Sections 4.10, 5.10 and 7.6 and in this
Article X, and (ii) the agreements of the "affiliates" of TCI and Liberty delivered pursuant to Section 3.6.

     10.2  Indemnification.

     (a)  Post-Merger Indemnification of TCI and Liberty Directors and
Officers. After the Effective Time, TCI/Liberty shall indemnify and hold harmless each person who was, at any time prior to the Effective Time, a director, officer, employee or agent of TCI or Liberty (individually an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses (including fees and expenses of counsel properly retained by an Indemnified Party under this Section 10.2) (promptly as statements therefor are received), liabilities or judgments or amounts that are paid in settlement with the approval of TCI/Liberty (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person was at any time prior to the Effective Time a director, officer, employee or agent of TCI or Liberty, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby (and TCI/Liberty shall pay expenses in advance of the final disposition of any such action, suit, proceeding or investigation to each Indemnified Party (including fees and expenses of counsel properly retained by an Indemnified Party under this Section 10.2), promptly as statements therefor are received, to the full extent permitted by law upon receipt of the undertaking contemplated by Section 145(e) of the DGCL), in each case to the full extent that (x) a corporation is permitted under Delaware law to indemnify or advance expenses to its own directors, officers, employees or agents, as the case may be, (y) such Indemnified Party would have been entitled to be indemnified (A) by TCI, if such Indemnified Party was a director, officer, employee or agent of TCI, with respect to the Indemnified Liabilities in question under TCI's Restated Certificate of Incorporation and By-Laws as in effect on January 1, 1994 and under any indemnification agreement with TCI in a form disclosed to TCI/Liberty prior to the date hereof and (B) by Liberty, if such Indemnified Party was a director, officer, employee or agent of Liberty, with respect to the Indemnified Liabilities in question under Liberty's Restated Certificate of Incorporation and By-laws as in effect on January 1, 1994 and under any indemnification agreement with Liberty in a form disclosed to TCI/Liberty prior to the date hereof and (z) such indemnification otherwise is permitted by applicable law. In the event any such claim, action, suit, proceeding or investigation is asserted or commenced against any Indemnified Party (whether before or after the Effective Time), TCI/Liberty will be entitled to participate and, to the extent that it may wish, to assume the defense thereof, except that if TCI/Liberty also is a subject of such claim, action, suit, proceeding or investigation and there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of TCI/Liberty and the position of such Indemnified Party, or if TCI/Liberty shall fail to assume responsibility for such defense, such Indemnified Party may, subject to Section 10.2(b), retain counsel who will represent such Indemnified Party, and TCI/Liberty shall pay all reasonable fees and expenses of such counsel promptly as statements therefor are received; provided that such Indemnified Party shall vigorously defend (or, if the defense is assumed by TCI/Liberty, use his best efforts to assist in the vigorous defense of) any such matter; provided, further, that TCI/Liberty shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld; and provided, further, that TCI/Liberty shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder.

     (b) Procedures. Any Indemnified Party wishing to claim indemnification or advancement of expenses under Section 10.2(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify TCI/Liberty (provided that the failure so to notify TCI/Liberty shall not relieve TCI/Liberty from any liability which it may have under this Section 10.2, except to the extent such failure materially prejudices TCI/Liberty) and shall deliver to TCI/Liberty an undertaking to repay any amounts advanced pursuant thereto when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder. In no event may the Indemnified Parties retain more than one lead law firm and one local counsel to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties in which case the Indemnified Parties may (unless the defense of such matter has been assumed by TCI/Liberty as provided herein) retain, at the expense of TCI/Liberty, such number of additional counsel as are necessary to eliminate all conflicts of the type referred to above.

     (c) Survival. This Section 10.2 shall survive the consummation of the Mergers. The provisions of this Section are intended to be for the benefit of and shall be enforceable by each of the Indemnified Parties and his heirs and legal representatives.

     10.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, as follows:

        (a) if to TCI or TCI/Liberty, to:

            Tele-Communications, Inc.
            5619 DTC Parkway
            Englewood, Colorado 80111
            Attn: General Counsel

        (b) if to Liberty, to:

            Liberty Media Corporation
            8101 East Prentice Avenue, Suite 500
            Englewood, Colorado 80111
            Attn: General Counsel

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

     10.4 Entire Agreement. This Agreement (including the Exhibits, Annexes, Schedules and other documents referred to herein) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

     10.5 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law (other than pursuant to the Mergers) or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Section 10.2 and upon stockholders, directors, officers, affiliates, agents and representatives of the parties under Section 10.13.

     10.6 Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of any matters presented in connection with the Mergers by the stockholders of TCI or Liberty, but, after any such approval by the stockholders of TCI and Liberty, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     10.7 Extension; Waiver. At any time prior to the Effective Time, TCI or Liberty, by action taken or authorized by such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any such extension or waiver by any party shall be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.7.

     10.8 Interpretation. When a reference is made in this Agreement to Sections, Articles, Exhibits, Annexes or Schedules, such reference shall be to a Section, Article, Exhibit, Annex or Schedule (as the case may be) of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a "party" or "parties", such reference shall be to a party or parties to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate. The use of the words "hereof", "herein", "hereunder" and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise.

     10.9 Knowledge as to Equity Affiliates. Whenever any representation and warranty is made herein (i) "to the knowledge of Liberty," or words of similar intent or effect, with respect to any Liberty Equity Affiliates, such representation and warranty shall be deemed to be made to the knowledge of the senior management (vice presidents and higher officers) of Liberty, without investigation and (ii) "to the knowledge of TCI," or words of similar intent or effect, with respect to any TCI Equity Affiliates, such representation and warranty shall be deemed to be made to the knowledge of the senior management (senior vice presidents and higher officers) of TCI, without investigation.

     10.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     10.11 Applicable Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

     10.12 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent governmental authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other parties shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach thereof or of any other provision of this Agreement or part hereof as a result of such holding or order.

     10.13 Limited Liability. Notwithstanding any other provision of this Agreement, no stockholder, director, officer, affiliate, agent or representative of any party (other than TCI and Liberty as stockholders of TCI/Liberty and TCI/Liberty as the sole stockholder of each of TCI Mergerco and Liberty Mergerco) shall have any liability in respect of or relating to the covenants, obligations, representations or warranties of such party hereunder or in respect of any certificate delivered with respect thereto and, to the fullest extent legally permissible, each party, for itself and its stockholders, directors, officers and affiliates, waives and agrees not to seek to assert or enforce any such liability which any such person otherwise might have pursuant to applicable law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

Attest:                                          TELE-COMMUNICATIONS, INC.

/s/  Mary S. Willis                              By: /s/  Stephen M. Brett
- ----------------------------------------------       ------------------------------------------
Mary S. Willis                                       Its: Senior Vice President

Attest:                                          LIBERTY MEDIA CORPORATION

/s/  Robert R. Bennett                           By: /s/  Peter R. Barton
- ----------------------------------------------       ------------------------------------------
Robert R. Bennett                                    Its: President

Attest:                                          TCI/LIBERTY HOLDING COMPANY

/s/  Mary S. Willis                              By: /s/  Stephen M. Brett
- ----------------------------------------------       ------------------------------------------
Mary S. Willis                                       Its: Vice President

Attest:                                          TCI MERGERCO, INC.

/s/  Mary S. Willis                              By: /s/  Stephen M. Brett
- ----------------------------------------------       ------------------------------------------
Mary S. Willis                                       Its: Vice President

Attest:                                          LIBERTY MERGERCO, INC.

/s/  Robert R. Bennett                           By: /s/  Peter R. Barton
- ----------------------------------------------   ----------------------------------------------
Robert R. Bennett                                Its: President

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

     This Amendment No. 1, dated as of March 30, 1994 (this "Amendment"), to a certain Agreement and Plan of Merger, dated as of January 27, 1994 (the "Merger Agreement"), by and among Tele-Communications, Inc., a Delaware corporation ("TCI"), Liberty Media Corporation, a Delaware corporation ("Liberty"), TCI/Liberty Holding Company, a Delaware corporation jointly owned by TCI and Liberty ("TCI/Liberty"), TCI Mergerco, Inc., a Delaware corporation and a wholly owned subsidiary of TCI/Liberty, and Liberty Mergerco, Inc., a Delaware corporation and a wholly owned subsidiary of TCI/Liberty, is entered into by and among the parties to the Agreement. All capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     WHEREAS, subsequent to the execution of the Merger Agreement, all outstanding shares of the Convertible Preferred Stock, Series C, par value $1.00 per share, of TCI (the "TCI Preferred Stock") were converted in accordance with their terms into shares of TCI Class A Common Stock, par value $1.00 per share;

     WHEREAS, as a result of such conversion, there are no shares of TCI Preferred Stock outstanding and, therefore, all references in the Merger Agreement and the Exhibits thereto to the TCI Preferred Stock and to the TCI/Liberty Class A Preferred being the class of preferred stock of TCI/Liberty into which the TCI Preferred Stock was to be converted in the Mergers should be deleted, and the Merger Agreement and the Exhibits thereto should be revised to redesignate the classes of TCI/Liberty preferred stock into which the outstanding shares of Liberty Preferred Stock are to be converted in the Mergers; and

     WHEREAS, in connection therewith it is also necessary to amend and restate in its entirety the form of Amended and Restated Certificate of Incorporation of TCI/Liberty, which was attached as Exhibit A to the Merger Agreement, to change the designations of the preferred stock of TCI/Liberty.

     NOW, THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereto agree as follows:

          1. The Merger Agreement is hereby amended to delete (x) all references therein to the TCI Preferred Stock and (y) all references to the TCI/Liberty Class A Preferred being the class of preferred stock of TCI/Liberty into which the outstanding shares of TCI Preferred Stock are to be converted in the Mergers.

          2. The Merger Agreement is hereby amended to (x) provide that all shares of Liberty Class B Preferred and Liberty Class D Preferred shall be converted into TCI/Liberty Class A Preferred, and (y) to change all reference in the Merger Agreement to "TCI/Liberty Class B Preferred" to "TCI/Liberty Class A Preferred."

          3. The Merger Agreement is hereby amended to (x) provide that all shares of Liberty Class E Preferred shall be converted into TCI/Liberty Class B Preferred, and (y) to change all reference in the Merger Agreement to "TCI/Liberty Class C Preferred" to "TCI/Liberty Class B Preferred."

          4. Exhibit A to the Merger Agreement is hereby amended and restated to read in its entirety as set forth in Annex I to this Amendment.

          5. Except as specifically amended hereby, the terms and provisions of the Merger Agreement shall remain in full force and effect and are hereby in all respects ratified and confirmed.

          6. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          7. This Amendment and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Merger Agreement as of the date first above written.


Attest:                                          TELE-COMMUNICATIONS, INC.

/s/  Stephen M. Brett                            By: /s/  Brendan R. Clouston
- ----------------------------------------------       ------------------------------------------
                                                     Its: Executive Vice President

Attest:                                          LIBERTY MEDIA CORPORATION

/s/  Robert R. Bennett                           By: /s/  Peter R. Barton
- ----------------------------------------------       ------------------------------------------
                                                     Its: President

Attest:                                          TCI/LIBERTY HOLDING COMPANY

/s/  Stephen M. Brett                            By: /s/  Brendan R. Clouston
- ----------------------------------------------       ------------------------------------------
                                                     Its: President

Attest:                                          TCI MERGERCO, INC.

/s/  Stephen M. Brett                            By: /s/  Brendan R. Clouston
- ----------------------------------------------       ------------------------------------------
                                                     Its: President

Attest:                                          LIBERTY MERGERCO, INC.

/s/  Robert R. Bennett                           By: /s/  Peter R. Barton
- ----------------------------------------------       ------------------------------------------
                                                     Its: President

                          [CS FIRST BOSTON LETTERHEAD]

                                                                   June 23, 1994

The Board of Directors
Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado 80111
Members of the Board:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock of Tele-Communications, Inc. ("TCI"), other than Liberty Media Corporation ("Liberty") and its affiliates, of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of January 27, 1994, as amended (the "Merger Agreement"), by and among TCI, Liberty, TCI/Liberty Holding Company ("TCI/Liberty"), a newly formed entity jointly owned by TCI and Liberty, TCI Mergerco, Inc. ("TCI Mergerco") and Liberty Mergerco, Inc. ("Liberty Mergerco"). The Merger Agreement provides for, among other things, (i) the mergers of TCI Mergerco with and into TCI (the "TCI Merger") and Liberty Mergerco with and into Liberty (the "Liberty Merger" and, together with the TCI Merger, the "Mergers"), pursuant to which TCI and Liberty will become wholly owned subsidiaries of TCI/Liberty and (ii) (A) pursuant to the TCI Merger, (i) the conversion of each outstanding share of the Class A Common Stock, par value $1.00 per share, of TCI (the "TCI Class A Common Stock") into the right to receive one share of the Class A Common Stock, par value $1.00 per share, of TCI/Liberty (the "TCI/Liberty Class A Common Stock") and (ii) the conversion of each outstanding share of the Class B Common Stock, par value $1.00 per share, of TCI (the "TCI Class B Common Stock" and, together with the TCI Class A Common Stock, the "TCI Common Stock") into the right to receive one share of the Class B Common Stock, par value $1.00 per share, of TCI/Liberty (the "TCI/Liberty Class B Common Stock" and, together with the TCI/Liberty Class A Common Stock, the "TCI/Liberty Common Stock") and (B) pursuant to the Liberty Merger, (i) the conversion of each outstanding share of the Class A Common Stock, par value $1.00 per share, of Liberty into the right to receive 0.975 of a share of the TCI/Liberty Class A Common Stock and (ii) the conversion of each outstanding share of the Class B Common Stock, par value $1.00 per share, of Liberty into the right to receive 0.975 of a share of the TCI/Liberty Class B Common Stock.

     In arriving at our opinion, we have reviewed the Proxy Statement/Prospectus to be distributed to stockholders in connection with the Mergers, the Merger Agreement and certain publicly available business and financial information relating to TCI and Liberty. We also have reviewed certain other information, including financial forecasts, provided to us by TCI, Liberty and certain of their affiliates, and have had discussions with the respective management of TCI, Liberty and certain of their affiliates concerning the businesses and prospects of TCI, Liberty and such affiliates. We have considered and relied upon the views of the respective management of TCI and Liberty concerning certain strategic implications and operational benefits which might result from the Mergers, the anticipated treatment to be accorded to the Mergers by certain regulatory bodies, and certain regulatory matters affecting the businesses of TCI, Liberty and their respective investments.

The Board of Directors
Tele-Communications, Inc.
June 23, 1994
Page 2

     We also have considered certain financial and stock market data of TCI, Liberty and certain of their respective investments for which such information was available, and we have compared that data with similar data for other publicly held companies in businesses similar to those of TCI, Liberty and such investments and we have considered, to the extent publicly available, the financial terms of certain other business combinations which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     In connection with our review, we have not independently verified any of the foregoing information and have relied upon its being complete and accurate in all respects. With respect to the financial forecasts and other data reviewed by us, we have assumed that such forecasts and other data have been reasonably prepared and have reviewed with the respective management of TCI, Liberty and certain of their affiliates various operational and financial assumptions incorporated therein. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TCI, Liberty or their respective investments, nor have we been furnished with any such appraisals. We were not requested to, and did not, participate in the negotiation or structuring of the Mergers, nor are we expressing any opinion as to what the value of the TCI/Liberty Common Stock actually will be when issued to TCI stockholders pursuant to the TCI Merger or the price at which such securities will trade subsequent to the Mergers. We have assumed that the Mergers will qualify as a tax-free reorganization for federal income tax purposes. We also have assumed that in the course of obtaining the necessary regulatory and governmental approvals for the proposed Mergers, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Mergers. Our opinion is necessarily based on information available to us and financial, stock market and other conditions and circumstances as they exist and can be evaluated on the date hereof.

     We have acted as financial advisor to TCI in connection with the Mergers and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Mergers. We also have provided financial advisory and investment banking services to TCI and Liberty in the past, for which services we have received customary fees.

     In the ordinary course of our business, CS First Boston and its affiliates may actively trade the debt and equity securities of TCI, Liberty and their respective affiliates for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of TCI's Board of Directors only in its evaluation of the Mergers and may not be relied upon by any other person, nor does our opinion constitute a recommendation to any stockholder of TCI as to how such stockholder should vote on the proposed Mergers. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without CS First Boston's prior written consent.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the holders of TCI Common Stock in the TCI Merger is fair to such holders (other than Liberty and its affiliates) from a financial point of view.

                                          Very truly yours,

                                          CS FIRST BOSTON CORPORATION

[Merrill Lynch Logo]

                                                                   June 23, 1994

Special Committee of the Board of Directors
Liberty Media Corporation
8101 East Prentice Avenue
Englewood, CO 80111

Gentlemen:

     Tele-Communications, Inc. ("TCI"), Liberty Media Corporation ("Liberty"), TCI/Liberty Holding Company, a corporation jointly owned by TCI and Liberty ("TCI/Liberty"), TCI Mergerco, Inc., a wholly owned subsidiary of TCI/Liberty ("TCI Mergerco"), and Liberty Mergerco, Inc., a wholly owned subsidiary of TCI/Liberty ("Liberty Mergerco"), have entered into an Agreement and Plan of Merger dated as of January 27, 1994, as amended as of March 30, 1994 (the "Agreement") pursuant to which, among other things, (i) TCI Mergerco will be merged with and into TCI and Liberty Mergerco will be merged with and into Liberty (together, the "Mergers") and (ii) each share of Class A Common Stock, par value $1.00 per share, of TCI (the "TCI Class A Shares") shall be converted into 1.000 share of Class A Common Stock, par value $1.00 per share, of TCI/Liberty, each share of Class B Common Stock, par value $1.00 per share, of TCI (the "TCI Class B Shares" and together with the TCI Class A Shares, the "TCI Shares") shall be converted into 1.000 share of Class B Common Stock, par value $1.00 per share, of TCI/Liberty, each share of Class A Common Stock, par value $1.00 per share, of Liberty (the "Class A Shares"), shall be converted into
0.975 share of Class A Common Stock, par value $1.00 per share, of TCI/Liberty and each share of Class B Common Stock, par value $1.00 per share, of Liberty (the "Class B Shares" and together with the Class A Shares the "Shares"), shall be converted into 0.975 share of Class B Common Stock, par value $1.00 per share, of TCI/Liberty (collectively the "Stock Conversions," and together with the Mergers, the "Transaction"). The ratios at which the Class A Shares, the Class B Shares, the TCI Class A Shares and the TCI Class B Shares are converted into common stock of TCI/Liberty in accordance with the Agreement are referred to herein as the Exchange Ratios. It is intended that TCI Liberty, TCI/Liberty, TCI Mergerco and Liberty Mergerco will recognize no gain or loss for federal income tax purposes as a result of the Transaction. Consummation of the Transaction will be subject to the terms and conditions set forth in the Agreement.

     You have asked us whether, in our opinion, the Exchange Ratios, taken together, are fair to the holders of the Shares, other than TCI and its affiliates, from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

      (1) Reviewed Liberty's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1993 and Liberty's Form 10-Q and the related unaudited financial information for the quarter ended March 31, 1994;

      (2) Reviewed TCI's Annual Reports, Forms 10-K and related financial information for the four fiscal years ended December 31, 1993 and TCI's Form 10-Q and the related unaudited financial information for the quarter ended March 31, 1994;

      (3) Reviewed certain other filings with the Securities and Exchange Commission made by Liberty and TCI including Forms 8-K and registration statements, during the last three years;

      (4) Reviewed certain information including financial forecasts, relating to the business, cash flow, assets and prospects of Liberty and TCI and certain of their respective affiliates, furnished to us by Liberty and TCI;

      (5) Conducted discussions with members of senior management of Liberty, TCI and certain of their respective affiliates concerning their respective businesses, strategic objectives, regulatory environment and prospects;

[Merrill Lynch Logo]

      (6) Reviewed the historical market prices and trading activity for the Class A Shares and Class B Shares and the TCI Class A Shares and TCI Class B Shares and compared them with those of certain publicly traded companies which we deemed to be reasonably similar to Liberty and TCI, respectively;

      (7) Compared the results of operations of Liberty and certain of its affiliates and TCI and certain of its affiliates with those of certain companies which we deemed to be reasonably similar to Liberty and TCI (or certain of their affiliates, as the case may be), respectively;

      (8) Reviewed the financial terms of certain business combinations involving companies in lines of businesses which we deemed to be similar in certain respects to Liberty and TCI;

      (9) Analyzed the respective contributions in terms of assets, cash flow and businesses of TCI and Liberty to TCI/Liberty;

     (10) Analyzed the valuation of the TCI Shares and the Shares using various valuation methodologies which we deemed to be appropriate;

     (11) Reviewed the Agreement; and

     (12) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary or appropriate for purposes of this opinion.

     In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by Liberty, TCI and their respective affiliates, and we have not independently verified such information or any underlying assumptions or undertaken an independent appraisal or physical inspection of the assets or the liabilities of Liberty or TCI or any of their respective affiliates. With respect to the financial forecasts furnished by Liberty, TCI or any of their respective affiliates, we have assumed that they have been reasonably prepared in accordance with accepted industry practice and reflect the best currently available estimates and judgment of Liberty's, TCI's or their respective affiliates' management as to the expected future financial performance, after taking into account, among other things, the current regulatory environment, of Liberty, TCI or any of their respective affiliates, as the case may be. Our opinion is based upon general economic, market, monetary and other conditions as they exist and can be evaluated, and the information available to us, as of the date thereof.

     In connection with the preparation of this opinion, we have not been authorized by Liberty, or the Special Committee of the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of Liberty.

     We have, in the past on unrelated matters, provided certain financial advisory and financing services to TCI and certain of its affiliates and have received fees for the rendering of such services. In addition, in the ordinary course of our securities business, we may actively trade debt and/or equity securities of TCI and Liberty and their respective affiliates for our own account and the accounts of our customers, and we therefore may from time to time hold a long or short position in such securities.

     This opinion has been prepared solely for the use of the Board of Directors of Liberty.

     On the basis of, and subject to the foregoing and such other matters as we consider relevant, we are of the opinion that the Exchange Ratios, taken together, are fair to the holders of the Shares, other than TCI and its affiliates, from a financial point of view.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER &
                                                 SMITH INCORPORATED

                                                                     APPENDIX IV

                           TELE-COMMUNICATIONS, INC.
                           1994 STOCK INCENTIVE PLAN

                                   Article I

                           Purpose and Effectiveness

     1.1 Purpose. The purpose of the Tele-Communications, Inc. 1994 Stock Incentive Plan (the "Plan") is to promote the success of Tele-Communications, Inc. (the "Company") by providing a method whereby (i) eligible employees of the Company and its Subsidiaries and (ii) independent contractors providing services to the Company or its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company's businesses, encouraging them to remain in the employ of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company or its Subsidiaries. The Plan is also intended to aid (i) in attracting persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing independent contractors to agree to provide services to the Company. An additional purpose of the Plan is to provide for the issuance pursuant to the Agreement and Plan of Merger, dated as of January 27, 1994, as amended (the "Merger Agreement"), among TCI/Liberty Holding Company, a Delaware corporation ("Holding"), Tele-Communications, Inc., a Delaware corporation ("Old TCI"), Liberty Media Corporation, a Delaware corporation ("Liberty"), TCI Mergerco, Inc., Delaware Corporation ("TCI Mergerco"), and Liberty Mergerco, Inc., a Delaware Corporation ("Liberty Mergerco") of compensation agreements such as stock options, stock rights or restricted stock in exchange for similar rights previously granted by either of Old TCI or Liberty, in connection with the consummation of the transaction contemplated by the Merger Agreement. In the transactions contemplated by the Merger Agreement, Old TCI will be merged with TCI Mergerco and Liberty will be merged with Liberty Mergerco and Holding, the parent of TCI Mergerco and Liberty Mergerco, will change its name to Tele-Communications, Inc. which is the Company, sponsor of this Plan.

     1.2 Effective Date. The Plan shall be subject to, and become effective upon, the approval by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of each of Old TCI and Liberty, represented in person or by proxy and entitled to vote, at the special meetings of stockholders of Old TCI and of Liberty for the purpose of approving the Merger Agreement or at any adjournment or postponement thereof.

                                   Article II

                                  Definitions

     2.1 Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

          "Affiliate" of the Company means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

          "Agreement" means a stock option agreement, stock appreciation rights agreement, restricted shares agreement or stock units agreement, or an agreement evidencing more than one type of Award, specified in Section 10.5, as any such Agreement may be supplemented or amended from time to time.

          "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

          "Award" means a grant of Options, SARs, Restricted Shares and/or Stock Units under this Plan.

          "Board" means the Board of Directors of the Company.

          "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          "Class B Stock" means the Class B Common Stock, $1.00 par value per share, of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

          "Committee" means the committee of the Board appointed pursuant to
     Section 3.1 to administer the Plan.

          "Common Stock" means the Class A Common Stock, $1.00 par value per share, of the Company.

          "Company" means Tele-Communications, Inc., a Delaware corporation.

          "Control Purchase" means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary or any employee benefit plan sponsored by the Company or any Subsidiary) shall purchase any Common Stock or any Class B Stock (or securities convertible into Common Stock or Class B Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or
     (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary, or any Controlling Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, "Controlling Person" means each of (a) the Chairman of the Board, the President and each of the directors of the Company as of the Effective Date of this Plan, (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs and (c) Kearns-Tribune Corporation, a Delaware corporation. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person.

          "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          "Dividend Equivalents" means, with respect to Restricted Shares to be issued at the end of the Restriction Period, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

          "Effective Date" means the date on which the Plan becomes effective pursuant to Section 1.2.

          "Equity security" shall have the meaning ascribed to such term in
     Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

          "Fair Market Value" of a share of Common Stock or Class B Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of Common Stock or Class B Stock, as applicable, on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on NASDAQ or, if not reported on NASDAQ, as quoted by the National Quotation Bureau Incorporated, or if the Common Stock or Class B Stock is listed on an exchange, on the principal exchange on which the Common Stock or Class B Stock, as applicable, is listed. If for any day the Fair Market Value of a share of Common Stock or Class B Stock, as applicable, is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

          "Free Standing SAR" has the meaning ascribed thereto in Section 7.1.

          "Holder" means an employee of the Company or a Subsidiary or an independent contractor who has received an Award under this Plan.

          "Incentive Stock Option" means a stock option granted under Article VI which is intended to be an incentive stock option within the meaning of
     Section 422 of the Code.

          "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

          "Nonqualified Stock Option" means a stock option granted under Article VI that is designated a nonqualified stock option.

          "Option" means any Incentive Stock Option or Nonqualified Stock
     Option.

          "Plan" has the meaning ascribed thereto in Section 1.1.

          "Qualified domestic relations order" means a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

          "Restricted Shares" means shares of Common Stock or the right to receive shares of Common Stock, as the case may be, awarded pursuant to
     Article VIII.

          "Restriction Period" means a period of time beginning on the date of each award of Restricted Shares and ending on the Vesting Date with respect to such award.

          "Retained Distribution" has the meaning ascribed thereto in Section
     8.3.

          "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor Rule. References to paragraphs of Rule 16b-3 shall include the comparable provisions of any successor Rule.

          "SARs" means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of Common Stock.

          "Stock Unit Award" has the meaning ascribed thereto in Section 9.1.

          "Subsidiary" of the Company means any present or future subsidiary (as defined in Section 424(f) of the Code) of the Company or any business entity in which the Company owns directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

          "Tandem SARs" has the meaning ascribed thereto in Section 7.1.

          "Vesting Date" with respect to any Restricted Shares awarded hereunder means the date on which such Restricted Shares cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such award of Restricted Shares pursuant to
     Article VIII. If more than one Vesting Date is designated for an award of Restricted Shares, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

                                  Article III

                                 Administration

     3.1 Committee. The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Committee shall be comprised of not less than two persons. Each member of the Committee shall be a member of the Board who during the one year period prior to service on the Committee was not, and during such service is not, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its Affiliates if such grant or award or participation in such plan would prevent such member from being a "disinterested person" with respect to the Plan for purposes of Rule 16b-3. Subject to the foregoing, the Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     3.2 Powers. The Committee shall have full power and authority to grant to eligible persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan and/or Stock Units under Article IX of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees and independent contractors, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Committee in its discretion deems relevant.

     3.3 Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons. No member of the Committee shall be liable for any action or determination made or taken by him or the Committee in good faith with respect to the Plan.

     3.4 Assumption of Awards under Predecessor Plans. Upon the effective time of the mergers contemplated by the Merger Agreement, the Company shall issue Awards hereunder upon the assumption of, and in substitution for, similar stock options, stock appreciation rights and restricted stock previously granted by Old TCI and by Liberty, as the case may be, pursuant to the terms of Section 2.7 of the Merger Agreement. Awards so issued upon such assumption shall thereafter be deemed for all purposes to be Awards under this Plan, provided that the issuance thereof shall not be deemed a new grant for purposes of Sections 6.2, 6.3, 7.1, 7.2 or 7.3 and the date of grant of such Awards for vesting and similar purposes shall be deemed to be the date of grant of the original awards so assumed.

                                   Article IV

                           Shares Subject to the Plan

     4.1 Number of Shares. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be 16,000,000 shares. Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan that shall be exercised for cash and (iii) any Award of Restricted Shares or Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited), shall again be available for purposes of the Plan.

     4.2 Adjustments. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, make such adjustments to any or all of (i) the number and kind of shares which thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this
Section 4.2.

                                   Article V

                                  Eligibility

     5.1 General. The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall be such employees (including officers and, subject to Section 5.2, directors) of the Company and its Subsidiaries or independent contractors as the Committee shall select. Awards may be made to employees or independent contractors who hold or have held Awards under this Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

     5.2 Ineligibility. No member of the Committee, while serving as such, shall be eligible to receive an Award.

                                   Article VI

                                 Stock Options

     6.1 Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible persons to be granted Options, the time when each Option shall be granted to such eligible persons, the number of shares subject to such Option, whether such Option is an Incentive Stock Option or a Nonqualified Stock Option and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option. Subject to the other provisions of the Plan, the same person may receive Incentive Stock Options and Nonqualified Stock Options at the same time and pursuant to the same Agreement, provided that Incentive Stock Options and Nonqualified Stock Options are clearly designated as such.

     6.2 Option Price. The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be more than, less than or equal to the Fair Market Value of the Common Stock as of the date the Option is granted.

     6.3 Limitation on Grants. Except for Awards described in either of Sections 3.4 or 10.1, no Person may be granted in any calendar year Options covering more than 1,000,000 shares of Common Stock (adjusted as provided in Section 4.2).

     6.4 Term of Options. Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement.

     6.5 Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

     6.6 Manner of Exercise.

          (a) Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 10.10 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note, (iv) whole shares of Common Stock or of Class B Stock already owned by the Holder, (v) the withholding of shares of Common Stock issuable upon such exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate. Without limiting the generality of the foregoing, if a Holder is permitted to elect to have shares of Common Stock issuable upon exercise of an Option withheld to pay all or any part of the amounts payable in connection with such exercise, then the Committee shall have the sole discretion to approve or disapprove such election, which approval or disapproval shall be given after such election is made.

          (b) Value of Shares. Shares of Common Stock or Class B Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date. Notwithstanding the foregoing, if a Holder who is permitted to do so pursuant to the applicable Agreement elects to have shares of Common Stock issuable upon exercise of an Option withheld in payment of all or any part of the amounts payable in connection with the exercise of such Option and if, in order to meet the exemptive requirements of Rule 16b-3, such election is made during a window period determined in accordance with paragraph (e)(3) of such Rule (or is made prior thereto to become effective during such window period), then for purposes of determining the Fair Market Value of the shares of Common Stock withheld, such Option (other than an Incentive Stock Option) shall be deemed to have been exercised on the day during such window period on which the highest reported last sale price of a share of Common Stock as reported on NASDAQ occurred and the Fair Market Value of such shares shall be deemed to be such highest reported last sale price.

          (c) Issuance of Shares. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 10.10, and within a reasonable time thereafter such transfer shall be evidenced on the books of the Company. No Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

     6.7 Nontransferability. Unless otherwise determined by the Committee and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and, except as otherwise required pursuant to a qualified domestic relations order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative).

                                  Article VII

                                      SARs

     7.1 Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible persons in such numbers and at such times during the term of the Plan as the Committee shall determine. An SAR may be granted to a Holder of an Option (hereinafter called a "related Option") with respect to all or a portion of the shares of Common Stock subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible employee (a "Free Standing SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement. Except for Awards described in either of Sections 3.4 or 10.1, no Person may be granted in any calendar year SARs covering more than 1,000,000 shares of Common Stock (adjusted as provided in Section 4.2).

     7.2 Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or (if the related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide), and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be cancelled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Holder thereof shall be entitled to receive from the Company, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the related Option purchase price per share; provided, however, that the Committee may, in any Agreement granting Tandem SARs, provide that the appreciation realizable upon exercise thereof shall be measured from a base higher than the related Option purchase price.

     7.3 Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Free Standing SAR. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR, the Holder thereof shall be entitled to receive from the Company, for each share of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the base price per share of such Free Standing SAR.

     7.4 Consideration. The consideration to be received upon the exercise of an SAR by the Holder shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of such SAR) or a combination of cash and shares of Common Stock as specified in the Agreement, or, if so provided in the Agreement, either as determined by the Committee in its sole discretion or as elected by the Holder, provided that the Committee shall have the sole discretion to approve or disapprove the election by a Holder to receive cash in full or partial settlement of an SAR, which approval or disapproval shall be given after such election is made. The Company's obligation arising upon the exercise of an SAR may be paid currently or on a deferred basis with such interest or earnings equivalent as the Committee may determine. No fractional shares of Common Stock shall be issuable upon exercise of an SAR and, unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for cash on its expiration date.

     7.5 Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs and for such other limits on the rights of the Holder and such other terms and conditions of the SAR as the Committee may determine, including, without limitation, a condition that the SAR may be exercised only in accordance with rules and regulations adopted by the Committee from time to time. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

     7.6 Exercise. For purposes of this Article VII, the date of exercise of an SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR, except that, if in order to meet the exemptive requirements of Rule 16b-3 a Holder exercises any SAR (other than one granted in tandem with an Incentive Stock Option) in whole or in part for cash during a window period determined in accordance with paragraph (e)(3) of such Rule, then such SAR shall be deemed to have been exercised on the day during such window period on which the highest reported last sale price of a share of Common Stock as reported on NASDAQ occurred and the Fair Market Value of such shares shall be deemed to be such highest reported last sale price.

     7.7 Nontransferability. Unless otherwise determined by the Committee and provided in the applicable Agreement, SARs shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and, except as otherwise required pursuant to a qualified domestic relations order, SARs may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative).

                                  Article VIII

                               Restricted Shares

     8.1 Grant. Subject to the limitations of the Plan, the Committee shall designate those eligible persons to be granted awards of Restricted Shares, shall determine the time when each such Award shall be granted, whether shares of Common Stock covered by awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period and whether Dividend Equivalents will be paid during the Restriction Period in the event shares of the Common Stock are to be issued at the end of the Restriction Period, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each award of Restricted Shares and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this
Section 8.1 shall be specified in the Agreement.

     8.2 Issuance of Restricted Shares at Beginning of the Restriction
Period. If shares of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Company and the Holder shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

     8.3 Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may in its sole discretion designate, paid or distributed on such Restricted Shares and to exercise all other rights, powers and privileges of a Holder of Common Stock with respect to such Restricted Shares; except, that (a) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (b) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (c) other than such dividends and distributions as the Committee may in its sole discretion designate, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (d) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and
(e) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

     8.4 Issuance of Stock at End of the Restriction Period. Restricted Shares issued at the end of the Restriction Period shall not constitute issued and outstanding shares of Common Stock and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an award of Restricted Shares, in each case until such shares shall have been transferred to the Holder at the end of the Restriction Period. If and to the extent that shares of Common Stock are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby either (i) during the Restriction Period or (ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Agreement.

     8.5 Cash Awards. In connection with any award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares at any time after such Restricted Shares shall have become vested. Such cash awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

     8.6 Completion of Restriction Period. On the Vesting Date with respect to each award of Restricted Shares, and the satisfaction of any other applicable restrictions, terms and conditions (a) all or the applicable portion of such Restricted Shares shall become vested, (b) any Retained Distributions and any unpaid Dividend Equivalents with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested and (c) any cash award to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide that the delivery of any Restricted Shares, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any cash awards that shall have become payable, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide.

                                   Article IX

                                  Stock Units

     9.1 Grant. In addition to granting awards of Options, SARs and Restricted Shares, the Committee shall have authority to grant to eligible persons awards of Stock Units which may be in the form of Common Stock or units, the value of which is based, in whole or in part, on the Fair Market Value of the Common Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 9.2, awards of Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its sole discretion, which need not be identical for each Award. The determinations made by the Committee pursuant to this Section
9.1 shall be specified in the applicable Agreement.

     9.2 Rules. The Committee may, in its sole discretion, establish any or all of the following rules for application to an award of Stock Units:

          (a) Any shares of Common Stock which are part of an award of Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or if later, the date provided by the Committee at the time of the Award.

          (b) Such Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an award of Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

          (c) Awards of Stock Units may relate in whole or in part to performance or other criteria established by the Committee at the time of grant.

          (d) Awards of Stock Units may provide for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of dividend equivalent amounts with respect to the number of shares of Common Stock covered by the Award, and elections by the employee to defer payment of the Award or the lifting of restrictions on the Award, if any.

          (e) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Stock Unit Award was made subject at the time of grant.

                                   Article X

                               General Provisions

     10.1 Acceleration of Options, SARs, Restricted Shares and Stock Units.

          (a) Death or Disability. If a Holder's employment shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement, and (iii) in the case of Stock Units, each such award of Stock Units shall become vested in full.

          (b) Approved Transactions; Board Change; Control Purchase. In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement, and (iii) in the case of Stock Units, each such award of Stock Units shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction; provided, however, that any Options, SARs or, if applicable, Stock Units not theretofore exercised shall terminate upon consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction and/or will not terminate if not exercised prior to consummation of the Approved Transaction, if the Board or the surviving or acquiring corporation, as the case may be, shall have taken, or made effective provision for the taking of, such action as in the opinion of the Committee is equitable and appropriate to substitute a new Award for such Award or to assume such Award and in order to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

     10.2 Termination of Employment.

          (a) General. If a Holder's employment shall terminate prior to the complete exercise of an Option or SAR (or deemed exercise thereof, as provided in Section 7.2) or during the Restriction Period with respect to any Restricted Shares or prior to the vesting or complete exercise of any Stock Units, then such Option, SAR or Stock Unit shall thereafter be exercisable, and the Holder's rights to any unvested Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and cash amounts and any such unvested Stock Units shall thereafter vest solely to the extent provided in the applicable Agreement; provided, however, that (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder's employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination by the Company for cause will be treated in accordance with the provisions of Section 10.2.

          (b) Termination by Company for Cause. If a Holder's employment with the Company or a Subsidiary shall be terminated by the Company or such Subsidiary during the Restriction Period with respect to any Restricted Shares, or prior to the exercise of any Option or SAR, or prior to the vesting or exercise of any Stock Unit, for cause (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction, Control Purchase or Board Change, termination for cause shall mean only a felony conviction for fraud, misappropriation or embezzlement), then (i) all Options and SARs and all unvested or unexercised Stock Units held by such Holder shall immediately terminate and (ii) such Holder's rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any cash awards shall be forfeited immediately.

          (c) Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or any Subsidiary.

     10.3 Right of Company to Terminate Employment. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Holder at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary.

     10.4 Nonalienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

     10.5 Written Agreement. Each grant of an Option under the Plan shall be evidenced by a stock option agreement which shall designate the Options granted thereunder as Incentive Stock Options or Nonqualified Stock Options; each SAR shall be evidenced by a stock appreciation rights agreement; each award of Restricted Shares shall be evidenced by a restricted shares agreement and each award of Stock Units shall be evidenced by a stock units agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares or Stock Units shall be notified promptly of such grant and a written agreement shall be promptly executed and delivered by the Company and the grantee, provided that, in the discretion of the Committee, such grant of Options, SARs, Restricted Shares or Stock Units shall terminate if such written agreement is not signed by such grantee (or his attorney) and delivered to the Company within 60 days after the date the Committee approved such grant. Any such written agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate (i) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company or (ii) to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by
Section 10.8(b).

     10.6 Designation of Beneficiaries. Each person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

     10.7 Right of First Refusal. The Agreements may contain such provisions as the Committee shall determine to the effect that if a Holder elects to sell all or any shares of Common Stock that such Holder acquired upon the exercise of an Option or SAR or upon the vesting of Restricted Shares or Stock Units awarded under the Plan, then such Holder shall not sell such shares unless such Holder shall have first offered in writing to sell such shares to the Company at Fair Market Value on a date specified in such offer (which date shall be at least three business days and not more than ten business days following the date of such offer). In any such event, certificates representing shares issued upon exercise of Options or SARs and the vesting of Restricted Shares or Stock Units shall bear a restrictive legend to the effect that transferability of such shares are subject to the restrictions contained in the Plan and the applicable Agreement and the Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

     10.8 Termination and Amendment.

          (a) General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Board or the Committee may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; except that no such modification or amendment shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

          (b) Modification. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, adversely affect the rights of such person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 10.8(a)), the Committee may amend outstanding Agreements with any Holder, including, without limitation, any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and issue a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 10.08(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time, or impair the enforceability of any such provision.

     10.9 Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that may be issued to Holders under the Plan, and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

     10.10 Withholding. The Company's obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Stock Units, as appropriate, may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including, without limitation, the conditions referenced in Section 6.6) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

     10.11 Separability. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3.

     10.12 Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise then under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     10.13 Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

     10.14 Unfunded Plan. Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards and the Plan shall constitute an "unfunded" plan of the Company. Except as provided in Article VII with respect to awards of Restricted Shares and except as expressly set forth in writing, no employee shall have voting or other rights with respect to shares of Common Stock prior to the delivery of such shares. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company and any Subsidiary to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

     10.15 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     10.16 Accounts. The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in
Section 10.10.

     10.17 Legends. In addition to any legend contemplated by Section 10.7, each certificate evidencing Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

     10.18 Company's Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

                                                                      APPENDIX V

                     CERTAIN TERMS OF JUNIOR EXCHANGE NOTES

     The Junior Exchange Notes (the "Notes") will be issued as a series of junior subordinated debt securities of TCI/Liberty ("Junior Securities") pursuant to an indenture (the "Indenture") to be executed by TCI/Liberty and a qualified trustee to be chosen by TCI/Liberty (the "Trustee"), as supplemented by a supplemental indenture substantially in the form annexed to the Indenture as Exhibit 1 (the "Junior Note Supplement"). The Indenture will contain general terms applicable to all series of Junior Securities and the Junior Note Supplement will contain the terms specific to the Notes, certain of which terms will be determined at the time of issuance. Similarly, each other series of Junior Securities that may be issued under the Indenture will be issued pursuant to a supplemental indenture (each, a "Supplemental Indenture"), which will contain the terms specific to that particular series.

     The following is a summary of certain general terms of the Indenture. Capitalized terms not defined in this Appendix V have the meanings ascribed to them in the Proxy Statement/Prospectus.

General: The Junior Securities will represent unsecured general obligations of TCI/Liberty and will be subordinate in right of payment to certain debt obligations of TCI/Liberty and pari passu with other junior subordinated indebtedness of TCI/Liberty, if any.

                             The terms of the Junior Securities of any series will include those stated in the Indenture and the Supplemental Indenture in respect thereof, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. The Junior Securities will be subject to all such terms.

                             The Indenture does not limit the amount of Junior Securities that may be issued thereunder and provides that Junior Securities may be issued in one or more series, in such form, with such terms and up to the aggregate principal amount authorized from time to time by TCI/Liberty in a Supplemental Indenture. The Supplemental Indenture in respect of a particular series of Junior Securities will include the following specific terms: (i) the designation, aggregate principal amount at maturity and authorized denominations of Junior Securities;
                             (ii) the rate or rates (which may be fixed or variable) per annum, if any, at which the Junior Securities will bear interest and the date from which such interest will accrue; (iii) the times at which any such interest will be payable; (iv) the date or dates, if any, on or after which, or the circumstances under which, and the price or prices (and form or method of payment thereof) at which the Junior Securities may be redeemed, purchased or exchanged at the option of TCI/Liberty or any holder; (v) the initial conversion price or conversion rate at which Junior Securities that are convertible will be convertible into TCI/Liberty Class A Common Stock, any specific terms relating to the adjustment thereof that are in addition to or different from those set forth in the Indenture and the period during which such Junior Securities may be so converted; (vi) any covenants, conditions, restrictions, limitations or events of default that are in addition to or different from those described therein, provided that none of such covenants, conditions, restrictions, limitations or events of default adversely affect the rights of the holders of any then outstanding series of Junior Securities; and (vii) any other specific terms.

                             Junior Securities of a particular series may accrue interest which is then added to the issue amount thereof ("Zero Coupon Securities"), rather than paying interest currently. The issue amount of Junior Securities that are Zero Coupon Securities, the manner and rate or rates per annum (which may be fixed or variable) at which interest shall accrue, the date or dates from or to which or period or periods during which interest shall accrue, the determination of the principal amount thereof at maturity (herein referred to as "principal amount"), the portion of the principal amount of such Junior Securities that will be payable upon acceleration of the maturity thereof or upon the optional or mandatory redemption, purchase or exchange thereof (such portion being herein referred to as "principal"), and any other specific terms thereof will be contained in the Supplemental Indenture for any such Zero Coupon Securities.

Covenants:                   The Indenture will contain covenants regarding the
                             payment of principal, premium, if any, and interest, if any; the filing with the Trustee of certain reports and compliance certificates; the maintenance of TCI/Liberty's corporate existence and certain other customary matters. In addition, the Supplemental Indenture in respect of each series of Junior Securities may contain such additional covenants (affirmative and negative) and conditions as are requested by TCI/Liberty, provided that such additional covenants and conditions will not adversely affect the rights of the holders of any other then outstanding series of Junior Securities.

Subordination:               The indebtedness evidenced by the Junior Securities
                             will be subordinate to the prior payment in full of all Senior Debt (as defined below). The Indenture does not limit Senior Debt or any other debt, secured or unsecured, of TCI/Liberty or any subsidiary. Upon maturity (by acceleration or otherwise) of any Senior Debt, payment in full must be made on such Senior Debt (or duly provided for) before any payment is made on or in respect of the Junior Securities. During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, any Senior Debt, no payment may be made by TCI/Liberty on, or in respect of, the Junior
                             Securities. Upon any distribution of assets of TCI/Liberty in any dissolution, winding up, liquidation or reorganization of TCI/Liberty, payment of all amounts due in respect of the Junior
                             Securities will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Debt. Such subordination will not prevent the occurrence of any event of default. "Senior Debt" means the principal of, premium, if any and interest on Debt of TCI/Liberty outstanding at any time, other than
                             (i) the Junior Securities and (ii) Debt which by its terms is not superior in right of payment to the Junior Securities. "Debt" of any person means:
                             (i) any indebtedness of such person (x) for borrowed money or (y) evidenced by a note, debenture, or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities; (ii) any guarantee by such person of any indebtedness of others described in clause (i) above; and (iii) any amendment, extension, renewal, or refunding of any indebtedness or guarantee.

Amendment, Supplement,
Waiver: Subject to certain exceptions, the Indenture or the Junior Securities may be amended or supplemented, and any past default or compliance with any provision may be waived, insofar as the Junior Securities of any series are concerned, with the consent of the holders of a majority in aggregate principal amount of the outstanding Junior Securities of such series. Without the consent of any holder of Junior Securities, TCI/Liberty and the Trustee may amend or supplement the Indenture or the Junior Securities to cure any ambiguity, defect or inconsistency, or to make certain other specified changes (including the inclusion of additional covenants, conditions or events of default) or any change that does not materially adversely affect the rights of any holder of Junior Securities. No consent of the holders of outstanding Junior Securities will be required for the issuance of additional series of Junior Securities pursuant to a Supplemental Indenture.

Successor Corporation:       TCI/Liberty may not consolidate with or merge into,
                             or transfer its properties and assets substantially as an entirety to, another corporation unless the successor corporation, which shall be a corporation organized under the laws of the United States or a State thereof, assumes all the obligations of TCI/Liberty under the Junior Securities, the Indenture and each Supplemental Indenture in respect of an outstanding series of Junior
                             Securities. Thereafter, all such obligations of TCI/Liberty terminate.

Default and Remedies:        An event of default with respect to Junior
                             Securities of any series is: (i) default for 30 days in payment of any interest on the Junior
                             Securities of that series; (ii) default in payment of principal, premium or any other amount (other than interest) due in respect of the Junior
                             Securities of that series at maturity, upon redemption (including default in the making of any mandatory sinking fund payment), upon purchase by TCI/Liberty at the option of the holder or otherwise; (iii) failure by TCI/Liberty for 30 days after receipt of written notice as provided in the Indenture to comply with any of its other agreements in the Indenture (other than agreements included in the Indenture solely for the benefit of a series of Junior Securities other than that series) or the Junior Securities of that series;
                             and (iv) certain events of bankruptcy or insolvency. If an event of default occurs with respect to the Junior Securities of any series and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Junior Securities of that series may declare to be due and payable immediately (i) the principal amount of the Junior Securities of that series (or, if the Junior Securities of that series are Zero
                             Coupon Securities, that portion of the principal amount specified in the terms of that series) and
                             (ii) accrued interest, if any, thereon. The
                             Indenture provides for automatic acceleration of the maturity of such amounts upon the occurrence of certain events of bankruptcy or insolvency.

Satisfaction and Discharge:  TCI/Liberty's obligations under the Junior
                             Securities of any series and the Indenture (except for the obligation to issue TCI/Liberty Class A Common Stock upon the conversion of Junior Securities of a series that is convertible into TCI/Liberty Class A Common Stock and certain other obligations) will be satisfied and discharged upon payment of all amounts due on the Junior Securities of such series, upon redemption or purchase of all of such Junior Securities, or upon deposit with the Trustee of cash or non callable obligations of the United States government sufficient for such payment, redemption or purchase.

No Personal Liability:       No past, present or future director, officer,
                             employee or stockholder, as such, of TCI/Liberty or any successor thereof will have any liability for any obligations of TCI/Liberty under the Junior
                             Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Junior Note Supplement:      The Junior Note Supplement provides that the
                             aggregate principal amount of Notes will be limited, except as set forth in the Indenture, to that amount which is equal to the aggregate Stated
                             Liquidation Value of the shares of TCI/Liberty
                             Class B Preferred Stock in respect of which the Notes are issued, plus all accumulated and accrued but unpaid dividends thereon to and including the exchange date, less the amount of any cash adjustment payable to the holders of such shares of TCI/Liberty Class B Preferred Stock as provided in the TCI/Liberty Charter, in lieu of issuing Notes in other than authorized denominations. The Notes will be issued in fully registered form, without coupons, in denominations of $100 or any integral multiple thereof. The Notes will bear interest, payable annually, at a rate per annum equal to the sum of the Fifteen Year Treasury Rate (as defined below) plus 215 basis points, and the stated maturity date of the Notes will be the fifteenth anniversary of the date, as set forth on the face of the Notes, on which the Notes are deemed to have been first issued in exchange for shares of TCI/Liberty Class B Preferred Stock (the "Issue
                             Date"). Interest will accrue on overdue principal at the rate per annum so determined for the Notes, but interest will not accrue on overdue interest.
                             The Notes will be subject to redemption at the option of TCI/Liberty, in whole at any time or in part from time to time, without premium or penalty.

                             The "Fifteen Year Treasury Rate", defined generally as the intended equivalent of a Treasury Rate (as defined below) with a Constant Maturities Period (as defined below) of fifteen years, will be derived by linear interpolation from the Treasury Rate with a Constant Maturities Period of ten years and the Treasury Rate with a Constant Maturities Period of thirty years. "Treasury Rate" is defined as the arithmetic average (rounded to the nearest basis point) of the weekly average per annum yield to maturity values adjusted to constant maturities of a specified term (the "Constant Maturities Period"), for the three calendar weeks ending on the last Friday that is not more than 15 business days prior to the Issue Date of the Notes, as read from the yield curves of the most actively traded marketable United States Treasury fixed interest rate securities constructed daily by the United States Treasury Department, as published by the Federal Reserve Board in its Statistical Release H.15(519), "Selected Interest Rates", which weekly average yield to maturity values presently are set forth in such Statistical Release in "U.S. Government Securities-Treasury Constant Maturities" under the caption relating to the applicable Constant Maturities Period. Alternative methods of determining the Fifteen Year Treasury Rate are specified in the event that such Statistical Release is not at the time being published or the United States Treasury Department is not at the time constructing such yield curves.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the facts and circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Article V, Section E of TCI/Liberty's Amended and Restated Certificate of Incorporation provides as follows:

     A. Limitation On Liability.

          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

     B. Indemnification.

          a. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         b. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

         c. CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         d. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         e. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     Article II, Section 2.9 of TCI/Liberty's By-laws also contains an indemnity provision, requiring TCI/Liberty to indemnify members of the Board of Directors and officers of TCI/Liberty and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of TCI/Liberty, to the fullest extent provided by the laws of the State of Delaware and TCI/Liberty's Amended and Restated Certificate of Incorporation.

     TCI/Liberty will also enter into indemnification agreements with each person who will become a director prior to the Effective Time (each director, an "indemnitee"). The indemnification agreements will provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of TCI/Liberty or is or was serving at TCI/Liberty's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to TCI/Liberty if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements will provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from TCI/Liberty or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements will provide that after there has been a "change in control" of TCI/Liberty (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, TCI/Liberty will seek legal advice only from independent legal counsel selected by the indemnitee and approved by TCI/Liberty.

     The indemnification agreements will impose upon TCI/Liberty the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under the Delaware General Corporation Law, TCI/Liberty's By-laws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that indemnitees be provided with the maximum coverage available for any director or officer of TCI/Liberty if there is such a policy.

     TCI/Liberty may purchase liability insurance policies covering its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

EXHIBIT
NUMBER                                        DESCRIPTION
- ------                                        -----------
 2        Agreement and Plan of Merger, dated as of January 27, 1994, by and among Tele-
          Communications, Inc., Liberty Media Corporation, TCI/Liberty Holding Company, TCI
          Mergerco, Inc. and Liberty Mergerco, Inc., as amended (included in the Proxy
          Statement/Prospectus as Appendix I).
 3.1      Certificate of Incorporation of TCI/Liberty Holding Company dated January 24, 1994.
 3.2      Form of Amended and Restated Certificate of Incorporation of TCI/Liberty Holding
          Company to be filed in connection with the Mergers described in the Proxy
          Statement/Prospectus included in the Registration Statement.
 3.3      Bylaws of TCI/Liberty Holding Company as adopted January 25, 1994.
 3.4      Form of Bylaws of TCI/Liberty Holding Company to be adopted in connection with the
          Mergers described in the Proxy Statement/Prospectus included in the Registration
          Statement.
 4.1      Specimen Stock Certificate for the Class A Common Stock, par value $1.00 per share, of TCI/Liberty Holding Company.
 4.2      Specimen Stock Certificate for the Class B Common Stock, par value $1.00 per share, of TCI/Liberty Holding Company.
 4.3      Specimen Stock Certificate for the Class B 6% Cumulative Redeemable Exchangeable
          Junior Preferred Stock, par value $.01 per share, of TCI/Liberty Holding Company.
 4.4      Form of Amended and Restated Certificate of Incorporation of TCI/Liberty Holding
          Company (included as Exhibit 3.2).
 4.5      Form of Junior Exchange Note Indenture.
 5        Opinion of Baker & Botts, L.L.P. regarding legality of securities being requested.
 8        Tax Opinion of Baker & Botts, L.L.P. regarding certain Federal income tax matters.
10.1      TCI/Liberty 1994 Stock Incentive Plan (included in the Proxy Statement/Prospectus as
          Appendix IV).

EXHIBIT
NUMBER                                        DESCRIPTION
- ------    ------------------------------------------------------------------------------------
10.2      Restated and amended Employment Agreement, dated as of November 1, 1992, between
          Tele-Communications, Inc. and Bob Magness. (Incorporated herein by reference to
          Tele-Communications Inc.'s Annual Report on Form 10-K for the year ended December
          31, 1992, as amended by Form 10-K/A (amendment No. 1) Commission File No. 0-5550.)
10.3      Restated and amended Employment Agreement, dated as of November 1, 1993, between
          Tele-Communications, Inc. and John C. Malone. (Incorporated herein by reference to
          Tele-Communications Inc.'s Annual Report on Form 10-K for the year ended December
          31, 1992, as amended by Form 10-K/A (Amendment No. 1) Commission File No. 0-5550.)
10.4      Employment Agreement, dated as of November 1, 1992, between Tele-Communications,
          Inc. and J.C. Sparkman. (Incorporated herein by reference to Tele-Communications
          Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992, as amended by Form 10-K/A (amendment No. 1) Commission File No. 0-5550.)
10.5      Employment Agreement, dated as of November 1, 1992, between Tele-Communications,
          Inc. and Fred A. Vierra. (Incorporated herein by reference to Tele-Communications
          Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992, as amended by Form 10-K/A (amendment No. 1) Commission File No. 0-5550.)
10.6      Employment Agreement, dated as of February 8, 1991, between Liberty Media
          Corporation and John C. Malone. (Incorporated herein by reference to Amendment No.
          6, dated February 11, 1991, to Liberty Media Corporation's Registration Statement on
          Form S-4 (No. 33-37673)).
10.7      First Amendment, dated October 24, 1991, to Employment Agreement between Liberty
          Media Corporation and John C. Malone. (Incorporated herein by reference to Liberty
          Media Corporation's Current Report on Form 8-K, dated October 24, 1991).
10.8      Form of Indemnification Agreement.
10.9      Qualified Employee Stock Purchase Plan of Tele-Communications, Inc., as amended.
          (Incorporated herein by reference to the Tele-Communications, Inc. Registration
          Statement on Form S-8 (Commission File No. 33-59058)).
21        Subsidiaries of TCI/Liberty Holding Company.
23.1      Consent of KPMG Peat Marwick.
23.2      Consent of KPMG Peat Marwick.
23.3      Consent of Baker & Botts, L.L.P. (included in Exhibit 5).
23.4      Consent of Baker & Botts, L.L.P. (included in Exhibit 8).
24        Power of Attorney (included herein on pages II-9).
99.1      Forms of Proxy for Special Meeting of Tele-Communications, Inc.
99.2      Forms of Proxy for Special Meeting of Liberty Media Corporation.
99.3      Form of Voting Instructions for Use by Participants in United Artist Entertainment
          Employee Stock Ownership Plan.
99.4      Form of Notice of Participants in United Artist Entertainment Employee stock
          Ownership Plan.

(b)  Financial Statement Schedules.

    (i)  Tele-Communications, Inc.

         Schedule II -- Amounts Receivable from Related Parties and Employees
         Other Than Related   Parties,
           Years ended December 31, 1993, 1992 and 1991*

        Schedule III -- Condensed Information as to the Financial Position of Tele-Communications, Inc., December 31, 1993 and 1992; Condensed Information as to the Operations and Cash Flows of Tele-Communications, Inc.
           Years ended December 31, 1993, 1992 and 1991*

        Schedule V -- Property and Equipment,
           Years ended December 31, 1993, 1992 and 1991*

        Schedule VI -- Accumulated Depreciation of Property and Equipment, Years ended December 31, 1993, 1992 and 1991*

        Schedule VII -- Guarantees of Securities of Other Issuers, December 31, 1993*

        Schedule VIII -- Valuation and Qualifying Accounts,
               Years ended December 31, 1993, 1992 and 1991*

        Schedule IX -- Short-Term Borrowings,
               Years ended December 31, 1993, 1992 and 1991*

        Schedule X -- Supplementary Statement of Operations Information, Years ended December 31, 1993, 1992 and 1991*

   (ii)  Liberty Media Corporation

         Schedule I -- Marketable Securities -- Other Investments, December 31, 1993**

        Schedule III -- Condensed Information as to the Financial Position of Liberty Media Corporation, December 31, 1993 and 1992; Condensed Information as to the Operations and Cash Flows of Liberty Media Corporation,
           Years ended December 31, 1993 and 1992 and Nine Months ended December 31, 1991**

        Schedule IV -- Indebtedness of Related Parties,
           Years ended December 31, 1993 and 1992
           Nine months ended December 31, 1991 and Three months ended March 31, 1991**

        Schedule VII -- Guarantees of Securities of Other Issuers, December 31, 1993**

        Schedule VIII -- Valuation and Qualifying Accounts,
           Years ended December 31, 1993 and 1992
           Nine months ended December 31, 1991 and Three months ended March 31, 1991**

        Schedule X -- Supplementary Statement of Operations Information
           Years ended December 31, 1993 and 1992
           Nine months ended December 31, 1991 and Three months ended March 31, 1991**
- ---------------
* Incorporated herein by reference to the same schedule included as part of Tele-Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993 (Commission File No. 0-5550).

** Incorporated herein by reference to the same schedule included as part of Liberty Media Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 (Commission File No. 0-19036).

(c)  Reports, Opinions or Appraisals.

     (1) Opinion of CS First Boston (included in the Proxy Statement/Prospectus as Appendix II)

     (2) Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (included in the Proxy Statement/Prospectus as Appendix IV).

ITEM 22. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, provided, in the case of a transaction that (but for the possibility of integration with other transactions) would itself qualify for an exemption from registration, that (i) such transactions by itself or when aggregated with other such transactions made since the filing of the most recently audited financial statements of the Registrant would have a material financial effect upon the Registrant and (ii) the information required to be supplied in a post-effective amendment by this paragraph 6 is not contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWOOD VILLAGE, STATE OF COLORADO, ON JUNE 23, 1994.

                                          TCI/LIBERTY HOLDING COMPANY

                                          By: /s/  STEPHEN M. BRETT
                                              Name: Stephen M. Brett
                                              Title: Executive Vice President
                                                     and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett, Esq., and Jerome H. Kern, Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                 TITLE                      DATE
- --------------------------------------------------------------------------------  --------------
/s/  BOB MAGNESS                                    Chairman of the Board          June 23, 1994
(Bob Magness)                                           and Director
/s/  JOHN C. MALONE                                President and Director          June 23, 1994
(John C. Malone)                                (Principal Executive Officer)
/s/  DONNE F. FISHER                              Executive Vice President         June 23, 1994
(Donne F. Fisher)                                       and Director
                                                  (Principal Financial and
                                                     Accounting Officer)
/s/  JEROME H. KERN                                       Director                 June 23, 1994
(Jerome H. Kern)
/s/  JOHN W. GALLIVAN                                     Director                 June 23, 1994
(John W. Gallivan)
/s/  KIM MAGNESS                                          Director                 June 23, 1994
(Kim Magness)
/s/  ROBERT A. NAIFY                                      Director                 June 23, 1994
(Robert A. Naify)
/s/  TONY COELHO                                          Director                 June 23, 1994
(Tony Coelho)
/s/  R.E. TURNER                                          Director                 June 23, 1994
(R.E. Turner)

                                 EXHIBIT INDEX

EXHIBIT                                                                                 PAGE
NUMBER                                    DESCRIPTION                                    NO.
- ------    ----------------------------------------------------------------------------  -----
 2        Agreement and Plan of Merger, dated as of January 27, 1994, by and among
          Tele-Communications, Inc., Liberty Media Corporation, TCI/Liberty Holding
          Company, TCI Mergerco, Inc. and Liberty Mergerco, Inc., as amended (included in the Proxy Statement/Prospectus as Appendix I).
 3.1      Certificate of Incorporation of TCI/Liberty Holding Company dated January
          24, 1994.
 3.2      Form of Amended and Restated Certificate of Incorporation of TCI/Liberty
          Holding Company to be filed in connection with the Mergers described in the
          Proxy Statement/Prospectus included in the Registration Statement.
 3.3      Bylaws of TCI/Liberty Holding Company as adopted January 25, 1994.
 3.4      Form of Bylaws of TCI/Liberty Holding Company to be adopted in connection with the Mergers described in the Proxy Statement/Prospectus included in the
          Registration Statement.
 4.1      Specimen Stock Certificate for the Class A Common Stock, par value $1.00 per share, of TCI/Liberty Holding Company.
 4.2      Specimen Stock Certificate for the Class B Common Stock, par value $1.00 per share, of TCI/Liberty Holding Company.
 4.3      Specimen Stock Certificate for the Class B 6% Cumulative Redeemable
          Exchangeable Junior Preferred Stock, par value $.01 per share, of
          TCI/Liberty Holding Company.
 4.4      Form of Amended and Restated Certificate of Incorporation of TCI/Liberty
          Holding Company (included as Exhibit 3.2).
 4.5      Form of Junior Exchange Note Indenture.
 5        Opinion of Baker & Botts, L.L.P. regarding legality of securities being requested.
 8        Tax Opinion of Baker & Botts, L.L.P. regarding certain Federal income tax matters.
10.1      TCI/Liberty 1994 Stock Incentive Plan (included in the Proxy
          Statement/Prospectus as Appendix IV).
10.2      Restated and amended Employment Agreement, dated as of November 1, 1992, between Tele-Communications, Inc. and Bob Magness. (Incorporated herein by reference to Tele-Communications Inc.'s Annual Report on Form 10-K for the
          year ended December 31, 1992, as amended by Form 10-K/A (amendment No. 1)
          Commission File No. 0-5550.)
10.3      Restated and amended Employment Agreement, dated as of November 1, 1993, between Tele-Communications, Inc. and John C. Malone. (Incorporated herein by reference to Tele-Communications Inc.'s Annual Report on Form 10-K for
          the year ended December 31, 1992, as amended by Form 10-K/A (Amendment No.
          1) Commission File No. 0-5550.)
10.4      Employment Agreement, dated as of November 1, 1992, between
          Tele-Communications, Inc. and J.C. Sparkman. (Incorporated herein by reference to Tele-Communications Inc.'s Annual Report on Form 10-K for the
          year ended December 31, 1992, as amended by Form 10-K/A (amendment No. 1)
          Commission File No. 0-5550.)
10.5      Employment Agreement, dated as of November 1, 1992, between
          Tele-Communications, Inc. and Fred A. Vierra. (Incorporated herein by reference to Tele-Communications Inc.'s Annual Report on Form 10-K for the
          year ended December 31, 1992, as amended by Form 10-K/A (amendment No. 1)
          Commission File No. 0-5550.)

EXHIBIT                                                                                 PAGE
NUMBER                                    DESCRIPTION                                    NO.
- ------    ----------------------------------------------------------------------------  -----
10.6      Employment Agreement, dated as of February 8, 1991, between Liberty Media
          Corporation and John C. Malone. (Incorporated herein by reference to
          Amendment No. 6, dated February 11, 1991, to Liberty Media Corporation's
          Registration Statement on Form S-4 (No. 33-37673)).
10.7      First Amendment, dated October 24, 1991, to Employment Agreement between
          Liberty Media Corporation and John C. Malone. (Incorporated herein by reference to Liberty Media Corporation's Current Report on Form 8-K, dated
          October 24, 1991).
10.8      Form of Indemnification Agreement.
10.9      Qualified Employee Stock Purchase Plan of Tele-Communications, Inc., as
          amended. (Incorporated herein by reference to the Tele-Communications, Inc.
          Registration Statement on Form S-8 (Commission File No. 33-59058)).
21        Subsidiaries of TCI/Liberty Holding Company.
23.1      Consent of KPMG Peat Marwick.
23.2      Consent of KPMG Peat Marwick.
23.3      Consent of Baker & Botts, L.L.P. (included in Exhibit 5).
23.4      Consent of Baker & Botts, L.L.P. (included in Exhibit 8).
24        Power of Attorney (included herein on pages II-9).
99.1      Forms of Proxy for Special Meeting of Tele-Communications, Inc.
99.2      Forms of Proxy for Special Meeting of Liberty Media Corporation.
99.3      Form of Voting Instructions for Use by Participants in United Artist
          Entertainment Employee Stock Ownership Plan.
99.4      Form of Notice of Participants in United Artist Entertainment Employee stock
          Ownership Plan.
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